    As filed with the Securities and Exchange Commission on January 7, 2004
                                                  Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ARMOR HOLDINGS, INC.
               (Exact name of registrant as specified in charter)


            DELAWARE                                 7381                        59-3392443
  (State or other jurisdiction           (Primary Standard Industrial         (I.R.S. Employer
of incorporation or organization)        Classification Code Numbers)        Identification No.)

                           1400 Marsh Landing Parkway
                                    Suite 112
                           Jacksonville, Florida 32250
                                 (904) 741-5400

        (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)


                                WARREN B. KANDERS
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              ARMOR HOLDINGS, INC.
                           1400 MARSH LANDING PARKWAY
                                    SUITE 112
                           JACKSONVILLE, FLORIDA 32250
                                 (904) 741-5400

       (Name, Address, including zip code and telephone number, including area code, of agent for service of process)

                                 With copies to:

                            ROBERT L. LAWRENCE, ESQ.
                               KANE KESSLER, P.C.
                           1350 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 541-6222

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
                                                    PROPOSED     PROPOSED
TITLE OF EACH CLASS OF        AMOUNT TO BE          MAXIMUM      MAXIMUM       AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED            OFFERING     AGGREGATE     REGISTRATION
                                                    PRICE PER    OFFERING      FEE
                                                    UNIT(1)      PRICE(1)
8 1/4% Senior Subordinated
Notes due 2013                $150,000,000          100%         $150,000,000  $12,135 (2)

Subsidiary Guarantees of
8 1/4% Senior Subordinated
Notes due 2013                    -                  -                -                (3)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act").

(2)  Calculated pursuant to Rule 457(f)(2) of the Securities Act.

(3) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the subsidiary guarantees.

                       -----------------------------------

       The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         TABLE OF ADDITIONAL REGISTRANTS

--------------------------------------------------------------------------------------------------------------------------------
                                          STATE OR OTHER JURISDICTION                              ADDRESS, INCLUDING ZIP CODE
                                              OF INCORPORATION OR            I.R.S.EMPLOYER           AND TELEPHONE NUMBER,
NAME                                              ORGANIZATION           IDENTIFICATION NUMBER        INCLUDING AREA CODE
-------------------------------------------------------------------------------------------------------------------------------
911EP, Inc.                                         Delaware                   13-4213473                      *
--------------------------------------------------------------------------------------------------------------------------------
AHI Bulletproof Acquisition Corp.                   Delaware                   05-0592796                      *
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                          STATE OR OTHER JURISDICTION                              ADDRESS, INCLUDING ZIP CODE
                                              OF INCORPORATION OR            I.R.S.EMPLOYER           AND TELEPHONE NUMBER,
NAME                                              ORGANIZATION           IDENTIFICATION NUMBER        INCLUDING AREA CODE
-------------------------------------------------------------------------------------------------------------------------------
AHI Properties I, Inc.                              Delaware                   01-0718252                      *
--------------------------------------------------------------------------------------------------------------------------------
AI Capital Corp.                                    Arizona                    86-0768865                      *
--------------------------------------------------------------------------------------------------------------------------------
Armor Brands, Inc.                                  Delaware                   80-0051043                      *
--------------------------------------------------------------------------------------------------------------------------------
ArmorGroup Services, LLC                            Delaware                   52-2295786                      *
--------------------------------------------------------------------------------------------------------------------------------
Armor Holdings Forensics, Inc.                      Delaware                   59-3678749                      *
--------------------------------------------------------------------------------------------------------------------------------
Armor Holdings GP, LLC                              Delaware                   59-3678751                      *
--------------------------------------------------------------------------------------------------------------------------------
Armor Holdings LP, LLC                              Delaware                   59-3678750                      *
--------------------------------------------------------------------------------------------------------------------------------
Armor Holdings Mobile Security, L.L.C.              Delaware                   59-3753134                      *
--------------------------------------------------------------------------------------------------------------------------------
Armor Holdings Payroll Services, LLC                Delaware                   42-1563404                      *
--------------------------------------------------------------------------------------------------------------------------------
Armor Holdings Products, Inc.                       Delaware                   59-2044869                      *
--------------------------------------------------------------------------------------------------------------------------------
Armor Holdings Properties, Inc.                     Delaware                   59-3410197                      *
--------------------------------------------------------------------------------------------------------------------------------
Armor Safety Products Company                       Delaware                   43-1960312                      *
--------------------------------------------------------------------------------------------------------------------------------
ASD Capital Corp.                                   Arizona                    86-0789385                      *
--------------------------------------------------------------------------------------------------------------------------------
B-Square, Inc.                                       Texas                     75-2508507                      *
--------------------------------------------------------------------------------------------------------------------------------
Break-Free Armor Corp.                              Delaware                   05-0592799                      *
--------------------------------------------------------------------------------------------------------------------------------
Break-Free, Inc.                                    Delaware                   33-0367696                      *
--------------------------------------------------------------------------------------------------------------------------------
Casco International, Inc.                        New Hampshire                 02-0361726                      *
--------------------------------------------------------------------------------------------------------------------------------
CCEC Capital Corp.                                  Arizona                    86-0763929                      *
--------------------------------------------------------------------------------------------------------------------------------
CDR International, Inc.                             Delaware                   56-2010802                      *
--------------------------------------------------------------------------------------------------------------------------------
Defense Technology Corporation of America           Delaware                   83-0318312                      *
--------------------------------------------------------------------------------------------------------------------------------
Hatch Imports, Inc.                                California                  95-2497492                      *
--------------------------------------------------------------------------------------------------------------------------------
Identicator, Inc.                                   Delaware                   59-3756251                      *
--------------------------------------------------------------------------------------------------------------------------------
International Center for Safety Education, Inc.     Arizona                    86-0787589                      *
--------------------------------------------------------------------------------------------------------------------------------
Monadnock Lifetime Products, Inc.                   Delaware                   02-0528875                      *
--------------------------------------------------------------------------------------------------------------------------------
Monadnock Lifetime Products, Inc.                New Hampshire                 02-0303656                      *
--------------------------------------------------------------------------------------------------------------------------------
Monadnock Police Training Council, Inc.          New Hampshire                 02-0423584                      *
--------------------------------------------------------------------------------------------------------------------------------
NAP Properties, Ltd.                               California                  95-4230863                      *
--------------------------------------------------------------------------------------------------------------------------------
NAP Property Managers, LLC                         California                  33-0755818                      *
--------------------------------------------------------------------------------------------------------------------------------
Network Audit Systems, Inc.                         Delaware                   16-1558713                      *
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                          STATE OR OTHER JURISDICTION                              ADDRESS, INCLUDING ZIP CODE
                                              OF INCORPORATION OR            I.R.S.EMPLOYER           AND TELEPHONE NUMBER,
NAME                                              ORGANIZATION           IDENTIFICATION NUMBER        INCLUDING AREA CODE
-------------------------------------------------------------------------------------------------------------------------------
New Technologies Armor, Inc.                        Delaware                   93-1221356                      *
--------------------------------------------------------------------------------------------------------------------------------
O'Gara-Hess & Eisenhardt Armoring
  Company, L.L.C.                                   Delaware                   31-1258139                      *
--------------------------------------------------------------------------------------------------------------------------------
Pro-Tech Armored Products of
  Massachusetts, Inc.                             Massachusetts                04-2989918                      *
--------------------------------------------------------------------------------------------------------------------------------
Ramtech Development Corp.                           Delaware                   05-0592801                      *
--------------------------------------------------------------------------------------------------------------------------------
Safari Land Ltd., Inc.                             California                  95-2291390                      *
--------------------------------------------------------------------------------------------------------------------------------
Safariland Government Sales, Inc.                  California                  33-0798807                      *
--------------------------------------------------------------------------------------------------------------------------------
SAI Capital Corp.                                   Arizona                    86-0772587                      *
--------------------------------------------------------------------------------------------------------------------------------
Simula Aerospace & Defense Group, Inc.              Arizona                    86-0742551                      *
--------------------------------------------------------------------------------------------------------------------------------
Simula, Inc.                                        Arizona                    86-0320129                      *
--------------------------------------------------------------------------------------------------------------------------------
Simula Polymers Systems, Inc.                       Arizona                    86-0979231                      *
--------------------------------------------------------------------------------------------------------------------------------
Simula Technologies, Inc.                           Arizona                    86-0842935                      *
--------------------------------------------------------------------------------------------------------------------------------
Simula Transportation Equipment Corporation         Arizona                    86-0742552                      *
--------------------------------------------------------------------------------------------------------------------------------
Speedfeed Acquisition Corp.                         Delaware                   03-0419829                      *
--------------------------------------------------------------------------------------------------------------------------------
The O'Gara Company                                    Ohio                     31-1726886                      *
--------------------------------------------------------------------------------------------------------------------------------

*The name, address, including zip code, and telephone number of the agent for service of process is Warren B. Kanders at 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250, telephone number (904) 741-5400.

               SUBJECT TO COMPLETION, DATED ___________ __, 2004.

                                   PROSPECTUS

                              ARMOR HOLDINGS, INC.

             OFFER TO EXCHANGE $150,000,000 PRINCIPAL AMOUNT OF OUR
                   8 1/4% SENIOR SUBORDINATED NOTES DUE 2013,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                       FOR ANY AND ALL OF OUR OUTSTANDING
                    8 1/4% SENIOR SUBORDINATED NOTES DUE 2013

                  UNCONDITIONALLY GUARANTEED BY THE SUBSIDIARY
                 GUARANTORS LISTED ON PAGE 5 OF THIS PROSPECTUS

                                 ---------------

                      MATERIAL TERMS OF THE EXCHANGE OFFER

o The exchange offer expires at 5:00 p.m., New York City time, on ___________, 2004, unless extended.

o We will exchange all outstanding old notes that are validly tendered and not validly withdrawn for an equal principal amount of a new series of notes which are registered under the Securities Act of 1933, as amended (the "Securities Act"), subject to the satisfaction or waiver of specified conditions.

o The terms of the new notes are substantially identical to those of the old notes, except that the transfer restrictions applicable to the old notes are not applicable to the new notes.

o You may withdraw tenders of old notes at any time before the exchange offer expires.

o The exchange of new notes for outstanding old notes should not be a taxable event for U.S. Federal income tax purposes.

o    We will not receive any proceeds from the exchange offer.

o We do not intend to apply for listing of any of the new notes to be issued on any securities exchange or to arrange for them to be quoted on any quotation system.

o All of our current and future domestic subsidiaries, except USDS, Inc., will unconditionally guarantee in full, on a joint and several basis, our obligation to pay the principal of, premium, if any, and interest on the new notes. See "Risk Factors - Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors" and "Description of the New Notes
     - Subsidiary Guarantees."

o Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the

     Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the new notes received in exchange for the old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We and our subsidiary guarantors have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                ---------------

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DESCRIPTION OF THE RISKS YOU SHOULD CONSIDER WHEN EVALUATING THIS INVESTMENT.

                                 ---------------

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                 ---------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES TO BE ISSUED IN THE EXCHANGE OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         WE MAY AMEND OR SUPPLEMENT THIS PROSPECTUS FROM TIME TO TIME BY FILING AMENDMENTS OR SUPPLEMENTS AS REQUIRED. YOU SHOULD READ THIS ENTIRE PROSPECTUS (AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR INVESTMENT DECISION.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              THE DATE OF THIS PROSPECTUS IS __________ __, 2004.

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
SUBSIDIARY GUARANTORS................................................................................................5

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................................................................6

THE COMPANY..........................................................................................................8

SUMMARY..............................................................................................................9

RECENT DEVELOPMENTS.................................................................................................15

RISK FACTORS........................................................................................................17

   RISKS RELATING TO THE NEW NOTES..................................................................................17

     If you fail to exchange properly your old notes for new notes, you will continue to hold old notes subject to transfer restrictions..........................................................................................17

     Our significant indebtedness could adversely affect our financial health, and prevent us from fulfilling our obligations under the notes....................................................................................17

     Your right to receive payments on the notes is junior to our existing senior indebtedness and possibly all of our future borrowings. Further, the guarantees of the new notes are junior to all of the guarantors' existing senior indebtedness and possibly to all their future borrowings................................................18

     Since the notes are unsecured, your right to enforce remedies is limited by the rights of holders of secured debt...........................................................................................................19

     Not all of our subsidiaries will guarantee our obligations under the notes, and the assets of the non-guarantor subsidiaries may not be available to make payments on the notes................................................19

     We will require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.............................................................................19

     The indenture and our senior credit facility contain various covenants which limit our management's discretion in the operation of our business...............................................................................20

     We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture. ................................................................................................20

     A public market for the new notes may not develop..............................................................21

     Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors........................................................21

   RISKS RELATED TO ARMOR HOLDINGS' INDUSTRY........................................................................22

     The products we sell are inherently risky and could give rise to product liability and other claims............22

     We are subject to extensive government regulation and our failure or inability to comply with these regulations could materially restrict our operations and subject us to substantial penalties...................23

     We have significant international operations and assets and are therefore subject to additional financial and regulatory risks...............................................................................................24

   RISKS RELATED TO ARMOR HOLDINGS' BUSINESS........................................................................25

     Many of our customers have fluctuating budgets which may cause substantial fluctuations in our results of operations.....................................................................................................25

     The loss of, or a significant reduction in, U.S. military business would have a material adverse effect on us..25

     We may lose money or generate less than expected profits on our fixed-price contracts..........................26

     Our business is subject to various laws and regulations favoring the U.S. government's contractual position, and our failure to comply with such laws and regulations could harm our operating results and prospects........26

     Our markets are highly competitive and if we are unable to compete effectively, we will be adversely affected..26



                                       3


     There are limited sources for some of our raw materials which may significantly curtail our manufacturing operations.....................................................................................................27

     We may be unable to complete or integrate acquisitions effectively, if at all, and as a result may incur unanticipated costs or liabilities or operational difficulties.................................................27

     Our resources may be insufficient to manage the demands imposed by our growth..................................27

     Armor Holdings is dependent on industry relationships..........................................................28

     We may be unable to protect our proprietary technology, including the technologies we use to furnish the up-armoring of HMMWVS..........................................................................................28

     Technological advances, the introduction of new products, and new design and manufacturing techniques could adversely affect our operations unless we are able to adapt to the resulting change in conditions..............28

     We may be adversely affected by applicable environmental laws and regulations..................................29

FORWARD LOOKING STATEMENTS..........................................................................................29

USE OF PROCEEDS.....................................................................................................30

RATIO OF EARNINGS TO FIXED CHARGES..................................................................................30

CAPITALIZATION......................................................................................................32

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF ARMOR HOLDINGS, INC..............................................33

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF SIMULA, INC......................................................35

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.....................................................36

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............................44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT......................................................74

THE EXCHANGE OFFER..................................................................................................76

DESCRIPTION OF THE NEW NOTES........................................................................................88

DESCRIPTION OF SENIOR INDEBTEDNESS.................................................................................145

FEDERAL INCOME TAX CONSIDERATIONS..................................................................................145

PLAN OF DISTRIBUTION...............................................................................................149

UNAUDITED INTERIM FINANCIAL STATEMENTS.............................................................................152

    Condensed Consolidated Balance Sheet as of September 30, 2003..................................................152

    Condensed Consolidated  Statements of Operations for the Three and Nine Month Periods Ended September 30, 2002
    and 2003.......................................................................................................154

     Condensed Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2002 and 2003..........156

     Notes to Unaudited Condensed and Consolidated Financial Statements............................................157

AUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS................................................................181

     Report of Independent Certified Public Accountants............................................................181

     Consolidated Balance Sheets as of December 31, 2002 and 2001..................................................182

     Consolidated Income Statements for the  Years Ended December 31, 2002, 2001 and 2000..........................183

     Consolidated Statements of Stockholders' Equity and Comprehensive Income for the Years Ended
     December 31, 2002, 2001 and 2000 .............................................................................184

     Consolidated Statement of Cash Flow for the Years Ended December 31, 2002, 2001 and 2000......................185

     Notes to Consolidated Financial Statements....................................................................186

WHERE YOU CAN FIND MORE INFORMATION................................................................................226

EXPERTS ...........................................................................................................226

LEGAL MATTERS......................................................................................................227

                              SUBSIDIARY GUARANTORS

         Set forth below is a list of the subsidiary guarantors guarantying the obligations of Armor Holdings, Inc. pursuant to the terms of the Indenture, dated as of August 12, 2003, among Armor Holdings, Inc., the subsidiary guarantors listed as signatories thereto and Wachovia Bank, National Association, as trustee, as supplemented by the First Supplemental Indenture dated as of September 30, 2003, as further supplemented by the Second Supplemental Indenture dated as of December 9, 2003 and as further supplemented by the Third Supplemental Indenture dated as of December 24, 2003.

------------------------------------------------------------------------
911EP, Inc.
------------------------------------------------------------------------
AHI Bulletproof Acquisition Corp.
------------------------------------------------------------------------
AHI Properties I, Inc.
------------------------------------------------------------------------
AI Capital Corp.
------------------------------------------------------------------------
Armor Brands, Inc.
------------------------------------------------------------------------
ArmorGroup Services, LLC
------------------------------------------------------------------------
Armor Holdings Forensics, Inc.
------------------------------------------------------------------------
Armor Holdings GP, LLC
------------------------------------------------------------------------
Armor Holdings LP, LLC
------------------------------------------------------------------------
Armor Holdings Mobile Security, L.L.C.
------------------------------------------------------------------------
Armor Holdings Payroll Services, LLC
------------------------------------------------------------------------
Armor Holdings Products, Inc.
------------------------------------------------------------------------
Armor Holdings Properties, Inc.
------------------------------------------------------------------------
Armor Safety Products Company
------------------------------------------------------------------------
ASD Capital Corp.
------------------------------------------------------------------------
B-Square, Inc.
------------------------------------------------------------------------
Break-Free Armor Corp.
------------------------------------------------------------------------
Break-Free, Inc.
------------------------------------------------------------------------
Casco International, Inc.
------------------------------------------------------------------------
CCEC Capital Corp.
------------------------------------------------------------------------
CDR International, Inc.
------------------------------------------------------------------------
Defense Technology Corporation of America
------------------------------------------------------------------------
Hatch Imports, Inc.
------------------------------------------------------------------------
Identicator, Inc.
------------------------------------------------------------------------
International Center for Safety Education, Inc.
------------------------------------------------------------------------
Monadnock Lifetime Products, Inc. (Delaware)
------------------------------------------------------------------------
Monadnock Lifetime Products, Inc. (New Hampshire)
------------------------------------------------------------------------
Monadnock Police Training Council, Inc.
------------------------------------------------------------------------
NAP Properties, Ltd.
------------------------------------------------------------------------
NAP Property Managers, LLC
------------------------------------------------------------------------
Network Audit Systems, Inc.
------------------------------------------------------------------------
New Technologies Armor, Inc.
------------------------------------------------------------------------
O'Gara-Hess & Eisenhardt Armoring Company, L.L.C.
------------------------------------------------------------------------
Pro-Tech Armored Products of Massachusetts, Inc.
------------------------------------------------------------------------

------------------------------------------------------------------------
Ramtech Development Corp.
------------------------------------------------------------------------
Safari Land Ltd., Inc.
------------------------------------------------------------------------
Safariland Government Sales, Inc.
------------------------------------------------------------------------
SAI Capital Corp.
------------------------------------------------------------------------
Simula Aerospace & Defense Group, Inc.
------------------------------------------------------------------------
Simula, Inc.
------------------------------------------------------------------------
Simula Polymers Systems, Inc.
------------------------------------------------------------------------
Simula Technologies, Inc.
------------------------------------------------------------------------
Simula Transportation Equipment Corporation
------------------------------------------------------------------------
Speedfeed Acquisition Corp.
------------------------------------------------------------------------
The O'Gara Company
------------------------------------------------------------------------


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by us with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this prospectus, except as superseded or modified herein:

(a) Our annual report on Form 10-K/A for the fiscal year ended December 31, 2002;

(b)  Our annual report on Form 10-K for the fiscal year ended December 31, 2002;

(c)  Our quarterly report on Form 10-Q for the period ended March 31, 2003;

(d)  Our quarterly report on Form 10-Q for the period ended June 30, 2003;

(e)  Our quarterly report on Form 10-Q for the period ended September 30, 2003;

(f) Our current report on Form 8-K, Date of Event - May 5, 2003, filed on May 5, 2003;

(g) Our current report on Form 8-K, Date of Event - July 23, 2003, filed on July 24, 2003;

(h) Our current report on Form 8-K, Date of Event - July 26, 2003, filed on August 8, 2003;

(i) Our current report on Form 8-K, Date of Event - August 12, 2003, filed on August 13, 2003;

(j) Our current report on Form 8-K, Date of Event - November 4, 2003, filed on November 5, 2003;

(k) Our current report on Form 8-K, Date of Event - November 26, 2003, filed on December 11, 2003;

(l) Our current report on Form 8-K, Date of Event - December 9, 2003, filed on December 23, 2003; and

(m)  Our definitive proxy statement on Schedule 14A filed on April 30, 2003.

         All of such documents are on file with the Commission. In addition, all documents filed by Armor Holdings pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to termination of the exchange offer are incorporated by reference in this prospectus and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         This prospectus incorporates herein by reference important business and financial information about Armor Holdings that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to Armor Holdings, Inc., 1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida 32250, Attention: Corporate Secretary, or call
(904) 741-5400. In addition, to obtain timely delivery of any information you request, you must submit your request no later than _____________, 2004, which is five business days before the date the exchange offer expires.

                                   THE COMPANY

     We are a leading manufacturer and provider of specialized security products, training and support services related to these products, and vehicle armor systems. Our products and systems are used domestically and internationally by military, law enforcement, security and corrections personnel, as well as governmental agencies, multinational corporations and individuals. We are organized and operated under three business divisions: Armor Holdings Products, also referred to as our Products Division, Armor Mobile Security, also referred to as our Mobile Security Division, and Aerospace and Defense Group.

     Products. Our Products Division manufactures and sells a broad range of high quality security products, equipment and related consumable items, such as concealable and tactical body armor, hard armor, duty gear, less-lethal munitions, anti-riot products, police batons, emergency lighting products, forensic products, firearms accessories and weapon maintenance products. Our products are marketed under brand names that are well established in the military and law enforcement communities such as AMERICAN BODY ARMOR(TM), B-SQUARE(R), BREAK FREE(R), CLP(R), DEFENSE TECHNOLOGY/FEDERAL LABORATORIES(R), DEF-TEC PRODUCTS(R), DISTRACTION DEVICE(R), FEDERAL LABORATORIES(R), FERRET(R), FIRST DEFENSE(R), IDENTICATOR(R), IDENTIDRUG(R), IMPAK(TM), LIGHTNING POWDER(R), MONADNOCK(R), NIK(R), O'GARA-HESS & EISENHARDT ARMORING COMPANY(R), PROTECH(TM), QUIKSTEP LADDERS(TM), SAFARILAND DESIGN(R), SPEEDFEED(R), and 911EP and DESIGN(TM). We sell our products through a network of over 350 distributors and sales agents, including approximately 200 in the United States. Our extensive distribution capabilities and commitment to customer service and training have enabled us to become a leading provider of security equipment to law enforcement agencies.

     Mobile Security. Our Mobile Security Division manufactures and installs ballistic and blast protected armoring systems for privately owned vehicles. We armor a variety of privately owned commercial vehicles, including limousines, sedans, sport utility vehicles, commercial trucks and cash-in-transit vehicles, to protect against varying degrees of ballistic and blast threats. Our customers in this business include international corporations and high net worth individuals.


     Aerospace and Defense Group. We recently formed our Aerospace and Defense Group after our acquisition of Simula. The Aerospace and Defense Group was formed by combining Simula's operations with our military and government business that was previously conducted through our Mobile Security Division. Under the brand name O'Gara-Hess & Eisenhardt, we are the sole-source provider to the U.S. military of the armor and blast protection systems for HMMWVs. We are also under contract with the U.S. Army to provide spare parts, logistics and ongoing field support services for the currently installed base of approximately 4,415 Up-Armored HMMWVs. Additionally, the Mobile Security Division has been subcontracted to develop a ballistic and blast protected armored and sealed truck cab for the HIMARS, a program recently transitioned by the U.S. Army and U.S. Marine Corps from developmental to a low rate of initial production, with deliveries scheduled to begin in late 2003. We also supply armor sub-systems for other tactical wheeled vehicles. In addition, we supply ballistic and blast protected armoring systems to U.S. federal law enforcement and intelligence agencies and foreign heads of state. The Aerospace and Defense Group also supplies human safety and survival systems to the U.S. military, major aerospace and defense prime contractors. Our core markets are military aviation safety, military personnel safety, and land and marine safety. Through our Aerospace and Defense Group, we provide military helicopter seating systems, aircraft and land vehicle armor systems, protective equipment for military personnel and technologies used to protect humans in a variety of life-threatening or catastrophic situations.

                                     SUMMARY

         This summary highlights material information from the prospectus. It may not contain all of the information that is important to you. References in this prospectus to "Armor Holdings," "we," "us" and "our" refer to Armor Holdings, Inc., and references to Simula refer to Simula, Inc. We urge you to read and review carefully this entire prospectus, and the other documents to which it refers, to fully understand the terms of the new notes and the exchange offer.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER


General.....................................    On August 12, 2003, we completed
                                                a private offering of the old
                                                notes, which consisted of $150.0
                                                million aggregate principal
                                                amount of our 8 1/4% Senior
                                                Subordinated Notes due 2013. In
                                                connection with the private
                                                offering, we entered into a
                                                registration rights agreement in
                                                which we agreed, among other
                                                things, to deliver this
                                                prospectus and to complete an
                                                exchange offer for the old
                                                notes.

The Exchange Offer..........................    We are  offering to  exchange
                                                $1,000 principal amount of our
                                                registered 8 1/4% Senior
                                                Subordinated Notes due 2013,
                                                which we refer to as the "new
                                                notes," for each $1,000
                                                principal amount of our
                                                unregistered 8 1/4% Senior
                                                Subordinated Notes due 2013,
                                                which we refer to as the "old
                                                notes."

                                                We sometimes refer to the new
                                                notes and the old notes together
                                                as the "notes." Currently,
                                                $150.0 million principal amount
                                                of old notes are outstanding.
                                                The terms of the new notes are
                                                identical in all material
                                                respects to the terms of the old
                                                notes, except that the transfer
                                                restrictions applicable to the
                                                old notes are not applicable to
                                                the new notes.

                                                Old notes may be tendered only
                                                in $1,000 increments. Subject to
                                                the satisfaction or waiver of
                                                specified conditions, we will
                                                exchange the new notes for all
                                                old notes that are validly
                                                tendered and not withdrawn prior
                                                to the expiration of the
                                                exchange offer. See "The
                                                Exchange Offer -- Terms of the
                                                Exchange Offer."

                                                Upon completion of the exchange
                                                offer, there may be no market
                                                for the old notes and you may
                                                have difficulty selling them.
                                                See "Risk Factors - If you fail
                                                to exchange properly your old
                                                notes for new notes, you will
                                                continue to hold notes subject
                                                to transfer restrictions."

Expiration Date.............................    The exchange offer will expire
                                                at 5:00 p.m., New York City
                                                time, on _____________, 2004,
                                                unless extended, in which case
                                                the expiration date will mean
                                                the latest date and time to
                                                which we extend the exchange
                                                offer.

Conditions to the Exchange Offer............    The exchange offer is not
                                                subject to conditions other than
                                                that:

                                                o   it shall not violate
                                                    applicable law or any
                                                    applicable interpretation of
                                                    the staff of the Commission,

                                                o   no action or proceeding
                                                    shall have been instituted
                                                    or threatened in any court
                                                    or by any governmental
                                                    agency which might
                                                    materially impair our
                                                    ability to proceed with the
                                                    exchange offer, or

                                                o   all governmental approvals
                                                    which we deem necessary for
                                                    the completion of the
                                                    exchange offer shall have
                                                    been obtained.

                                                The exchange offer is not
                                                conditioned upon any minimum
                                                principal amount of old notes
                                                being tendered for exchange.

Procedures for
Tendering Old Notes.........................    If you wish to tender your old
                                                notes for new notes pursuant to
                                                the exchange offer, you must
                                                transmit to Wachovia Bank,
                                                National Association, as
                                                exchange agent, on or before the
                                                expiration date, either:

                                                o   a computer-generated message
                                                    transmitted through The
                                                    Depository Trust Company's
                                                    Automated Tender Offer
                                                    Program system and received
                                                    by the exchange agent and
                                                    forming a part of a
                                                    confirmation of book-entry
                                                    transfer in which you
                                                    acknowledge and agree to be
                                                    bound by the terms of the
                                                    letter of transmittal; or

                                                o   a properly completed and
                                                    duly executed letter of
                                                    transmittal, which
                                                    accompanies this prospectus,
                                                    or a facsimile of the letter
                                                    of transmittal, together
                                                    with your old notes and any
                                                    other required
                                                    documentation, to the
                                                    exchange agent at its
                                                    address listed in this
                                                    prospectus and on the front
                                                    cover of the letter of
                                                    transmittal.

                                                If you cannot satisfy either of
                                                these procedures on a timely
                                                basis, then you should comply
                                                with the guaranteed delivery
                                                procedures described below. By
                                                executing the letter of
                                                transmittal, you will make the
                                                representations to us described
                                                under "The Exchange
                                                Offer-Procedures for Tendering."

Special Procedures for
Beneficial Owners...........................    If you are a beneficial owner
                                                whose old notes are registered
                                                in the name of a broker, dealer,
                                                commercial bank, trust company
                                                or other nominee and you wish to
                                                tender your old notes in the
                                                exchange offer, you should
                                                contact the
                                                registered holder promptly and
                                                instruct the registered holder
                                                to tender on your behalf. If you
                                                wish to tender on your own
                                                behalf, you must either:

                                                o   make appropriate
                                                    arrangements to register
                                                    ownership of the old notes
                                                    in your name; or

                                                o   obtain a properly completed
                                                    bond power from the
                                                    registered holder, before
                                                    completing and executing the
                                                    letter of transmittal and
                                                    delivering your old notes.

Guaranteed Delivery Procedures..............    If you wish to tender your old
                                                notes and time will not permit
                                                the documents required by the
                                                letter of transmittal to reach
                                                the exchange agent before the
                                                expiration date, or the
                                                procedure for book-entry
                                                transfer cannot be completed on
                                                a timely basis, you must tender
                                                your old notes according to the
                                                guaranteed delivery procedure
                                                described in this prospectus
                                                under "The Exchange
                                                Offer-Guaranteed Delivery
                                                Procedures."

Acceptance of Old Notes and
Delivery of New Notes.......................    Subject to the satisfaction or
                                                waiver of the conditions to the
                                                exchange offer, we will accept
                                                for exchange any and all old
                                                notes which are validly tendered
                                                in the exchange offer and not
                                                withdrawn before 5:00 p.m., New
                                                York City time, on the
                                                expiration date.

Withdrawal Rights...........................    You may withdraw the tender of
                                                your old notes at any time
                                                before 5:00 p.m., New York City
                                                time, on the expiration date, by
                                                complying with the procedures
                                                for withdrawal described in this
                                                prospectus under "The Exchange
                                                Offer-Withdrawal of Tenders."

Return of Notes.............................    If we do not accept any tendered
                                                old notes for the reasons
                                                described in the terms and
                                                conditions of the exchange offer
                                                or if you withdraw any tendered
                                                old notes or submit old notes
                                                for a greater principal amount
                                                than you desire to exchange, we
                                                will return the unaccepted,
                                                withdrawn or non-exchanged old
                                                notes without expense to you as
                                                promptly as practicable after
                                                the expiration or termination of
                                                the exchange offer. See "The
                                                Exchange Offer-Return of Notes."

Certain Federal Income
Tax Consequences............................    The exchange of old notes for
                                                new notes should not be a
                                                taxable event for United States
                                                Federal income tax purposes. For
                                                a discussion of the material
                                                Federal income tax consequences
                                                relating to the exchange of
                                                notes, see "Federal Income Tax
                                                Considerations."

Exchange Agent..............................    Wachovia Bank, National
                                                Association, the trustee under
                                                the indenture governing the old
                                                notes, is serving as the
                                                exchange agent.

Consequence of Failure to
Exchange Notes..............................    If you do not exchange your old
                                                notes for new notes, you will
                                                continue to be subject to the
                                                restrictions on transfer
                                                provided in the old notes and in
                                                the indenture governing the old
                                                notes. In general, the old notes
                                                may not be offered or sold,
                                                unless registered under the
                                                Securities Act, except pursuant
                                                to an exemption from, or in a
                                                transaction not subject to, the
                                                Securities Act and applicable
                                                state securities laws. We do not
                                                currently plan to register the
                                                old notes under the Securities
                                                Act.

SUMMARY OF THE TERMS OF THE NEW NOTES

         The summary below describes the material terms of the new notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the New Notes" section of this prospectus contains a more detailed description of the terms and conditions of the new notes. The terms of the new notes are substantially identical to those of the old notes, except that the transfer restrictions applicable to the old notes are not applicable to the new notes. The new notes will evidence the same debt as the old notes. The new notes and the old notes will be governed by the same indenture.

Issuer......................................    Armor Holdings, Inc.

Securities..................................    $150.0 million in principal
                                                amount of 8 1/4% Senior
                                                Subordinated Notes due 2013.

Maturity....................................    August 15, 2013.

Interest....................................    Annual rate: 8 1/4%.
                                                Payment frequency: every six
                                                months on February 15 and August
                                                15. First payment: February 15,
                                                2004.

Guarantees..................................    The new notes will be
                                                unconditionally guaranteed in
                                                full on a senior subordinated
                                                basis by all of our existing and
                                                future domestic restricted
                                                subsidiaries except USDS, Inc.
                                                If we cannot make payments on
                                                the new notes when they are due,
                                                the guarantors must make them
                                                instead. See "Risk Factors -
                                                Federal and state statutes allow
                                                courts, under specific
                                                circumstances, to void
                                                guarantees and require
                                                noteholders to return payments
                                                received from guarantors" and
                                                "Description of the New Notes."

Ranking.....................................    The new notes and the guarantees
                                                will be unsecured senior
                                                subordinated obligations.
                                                Accordingly, they will rank:

                                                o   behind all of our and the
                                                    guarantors' existing and
                                                    future senior debt;

                                                o   equally with all our and the
                                                    guarantors' existing and
                                                    future unsecured senior
                                                    subordinated obligations
                                                    issued under the indenture
                                                    and which do not expressly
                                                    provide that they are
                                                    subordinated to the new
                                                    notes; and

                                                o   ahead of any of our and the
                                                    guarantors' future debt that
                                                    expressly provides that it
                                                    is subordinated to the new
                                                    notes.

                                                On a pro forma basis as of
                                                September 30, 2003, the notes
                                                and the guarantees would have
                                                been subordinated to
                                                approximately $45.4 million of
                                                senior debt. In addition, there
                                                would have been approximately
                                                $60.0 million of
                                                unused commitments under our
                                                senior credit facility.

Optional Redemption.........................    On or after August 15, 2008, we
                                                may redeem some or all of the
                                                notes at any time at the
                                                redemption prices listed under
                                                "Description of the New
                                                Notes--Optional Redemption."

                                                Prior to August 15, 2006, we may
                                                redeem up to 35% of the new
                                                notes with the proceeds from
                                                certain public equity offerings
                                                at the redemption price listed
                                                under "Description of the New
                                                Notes--Optional Redemption."

Mandatory Offer to Repurchase................   If we sell certain  assets or
                                                experience certain types of
                                                changes of control, we must
                                                offer to repurchase the new
                                                notes at the prices listed in
                                                the section "Description of the
                                                New Notes--Repurchase at the
                                                Option of Holders." There can be
                                                no assurance that we will have
                                                available funds sufficient to
                                                repurchase all of the new notes
                                                that might be tendered by
                                                holders of the new notes seeking
                                                to accept the repurchase offer.
                                                See "Risk Factors-We may not
                                                have the ability to raise the
                                                funds necessary to finance the
                                                change of control offer required
                                                by the indenture."

Certain Covenants...........................    The indenture governing the new
                                                notes will, among other things,
                                                limit our and the ability of
                                                certain of our subsidiaries to:

                                                o   incur additional
                                                    indebtedness;

                                                o   pay dividends or
                                                    distributions on, or redeem
                                                    or repurchase, capital
                                                    stock;

                                                o   make investments;

                                                o   engage in certain
                                                    transactions with
                                                    affiliates;

                                                o   incur liens;

                                                o   transfer or sell assets; and

                                                o   consolidate, merge or
                                                    transfer all or
                                                    substantially all of our
                                                    assets.

                                                For more details, see
                                                "Description of the New Notes."

Use of Proceeds.............................    We will not receive any proceeds
                                                from the exchange offer.

         YOU SHOULD REFER TO THE SECTION ENTITLED "RISK FACTORS" FOR AN EXPLANATION OF MATERIAL RISKS OF INVESTING IN THE NEW NOTES.

                               RECENT DEVELOPMENTS

ACQUISITIONS AND DIVESTITURES

Sale of Services Division

          On November 26, 2003, we sold our Services Division to management and a group of private investors led by Granville Baird Capital Partners. We realized approximately $31.4 million in cash at the closing of the sale, and expect to receive an additional $2.3 million in cash during the 12 month period following the closing.

Simula, Inc. Acquisition

         On December 9, 2003, we completed our acquisition of Simula, Inc., an Arizona corporation, pursuant to the Agreement and Plan of Merger, dated as of August 29, 2003, by and among Armor Holdings, AHI Bulletproof Acquisition Corp., a wholly-owned subsidiary of Armor Holdings, and Simula. The consummation of the merger followed the Special Meeting of Shareholders of Simula held on December 5, 2003, at which the requisite shareholder approval was obtained. In the merger, we acquired all of the outstanding common stock of Simula and retired a majority of Simula's outstanding indebtedness for $110.5 million in cash. Of this amount, approximately $31 million principal amount of 8% debentures will remain outstanding for approximately 30 days at which time we will repay these debentures, plus accrued interest, in their entirety. As of the date of this prospectus, Simula's outstanding 8% debentures have been paid in full. After payment of 100% of the outstanding indebtedness and transaction expenses, the merger consideration payable to Simula shareholders at closing pursuant to the merger agreement was approximately $43.5 million or approximately $3.21 per share. The source of the funds used in the acquisition was our working capital, which was derived from proceeds received from our private placement of $150 million aggregate principal amount of 8 1/4% Senior Subordinated Notes due 2013. Comprehensive information on the merger is set out in Simula's proxy statement dated November 10, 2003, filed with the Securities and Exchange Commission.

Hatch Imports, Inc. Acquisition

         On December 16, 2003, we acquired all of the issued and outstanding common stock of Hatch Imports, Inc. for $7.5 million dollars in cash. Hatch designs, imports and distributes a variety of specialty gloves and accessories, including goggles, hoods, riot gear and bags for law enforcement, military, corrections, medical, safety and other markets.

FORMATION OF THE AEROSPACE AND DEFENSE GROUP

         In connection with our acquisition of Simula, we formed our Aerospace and Defense Group to consolidate our military and government business. The Aerospace and Defense Group is comprised of the recently acquired Simula business and our military and government business that was previously conducted through our Mobile Security Division. For more information regarding the Aerospace and Defense Group, please see the section entitled "The Company" included in this prospectus.

ZYLON(R) INVESTIGATION

         Second Chance Body Armor, Inc., a body armor manufacturer and competitor to Armor Holdings, has notified its customers of a potential safety issue with their Ultima(R) and Ultimax(R) models. Second Chance Body Armor has claimed that Zylon(R) fiber, which is made by Toyobo, a Japanese corporation, and used in the ballistic fabric construction of those two models, degraded more rapidly than originally anticipated. Second Chance Body Armor has also stated that the Zylon(R) degradation problem affects the entire body armor industry, not just their products. Both private claimants and State Attorneys General have already commenced legal action against Second Chance Body Armor based upon its Ultima(R) and Ultimax(R) model vests. Second Chance Body Armor licenses from us a certain patented technology which is used in the body armor it manufactures, but to our knowledge, no lawsuit has yet been brought against Second Chance Body Armor based upon this licensed technology.

         We use Zylon(R) fiber in a number of concealable body armor models for law enforcement, but our design approach and construction are very different. We have been testing our Zylon(R)-based vests since their 2000 introduction and to date these tests of our Zylon(R)-based vests show no unanticipated degradation in ballistic performance. In addition, to our knowledge, no other body armor manufacturer has reported or experienced similar problems as those cited by Second Chance Body Armor. Finally, the National Institute of Justice tests and certifies each of our body armor designs before we begin to produce or sell any particular model.

         Following the Second Chance Body Armor assertions, several key law enforcement associations have raised the issue to the U.S. Department of Justice and Attorney General's Office. The U.S. Attorney General has asked the U.S. Department of Justice to investigate the concerns and produce information to clarify the issues. We support the Attorney General's directive and the investigation.

         As we have licensed our technology to Second Chance Body Armor, we may be impacted by the pending claims against Second Chance Body Armor and the investigation being conducted by the U.S. Department of Justice.

                                  RISK FACTORS

         Our business, operations and financial condition are subject to various risks. The material risks are described below, and you should take these risks into account in evaluating us or any investment decision involving us or in deciding whether to tender your old notes in exchange for new notes in this exchange offer. This section does not describe all risks applicable to us, our industry or our business, and it is intended only as a summary of the material risk factors. The risk factors set forth below are generally applicable to the old notes as well as the new notes.

RISKS RELATING TO THE NEW NOTES

IF YOU FAIL TO EXCHANGE PROPERLY YOUR OLD NOTES FOR NEW NOTES, YOU WILL CONTINUE TO HOLD OLD NOTES SUBJECT TO TRANSFER RESTRICTIONS.

         The new notes will be issued in exchange for old notes only after timely receipt by the exchange agent of the old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you desire to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. Your failure to follow these procedures may result in delay in receiving new notes on a timely basis or in your loss of the right to receive new notes. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to tenders of old notes for exchange. If you tender old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer-Procedures for Tendering" and "Plan of Distribution".

         If you do not exchange your old notes for new notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the old notes as set forth in the legend on the old notes. In general, the old notes may not be offered or sold unless registered under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently intend to register the old notes under the Securities Act. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old notes could be adversely affected.

OUR SIGNIFICANT INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH, AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

         We have a significant amount of indebtedness. Our significant indebtedness could:

         o make it more difficult for us to satisfy our obligations with respect to the new notes;

         o increase our vulnerability to general adverse economic and industry conditions;

         o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

         o limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

         o place us at a competitive disadvantage compared to our competitors that have less debt; and

         o    limit, among other things, our ability to borrow additional funds.

         The following table sets forth our total debt, total stockholders' equity, total capitalization and ratio of debt to total capitalization:


                                                         September 30, 2003
                                                             (Unaudited)
                                                       (Dollars in Thousands)
                        Total debt                             $168,148

                        Total stockholders' equity             $291,140
                                                       -------------------------

                        Total capitalization                   $459,288
                                                       =========================

                        Ratio of debt to total                   36.6%
                        capitalization

       The terms of the indenture governing the notes and the senior credit facility allow us to issue and incur additional debt upon satisfaction of certain conditions. See "Description of the New Notes" for a description of our indenture and "Description of Senior Indebtedness" for a description of our senior credit facility. If new debt is added to current debt levels, the related risks described above could increase.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS JUNIOR TO OUR EXISTING SENIOR INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THE NEW NOTES ARE JUNIOR TO ALL OF THE GUARANTORS' EXISTING SENIOR INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS.

         The notes and the guarantees rank behind all of our and the guarantors' existing senior indebtedness and all of our and the guarantors' future senior indebtedness. See "Description of Senior Indebtedness" for a description of our senior credit facility. On a pro forma basis as of September 30, 2003, the notes and the guarantees would have been subordinated to approximately $5.2 million of senior debt. In addition, our senior credit facility would have permitted up to approximately $60 million of additional borrowings, subject to compliance with the covenants and conditions to borrowing under the senior credit facility, which borrowings would be senior to the notes and the guarantees. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future.


         As a result of this subordination, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceedings relating to us or the guarantors or our or the guarantors' property, the holders of our senior debt and the senior debt of the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the guarantees.

         In addition, all payments on the new notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on designated senior debt.

         In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, the indenture relating to the new notes will require that amounts otherwise payable to holders of the new notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead until the holders of senior debt are paid in full. As a result, holders of the new notes may not receive all amounts owed to them and may receive less, ratably, than holders of trade payables and other unsubordinated indebtedness in any such proceeding.

SINCE THE NOTES ARE UNSECURED, YOUR RIGHT TO ENFORCE REMEDIES IS LIMITED BY THE RIGHTS OF HOLDERS OF SECURED DEBT.

         In addition to being contractually subordinated to all existing and future senior indebtedness, our obligations under the new notes will be unsecured while obligations under our senior credit facility will be secured by substantially all of our assets and those of our subsidiaries. If we become insolvent or are liquidated, or if payment under the senior credit facility is accelerated, the lenders under the senior credit facility are entitled to exercise the remedies available to a secured lender under applicable law. These lenders have a claim on all assets securing the senior credit facility before the holders of unsecured debt, including the notes.

NOT ALL OF OUR SUBSIDIARIES WILL GUARANTEE OUR OBLIGATIONS UNDER THE NOTES, AND THE ASSETS OF THE NON-GUARANTOR SUBSIDIARIES MAY NOT BE AVAILABLE TO MAKE PAYMENTS ON THE NOTES.

         Our present and future domestic restricted subsidiaries will guarantee the notes. Payments on the notes are only required to be made by us and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries that do not guarantee the notes, unless those assets are transferred by dividend or otherwise to us or a subsidiary guarantor. On a pro forma basis, as of and for the year ended December 31, 2002, the aggregate total assets and net sales of our non-guarantor subsidiaries were $100.3 million and $75.4 million, respectively, or 27.3% and 24.7%, respectively, of our total assets and net sales.

         In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As a result, the notes are effectively subordinated to all indebtedness and other liabilities of the non-guarantor subsidiaries.

WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

         Our ability to make payments on and to refinance our indebtedness, including the notes and amounts borrowed under our senior credit facility, and to fund planned capital expenditures and expansion efforts and strategic acquisitions we may make in the future, if any, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

         Based on our current level of operations, we believe our cash flow from operations, together with available cash and available borrowings under our senior credit facility, will be adequate to meet future liquidity needs for at least the next twelve months. However, we cannot assure you that our business will generate sufficient cash flow from operations in the future, that our currently anticipated growth in revenues and cash flow will be realized on schedule or that future borrowings will be available to us under the senior credit facility in an amount sufficient to enable us to service indebtedness, including the new notes, or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes and our senior credit facility, on or before maturity. We cannot assure you that we will be able to do so on commercially reasonable terms or at all.

THE INDENTURE AND OUR SENIOR CREDIT FACILITY CONTAIN VARIOUS COVENANTS WHICH LIMIT OUR MANAGEMENT'S DISCRETION IN THE OPERATION OF OUR BUSINESS.

         Our senior credit facility and the indenture contain various provisions that limit our management's discretion by restricting our and certain of our subsidiaries' ability to, among other things:

         o    incur additional indebtedness;

         o pay dividends or distributions on, or redeem or repurchase, capital stock;

         o    make investments;

         o    engage in transactions with affiliates;

         o    incur liens;

         o    transfer or sell assets; and

         o consolidate, merge or transfer all or substantially all of our assets.

         In addition, our senior credit facility requires us to meet certain financial ratios. Any failure to comply with the restrictions of our senior credit facility, the indenture or any other subsequent financing agreements may result in an event of default. An event of default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the lenders may be able to terminate any commitments they had made to supply us with further funds.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

         Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding new notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of new notes. In addition, restrictions in our senior credit facility prohibit repurchases of the notes unless a waiver is obtained from the lenders or our senior credit facility is repaid in full. If we fail to repurchase the new notes following a change of control, we will be in default under the indenture, which will result in a cross-default under our senior credit facility. Any future debt which we incur may also contain restrictions on repayment of the notes. In addition, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness would not constitute a change of control under the indenture.

A PUBLIC MARKET FOR THE NEW NOTES MAY NOT DEVELOP.

         There can be no assurance that a public market for the new notes will develop or, if such a market develops, as to the liquidity of the market. If a market were to develop, the new notes could trade at prices that may be higher or lower than their principal amount. We do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes on any automated quotation system. The initial purchaser, Wachovia Capital Markets, LLC, has previously made a market in the old notes, and we have been advised that the initial purchaser currently intends to make a market in the new notes, as permitted by applicable laws and regulations, after consummation of the exchange offer. The initial purchaser is not obligated, however, to make a market in the old notes or the new notes, and any market-making activity may be discontinued at any time without notice at the sole discretion of the initial purchaser. If an active public market does not develop or continue, the market price and liquidity of the new notes may be adversely affected.

         In addition, the liquidity of the trading market in the new notes, and the market price quoted for the new notes, may be adversely affected by changes in the overall market for high-yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the new notes.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

         If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, the debt represented by the guarantees entered into by the guarantors may be reviewed under the Federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of a guarantor if, among other things, the guarantor, at the time it entered into the guarantee:

         o received less than reasonably equivalent value or fair consideration for entering into the guarantee; and

         o    either:

              o was insolvent or rendered insolvent by reason of entering into a guarantee; or

              o was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

              o intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay them as they become due.

         In addition, any payment by a guarantor could be voided and required to be returned to the guarantor or to a fund for the benefit of the guarantor's creditors under those circumstances.

         If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the new notes would be solely creditors of our company and creditors of our other subsidiaries that have validly guaranteed the new notes. The new notes then would be effectively subordinated to all liabilities of the subsidiary whose guarantee was voided.

         The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

         o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

         o the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

         o it could not pay its debts or contingent liabilities as they become due.

         If the claims of the holders of the new notes against any subsidiary were subordinated in favor of other creditors of the subsidiary, the other creditors would be entitled to be paid in full before any payment could be made on the new notes. If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims there would be sufficient assets remaining to satisfy the claims of the holders of the new notes.

         Based upon financial and other information, we believe that the guarantees are being incurred for proper proposes and in good faith and that we, and our subsidiaries that are guarantors, on a consolidated basis, are solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on our business after the issuance of the new notes and will be able to pay our debts as they mature. We cannot assure you, however, as to the standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

RISKS RELATED TO ARMOR HOLDINGS' INDUSTRY

THE PRODUCTS WE SELL ARE INHERENTLY RISKY AND COULD GIVE RISE TO PRODUCT LIABILITY AND OTHER CLAIMS.

         The products that we manufacture are typically used in applications and situations that involve high levels of risk of personal injury. Failure to use our products for their intended purposes, failure to use them properly, their malfunction, or, in some limited circumstances, even correct use of our products, could result in serious bodily injury or death. Our products include: body armor designed to protect against ballistic and sharp instrument penetration; less-lethal products such as less-lethal munitions, pepper sprays, distraction devices and flameless expulsion grenades; various models of police batons made of wood, alloy steel, acetate, aluminum and polycarbonate products; vehicle and hard armoring systems; and police duty gear.

         Claims have been made and are pending against certain of our subsidiaries, involving permanent physical injury and death caused by self-defense sprays and other munitions intended to be less-lethal. In addition, the manufacture and sale of certain less-lethal products may be the subject of product liability claims arising from the design, manufacture or sale of such goods. If these claims are decided against us and we are found to be liable, we may be required to pay substantial damages and our insurance costs may increase significantly as a result. Also, a significant or extended lawsuit, such as a class action, could also divert significant amounts of management's time and attention. We cannot assure you that our insurance coverage would be sufficient to cover the payment of any potential claim. In addition, we cannot assure you that this or any other insurance coverage will continue to be available or, if available, that we will be able to obtain it at a reasonable cost. Our cost of obtaining insurance coverage has risen substantially since September 11, 2001. Any material uninsured loss could have a material adverse effect on our business, financial condition and results of operations. In addition, the inability to obtain product liability coverage would prohibit us from bidding for orders from certain governmental customers since, at present, many bids from governmental entities require such coverage, and any such inability would have a material adverse effect on our business, financial condition and results of operations.

         Both private claimants and State Attorneys General have already commenced legal action against Second Chance Body Armor based upon its Ultima(R) and Ultimax(R) model vests. Second Chance Body Armor licenses from us a certain patented technology which is used in the body armor it manufactures, but to our knowledge, no lawsuit has yet been brought against Second Chance Body Armor based upon this licensed technology. In addition, the U.S. Attorney General has asked the U.S. Department of Justice to investigate the claims regarding the Zylon(R) vests. As we have licensed our technology to Second Chance Body Armor, we may be impacted by the pending claims against Second Chance Body Armor and the investigation being conducted by the U.S. Department of Justice. If we are included in the claims pending against Second Chance Body Armor and the investigation being conducted by the U.S. Department of Justice, we cannot assure you that any judgment, settlement or resolution against us will not have a material adverse effect on our business, financial condition and results of operations.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION AND OUR FAILURE OR INABILITY TO COMPLY WITH THESE REGULATIONS COULD MATERIALLY RESTRICT OUR OPERATIONS AND SUBJECT US TO SUBSTANTIAL PENALTIES.

         We are subject to federal licensing requirements with respect to the sale in foreign countries of certain of our products. In addition, we are obligated to comply with a variety of federal, state and local regulations governing certain aspects of our operations and workplace, including regulations promulgated by, among others, the U.S. Departments of Commerce, State and Transportation, the U.S. Environmental Protection Agency and the U.S. Bureau of Alcohol, Tobacco and Firearms. Additionally, the failure to obtain applicable governmental approval and clearances could adversely affect our ability to continue to service the government contracts we maintain. Furthermore, we have material contracts with governmental entities and are subject to rules, regulations and approvals applicable to government contractors. We are also subject to routine audits to assure our compliance with these requirements. In addition, a number of our employees involved with certain of our federal government contracts are required to obtain specified levels of security clearances. Our business may suffer if we or our employees are unable to obtain the security clearances that are needed to perform services contracted for the Department of Defense, one of our major customers. Our failure to comply with these contract terms, rules or regulations could expose us to substantial penalties, including the loss of these contracts and disqualification as a U.S. government contractor.

         Like other companies operating internationally, we are subject to the Foreign Corrupt Practices Act and other laws which prohibit improper payments to foreign governments and their officials by U.S. and other business entities. We operate in countries known to experience endemic corruption. Our extensive operations in such countries creates the risk of an unauthorized payment by one of our employees or agents which would be in violation of various laws including the Foreign Corrupt Practices Act. Violations of the Foreign Corrupt Practices Act may result in severe criminal penalties which could have a material adverse effect on our business, financial condition and results of operations.

WE HAVE SIGNIFICANT INTERNATIONAL OPERATIONS AND ASSETS AND ARE THEREFORE SUBJECT TO ADDITIONAL FINANCIAL AND REGULATORY RISKS.

         We sell our products and services in foreign countries and seek to increase our level of international business activity. Our overseas operations are subject to various risks, including: U.S.-imposed embargoes of sales to specific countries (which could prohibit sales of our products there); foreign import controls (which may be arbitrarily imposed and enforced and which could interrupt our supplies or prohibit customers from purchasing our products); exchange rate fluctuations; dividend remittance restrictions; expropriation of assets; war, civil uprisings and riots; government instability; the necessity of obtaining government approvals for both new and continuing operations; and legal systems of decrees, laws, taxes, regulations, interpretations and court decisions that are not always fully developed and that may be retroactively or arbitrarily applied.

         One component of our strategy is to expand our operations into selected international markets. Military procurement, for example, has traditionally had a large international base. Countries in which we are actively marketing include Germany, Canada, France, Italy, the United Kingdom, Norway, Japan, India, Korea and Australia. We, however, may be unable to execute our business model in these markets or new markets. Further, foreign providers of competing products and services may have a substantial advantage over us in attracting consumers and businesses in their country due to earlier established businesses in that country, greater knowledge with respect to the cultural differences of consumers and businesses residing in that country and/or their focus on a single market. We expect to continue to experience higher costs as a percentage of revenues in connection with the development and maintenance of international products and services. In pursuing our international expansion strategy, we face several additional risks, including:

         o foreign laws and regulations, which may vary country by country, that may impact how we conduct our business;

         o higher costs of doing business in foreign countries, including different employment laws;

         o potential adverse tax consequences if taxing authorities in different jurisdictions worldwide disagree with their interpretation of various tax laws or their determinations as to the income and expenses attributable to specific jurisdictions, which could result in our paying additional taxes, interest and penalties;

         o technological differences that vary by marketplace, which we may not be able to support;

         o    longer payment cycles and foreign currency fluctuations;

         o    economic downturns; and

         o revenue growth outside of the United States may not continue at the same rate if it is determined that we have already launched our products and services in the most significant markets.

         We may also be subject to unanticipated income taxes, excise duties, import taxes, export taxes or other governmental assessments. In addition, a percentage of the payments to us in our international markets are often in local currencies. Although most of these currencies are presently convertible into U.S. dollars, we cannot be sure that convertibility will continue. Even if currencies are convertible, the rate at which they convert is subject to substantial fluctuation. Our ability to transfer currencies into or out of local currencies may be restricted or limited. Any of these events could result in a loss of business or other unexpected costs which could reduce revenue or profits and have a material adverse effect on our business, financial condition and results of operations.

         We routinely operate in areas where local government policies regarding foreign entities and the local tax and legal regimes are often uncertain, poorly administered and in a state of flux. We cannot, therefore, be certain that we are in compliance with, or will be protected by, all relevant local laws and taxes at any given point in time. A subsequent determination that we failed to comply with relevant local laws and taxes could have a material adverse effect on our business, financial condition and results of operations.

     One or more of these factors could adversely effect our future international operations and, consequently, could have a material adverse effect on our business, financial condition and results of operation.

RISKS RELATED TO ARMOR HOLDINGS' BUSINESS

MANY OF OUR CUSTOMERS HAVE FLUCTUATING BUDGETS WHICH MAY CAUSE SUBSTANTIAL FLUCTUATIONS IN OUR RESULTS OF OPERATIONS.

         Customers for our products include federal, state, municipal, foreign and military, law enforcement and other governmental agencies. Government tax revenues and budgetary constraints, which fluctuate from time to time, can affect budgetary allocations for these customers. Many domestic and foreign government agencies have in the past experienced budget deficits that have led to decreased spending in defense, law enforcement and other military and security areas. Our results of operations may be subject to substantial period-to-period fluctuations because of these and other factors affecting military, law enforcement and other governmental spending. For example, we attribute part of the decline in our Products Division revenue during the first quarter of 2001 with the timing of the Bulletproof Vest Partnership Act, which provides federal matching funds to law enforcement agencies purchasing bullet resistant vests. We believe that many agencies delayed their purchasing decisions during the first quarter of 2001 until such federal funds were fully allocated. A reduction of funding for federal, state, municipal, foreign and other governmental agencies could have a material adverse effect on sales of our products and our business, financial condition and results of operations.

THE LOSS OF, OR A SIGNIFICANT REDUCTION IN, U.S. MILITARY BUSINESS WOULD HAVE A MATERIAL ADVERSE EFFECT ON US.

         U.S. military contracts account for a significant portion of the business of our Aerospace and Defense Group. The U.S. military funds these contracts in annual increments. These contracts require subsequent authorization and appropriation that may not occur or that may be greater than or less than the total amount of the contract. Changes in the U.S. military's budget, spending allocations, and the timing of such spending could adversely affect our ability to receive future contracts. None of our contracts with the U.S. military have a minimum purchase commitment and the U.S. military generally has the right to cancel its contracts unilaterally without prior notice. Our Aerospace and Defense Group is the sole-source provider to the U.S. military for up-armoring of the U.S. military's High Mobility Multi-purpose Wheeled Vehicles ("HMMWV"). Up-Armored HMMWVs, and related programs such as maintenance, spare parts and engineering services associated with Up-Armored HMMWVs, accounted for approximately 47% of the sales of the Aerospace and Defense Group in 2003 on a pro forma basis after giving effect to our acquisition of Simula. The HMMWVs are manufactured by AM General Corporation under separate U.S. military contracts. Should production or deliveries of HMMWVs be significantly interrupted, or should other single source suppliers significantly interrupt deliveries of our components for up-armoring the HMMWVs, we will not be able to deliver such up-armoring systems for the HMMWVs to the U.S. military on schedule, which could have a material adverse effect on our business, financial condition and results of operations. Our Aerospace and Defense Group also manufactures for the U.S. military helicopter seating systems, aircraft and land vehicle armor systems, protective equipment for military personnel and other technologies used to protect soldiers in a variety of life-threatening or catastrophic situations. The Aerospace and Defense Group's products are deployed on a wide range of high-profile military platforms such as the AH-64 Apache and the UH-60 Black Hawk helicopters, the C-17 Globemaster III Transport Aircraft, the M1117 Guardian Armored Security Vehicle, the M998 High Mobility Multipurpose Wheeled Vehicle, and body-worn equipment for personal protection of the U.S. Army, Marine Corps, and Air Force Special Operations Forces. The loss of, or a significant reduction in, U.S. military business for our helicopter seating systems, aircraft and land vehicle armor systems and other protective equipment could have a material adverse effect on our business, financial condition and results of operations.

WE MAY LOSE MONEY OR GENERATE LESS THAN EXPECTED PROFITS ON OUR FIXED-PRICE CONTRACTS.

         Some of our government contracts provide for a predetermined, fixed price for the products we make regardless of the costs we incur. Therefore, fixed-price contracts require us to price our contracts by forecasting our expenditures. When making proposals for fixed-price contracts, we rely on our estimates of costs and timing for completing these projects. These estimates reflect management's judgments regarding our capability to complete projects efficiently and timely. Our production costs may, however, exceed forecasts due to unanticipated delays or increased cost of materials, components, labor, capital equipment or other factors. Therefore, we may incur losses on fixed price contracts that we had expected to be profitable, or such contracts may be less profitable than expected, which could have a material adverse effect on our business, financial condition and results of operations.

OUR BUSINESS IS SUBJECT TO VARIOUS LAWS AND REGULATIONS FAVORING THE U.S. GOVERNMENT'S CONTRACTUAL POSITION, AND OUR FAILURE TO COMPLY WITH SUCH LAWS AND REGULATIONS COULD HARM OUR OPERATING RESULTS AND PROSPECTS.

         As a contractor to the U.S. government, we must comply with laws and regulations relating to the formation, administration and performance of the federal government contracts that affect how we do business with our clients and may impose added costs on our business. These rules generally favor the U.S. government's contractual position. For example, these regulations and laws include provisions that subject contracts we have been awarded to:

         o    protest or challenge by unsuccessful bidders; and

         o unilateral termination, reduction or modification by the government.

         The accuracy and appropriateness of certain costs and expenses used to substantiate our direct and indirect costs for the U.S. government under both cost-plus and fixed-price contracts are subject to extensive regulation and audit by the Defense Contract Audit Agency, an arm of the U.S. Department of Defense. Responding to governmental audits, inquiries or investigations may involve significant expense and divert management's attention. Our failure to comply with these or other laws and regulations could result in contract termination, suspension or debarment from contracting with the federal government, civil fines and damages and criminal prosecution and penalties, any of which could have a material adverse effect on our business, financial condition and results of operations.

OUR MARKETS ARE HIGHLY COMPETITIVE AND IF WE ARE UNABLE TO COMPETE EFFECTIVELY, WE WILL BE ADVERSELY AFFECTED.

         The markets in which we operate include a large number of competitors ranging from small businesses to multinational corporations and are highly competitive. Competitors who are larger, better financed and better known than us may compete more effectively than we can. In order to stay competitive in our industry, we must keep pace with changing technologies and client preferences. If we are unable to differentiate our services from those of our competitors, our revenues may decline. In addition, our competitors have established relationships among themselves or with third parties to increase their ability to address client needs. As a result, new competitors or alliances among competitors may emerge and compete more effectively than we can. There is also a significant industry trend towards consolidation, which may result in the emergence of companies which are better able to compete against us.

THERE ARE LIMITED SOURCES FOR SOME OF OUR RAW MATERIALS WHICH MAY SIGNIFICANTLY CURTAIL OUR MANUFACTURING OPERATIONS.

         The raw materials that we use in manufacturing ballistic resistant garments and up-armored vehicles include: SpectraShield, a patented product of Honeywell, Inc.; Z-Shield, a patented product of Honeywell, Inc.; Zylon, a patented product of Toyobo Co., Ltd.; Kevlar, a patented product of E.I. du Pont de Nemours Co., Inc., or DuPont; and Twaron, a patented product of Akzo-Nobel Fibers, B.V. We purchase these materials in the form of woven cloth from five independent weaving companies. In the event Du Pont or its licensee in Europe cease, for any reason, to produce or sell Kevlar to us, we would utilize these other ballistic resistant materials as a substitute. However, none of SpectraShield, Twaron, Z-Shield or Zylon is expected to become a complete substitute for Kevlar in the near future. We enjoy a good relationship with our suppliers of Kevlar, SpectraShield, Twaron, Z-Shield and Zylon. The use of Zylon and Z-Shield in the design of ballistic resistant vests is a recent technological advancement that is subject to continuing development and study. Toyobo is the only producer of Zylon, and Honeywell is the only producer of Z-Shield. Should these materials become unavailable for any reason, we would be unable to replace them with materials of like weight and strength. Thus, if our supply of any of these materials were materially reduced or cut off or if there were a material increase in the prices of these materials, our manufacturing operations could be adversely affected and our costs increased, and our business, financial condition and results of operations would be materially adversely affected.

WE MAY BE UNABLE TO COMPLETE OR INTEGRATE ACQUISITIONS EFFECTIVELY, IF AT ALL, AND AS A RESULT MAY INCUR UNANTICIPATED COSTS OR LIABILITIES OR OPERATIONAL DIFFICULTIES.

         We intend to grow through the acquisition of businesses and assets that will complement our current businesses. We cannot be certain that we will be able to identify attractive acquisition targets, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. Furthermore, we may have to divert our management's attention and our financial and other resources from other areas of our business. Our inability to implement our acquisition strategy successfully may hinder the expansion of our business. Because we depend in part on acquiring new businesses and assets to develop and offer new products, failure to implement our acquisition strategy may also adversely affect our ability to offer new products in line with industry trends.

         We may not be successful in integrating acquired businesses into our existing operations. Integration may result in unanticipated liabilities or unforeseen operational difficulties, which may be material, or require a disproportionate amount of management's attention. Acquisitions may result in us incurring additional indebtedness or issuing preferred stock or additional common stock. Competition for acquisition opportunities in the industry may rise, thereby increasing our cost of making acquisitions or causing us to refrain from making further acquisitions. In addition, the terms and conditions of our secured revolving credit facility and the indenture governing our 8 1/4% Senior Subordinated Notes impose restrictions on us that, among other things, restrict our ability to make acquisitions.

OUR RESOURCES MAY BE INSUFFICIENT TO MANAGE THE DEMANDS IMPOSED BY OUR GROWTH.

         We have rapidly expanded our operations, and this growth has placed significant demands on our management, administrative, operating and financial resources. The continued growth of our customer base, the types of services and products offered and the geographic markets served can be expected to continue to place a significant strain on our resources. In addition, we cannot easily identify and hire personnel qualified both in the provision and marketing of our security services and products. Our future performance and profitability will depend in large part on our ability to attract and retain additional management and other key personnel; our ability to implement successful enhancements to our management, accounting and information technology systems; and our ability to adapt those systems, as necessary, to respond to growth in our business.

ARMOR HOLDINGS IS DEPENDENT ON INDUSTRY RELATIONSHIPS.

         A number of our products are components in our customers' final products. Accordingly, to gain market acceptance, we must demonstrate that our products will provide advantages to the manufacturers of final products, including increasing the safety of their products, providing such manufacturers with competitive advantages or assisting such manufacturers in complying with existing or new government regulations affecting their products. There can be no assurance that our products will be able to achieve any of these advantages for the products of our customers. Furthermore, even if we are able to demonstrate such advantages, there can be no assurance that such manufacturers will elect to incorporate our products into their final products, or if they do, that our products will be able to meet such customers' manufacturing requirements. Additionally, there can be no assurance that our relationships with our manufacturer customers will ultimately lead to volume orders for our products. The failure of manufacturers to incorporate our products into their final products could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY TECHNOLOGY, INCLUDING THE TECHNOLOGIES WE USE TO FURNISH THE UP-ARMORING OF HMMWVS.

         We are dependent upon a variety of methods and techniques that we regard as proprietary trade secrets. We are also dependent upon a variety of trademarks, service marks and designs to promote brand name development and recognition. We rely on a combination of trade secret, copyright, patent, trademark, unfair competition and other intellectual property laws as well as contractual agreements to protect our rights to such intellectual property. Due to the difficulty of monitoring unauthorized use of and access to intellectual property, however, such measures may not provide adequate protection. It is possible that our competitors may access our intellectual property and proprietary information and use it to their advantage. In addition, there can be no assurance that courts will always uphold our intellectual property rights, or enforce the contractual arrangements that we have entered into to protect our proprietary technology. Any unenforceability or misappropriation of our intellectual property could have a material adverse effect on our business, financial condition and results of operations. Furthermore, we cannot assure you that any pending patent application or trademark application made by us will result in an issued patent or registered trademark, or that, if a patent is issued, it will provide meaningful protection against competitors or competitor technologies. In addition, if we bring or become subject to litigation to defend against claimed infringement of our rights or of the rights of others or to determine the scope and validity of our intellectual property rights, such litigation could result in substantial costs and diversion of our resources which could have a material adverse effect on our business, financial condition and results of operations. Unfavorable results in such litigation could also result in the loss or compromise of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties on unfavorable terms, or prevent us from manufacturing or selling our products, any of which could have a material adverse effect on our business, financial condition and results of operations.

TECHNOLOGICAL ADVANCES, THE INTRODUCTION OF NEW PRODUCTS, AND NEW DESIGN AND MANUFACTURING TECHNIQUES COULD ADVERSELY AFFECT OUR OPERATIONS UNLESS WE ARE ABLE TO ADAPT TO THE RESULTING CHANGE IN CONDITIONS.

         Our future success and competitive position depend to a significant extent upon our proprietary technology. We must make significant investments to continue to develop and refine our technologies. We will be required to expend substantial funds for and commit significant resources to the conduct of continuing research and development activities, the engagement of additional engineering and other technical personnel, the purchase of advanced design, production and test equipment, and the enhancement of design and manufacturing processes and techniques. Our future operating results will depend to a significant extent on our ability to continue to provide design and manufacturing services for new products that compare favorably on the basis of time to introduction, cost and performance with the design and manufacturing capabilities. The success of new design and manufacturing services depends on various factors, including utilization of advances in technology, innovative development of new solutions for customer products, efficient and cost-effective services, timely completion and delivery of new product solutions and market acceptance of customers' end products. Because of the complexity of our products, we may experience delays from time to time in completing the design and manufacture of new product solutions. In addition, there can be no assurance that any new product solutions will receive or maintain customer or market acceptance. If we were unable to design and manufacture solutions for new products of our customers on a timely and cost-effective basis, such inability could have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE ADVERSELY AFFECTED BY APPLICABLE ENVIRONMENTAL LAWS AND REGULATIONS.

         We are subject to federal, state, local and foreign laws and regulations governing the protection of the environment and human health, including those regulating discharges to the air and water, the management of wastes, and the control of noise and odors. We cannot assure you that we are at all times in complete compliance with all such requirements. Like all companies in our industry, we are subject to potentially significant fines or penalties if we fail to comply with environmental requirements. Environmental requirements are complex, change frequently, and could become more stringent in the future. Accordingly, we cannot assure you that these requirements will not change in a manner that will require material capital or operating expenditures or will otherwise have a material adverse effect on us in the future. In addition, we are also subject to environmental laws requiring the investigation and clean-up of environmental contamination. We may be subject to liability, including liability for clean-up costs, if contamination is discovered at one of our current or former facilities, in some circumstances even if such contamination was caused by a third party such as a prior owner. We also may be subject to liability if contamination is discovered at a landfill or other location where we have disposed of wastes, notwithstanding that its historic disposal practices may have been in accordance with all applicable requirements. We use Orthochlorabenzalmalononitrile and Chloroacetophenone chemical agents in connection with our production of tear gas, and these chemicals are hazardous and could cause environmental damage if not handled and disposed of properly. Moreover, private parties may bring claims against us based on alleged adverse health impacts or property damage caused by our operations. The amount of liability for cleaning up contamination or defending against private party claims could be material.

                           FORWARD LOOKING STATEMENTS

         Certain statements we make in this prospectus, and other written or oral statements by us or our authorized officers on our behalf, may constitute "forward looking statements" within the meaning of the Federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information. Words or phrases such as

"estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

         Before you invest in the new notes, you should be aware that the occurrence of the events described in the immediately above section captioned "Risk Factors" and otherwise discussed elsewhere in this prospectus or in materials incorporated in this prospectus by reference to our other filings with the Commission, could have a material adverse affect on our business, financial condition and results of operation.

         The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on independent industry publications, reports of government agencies or other published industry sources or our estimates based on management's knowledge and experience in the markets in which we operate. Our estimates have been based on information provided by customers, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

                                 USE OF PROCEEDS

         This exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into relating to the old notes. We will not receive any proceeds from the exchange offer. You will receive, in exchange for old notes tendered by you in the exchange offer, new notes in like principal amount. The old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding debt.

         We received approximately $147.5 million of net proceeds from the sale of the old notes. We used $15.0 million of the net proceeds to repay all of the outstanding amounts under our Amended and Restated Credit Agreement, dated as of August 22, 2001, $110.5 million of the net proceeds to acquire Simula, Inc. and retire Simula's outstanding indebtedness, and $7.5 million of the net proceeds to acquire Hatch Imports, Inc. The remainder of the net proceeds from the offering of the old notes are being used for general working capital purposes.


                       RATIO OF EARNINGS TO FIXED CHARGES

         Our ratio of earnings to fixed charges for the five years ended December 31, 2002 and for the nine months ended September 30, 2003 are set forth below:

                         ------------------------------------------------------------------------------------------
                                                                                             FOR THE NINE MONTHS
                                           FOR THE YEAR ENDED DECEMBER 31,                   ENDED SEPTEMBER 30,
                         ------------------------------------------------------------------------------------------
                             1998          1999         2000         2001          2002              2003
                         ------------------------------------------------------------------------------------------
Ratio of earnings to
fixed charges                27.4          23.8          7.6          5.7          14.9              9.1
                         ==========================================================================================


         The ratios of earnings to fixed charges are calculated as follows:

(income before income taxes and minority interest) + (fixed charges) - (capitalized interest)
---------------------------------------------------------------------------------------------
                                        (fixed charges)

                                 CAPITALIZATION

         The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2003 on an actual basis.

         This table should be read in conjunction with "Use of Proceeds" and "Selected Consolidated Historical Financial Data of Armor Holdings, Inc." The table should also be read in conjunction with our unaudited pro forma condensed consolidated financial statements and our audited and unaudited financial statements, including the related notes thereto, included in and incorporated by reference into this prospectus.

                                                                                As of September 30, 2003
                                                                                       (Unaudited)
                                                                                     (in thousands)
Cash and cash equivalents                                                               $154,766

Debt including current installments
     Revolving credit facility (1)                                                            --
     Other senior debt                                                                     5,780
     Fair value of interest rate swap                                                      7,976
     Senior subordinated notes due 2013 (net of unamortized discount)                    147,538
     Debt of discontinued operations                                                       6,854
                                                                                        --------
     Total debt                                                                          168,148
                                                                                        --------
Total stockholders' equity                                                               291,140
                                                                                        --------
     Total capitalization                                                               $459,288
                                                                                        ========

         (1) We have the ability to borrow up to $60 million under our secured revolving credit facility, all of which will be senior debt.

                 SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
                             OF ARMOR HOLDINGS, INC.


     The following selected consolidated financial data is derived from our audited consolidated financial statements as of December 31, 2002 and December 31, 2001, and for each of the three years ended December 31, 2000, which are audited by PricewaterhouseCoopers LLP. The information as of December 31, 2000, December 31, 1999 and December 31, 1998, and for each of the two years ended December 31, 1999 was derived from our consolidated financial statements audited by PricewaterhouseCoopers LLP and subsequently adjusted by management on an unaudited basis to reflect the presentation required for discontinued operations as a result of our decision in July of 2002 to sell our Services Division. The selected consolidated financial information as of, and for each of the nine months ended September 30, 2003 and September 30, 2002 are derived from our unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which we consider necessary for a fair presentation of our financial position and the results of operations for these periods.

     Operating results for the nine months ended September 30, 2003 and the year ended December 31, 2002 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2003 or for any other future period.

                                NINE MONTHS ENDED
                                  SEPTEMBER 30,                               YEAR ENDED DECEMBER 31,
                              -----------------------    -------------------------------------------------------------------
                                2003          2002          2002            2001         2000          1999         1998
                              ----------    ---------    ------------     ---------    ----------    ---------    ----------
                                   (UNAUDITED)                                (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues:
   Products..............      $144,140     $131,049        $179,946      $149,868      $139,904      $96,706       $45,644
   Mobile Security.......       108,875       90,717         125,171        47,232            --           --            --
                              ----------    ---------    ------------     ---------    ----------    ---------    ----------

   Total Revenues........       253,015      221,766         305,117       197,100       139,904       96,706        45,644
Costs and Expenses:
   Cost of sales.........       176,396      152,481         210,745       126,330        85,457       56,304        28,064
   Operating expenses....        44,505       37,046          49,836        38,659        30,286       21,933        10,760
   Amortization (1)......           201          213             245         2,142         1,704        1,329           494
   Integration and other
     non-recurring
     charges (3).........         4,565        4,476           5,926         3,296         2,588        2,014            --
                              ----------    ---------    ------------     ---------    ----------    ---------    ----------

Operating Income:                27,348       27,550          38,365        26,673        19,869       15,126         6,326
   Interest expense               2,291          669             923         3,864         1,849          137          (274)
   Other expense (income),
   net...................           181          (77)             51           (82)          (67)        (811)          (13)
                              ----------    ---------    ------------     ---------    ----------    ---------    ----------

Income from continuing
   operations before
   provision for income
   taxes.................        24,876       26,958          37,391        22,891        18,087       15,800         6,613
Provision for income taxes       10,044       13,603          16,054         8,207         7,240        6,472         2,674
                              ----------    ---------    ------------     ---------    ----------    ---------    ----------

Income from continuing
   operations............        14,832       13,355          21,337        14,684        10,847        9,328         3,939
                              ----------    ---------    ------------     ---------    ----------    ---------    ----------

Income (loss) from
   discontinued
   operations before
   provision (benefit)
   for income taxes (2)..         3,593      (17,606)        (41,468)       (7,066)        8,303        5,399         7,060
Provision (benefit) for
   income taxes..........         2,610          421          (2,442)       (2,510)        2,102        1,531         2,403
                              ----------    ---------    ------------     ---------    ----------    ---------    ----------

Income (loss) from
   discontinued
   operations (2)........           983      (18,027)        (39,026)       (4,556)        6,201        3,868         4,657
                              ----------    ---------    ------------     ---------    ----------    ---------    ----------
Net income (loss)........       $15,815     $ (4,672)       $(17,689)      $10,128       $17,048      $13,196        $8,596
                              ==========    =========    ============     =========    ==========    =========    ==========

Basic income from
   continuing operations
   per share.............         $0.52        $0.44           $0.70         $0.61         $0.48        $0.44         $0.24
Diluted income from               $0.52        $0.43           $0.69         $0.59         $0.46        $0.43         $0.23
Basic Earnings per share.         $0.56       $(0.15)         $(0.58)        $0.42         $0.75        $0.63         $0.53
Diluted Earnings per share        $0.56       $(0.15)         $(0.57)        $0.41         $0.73        $0.61         $0.50

                                NINE MONTHS ENDED
                                  SEPTEMBER 30,                               YEAR ENDED DECEMBER 31,
                              -----------------------    -------------------------------------------------------------------
                                2003          2002          2002            2001         2000          1999         1998
                              ----------    ---------    ------------     ---------    ----------    ---------    ----------
                                   (UNAUDITED)                                (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (AT END
   OF PERIOD):
   Cash and cash equivalents   $159,817      $21,403         $16,551       $53,719        $7,257      $13,246        $6,789
   Working capital.......      $254,209     $114,756        $100,591      $142,723       $67,937      $53,993       $24,366
   Total assets..........      $541,393     $381,627        $367,753      $388,057      $225,957     $178,922       $94,353
   Long-term obligations.      $160,046      $10,990          $5,240        $4,640       $38,288       $2,453          $344
   Stockholders' equity..      $291,140     $298,592        $288,077      $326,019      $166,771     $157,883       $75,102

-------------
(1) Effective January 1, 2002, we adopted Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). Amortization of goodwill, including goodwill recorded in past business combinations, ceased upon adoption of this statement. In addition, this statement requires that goodwill be tested for impairment at least annually at the reporting unit level.

(2) As described in Note 2 of our fiscal 2002 audited financial statements, we recorded an impairment charge of $30.3 million for the Services Division in fiscal 2002. This impairment charge consisted of approximately $6.1 million in estimated disposal costs and a $24.2 million non-cash goodwill reduction. In fiscal 2001, we recorded a pre-tax restructuring charge of $10.3 million for the Services Division as a result of an approved restructuring plan to close its U.S. investigations businesses, realign the Division's organization, eliminate excess facilities and reduce overhead in our businesses worldwide. Operating results for 1998 through the first nine months of fiscal 2003 ended September 30, 2003 reflect the reclassification of the Services Division as discontinued operations. USDS, Inc., a subsidiary providing certain training services, formerly reported as a part of the Services Division, is not included in the amounts classified as assets held for sale. The assets and liabilities as well as the operating results of USDS, Inc. have been reclassified to the Armor Holdings Products Division where management oversight currently resides.

(3) Includes one-time non-recurring charges and certain non-capitalized expenses relating to the acquisition and integration of acquired businesses. Acquisition and integration expenses include but are not limited to severance, integration of sales, marketing, distribution and manufacturing operations, as well as relocation and lease termination expenses, as well as one-time non-recurring charges and direct expenses associated with acquisition and due diligence efforts for acquisitions not completed.

                   SELECTED CONSOLIDATED HISTORICAL FINANCIAL
                              DATA OF SIMULA, INC.

     The selected consolidated financial data presented below has been derived from Simula's historical audited consolidated financial statements for each of the five years ended December 31, 2002, as adjusted by management on an unaudited basis to reflect the presentation required for discontinued operations as a result of Simula's decision to sell its automotive safety business. The selected consolidated financial data as of and for each of the nine months ended September 30, 2003 and September 30, 2002 are derived from Simula's unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which Simula considers necessary for a fair presentation of its financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 2003 and the year ended December 31, 2002 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2003 or for any other future period.

                                              NINE MONTHS ENDED
                                                SEPTEMBER 30,                   YEAR ENDED DECEMBER 31,
                                              -----------------      --------------------------------------------------
                                                2003      2002       2002      2001       2000      1999       1998
                                                ----      ----       ----      ----       ----      ----       ----
                                                  (UNAUDITED)                   (DOLLARS IN THOUSANDS)

INCOME STATEMENT DATA:
Total revenues...........................      $50,615    $60,291   $75,556    $69,937   $60,318    $98,875   $72,652
Costs and expenses:
     Cost of sales.......................       32,228     39,496    48,168     46,550    43,801     84,483    70,339
     Administrative expenses.............       10,892     10,120    14,791     13,956    17,286     21,677    17,306
     Research & development..............        1,722      1,311     1,864      1,549     1,865         --        --
     Restructuring & other costs.........          599        762       322        408     2,156     18,403        --

Operating income (loss)..................        5,174      8,602    10,411      7,474    (4,790)   (25,688)  (14,993)
     Interest expense, net...............        8,277      7,738    10,411     10,231     9,803      7,079     4,861
     Gain (loss) on early retirement of debt        --         --        --     (3,815)(1) 1,524(1)    (232)(1)    --
     Other expense (income), net.........        1,000         --        81         --        --         --        --

Income (loss) from continuing operations
     before income taxes.................       (4,103)       864       (81)    (6,572)  (13,069)   (32,999)  (19,854)
Income tax (expense) benefit.............          (17)       402   (37,960)     2,091     3,547     11,619     7,092

Income (loss) before discontinued operations
     and extraordinary expenses..........       (4,120)       462   (38,041)    (4,481)   (9,522)   (21,380)  (12,762)
Income (loss) from discontinued operations        (752)      (320)    4,006      3,448     4,602     (1,466)  (14,947)

Net income (loss)........................       (4,872)       142   (34,035)    (1,033)   (4,920)   (22,846)  (27,709)
Dividends on preferred stock.............           --         --        --         --     1,083        280        --

Net income (loss) available for common
      shareholders.......................      $(4,872)      $142  $(34,035)   $(1,033)  $(6,003)  $(23,126) $(27,709)

Basic income (loss) from continuing
      operations per share...............      $ (0.32)     $0.04  $  (2.94)    $(0.36)   $(0.93)    $(2.12)   $(1.29)
Diluted income (loss) from continuing
      operations per share...............      $ (0.32)     $0.04  $  (2.94)    $(0.36)   $(0.93)    $(2.12)   $(1.29)
Basic income (loss) per share............      $ (0.37)     $0.01  $  (2.64)    $(0.09)   $(0.52)    $(2.26)   $(2.80)
Diluted income (loss) per share..........      $ (0.37)     $0.01  $  (2.64)    $(0.08)   $(0.52)    $(2.26)   $(2.80)
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents................          $12       $462      $212       $362      $746     $5,223      $933
Working capital..........................     $(48,879)    $1,730  $(24,631)    $4,946  $(11,385)    $5,012   $13,047
Total assets.............................      $31,576    $90,785   $54,879    $92,653   $85,899   $107,340  $119,589
Long-term obligations....................       $1,764    $59,736   $33,609    $62,540   $39,526    $53,820   $47,244
Stockholders' (deficit) equity...........     $(41,930)   $(2,698) $(38,428)   $(2,640)    $(661)    $3,375   $18,570

(1) In accordance with Financial Accounting Standards No. 145, the gains or losses on extinguishment of debt that had been recorded as an extraordinary item within the historical financial statements totaling ($2,183), $1,109 and ($151) for the years ended December 31, 2001, 2000 and 1999, respectively, have been tax effected and reclassified into continuing operations.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The unaudited pro forma condensed consolidated financial statements for the periods indicated below show the effect of the acquisition of Simula. The unaudited pro forma condensed consolidated balance sheet presents the financial position of Armor Holdings at September 30, 2003 giving effect to the acquisition of Simula as if it had occurred on such date. The unaudited pro forma condensed consolidated statements of continuing operations for the nine months ended September 30, 2003 and for the year ended December 31, 2002 give effect to the acquisition of Simula as if it had occurred on January 1, 2002.

     The unaudited pro forma balance sheet as of September 30, 2003 has been prepared by combining the historical condensed consolidated balance sheet of Armor Holdings with the historical condensed consolidated balance sheet of Simula as of September 30, 2003. The unaudited pro forma condensed consolidated statements of continuing operations for the year ended December 31, 2002 have been prepared by combining Armor Holdings' historical condensed consolidated statement of continuing operations for the year ended December 31, 2002 with the historical condensed consolidated statement of continuing operations of Simula for the year ended December 31, 2002. The interim unaudited pro forma condensed consolidated statements of continuing operations for the nine months ended September 30, 2003 have been prepared by combining Armor Holdings' historical condensed consolidated statement of continuing operations for the nine months ended September 30, 2003 with Simula's historical condensed consolidated statement of continuing operations for the nine months ended September 30, 2003. Appropriate pro forma adjustments have been applied to the historical accounts.

     The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the acquisition been completed as of the dates indicated and is not necessarily indicative of our future financial position or results of operations.

     The acquisition of Simula was structured as a merger, pursuant to which a wholly-owned subsidiary of Armor Holdings was merged with and into Simula, with Simula surviving the merger and becoming a wholly-owned subsidiary of Armor Holdings. The acquisition is accounted for under the purchase method of accounting with the assets acquired and liabilities assumed recorded at their estimated fair values. Goodwill is generated to the extent that the merger consideration, including transaction and closing costs, exceeds the fair value of net assets acquired. We are in the process of determining the purchase price allocation, which will allocate the excess of purchase price, including transaction costs, over the fair value of the tangible and identifiable intangible assets to be acquired to goodwill. We have not finished this purchase price allocation. As a result, the final allocation of the excess purchase price over the fair value of the assets to be acquired could differ from what is presented herein.

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Armor Holdings and Simula, respectively, including related notes thereto, which are included or referenced elsewhere in this prospectus.

     On December 9, 2003, we completed our acquisition of Simula for $110.5 million in cash, subject to adjustment, including adjustments for certain transaction fees and costs. A portion of the $110.5 million was used to retire a majority of Simula's outstanding indebtedness. Approximately $31 million principal amount of 8% debentures will remain outstanding for approximately 30 days at which time we will repay these debentures, plus accrued interest, in their entirety. As of the date of this prospectus, Simula's outstanding 8% debentures have been paid in full. After payment of 100% of the outstanding indebtedness and transaction expenses, the merger consideration paid to

Simula's shareholders at closing pursuant to the merger agreement was approximately $43.5 million.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                              CONTINUING OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       100% CASH PAID TO SIMULA
                                                                             SHAREHOLDERS
                                                                    -----------------------------------
                                    HISTORICAL      HISTORICAL        PRO FORMA
                                       ARMOR        SIMULA(1)        ADJUSTMENTS            PRO FORMA
                                    ------------    -----------     --------------       --------------
Revenues
     Products                          $179,946     $       --      $          --           $ 179,946
     Mobile Security                    125,171             --                 --             125,171
     Simula                                  --         75,556             (1,152)(2)          74,404
                                    ------------    -----------     --------------       -------------

Total revenues                          305,117         75,556             (1,152)            379,521

Costs and expenses
     Cost of sales                      210,745         48,168              2,572(2)          261,485
     Operating expenses                  50,081         16,977              1,632(3)(4)(5)     68,690
     Integration and other
       non-recurring charges              5,926             --                 --               5,926
                                    ------------    -----------     --------------       -------------

Operating income                         38,365         10,411             (5,356)             43,420
     Interest expense, net                  923         10,411             (3,240)(6)           8,094
     Other expense, net                      51             81                 --                 132
                                    ------------    -----------     --------------       -------------

Income (loss) from continuing
   operations before provision
   for income taxes                      37,391            (81)            (2,116)             35,194
Provision for income taxes               16,054         37,960            (38,754)(7)          15,260
                                    ------------    -----------     --------------       -------------

Income (loss) from continuing
operations                              $21,337      $ (38,041)     $      36,638             $19,934
                                    ============    ===========     ==============       =============

Earnings per common share for
   continuing operations:
     Basic                                $0.70                                (8)              $0.66
     Diluted                              $0.69                                (8)              $0.64

Weighted average common shares
   outstanding:
     Basic                               30,341                                                30,341
     Diluted                             30,957                                                30,957

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002

(1) Simula's condensed consolidated statement of continuing operations as adjusted for the sale of its automotive safety business is presented for the year ended December 31, 2002.

(2) Reflects a change of Simula's revenue recognition policy to conform to accounting policy used by Armor Holdings on long-term contracts from percentage completion based on the cost incurred basis to Armor Holdings' policy of percentage completion based on the units completed basis. For the year ended December 31, 2002, this change in revenue recognition would have resulted in a decrease in revenues of approximately $1.2 million and an increase in cost of sales of approximately $2.6 million including reduction in margin for opening in-process inventory.

(3) Reflects a reduction to depreciation expense of $168,000 due to an increase in the weighted average estimated useful lives of property and equipment to six years and leasehold improvements to 12 years, which exceeds the remaining useful life on a historical basis.

(4) Reflects an increase to amortization expense of $3.1 million due to an increase from purchase accounting in the fair value of identifiable intangible assets over their estimated useful lives. See Note 5 to the Pro Forma Condensed Consolidated Balance Sheet.

(5) Reflects a reduction for transactions costs of approximately $1.3 million related to the costs to sell Simula.

(6) Reflects interest expense of $7.2 million related to the acquisition debt used to fund the acquisition of Simula, net of the elimination of Simula's historical interest expense of $10.4 million. If interest rates were to increase or decrease by 1/8%, pro forma income from continuing operations would be $19.7 million and $20.1 million, respectively. The acquisition debt was issued by Armor Holdings in August of 2003 and matures in August of 2013. The acquisition debt carries a current variable interest rate of six-month LIBOR, set in arrears, plus a spread ranging from 2.735% to 2.75% as a result of interest rate hedge transactions. Pro forma interest expense for the acquisition debt was based on historical six-month LIBOR rates of 2.07%, or 4.82%, for the two-month period ended February 2002, 1.82%, or 4.57%, for the six-month period ended August 2002 and 1.37%, or 4.12%, for the four-month period ended December 31, 2002.

(7) Reflects the adjustment to the provision for taxes by applying Armor Holdings' statutory tax rate of approximately 37.7% to the pro forma adjustments and eliminating the provision of $37.9 million that Simula recognized in 2002, which principally related to providing a valuation allowance for deferred tax assets resulting from net operating loss carry-forward deductions.

(8) Basic earnings per common share for continuing operations is computed as follows: Income from continuing operations divided by basic weighted average common shares outstanding. Diluted earnings per common share for continuing operations is computed as follows: Income from continuing operations divided by diluted weighted average common shares outstanding.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                              CONTINUING OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 100% CASH PAID TO SIMULA
                                                                                       SHAREHOLDERS
                                                                            -----------------------------------
                                           HISTORICAL       HISTORICAL          PRO FORMA
                                             ARMOR           SIMULA(1)         ADJUSTMENTS          PRO FORMA
                                         -------------    --------------    -----------------    --------------
Revenues
     Products                                $144,140          $     --          $        --         $ 144,140
     Mobile Security                          108,875                --                   --           108,875
     Simula                                        --            50,615                8,165(2)         58,780
                                         -------------    --------------    -----------------    --------------

Total revenues                                253,015            50,615                8,165           311,795

Costs and expenses
     Cost of sales                            176,396            32,228                5,661(2)        214,285
     Operating expenses                        44,706            12,614                  860(3)(4)(5)   58,180
     Integration and other
       non--recurring charges                   4,565               599                   --             5,164
                                         -------------    --------------    -----------------    --------------

Operating income                               27,348             5,174                1,644            34,166
     Interest expense, net                      2,291             8,277               (4,691)(6)         5,877
     Other expense, net                           181             1,000               (1,000)(7)           181
                                         -------------    --------------    -----------------    --------------

Income (loss) from continuing
   operations before provision for
   income taxes                                24,876            (4,103)               7,335            28,108

Provision for income taxes                     10,044                17                1,256(8)         11,317
                                         -------------    --------------    -----------------    --------------

Income (loss) from continuing
operations                                    $14,832           $(4,120)              $6,079           $16,791
                                         =============    ==============    =================    ==============

Earnings per common share for
  continuing operations:
     Basic                                      $0.52                                     (9)            $0.60
     Diluted                                    $0.52                                     (9)            $0.59

Weighted average common shares
  outstanding:
     Basic                                     28,106                                                   28,106
     Diluted                                   28,438                                                   28,438

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

(1) Simula's condensed consolidated statement of continuing operations as adjusted for the sale of its automotive safety division is presented for the nine months ended September 30, 2003.

(2) Reflects a change of Simula's revenue recognition policy to conform to the accounting policy used by Armor Holdings on long-term contracts from percentage completion based on the cost incurred basis to Armor Holding's policy of percentage completion based on the units completed basis. For the nine-months ended September 30, 2003, this change in revenue recognition would have resulted in an increase in revenues of approximately $8.2 million and an increase in cost of sales of approximately $5.7 million.

(3) Reflects a reduction to depreciation expense of $137,000 due to an increase in the weighted average estimated useful lives of property and equipment to six years and leasehold improvements to 12 years, which exceeds the remaining useful life on a historical basis.

(4) Reflects an increase to amortization expense of $2.4 million from purchase accounting due to an increase in the fair value of identifiable intangible assets over their estimated useful lives. See Note 5 to the Pro forma Condensed Consolidated Balance Sheet.

(5) Reflects a reduction for transactions costs of approximately $1.4 million related to the sale of Simula's automotive safety division and costs to sell Simula.

(6) Reflects interest expense of $4.9 million (net of $1.3 million previously recognized in Armor Holding's historical financial statements) related to the acquisition debt used to fund the acquisition of Simula, net of the elimination of Simula's allocated interest expense of $8.3 million. If interest rates were to increase or decrease by 1/8%, pro forma income from continuing operations would be $16.7 million and $16.9 million, respectively. The acquisition debt was issued by Armor Holdings in August of 2003 and matures in August of 2013. The acquisition debt carries a current variable interest rate of six-month LIBOR, set in arrears, plus a spread ranging from 2.735% to 2.75% as a result of interest rate hedge transactions. Pro forma interest expense for the acquisition debt was based on historical six-month LIBOR rates of 1.37%, or 4.12%, for the two-month period ended February 2003 and 1.19%, or 3.94%, for the seven-month period ended August 2003.

(7) Reflects the elimination of the $1.0 million performance fee paid related to Simula's default on a certain non-monetary financial covenant under their Senior Secured Note.

(8) Reflects the adjustment to the provision for taxes by applying Armor Holdings' statutory tax rate of approximately 37.7% to the pro forma adjustments and to Simula's historical losses.

(9) Basic earnings per common share for continuing operations is computed as follows: Income from continuing operations divided by basic weighted average common shares outstanding. Diluted earnings per common share for continuing operations is computed as follows: Income from continuing operations divided by diluted weighted average common shares outstanding.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2003
                             (AMOUNTS IN THOUSANDS)


                                                                             100% CASH PAID TO SIMULA SHAREHOLDERS
                                                                             --------------------------------------
                                      HISTORICAL        HISTORICAL              PRO FORMA
                                        ARMOR            SIMULA(1)             ADJUSTMENTS           PRO FORMA
                                     -------------     --------------        -----------------    -----------------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents           $154,766                $12             $(81,259)(2)              $73,519
     Accounts receivable (net of
       allowance for doubtful
       accounts)                           59,215              8,836                   --                   68,051
     Costs and earned gross profit          1,088             10,324              (10,324)(3)                1,088
     Inventories                           60,068              2,491                8,583(3)                71,142
     Prepaid expenses and other
       current assets                      21,321              1,199               (1,036)(7)               21,484
     Current assets of
       discontinued operations             47,958                 --                   --                   47,958
                                     -------------     --------------        -----------------    -----------------
     Total Current Assets                 344,416             22,862              (84,036)                 283,242
Property and Equipment (net of
   accumulated depreciation)               49,531              6,151                   --                   55,682
Goodwill (net of accumulated               98,934                 --               66,323(4)               165,257
Patents, Licenses & Trademarks
   (net of accumulated
   amortization)                            7,419              1,388               35,654(5)                44,461
Other Assets                               21,048              1,175                 (704)(7)               21,519
Long--Term Assets of Discontinued
Operations                                 20,045                 --                   --                   20,045
                                     -------------     --------------        -----------------    -----------------
TOTAL ASSETS                             $541,393            $31,576              $17,237                 $590,206
                                     =============     ==============        =================    =================
LIABILITIES AND STOCKHOLDERS'
EQUITY
CURRENT LIABILITIES
     Current portion of long--term
       debt                                  $765            $56,086              (24,898)(8)              $31,953
     Short--term debt                         608              3,543               (3,543)(8)                  608
     Accounts payable                      22,013              5,010                   --                   27,023
     Accrued expenses and other            38,965              7,102                3,892(3)(6)             49,959
     Income taxes payable                   3,914                 --                   --                    3,914
     Current liabilities of
       discontinued operations             23,942                 --                   --                   23,942
                                     -------------     --------------        -----------------    -----------------
     Total current liabilities             90,207             71,741              (24,549)                 137,399
LONG--TERM DEBT, LESS CURRENT
    PORTION                               159,921              1,765                 (144)(8)              161,542
LONG--TERM LIABILITIES OF
   DISCONTINUED OPERATIONS                    125                 --                       --                  125
                                     -------------     --------------        -----------------    -----------------

     Total Liabilities                    250,253             73,506              (24,693)                 299,066
STOCKHOLDERS' EQUITY
     Common stock                             342                132                 (132)(9)                  342

     Additional paid--in capital          315,148             63,015              (63,015)(9)              315,148
     Retained earnings                     49,871           (102,285)             102,285(9)
     Accumulated other
     comprehensive loss                    (1,904)            (2,792)               2,792(9)                (1,904)
     Treasury stock                       (72,317)                --                   --                  (72,317)
                                     -------------     --------------        -----------------    -----------------
     Total stockholders' equity           291,140            (41,930)              41,930                  291,140
                                     -------------     --------------        -----------------    -----------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                     $541,393            $31,576              $17,237                $ 590,206
                                     =============     ==============        =================    =================

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2003

(1) Simula's condensed consolidated balance sheet as of September 30, 2003.

(2) The estimated total purchase price is $112.8 million, including $2.3 million of estimated transaction costs for Armor Holdings. The cash proceeds from the issuance of $147.5 million in debt were used as follows:

      Repayment of Simula debt and purchase adjustments                              $ 31,747
      Cash paid for Simula's transaction costs                                          4,262
      Cash paid to Simula's common shareholders                                        42,950
      Armor Holdings' transaction costs                                                 2,300
                                                                               ---------------
      Total pro-forma adjustment                                                       81,259

      8% Senior Subordinated Bonds to be redeemed in January 2004                      32,214
      Other non-cash purchase price adjustments                                         (673)
                                                                               ---------------
      Total purchase price                                                          $ 112,800
                                                                               ===============


(3) Reflects the adjustment of Simula's historical costs in excess of billings and inventory resulting from a change in Simula's revenue recognition policy to conform to the accounting policy used by Armor Holdings on long-term contracts from percentage completion based on the cost incurred basis to Armor Holdings' policy of percentage completion on the units completed basis. This change in revenue recognition results in a decrease in costs in excess of billings of $10.3 million, increase in inventory of $8.6 million (includes $630,000 related to the application of purchase accounting), increase of accrued expenses and other current liabilities of $3.0 million and a decrease in retained earnings of $4.7 million.

(4) The excess of the amount paid to acquire 100% of Simula, Inc. common stock over the fair value of the net tangible and identifiable intangible assets (see note 5) of $66.3 million is reported as goodwill.

(5) Reflects the estimated fair value of identifiable intangible assets acquired of $35.7 million. These assets consist of $25.2 million in customer relationships, $8.8 million in technology and $1.7 million in licensing agreements. We estimate these identifiable intangible asset categories have weighted average useful lives of 14, 8 and 10 years, respectively.

(6) Reflects an increase of $915,000 in Simula's pension obligation to adjust the obligation to the difference between the fair market value of the plan assets and the projected benefit obligation.

(7) Other long-term assets were reduced by the elimination of Simula's capitalized debt issuance costs of $704,000 related to the Revolving Line of Credit, 9.5% Senior Subordinated Notes, and other long-term debt.

(8) Reflects Simula's repayment of $144,000 of outstanding debt under the Revolving Line of Credit, 9.5% Senior Subordinated Notes, as well as other long-term debt upon completion of the acquisition.

(9)  Reflects the elimination of the historical shareholders' equity of Simula.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

COMPANY OVERVIEW

We are a leading manufacturer and provider of security products, vehicle armor systems and security risk management services. Our products and services are used by military, law enforcement, security and corrections personnel throughout the world, as well as governmental agencies, multinational corporations and non-governmental organizations. Our company is organized and operated under three business segments: Armor Holdings Products; Armor Mobile Security; and ArmorGroup, which is accounted for as a discontinued operation.

CONTINUING OPERATIONS

Armor Holdings Products. Our Armor Holdings Products Division manufactures and sells a broad range of high quality, branded law enforcement equipment, such as concealable and tactical body armor, hard armor, duty gear, less-lethal munitions, anti-riot products, police batons, emergency lighting products, forensic products, firearms accessories and weapon maintenance products. Our products are marketed under brand names that are well-known and respected in the military and law enforcement communities such as American Body Armor(TM), Safariland(R), B-Square(TM), Break-Free(R), Defense Technology/Federal Laboratories(TM), MACE(R), PROTECH(TM), NIK(R)Public Safety, Monadnock(TM) Lifetime Products, Identicator(TM), Lightning Powder(R), SpeedFeed(TM), and 911EP(R). We sell our manufactured products primarily to law enforcement agencies through a worldwide network of over 350 distributors and sales agents, including approximately 200 in the United States. Our extensive distribution capabilities and commitment to customer service and training have enabled us to become a leading provider of security equipment to law enforcement agencies.

Armor Mobile Security. Our Armor Mobile Security Division manufactures and installs ballistic and blast protected armoring systems for military vehicles, commercial vehicles, military aircraft, and missile components. Under the brand name O'Gara-Hess & Eisenhardt, we are the sole-source provider to the U.S. military for the supply of armoring and blast protection systems for the High Mobility Multi-purpose Wheeled Vehicle (the "HMMWV"). We are also under contract with the U.S. Army to provide systems technical support for the installed base of approximately 3,500 up-armored HMMWV's. We provide spare parts and maintenance services for the HMMWV's in use and we expect that our maintenance services may increase if the U.S. military substantially increases its HMMWV purchases or substantially increases its use of the current installed base. Additionally, the Armor Mobile Security Division has been subcontracted to develop a ballistic and blast protected armored and sealed truck cab for the High Mobility Artillery Rocket System ("HIMARS"), a U.S. Army and Marine Corps program recently transitioned from developmental to low rate initial production with deliveries scheduled in late 2003. The Division also markets armor sub-systems for other tactical wheeled vehicles. We armor a variety of commercial vehicles, including limousines, sedans, sport utility vehicles, commercial trucks and cash-in-transit vehicles, to protect against varying degrees of ballistic and blast threats.

DISCONTINUED OPERATIONS

Services Division. Our Services Division provides a broad range of sophisticated security risk management solutions to multinational corporations in diverse industries such as natural resources, financial services and consumer products, and to governmental and non-governmental agencies such as the U.S. Departments of State and Defense, the United Nations, United States Agency for International Development ("USAID") and Britain's Department for International Development. Our clients typically have personnel and other investments in unstable and often more risky areas of the world. Through our offices on five continents, we provide our multinational clients with a diversified portfolio of security solutions to assist them in mitigating risks to their operations around the world. Our highly trained, multilingual, and experienced security personnel work closely with our clients to create and implement solutions to complex security problems. These services include security planning, advice and management, security systems integration, intellectual property asset protection, due diligence investigations and training programs in counterintelligence, counter-surveillance, advanced driving techniques and ballistics. We believe that many of our security services, while often representing a small portion of our clients' overall cost of doing business, are critical to our clients' success. We believe that this creates a consistent demand for our premium services at attractive margins.

CRITICAL ACCOUNTING POLICIES

We believe our most critical accounting policies include revenue recognition, the use of estimates, income taxes and impairment.

Revenue Recognition. We record products revenue at the time of shipment. Returns are minimal and do not materially affect the financial statements.

We record revenue from our Mobile Security Division when the vehicle is shipped, except for larger commercial contracts typically longer than four months in length and the contract for the delivery of HMMWVs to the U.S. Government, which continues through 2005. Revenue from such larger contracts is recognized on the percentage of completion, units-of-work performed method. HMMWV units sold to the U.S. Government are considered complete when the onsite Department of Defense officer finishes the inspection of the HMMWV and approves it for delivery. Should such contracts be in a loss position, the entire estimated loss would be recognized for the balance of the contract at such time. We believe that our current contracts are profitable.

We record service revenue as services are provided on a contract-by-contract basis. Revenues from service contracts are recognized over the term of the contract.

         Comprehensive income and foreign currency translation. In accordance with Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" (SFAS 130), assets and liabilities denominated in a foreign currency are translated into U.S. dollars at the current rate of exchange existing at period-end and revenues and expenses are translated at the average monthly exchange rates. The cumulative translation adjustment, net of tax, which represents the effect of translating assets and liabilities of our foreign operations is recorded as a reduction of equity of $1,904,000 and $4,169,000 as of September 30, 2003 and December 31, 2002, respectively, and is classified as accumulated other comprehensive loss. The current year change in the accumulated amount, net of tax, is included as a component of comprehensive income.

         Stock options and Grants. Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), as amended by SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," establishes a fair value based method of accounting for stock-based employee compensation plans; however, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation costs is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. We have elected to continue to account for our employee stock compensation plans under APB 25 with pro forma disclosures of net earnings and earnings per share, as if the fair value based method of accounting defined in SFAS 123 had been applied. If compensation cost for stock option grants had been determined based on the fair value on the grant dates for September 30, 2003 and 2002 consistent with the method prescribed by SFAS 123, our net earnings and earnings per share would have been adjusted to the pro forma amounts indicated below:

                                                        THREE MONTHS ENDED                         NINE MONTHS ENDED
                                             SEPTEMBER 30, 2003   SEPTEMBER 30, 2002    SEPTEMBER 30, 2003   SEPTEMBER 30, 2002
                                             ------------------   ------------------    ------------------   ------------------
                                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net income (loss) as reported:                      $  6,115          $  (14,707)              $ 15,815           $  (4,672)

Deduct:  Total stock-based employee
compensation expense determined under
fair value based method for all awards,
net of related tax effects                              (671)             (1,699)                (2,985)             (3,434)
                                             ---------------- -------------------- --------------------- --------------------
Pro-forma net income (loss)                          $ 5,444          $  (16,406)              $ 12,830           $  (8,106)
                                             ================ ==================== ===================== ====================
Earnings (loss) per share:

    Basic - as reported                              $  0.22           $   (0.50)               $  0.56           $   (0.15)
                                             ================ ==================== ===================== ====================
    Basic - pro-forma                                $  0.20           $   (0.55)               $  0.46           $   (0.26)
                                             ================ ==================== ===================== ====================
    Diluted - as reported                            $  0.22           $   (0.49)               $  0.56           $   (0.15)
                                             ================ ==================== ===================== ====================
    Diluted - pro-forma                              $  0.19           $   (0.55)               $  0.45           $   (0.26)
                                             ================ ==================== ===================== ====================

Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Significant estimates inherent in the preparation of the accompanying consolidated financial statements include periodic testing of the carrying value of long-lived assets for impairment, valuation allowances for receivables, inventories and deferred income tax assets, liabilities for potential litigation claims and settlements; and contract contingencies and obligations. Actual results could differ from those estimates.

Income taxes. We account for income taxes pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under the asset and liability method specified thereunder, deferred taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities. Deferred tax liabilities are offset by deferred tax assets relating to net operating loss carryforwards and deductible temporary differences. Future benefits obtained either from utilization of net operating loss carryforwards or from the reduction in the income tax asset valuation allowance existing on September 20, 1993 have been and will be applied to reduce reorganization value in excess of amounts allocable to identifiable assets. At December 31, 2002 and 2001, our consolidated foreign subsidiaries have unremitted earnings of approximately $3.0 million and $1.3 million, respectively on which Armor Holdings has not recorded a provision for United States Federal income taxes since these earnings are considered to be permanently reinvested. Such foreign earnings have been taxed according to the regulations existing in the countries in which they were earned.

Impairment. Long-lived assets including certain identifiable intangibles, and the goodwill related to those assets, are reviewed annually for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable including, but not limited to, a deterioration of profits for a business segment that has long-lived assets, and when other changes occur which might impair recovery of long-lived assets. Management has reviewed Armor Holdings' long-lived assets and has taken an impairment charge of $31.2 million to reduce the carrying value of the Services Division to estimated realizable value. The method used to determine the existence of an impairment would be discounted operating cash flows estimated over the remaining useful lives of the related long-lived assets for continuing operations in accordance with SFAS No. 142, "Goodwill and Other Intangible

Assets." Impairment is measured as the difference between fair value and unamortized cost at the date impairment is determined.

Discontinued Operations. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144), a component classified as held for sale is reported in discontinued operations when the following conditions are met: (a) the operations and cash flows of the component have been (or will be) eliminated from the ongoing operations of the entity as a result of the disposal transaction and (b) the entity will not have any significant continuing involvement in the operations of the component after the disposal transaction. In a period in which a component of an entity either has been disposed of or is classified as held for sale, the income statement for current and prior periods reports the results of operations of the component, including any estimated impairment gain or loss recognized in accordance with SFAS 144 paragraph 37, in discontinued operations. The results of discontinued operations, less applicable income taxes (benefit), is reported as a separate component of income before extraordinary items and the cumulative effect of accounting changes (if applicable). The assets and liabilities of a disposal group classified as held for sale is presented separately in the asset and liability sections, respectively, of the statement of financial position.

         Derivative Instruments and Hedging Activities. We account for derivative instruments and hedging activities in accordance with Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedge Activities" (SFAS 133) as amended. All derivative instruments are recorded on the balance sheet at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, depending on the type of hedge transaction. For fair-value hedge transactions in which we hedge changes in an asset's, liability's, or firm commitment's fair value, changes in the fair value of the derivative instrument will generally be offset in the income statement by changes in the hedged item's fair value. We adopted SFAS 133 in the first quarter of 2001. However, we had no derivatives to be measured at the time of adoption. We do not hold or issue interest rate swap agreements or other derivative instruments for trading purposes.

         Changes in the fair value of the interest rate swap agreements offset changes in the fair value of the fixed rate debt due to changes in the market interest rate. Accordingly, the other assets on the Condensed Consolidated Balance Sheets as of September 30, 2003 increased by $8.0 million, which reflected an increase in the fair value of the interest rate swap agreements. The corresponding increase in the hedge liability was recorded in long-term debt. The agreements are deemed to be a perfectly effective fair value hedge and therefore qualify for the short-cut method of accounting under SFAS 133. As a result, no ineffectiveness is expected to be recognized in our earnings associated with the interest rate swap agreements.

NEW ACCOUNTING PRONOUNCEMENTS:

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. This statement specifies that certain acquired intangible assets in a business combination be recognized as assets separately from goodwill and that existing intangible assets and goodwill be evaluated for these new separation requirements. The adoption of this statement did not have a material impact on our consolidated financial statements.

In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, ceased upon adoption of this statement. In addition, this statement requires that goodwill be tested for impairment at least annually at the reporting unit level. We implemented SFAS No. 142 on January 1, 2002. In connection with the adoption of SFAS 142, we completed in the second quarter the transitional goodwill impairment test that compared the fair value of each reporting unit to its carrying value and determined that no impairment existed. The goodwill resulting from acquisitions made by us subsequent to June 30, 2001 was immediately subject to the non-amortization provisions of SFAS 142. Had we been accounting for goodwill under SFAS 142 for all periods presented, our net income and earnings per share would have been as follows:


                                                            DECEMBER 31,2002     DECEMBER 31, 2001     DECEMBER 31, 2000
                                                           ------------------  --------------------  --------------------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Reported net (loss) income                                         $(17,689)               $10,128               $17,048
Add back goodwill amortization, net of tax                                -                  3,044                 2,943
                                                           ------------------  --------------------  --------------------
 Actual/pro forma adjusted net (loss) income                       $(17,689)               $13,172               $19,991

Basic earnings per share
  Reported basic (loss) income per share                           $  (0.58)                $ 0.42                $ 0.75
  Goodwill amortization, net of tax                                       -                   0.13                  0.13
                                                           ------------------  --------------------  --------------------
  Actual/pro forma basic (loss) income per share                   $  (0.58)                $ 0.55                $ 0.88
                                                           =================   ===================   ===================

                                       46

Diluted earnings per share
  Reported diluted (loss) income per share                         $  (0.57)                $ 0.41                $ 0.73
  Goodwill amortization, net of tax                                       -                   0.12                  0.13
                                                           ------------------  --------------------  --------------------
  Actual/pro forma diluted (loss) income per share                 $  (0.57)                $ 0.53                $ 0.86
                                                           =================   ===================   ===================

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 establishes accounting standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost. SFAS 143 requires the recognition of the fair value of a liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. If a reasonable estimate of fair value cannot be made in the period the asset retirement obligation is incurred, the liability shall be recognized when a reasonable estimate of fair value can be made. The fair value of a liability for an asset retirement obligation is the amount at which that liability could be settled in a current transaction between willing parties, that is, other than in a forced or liquidation transaction. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The provisions of SFAS 143 became effective for us on January 1, 2003. The effects of adopting this standard will not have a material effect on us.

In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS
144). SFAS 144 establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. SFAS 144 requires that a long-lived asset to be (1) abandoned, (2) exchanged for a similar productive asset, or (3) distributed to owners in a spin-off be considered held and used until it is abandoned, exchanged, or distributed. SFAS 144 requires (1) that spin-offs and exchanges of similar productive assets be recorded at the lower of carrying value or fair value, and that such assets be classified as held and used until disposed of and (2) that any impairment loss resulting from a spin-off or exchange of similar productive assets be recognized upon asset disposition. SFAS 144 provides for total assets and total liabilities of discontinued business segments to be presented in separate captions in assets and liabilities and also provides that future losses, if any, of discontinued business segments shall be reported as incurred. We adopted SFAS 144 effective

January 1, 2002. The reclassification of the Services Division to discontinued operations and subsequent reduction in its carrying value was in accordance with the provisions of SFAS 144.

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, "Rescission on FASB 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections" (SFAS 145). Under SFAS 145, gains and losses related to the extinguishment of debt should no longer be segregated on the income statement from continuing operations. The provisions of SFAS 145 are effective for fiscal years beginning after May 15, 2002.

In June 2002, the FASB issued Statement of Financial Accounting Standard 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 is effective for exit or disposal activities initiated on or after December 31, 2002. The effects of adopting this standard will not have a material effect on us.

In December 2002, the FASB issued Statement of Financial Accounting Standard 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS
148). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of Statement of Financial Accounting Standard 123, "Accounting for Stock-Based Compensation" (SFAS 123), to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosures required by SFAS 148 are included in this document.

         In November 2002, the FASB issued FASB Interpretation No. 45 Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34 ("FIN 45"). FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. We adopted the provisions of this Statement on January 1, 2003, which did not have a significant impact on our consolidated financial statements.

         In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable-Interest Entities - an Interpretation of ARB No. 51 ("FIN 46"). FIN 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (1) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, which is provided through other interests that will absorb some or all of the expected losses of the entity and (2) the equity investors lack one or more of the following essential characteristics of a controlling financial interest:

     o The direct or indirect ability to make decisions about the entity's activities through voting rights or similar rights

     o The obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities

     o The right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

     This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN 46 did not have a significant impact on our consolidated financial statements.

         In April 2003, the FASB issued Statement of Financial Accounting Standard No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 149 is effective for contracts entered into or modified and hedging relationships designated after June 30, 2003, except for the provisions of SFAS 149 that relate to SFAS 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective effective dates. Adoption of this standard had no effect on us.

         In May 2003, the FASB issued Statement of Financial Accounting
Standard No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS 150). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 310, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Adoption of this standard had no effect on us.

          In September 2003, the FASB issued FASB Staff Position No. 146-1, Determining Whether a One-Time Termination Benefit Offered in Connection with an Exit or Disposal Activity Is, in Substance, an Enhancement to an Ongoing Benefit Arrangement. This Staff Position states that in order to be considered an enhancement to an ongoing benefit arrangement, the additional termination benefits must represent a revision to the ongoing arrangement that is not limited to a specified termination event or a specified future period. Otherwise the additional termination benefits should be considered one-time termination benefits and accounted for under SFAS 146. The guidance in this Staff Position is effective for exit or disposal activities initiated in interim or annual reporting periods beginning after September 15, 2003. The adoption of this Staff Position is not expected to have a material impact on our consolidated financial statements.

           In October 2003, the FASB issued Staff Position No. FIN 48-6, Effective Date of FASB Interpretation No. 46, Consolidation of Variable Interest Entities. This Staff Position defers the effective date for applying the provisions of FIN 46 for interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003 and non-registered investment companies. This adoption of this Staff Position is not expected to have a material impact on our consolidated financial statements.

Fiscal Quarter Ended September 30, 2003

         The following is a discussion of the results of operations and analysis of financial condition for the three months and nine months ended September 30, 2003. The results of operations for purchase business combinations are included since their effective acquisition dates. The following discussion may be understood more fully by reference to the consolidated financial statements and notes to the consolidated financial statements included in this prospectus.

RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2002.

          Net income (loss). Net income (loss) increased $20.8 million to net income of $6.1 million for the three months ended September 30, 2003 compared to a net loss of ($14.7) million for the three months ended September 30, 2002. Net income for the three months ended September 30, 2003 includes income from continuing operations of $6.1 million and income from discontinued operations of $6,000, compared to income from continuing operations of $3.0 million and a loss from discontinued operations of ($17.7) million for the three months ended September 30, 2002.

CONTINUING OPERATIONS

         Products revenues. Products Division revenues increased $1.7 million, or 3.5%, to $50.8 million in the three months ended September 30, 2003, compared to $49.0 million in the three months ended September 30, 2002. For the three months ended September 30, 2003, Products Division revenue increased 2.1% internally, including year over year changes in acquired businesses, and 1.4% due to the acquisitions of Evi-Paq, Inc., B-Square, Inc. and 911 Emergency Products, Inc., all of which were completed during or subsequent to the third quarter of 2002.

         Mobile Security revenues. Mobile Security Division revenues increased $8.6 million, or 27.2%, to $40.1 million in the three months ended September 30, 2003, compared to $31.5 million in the three months ended September 30, 2002. Mobile Security Division revenues for the three months ended September 30, 2003, increased $6.3 million due to the acquisition of substantially all of the assets of Trasco-Bremen on September 24, 2002. Excluding the $6.3 million of 2003 revenue increase relating to Trasco-Bremen, Mobile Security Division revenues increased $2.3 million, or 7.3%, in the three months ended September 30, 2003, compared to the three months ended September 30, 2002. The majority of the $2.3 million revenue increase relates to increased sales of up-armored Humvees and armored cars to the US military and US government.

         Cost of sales. Cost of sales increased $6.0 million, or 10.7%, to $62.0 million for the three months ended September 30, 2003 compared to $55.9 million for the three months ended September 30, 2002. As a percentage of total revenues, cost of sales decreased to 68.2% of total revenues for the three months ended September 30, 2003 from 69.5% for the three months ended September 30, 2002.

         Gross margins in the Products Division were 36.1% for the three months ended September 30, 2003, compared to 36.7% for the three-months ended September 30, 2002. The small drop in Products Division gross margins resulted primarily from a negative change in product mix within our hard armor and less lethal businesses. Excluding USDS, Inc., our Products Division training subsidiary, the Products Division gross margins were 38.4%, compared to 39.3% reported in the same period last year.

         Gross margins in the Mobile Security Division were 26.4% in the three-months ended September 30, 2003, compared to 21.0% for the three-months ended September 30, 2002. The increase in the Mobile Security Division gross margin is primarily attributable to: 1) favorable manufacturing overhead cost absorption relating to increased manufacturing volumes in our Cincinnati manufacturing facility; and 2) operational efficiencies in our Cincinnati manufacturing facility as the plant continues to reduce its per vehicle labor and material costs.

         Operating expenses. Operating expenses increased $3.1 million, or 24.3%, to $16.0 million (17.6% of total revenues) for the three months ended September 30, 2003 compared to $12.9 million (16.0% of total revenues) for the three months ended September 30, 2002.

         Products Division operating expenses increased $0.2 million, or 2.1%, to $8.2 million (16.1% of Products Division revenues) for the three months ended September 30, 2003 compared to $8.0 million (16.3% of Products Division revenues) for the three months ended September 30, 2002. This increase is due primarily to the incremental operating expenses associated with acquired businesses completed during or subsequent to the third quarter of 2002.

         Mobile Security Division operating expenses increased $925,000, or 28.8%, to $4.1 million (10.3% of Mobile Security Division revenues) for the three months ended September 30, 2003, compared to $3.2 million (10.2% of Mobile Security Division revenues) for the three months ended September 30, 2002. Excluding the increase in 2003 operating expenses resulting from the acquisition of substantially all of the assets of Trasco-Bremen on September 24, 2002, the operating expenses for the three months ended September 30, 2003, increased $0.3 million to $3.5 million (10.5% of Mobile Security Division revenues) versus $3.2 million (10.2% of Mobile Security Division revenues) in the same period in the prior year.

         Corporate operating expenses increased $2.0 million, or 125.2%, to $3.7 million (4.0% of total revenues) for the three months ended September 30, 2003 compared to $1.6 million (2.0% of total revenues) for the three months ended September 30, 2002. This increase is due primarily to increased insurance costs, increased internal audit costs necessary to comply with Sarbanes-Oxley requirements, increased legal provisions, and increased bonus provisions.

         Amortization. Amortization expense increased $10,000, or 16.1%, to $72,000 for the three months ended September 30, 2003 compared to $62,000 for the three months ended September 30, 2002. SFAS 142, which we adopted on January 1, 2002, eliminated amortization of intangible assets with indefinite lives and goodwill for all acquisitions completed after July 1, 2001, as well as for all fiscal years ending after January 1, 2002. Remaining amortization expense is related to patents and trademarks with finite lives.

         Integration and other non-recurring charges. Integration and other non-recurring charges for the three months ended September 30, 2003, totaled $368,000, compared to $1.4 million in the same period last year. The decrease in integration and other non-recurring items is primarily related to the elimination of expense associated with the 2001 acquisitions of O'Gara-Hess & Eisenhardt and Identicator. The integration and other non-recurring charges for the three months ended September 30, 2003 primarily related to the integration of Evi-Paq, B-Square, 911 Emergency Products, and Trasco-Bremen all of which were completed during or subsequent to the third quarter of 2002.

         Operating income. Operating income from continuing operations increased $2.2 million to $12.5 million for the three months ended September 30, 2003 compared to $10.3 million in the three months ended September 30, 2002 due to the factors discussed above.

         Interest expense, net. Interest expense, net increased $1.1 million, or 330.0%, to $1.5 million for the three months ended September 30, 2003 compared to $343,000 for the three months ended September 30, 2002. This increase was due primarily to interest expense associated with the $150 million aggregate principal amount of 8.25% senior subordinated notes due 2013. On September 2, 2003, we entered into interest rate swap agreements that effectively exchanged the 8.25% fixed rate for a variable rate of six-month LIBOR (1.18% at September 30, 2003), set in arrears, plus a spread of 2.735% to 2.75%.

         Other expense (income), net. Other expense (income), net, was $96,000 for the three months ended September 30, 2003, compared to other expense (income), net, of ($13,000) for the three months ended September 30, 2002.

         Income from continuing operations before provision for income taxes. Income from continuing operations before provision for income taxes increased by $934,000 to $10.9 million for the three months ended September 30, 2003 compared to $10.0 million for the three months ended September 30, 2002 due to the reasons discussed above.

         Provision for income taxes. Provision for income taxes was $4.8 million for the three months ended September 30, 2003, compared to $7.0 million for the three months ended September 30, 2002. The effective tax rate was 44.2% for the three months ended September 30, 2003, compared to 70.4% for the three months ended September 30, 2002. Our income tax rate for the full year 2003 is now estimated at 40.4%. This is an increase from the 37.4% tax rate that was utilized in the three months ended March 31, 2003, and June 30, 2003. Accordingly, we had to record an additional tax expense in the three months ended September 30, 2003. The increase in estimated tax rate was due to, among other things, the revaluation of certain intellectual property utilized in our discontinued operations to comply with tax code provisions. The increased tax expense associated with the revaluation is recorded in continuing operations as required by generally accepted accounting principles and resulted in an incremental non-cash tax expense of $635,000, for which foreign tax credits are available to offset the tax otherwise payable.

         Income from continuing operations. Income from continuing operations increased $3.1 million to $6.1 million for the three months ended September 30, 2003 compared to $3.0 million for the three months ended September 30, 2002 due to the factors discussed above.

DISCONTINUED OPERATIONS

         Services revenues. Services Division revenue increased $2.3 million, or 9.7%, to $26.0 million for the three months ended September 30, 2003 compared to $23.7 million for the three months ended September 30, 2002. Exclusive of ArmorGroup Integrated Systems, which we sold on April 17, 2003, revenue increased $6.2 million, or 31.5% to $26.0 million for the three months ended September 30, 2003 compared to $19.8 million for the three months ended September 30, 2002. This increase is due to strong performance primarily in the Middle East with strong growth coming from Iraq along with ongoing strong training revenues from the Athens Olympics build up. These are tempered by weak revenues in mine action business, investigations business and the Latin American business.

         Cost of sales. Cost of sales decreased $1.7 million, or 8.4%, to $18.1 million for the three months ended September 30, 2003 compared to $19.7 million for the three months ended September 30, 2002. This decrease is a result of the sale of the ArmorGroup Integrated Systems business. Exclusive of ArmorGroup Integrated Systems, cost of sales increased $3.5 million, or 24.0% to $18.1 million for the three months ended September 30, 2003 compared to $14.6 million for the three months ended September 30, 2002.

         As a percentage of total revenue, cost of sales decreased to 69.4% of total revenues for the three months ended September 30, 2003 from 83.1% for the three months ended September 30, 2002. This decease in cost of sales as a percentage of total revenue was primarily a result of the proportion of the revenue growth coming from expatriate intensive security contracts in Iraq and continued high margin training contracts.

         Operating expenses. Operating expenses decreased $3.1 million, or 39.1%, to $4.9 million (18.8% of Services revenues) for the three months ended September 30, 2003 compared to $8.0 million (33.8% of Services revenues) for the three months ended September 30, 2002. This decrease was partly due to the sale of the ArmorGroup Integrated Systems business. Exclusive of ArmorGroup Integrated Systems, operating expenses decreased $1.2 million, or 19.9% to $4.9 million for the three months ended September 30, 2003 compared to $6.1 million for the three months ended September 30, 2002. This decrease was due to reduced foreign currency expenses and a reduction in salary costs as a result of restructuring last year.

         Charge for impairment of long-lived asset. The net charge for impairment of long-lived asset was $1.3 million for the three months ended September 30, 2003, compared to $11.9 million for the three months ended September 30, 2002. The $1.3 million net non-recurring charge was recorded to maintain the proper carrying value of our discontinued operations at $43.4 million as of September 30, 2003, which amount reflects management's continued best estimate of fair value.

         Integration and other non-recurring charges. Integration and other non-recurring charges decreased $732,000, or 87.6%, to $104,000 for the three months ended September 30, 2003 compared to $836,000 for the three months ended September 30, 2002. This decrease is primarily due to severance payments to certain personnel in the prior year.

         Operating income (loss). Operating income was $1.7 million for the three months ended September 30, 2003, compared to operating loss of ($16.7) million for the three months ended September 30, 2002 due to the factors discussed above. Operating loss from the ArmorGroup Integrated Systems business was ($15.0) million for the three months ended September 30, 2002 primarily due to the $11.9 million charge for impairment of long-lived assets. Excluding the ArmorGroup Integrated Systems business, the balance of the assets held for sale generated an operating income of $1.7 million for the three months ended September 30, 2003 compared to an operating loss of ($1.7) million for the three months ended September 30, 2002.

         Interest expense, net. Interest expense, net, decreased $16,000, or 47.1%, to $18,000 for the three months ended September 30, 2003 compared to $34,000 for the three months ended September 30, 2002. This decrease was due to reduced utilization of the Services Division's line of credit.

         Other expense, net. Other expense, net, decreased $236,000, or 92.2%, to $20,000 for the three months ended September 30, 2003, compared to other expense, net, of $256,000 for the three months ended September 30, 2002. This decrease is due to reduced losses on disposal of fixed assets and other asset write-offs.

         Income (loss) from discontinued operations before provision for income taxes. Income from discontinued operations before provision for income taxes was $1.7 million for the three months ended September 30, 2003 and a loss of ($17.0) million for the three months ended September 30, 2002, due to the reasons discussed above.

         Provision for income taxes. Provision for income taxes was $1.7 million for the three months ended September 30, 2003 compared to a provision of $639,000 for the three months ended September 30, 2002. The effective tax rate for the three months ended September 30, 2003 was a provision of 99.6% compared to a provision of 3.8% for the three months ended September 30, 2002. The provision of 99.6% for the three months ended September 30, 2003 is due to unrecognized potential deferred tax assets associated with foreign subsidiaries, which recorded pretax losses in the three months of 2003. These potential tax benefits were not recognized due to the uncertainty regarding the specific subsidiary's ability to utilize the net operating loss carry-forwards in future periods. The provision for the three months ended September 30, 2003 also relates to the net impairment charge of $1.3 million, $1.1 million of which was non-deductible goodwill write-offs.

         Income (Loss) from discontinued operations. Income from discontinued operations was $6,000 for the three months ended September 30, 2003 compared to a loss from discontinued operations of ($17.7) million for the three months ended September 30, 2002 due to the factors discussed above.

NINE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2002.

         Net income (loss). Net income (loss) increased $20.5 million to net income of $15.8 million for the nine months ended September 30, 2003 compared to a net loss of ($4.7) million for the nine months ended September 30, 2002. Net income for the nine months ended September 30, 2003 includes income from continuing operations of $14.8 million and income from discontinued operations of $983,000, compared to income from continuing operations of $13.4 million and a loss from discontinued operations of ($18.0) million for the nine months ended September 30, 2002.

CONTINUING OPERATIONS

         Products revenues. Products Division revenues increased $13.1 million, or 10.0%, to $144.1 million in the nine months ended September 30, 2003, compared to $131.0 million in the nine months ended September 30, 2002. For the nine months ended September 30, 2003, Products Division revenue increased 6.2% internally, including year over year changes in acquired businesses, and 3.8% due to the acquisitions of Speedfeed, Inc., the Foldable Products Group, Evi-Paq, Inc., B-Square, Inc. and 911 Emergency Products, Inc., all of which were completed during 2002.

         Mobile Security revenues. Mobile Security Division revenues increased $18.2 million, or 20.0% to $108.9 million in the nine months ended September 30, 2003, compared to $90.7 million in the nine months ended September 30, 2002. Mobile Security Division revenues for the nine months ended September 30, 2003, increased $15.2 million due to the acquisition of substantially all of the assets of Trasco-Bremen on September 24, 2002. Excluding the $15.2 million of 2003 revenue increase relating to Trasco-Bremen, Mobile Security Division revenues increased $3.0 million, or 3.3%, in the nine months ended September 30, 2003, compared to the nine months ended September 30, 2002.

         Cost of sales. Cost of sales increased $23.9 million, or 15.7%, to $176.4 million for the nine months ended September 30, 2003 compared to $152.5 million for the nine months ended September 30, 2002. As a percentage of total revenues, cost of sales increased to 69.7% of total revenues for the nine months ended September 30, 2003 from 68.8% for the nine months ended September 30, 2002.

         Gross margins in the Products Division were 34.5% for the nine months ended September 30, 2003, compared to 37.5% for the nine months ended September 30, 2002. The decline in Products Division's gross margins resulted primarily from: (1) an increase in "low margin" training revenues; (2) an increase in low margin gas mask sales; (3) an increase in lower margin international body armor sales produced overseas at Armor Products International; (4) lower production volumes within our less lethal, automotive, and hard armor product lines, which resulted in reduced fixed cost absorption and certain labor inefficiencies; and
(5) moving costs and labor inefficiencies at Protech associated with the relocation of its manufacturing facility. Excluding our Products training division subsidiary, the Products Division gross margins were 36.8%, compared to 39.9% reported in the same period last year.

         Gross margins in the Mobile Security Division were 24.7% in the nine months ended September 30, 2003, compared to 22.2% for the nine months ended September 30, 2002. The increase in the Mobile Security Division gross margin is primarily attributable to: 1) favorable manufacturing overhead cost absorption relating to increased manufacturing volumes at our

Cincinnati manufacturing facility; and 2) operational efficiencies in our Cincinnati manufacturing facility.

         Operating expenses. Operating expenses increased $7.5 million, or 20.1%, to $44.5 million (17.6% of total revenues) for the nine months ended September 30, 2003 compared to $37.0 million (16.7% of total revenues) for the nine months ended September 30, 2002.

         Products Division operating expenses increased $1.4 million, or 6.0%, to $24.2 million (16.8% of Products Division revenues) for the nine months ended September 30, 2003 compared to $22.8 million (17.4% of Products Division revenues) for the nine months ended September 30, 2002. This increase is due primarily to the incremental operating expenses associated with acquired businesses completed during or subsequent to the third quarter of 2002.

         Mobile Security Division operating expenses increased $2.4 million, or 25.7%, to $11.6 million (10.7% of Mobile Security Division revenues) for the nine months ended September 30, 2003, compared to $9.2 million (10.2% of Mobile Security Division revenues) for the nine months ended September 30, 2002. Excluding the increase in 2003 operating expenses resulting from the acquisition of substantially all of the assets of Trasco-Bremen on September 24, 2002, the operating expenses for the nine months ended September 30, 2003, increased less than $0.4 million, versus the same period in the prior year. The increase in operating expenses was primarily due to: (1) increased expenses associated with the start-up of operations in Caracas, Venezuela in late 2002; and (2) increased insurance costs.

         Corporate operating expenses increased $3.7 million, or 74.4%, to $8.7 million (3.4% of total revenues) for the nine months ended September 30, 2003 compared to $5.0 million (2.2% of total revenues) for the nine months ended September 30, 2002. This increase is due primarily to increased insurance costs, increased internal audit costs necessary to comply with Sarbanes-Oxley requirements, increased legal provisions, and increased bonus provisions.

         Amortization. Amortization expense decreased $12,000, or 5.6%, to $201,000 for the nine months ended September 30, 2003 compared to $213,000 for the nine months ended September 30, 2002. SFAS 142, which we adopted on January 1, 2002, eliminated amortization of intangible assets with indefinite lives and goodwill for all acquisitions completed after July 1, 2001, as well as for all fiscal years ending after January 1, 2002. Remaining amortization expense is related to patents and trademarks with finite lives.

         Integration and other non-recurring charges. Integration and other non-recurring charges for the nine months ended September 30, 2003, totaled $4.6 million, compared to $4.5 million for the nine months ended September 30, 2002. The increase in integration and other non-recurring items is primarily related to a $3.3 million (including a $2.1 million non-cash charge) severance charge related to the recent departure of our former Chief Executive Officer. Excluding this $3.3 million severance charge, integration and other non-recurring charges were $1.3 million for the nine months ended September 30, 2003, a decrease of $3.2 million from the nine months ended September 30, 2002. This decrease was primarily due to the elimination of expense associated with the 2001 acquisitions of O'Gara-Hess & Eisenhardt and Identicator.

         Operating income. Operating income from continuing operations decreased $202,000 to $27.3 million for the nine months ended September 30, 2003 compared to $27.6 million in the nine months ended September 30, 2002 due to the factors discussed above.

         Interest expense, net. Interest expense, net increased $1.6 million, or 242.5% to $2.3 million for the nine months ended September 30, 2003 compared to $669,000 for the nine months ended September 30, 2002. This increase was due primarily to interest expense associated with the $150 million aggregate principal amount of 8 1/4% senior subordinated notes due 2013. On September 2, 2003, we entered into interest rate swap agreements that effectively exchanged the 8 1/4% fixed rate for a variable rate of six-month LIBOR, set in arrears, plus a spread of 2.735% to 2.75%.

         Other expense (income), net. Other expense, net, was $181,000 for the nine months ended September 30, 2003, compared to other income, net, of ($77,000) for the nine months ended September 30, 2002.

         Income from continuing operations before provision for income taxes. Income from continuing operations before provision for income taxes decreased by $2.1 million to $24.9 million for the nine months ended September 30, 2003 compared to $27.0 million for the nine months ended September 30, 2002 due to the reasons discussed above.

         Provision for income taxes. Provision for income taxes was $10.0 million for the nine months ended September 30, 2003, compared to $13.6 million for the nine months ended September 30, 2002. The effective tax rate was 40.4% for the nine months ended September 30, 2003, compared to 50.5% for the nine months ended September 30, 2002 based on our current expectations of annual income amounts and jurisdictions in which such amounts are expected to be taxable. The estimated 2003 income tax rate of 40.4% is higher than the 37.4% estimated income tax rate that was utilized in the first half of 2003 due to, among other things, a taxable gain that was realized in the third quarter when certain intellectual property utilized in our discontinued operations was revalued in order to comply with tax code provisions. The impact of the incremental tax is recorded in continuing operations as required by generally accepted accounting principles, and resulted in an incremental non-cash tax expense, for which foreign tax credits are available to offset the tax otherwise payable.

         Income from continuing operations. Income from continuing operations increased $1.5 million to $14.8 million for the nine months ended September 30, 2003 compared to $13.4 million for the nine months ended September 30, 2002 due to the factors discussed above.

DISCONTINUED OPERATIONS

         Services revenues. Services Division revenue increased $1.5 million, or 2.0%, to $75.7 million for the nine months ended September 30, 2003 compared to $74.3 million for the nine months ended September 30, 2002. Exclusive of ArmorGroup Integrated Systems, which we sold on April 17, 2003, revenue increased $9.5 million, or 15.5% to $71.0 million for the nine months ended September 30, 2003 compared to $61.5 million for the nine months ended September 30, 2002. This increase is due to strong performance in the Middle East with equally strong performance by the ArmorGroup training division, which increased as a result of the Athens Olympics contract. These strong performances were tempered by weak revenues in mine action business, investigations business and the Latin American business due to a weak economy and the completion of a BP security contract in Colombia in the second quarter of 2002.

         Cost of sales. Cost of sales decreased $2.4 million, or 4.3%, to $53.4 million for the nine months ended September 30, 2003 compared to $55.8 million for the nine months ended September 30, 2002. This decrease is a result of the sale of the ArmorGroup Integrated Systems business. Exclusive of ArmorGroup Integrated Systems, cost of sales increased $5.2 million, or 12.1%, to

$48.3 million for the nine months ended September 30, 2003 compared to $43.1 million for the nine months ended September 30, 2002.

         As a percentage of total revenue, cost of sales decreased to 70.6% of total revenues for the nine months ended September 30, 2003 from 75.2% for the nine months ended September 30, 2002. This decrease in cost of sales as a percentage of total revenue was primarily due to (1) the sale of the Integrated Systems Division, which operates on lower margins than the rest of the Services Division; (2) high margins achieved by the Training Division; and (3) new contracts in the Middle East at higher than average margins.

         Operating expenses. Operating expenses decreased $6.3 million, or 27.8%, to $16.3 million (21.5% of total revenues) for the nine months ended September 30, 2003 compared to $22.6 million (30.4% of total revenues) for the nine months ended September 30, 2002. This decrease was primarily due to the sale of the ArmorGroup Integrated Systems business. Exclusive of ArmorGroup Integrated Systems, operating expenses decreased $3.1 million, or 16.6%, to $15.8 million for the nine months ended September 30, 2003 compared to $18.9 million for the nine months ended September 30, 2002. The nine months ended September 30, 2003 has benefited from no depreciation being charged as a result of the assets being held out for sale in accordance with SFAS 144 " Accounting for Impairment or Disposal of Long-Lived Assets," currency movement costs being less than prior year, and a reduction in salary costs as result of restructuring taken last year.

         Charge for impairment of long-lived asset. The net charge for impairment of long-lived asset was $1.3 million for the nine months ended September 30, 2003 compared to $11.9 million for the nine months ended September 30, 2002. The $1.3 million net non-recurring charge was recorded to maintain the proper carrying value of our discontinued operations at $43.4 million as of September 30, 2003, which amount reflects management's continued best estimate of fair value.

         Integration and other non-recurring charges. Integration and other non-recurring charges decreased $627,000, or 51.2%, to $598,000 for the nine months ended September 30, 2003 compared to $1.2 million for the nine months ended September 30, 2002. This decrease is primarily due to severance payments to certain personnel in the prior year.

         Operating income (loss). Operating income (loss) was $4.1 million for the nine months ended September 30, 2003, compared to operating loss of ($17.3) million for the nine months ended September 30, 2002 due to the factors discussed above. Operating loss from the ArmorGroup Integrated Systems business, which was sold on April 17, 2003, was ($987,000) for the period ended April 17, 2003, compared to an operating loss of ($15.6) million for the nine months ended September 30, 2002 due to the factors discussed above. Excluding the ArmorGroup Integrated Systems business, the balance of the assets held for sale generated an operating income of $5.1 million for the nine months ended September 30, 2003 compared to an operating loss of ($1.7) million for the nine months ended September 30, 2002.

         Interest expense, net. Interest expense, net decreased $56,000, or 44.1%, to $71,000 for the nine months ended September 30, 2003 compared to $127,000 for the nine months ended September 30, 2002. This decrease was due to reduced utilization of the Services Division's line of credit.

         Other expense (income), net. Other expense (income), net, was $472,000 for the nine months ended September 30, 2003, compared to other expense (income), net of $200,000 for the nine months ended September 30, 2002. The net increase in expense was a result of a pre-tax loss of $366,000 on the sale of our ArmorGroup Integrated System business on April 17, 2003.

         Income (loss) from discontinued operations before provision for income taxes. Income (loss) from discontinued operations before provision for income taxes was $3.6 million for the nine months ended September 30, 2003 and ($17.6) million for the nine months ended September 30, 2002, due to the reasons discussed above.

         Provision for income taxes. Provision for income taxes was $2.6 million for the nine months ended September 30, 2003 compared to a provision of $421,000 for the nine months ended September 30, 2002. The effective tax rate for the nine months ended September 30, 2003 was a provision of 72.6% compared to a provision of 2.4% for the nine months ended September 30, 2002. The provision of 72.6% for the nine months ended September 30, 2003, is due to unrecognized potential deferred tax assets associated with foreign subsidiaries, which recorded pretax losses in the nine months of 2003. These potential tax benefits were not recognized due to the uncertainty regarding the specific subsidiary's ability to utilize the net operating loss carry-forwards in future periods. The provision for the nine months ended September 30, 2003 also relates to the net impairment charge of $1.3 million, $1.1 million of which was non-deductible goodwill write-offs.

         Income (loss) from discontinued operations. Income (loss) from discontinued operations was $983,000 for the nine months ended September 30, 2003 compared to a loss from discontinued operations of ($18.0) million for the nine months ended September 30, 2002 due to the factors discussed above.


LIQUIDITY AND CAPITAL RESOURCES

         On August 12, 2003, we terminated our prior credit facility and enter into a new secured revolving credit facility (the "Credit Facility") with Bank of America N.A., Wachovia Bank, National Association and a syndicate of other financial institutions arranged by Bank of America Securities LLC. The Credit Facility consists of a five-year revolving credit facility and, among other things, provides for (i) total maximum borrowings of $60 million, (ii) a $25 million sub-limit for the issuances of standby and commercial letters of credit,
(iii) a $5 million sub-limit for swing-line loans, and (iv) a $5 million sub-limit for multi-currency borrowings. All borrowings under the Credit Facility will bear interest at either (i) a rate equal to LIBOR, plus an applicable margin ranging from 1.125% to 1.625%, (ii) an alternate base rate which will be the higher of (a) the Bank of America prime rate and (b) the Federal Funds rate plus .50%, or (iii) with respect to foreign currency loans, a fronted offshore currency rate, plus an applicable margin ranging from 1.125% to 1.625%, depending on certain conditions. The Credit Facility is guaranteed by certain of our direct and indirect domestic subsidiaries and is collateralized by, among other things (i) a pledge of all of the issued and outstanding shares of stock or other equity interests of certain of our direct and indirect domestic subsidiaries, (ii) a pledge of 65% of the issued and outstanding voting shares of stock or other voting equity interests of certain of our direct and indirect foreign subsidiaries, (iii) a pledge of 100% of the issued and outstanding nonvoting shares of stock or other nonvoting equity interests of certain of our direct and indirect foreign subsidiaries, and (iv) a first priority perfected security interest on certain of our domestic assets and certain domestic assets of certain of our direct and indirect subsidiaries that will become guarantors of our obligations under the new credit facility, including, among other things, accounts receivable, inventory, machinery, equipment, certain contract rights, intellectual property rights and general intangibles.

         As of September 30, 2003 we were in compliance with all of our negative and affirmative covenants.

         On August 12, 2003, we completed a private placement of $150 million aggregate principal amount of 8 1/4% Senior Subordinated Notes due 2013 (the "Notes"). The Notes are guaranteed by all of our domestic subsidiaries, except USDS, Inc., on a senior subordinated basis. The Notes have been sold to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933 and to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes were rated B1/B+ by Moody's Investors' Service and Standard & Poor's Rating Services, respectively. We intend to use the net proceeds of the offering to fund future acquisitions, including our pending acquisition of Simula, Inc., repay a portion of our outstanding debt and for general corporate and working capital purposes, including the funding of capital expenditures.

         On September 2, 2003, we entered into interest rate swap agreements, designated as a fair value hedge as defined under Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedge Activities," (SFAS 133) with a notional amount totaling $150 million. The agreements were entered to exchange the fixed interest rate on the Notes for a variable interest rate equal to six-month LIBOR, set in arrears, plus a spread ranging from 2.735% to 2.75% fixed semi-annually on the fifteenth of February and August. The agreements are subject to other terms and conditions common to transactions of this type. In accordance with SFAS 133, changes in the fair value of the interest rate swap agreements offset changes in the fair value of the fixed rate debt due to changes in the market interest rate. Accordingly, the other assets on the Condensed Consolidated Balance Sheet as of September 30, 2003 increased by $8.0 million, which reflected an increase in the fair value of the interest rate swap agreements. The corresponding increase in the hedge liability was recorded in long-term debt. The agreements are deemed to be a perfectly effective fair value hedge and therefore qualify for the short-cut method of accounting under SFAS 133. As a result, no ineffectiveness is expected to be recognized in our earnings associated with the interest rate swap agreements.

         In March 2002, our Board of Directors approved a stock repurchase program authorizing the repurchase of up to a maximum 3.2 million shares of our common stock. In February 2003, the Board of Directors increased this stock repurchase program to authorize the repurchase, from time to time depending upon market conditions and other factors, of up to an additional 4.4 million shares. During the three-months ended September 30, 2003 no additional shares were repurchased.

         Through September 30, 2003, we repurchased 3.8 million shares of our common stock under the stock repurchase program at an average price of $12.49 per share, leaving us with the ability to repurchase up to 3.8 million additional shares of common stock. At September 30, 2003, we had 28,147,466 shares of common stock outstanding.

         We expect to continue our policy of repurchasing our common stock from time to time. In addition, our Credit Facility permits us to repurchase shares of our common stock with no limitation if our ratio of Consolidated Total Indebtedness to Consolidated EBITDA (as such terms are defined in the Credit Facility) for any rolling twelve-month period is less than 1.00 to 1. At ratios greater than 1.00 to 1 our credit agreement limits our ability to repurchase shares at $15.0 million. This basket resets to $0 each time the ratio is less than 1.0 to 1.

         Working capital for continuing operations was $230.2 million and $89.0 million as of September 30, 2003 and December 31, 2002, respectively.

         Our fiscal 2003 capital expenditures for continuing operations are expected to be approximately $8.4 million, of which we have spent approximately $5.6 million through the nine months ended September 30, 2003. Our fiscal 2003 capital expenditures for discontinued operations are expected to be approximately $4.0 million, of which we have already spent approximately $2.8 million through the nine months ended September 30, 2003. Such expenditures include leasehold improvements, information technology and communications infrastructure equipment and software, and manufacturing machinery and equipment.

         We anticipate that the cash generated from operations, proceeds from the sale of the Notes and the sale of discontinued operations, cash on hand and available borrowings under the Credit Facility will enable us to meet liquidity, working capital and capital expenditure requirements during the next twelve months. We may, however, require additional financing to pursue our strategy of growth through acquisitions. If such financing is required, there are no assurances that it will be available, or if available, that it can be obtained on terms favorable to us or on a basis that is not dilutive to our stockholders.

Fiscal Year End December 31, 2002

         The following is a discussion of the results of operations and analysis of financial condition for the twelve months ended December 31, 2002. The results of operations for purchase business combinations are included since their effective acquisition dates. The following discussion may be understood more fully by reference to the consolidated financial statements and notes to the consolidated financial statements included in this prospectus.

RESULTS OF OPERATIONS

Effective June 30, 2002, we decided to sell the ArmorGroup Services Division through an organized and formal auction managed by outside advisors. In accordance with Statement of Accounting Standards 144, Accounting for Impairment or Disposal of Long-Lived Assets, the assets and liabilities of the Services Division are classified as held for sale, with its operating results reported as discontinued operations in our statement of operations for all periods. Our US based training subsidiary, USDS, Inc. previously reported under the Services Division but not included for sale has been reclassified to the Products Division.

The following table sets forth selected statement of operations data as a percentage of total revenues for the periods indicated:

                                                                              FISCAL YEAR
                                                                          2002         2001        2000
                                                                          ----         ----        ----
    Revenue from continuing operations
       Products                                                          59.0%        76.0%      100.0%
       Mobile Security                                                   41.0%        24.0%        0.0%
    Total revenues from continuing operations                           100.0%       100.0%      100.0%
    Cost of sales                                                        69.1%        64.1%       61.1%
    Operating expenses                                                   16.3%        19.6%       21.6%
    Amortization                                                          0.1%         1.1%        1.2%
    Integration and other non-recurring charges                           1.9%         1.7%        1.8%
    Operating income                                                     12.6%        13.5%       14.2%
    Interest expense, net                                                 0.3%         2.0%        1.3%
    Other income, net                                                     0.0%         0.0%        0.0%
    Income from continuing operations before
       provision for income taxes                                        12.3%        11.6%       12.9%
    Provision for income taxes                                            5.3%         4.2%        5.2%
    Income from continuing operations                                     7.0%         7.5%        7.8%
    (Loss) Income from discontinued operations
       before provision for income taxes                                (13.9)%       (3.6)%       5.9%
    Provision (benefit) for income taxes                                 (1.1)%       (1.3)%       1.5%
    (Loss) Income from discontinued operations                          (12.8)%       (2.3)%       4.4%
    Net (Loss) Income                                                    (5.8)%        5.1%       12.2%


FISCAL 2002 AS COMPARED TO FISCAL 2001

Net (loss) income. Net income decreased $27.8 million to a net loss of $17.7 million for the year ended December 31, 2002 ("fiscal 2002") compared to net income of $10.1 million for the year ended December 31, 2001 ("fiscal 2001"). Income from continuing operations and the loss from discontinued operations was $21.3 million and $39.0 million respectively for fiscal 2002, compared to income from continuing operations of $14.7 million and a loss from discontinued operations of $4.6 million for fiscal 2001. The increase in income from continuing operations relates primarily to the inclusion of the Mobile Security Division for a full year in 2002 versus four months in 2001

CONTINUING OPERATIONS

Armor Holdings Products revenues. Our Armor Holdings Products Division revenues increased $30 million, or 20.1%, to $179.9 million in fiscal 2002, compared to $149.9 million in fiscal 2001. For fiscal 2002, Products Division revenue increased 14.4% internally, including year over year changes in acquired businesses, and 5.7% due to a series of small strategic "tuck-in" acquisitions including Identicator, Inc. ("Identicator"), Guardian Personal Security Products, Inc. ("Guardian"), Speedfeed, Inc. ("Speedfeed"), the Foldable Products Group ("Foldable"), Evi-Paq, Inc. ("Evi-Paq") B-Square, Inc. ("B-Square") and 911 Emergency Products ("911"). Products Division revenues include $16.8 million and $7.2 million from USDS, Inc., our US based training company, for the years ended fiscal 2002 and fiscal 2001, respectively. In our filings prior to June 30, 2002, we reported USDS, Inc. as a part of our Services Division.

Mobile Security Division revenues. Our Armor Mobile Security Division revenues increased $77.9 million, or 165.0% to $125.2 million in fiscal 2002, compared to $47.2 million in fiscal 2001. Revenues for fiscal 2001, included only four months of operations after the acquisitions of O'Gara-Hess & Eisenhardt Armoring Company, The O'Gara Company, and O'Gara Security Associates, Inc. in August, 2001. Revenues in fiscal 2002 includes $3.3 million related to the acquisition of Trasco Bremen in September 2002. Including the eight months of operations prior to our ownership and excluding all revenue associated with assets that we either did not purchase or sell, Mobile Security Division revenue increased 17.7% internally from approximately $106.3 million during fiscal 2001.

Cost of sales. Cost of sales increased $84.4 million, or 66.8%, to $210.7 million for fiscal 2002 compared to $126.3 million for fiscal 2001. This increase was due primarily to the acquisition of the Armor Mobile Security Division as well as overall revenue growth for fiscal 2002 compared to fiscal 2001. As a percentage of total revenues, cost of sales increased to 69.1% of total revenues for fiscal 2002 from 64.1% for fiscal 2001. This increase as a percentage of total revenues was partially due to the full year inclusion in 2002 of the Mobile Security Division, which operates at lower average gross margins than the Products Division and partially to reduced Products Division margins as discussed below.

For fiscal 2002, gross margins in the Products Division were 36.4% compared to 39.3% reported in the same period last year, while the gross margins in the Mobile Security Division were 23.0% in fiscal 2002, compared to 25.1% for the four months of the December 31, 2001 fiscal year after the acquisition date. The Products Division consists of a portfolio of law enforcement products, each of which is manufactured and sold at different margins. In any given period, the Products Division weighted average gross margins will fluctuate based upon the relative volume of products sold during the period. Lower gross margins during fiscal 2002 in the Products Division were partially attributable to product mix, as well as to short term increases in manufacturing costs and a raw material supply issues in the division's body armor operations during the first half of 2002.

During late 2001 and 2002, the Products Division combined its Jacksonville, Florida based body armor operation into its body armor manufacturing facility in Ontario, California. During 2002, the Division experienced difficulty in this combination resulting in capacity constraints and increased manufacturing costs. We believe that these capacity constraints have been alleviated and that certain of our body armor manufacturing costs will decrease during the first half of 2003. However, during this time, we also experienced interruptions in the supply of Zylon Shield, a certain ballistic fiber used in our leading concealable ballistic vest. This particular supply problem was related to the ballistic integrity of the fiber we received and not the actual availability of the material. Nevertheless, our inability to receive quality Zylon Shield during this period exacerbated our capacity constraints. As of December 31, 2002, the Products Division is currently receiving adequate supplies of Zylon Shield and is currently working to decrease its body armor manufacturing costs.

The Products Division gross margins also decreased because it realized higher proportional revenue increases from its training division, which operates at significantly lower overall gross margins than its manufacturing segment. The decrease in gross margins in the Mobile Security Division was primarily due to a less favorable mix of commercial vehicle sales compared to the same period the prior year, a heavier mix of "lower margin" cash-in-transit vehicles in 2002 compared to 2001, and a larger number of base unit sales included in revenue in the 2002 period.

Operating expenses. Operating expenses increased $11.2 million, or 28.9%, to $49.8 million (16.3% of total revenues) for fiscal 2002 compared to $38.7 million (19.6% of total revenues) for fiscal 2001. This increase was primarily due to the operating expenses associated with the operations of the Mobile Security Division, acquired in August 2001, which were not included for the full year ended December 31, 2001. Operating expenses also increased in the Products Division primarily due to operating expenses associated with acquired companies and from internal growth of the business. Operating expenses as a percent of sales decreased because the Mobile Security Division operates with a lower level of operating expenses as a percentage of sales than does the Products Division. We expect to see an increase in corporate operating expense during 2003 because we will incur significant increases in insurance expenses, government affairs and lobbying efforts, internal audit, information technology and increased legal and accounting costs associated with legal compliance.

Amortization. Amortization expense decreased $1.9 million, or 88.6%, to $0.2 million for fiscal 2002 compared to $2.1 million for fiscal 2001. This decrease results from the implementation of SFAS 142, which eliminated goodwill amortization for all acquisitions completed after July 1, 2001, as well as for all fiscal years ending after January 1, 2002. Remaining amortization expense is related to patents and trademarks with finite lives.

Integration and other non-recurring charges. Integration and other non-recurring charges increased $2.6 million, or 79.8%, to $5.9 million for fiscal 2002 compared to $3.3 million in fiscal 2001. These charges relate primarily to the integration of the Mobile Security Division, as well as other acquisitions completed in 2001 and 2002. 2002 integration and other non-recurring charges also included certain expenses related to the integration of our body armor operations, as well as direct costs and expenses associated with potential acquisitions that did not close.

Operating income. Operating income from continuing operations increased $11.7 million to $38.4 million for fiscal 2002 compared to $ 26.7 million in fiscal 2001 due to the factors discussed above. USDS, Inc. contributed operating income that was previously reported as a part of the Services Division of $1.7 million and $1.2 million for the years ended December 31, 2002 and 2001, respectively.

Interest expense, net. Interest expense, net decreased $2.9 million, or 76.1% to $0.9 million for fiscal 2002 compared to $3.9 million for fiscal 2001. This decrease was due primarily to the repayment of long-term debt under our revolving credit facility with the net proceeds of the secondary common stock offering completed in December 2001.

Other expense (income), net. Other expense (income), net, was $51,000 for fiscal 2002, compared to ($82,000) for fiscal 2001 due to a gain on sale of fixed assets during 2001.

Income from continuing operations before provision for income taxes. Income from continuing operations before provision for income taxes increased by $14.5 million to $37.4 million for fiscal 2002 compared to $22.9 million for fiscal 2001 due to the reasons discussed above.

Provision for income taxes. Provision for income taxes was $16.1 million for fiscal 2002 compared to $8.2 million for fiscal 2001. The provision for income taxes for fiscal 2002 included charges of approximately $1.5 million related to the establishment of valuation allowances for certain foreign deferred tax assets of our discontinued operations. The effect of these charges was to increase our effective tax rate for fiscal 2002 to 42.9% compared to 35.9% for fiscal 2001. Without these charges, our effective tax rate for fiscal 2002 would have been 39%. The increase in what our effective tax rate would have been without the tax charges related to our discontinued operations is due primarily to the higher percentage of income earned in the United States and the impact of state income taxes on this income. Our expected effective tax rate is not necessarily indicative of what our actual effective rate will be due to the changing concentration and mix of income in the various countries in which we continue to operate.

Income from continuing operations. Income from continuing operations increased $6.6 million to $21.3 million for fiscal 2002 compared to $14.7 million for fiscal 2001 due to the factors discussed above.

DISCONTINUED OPERATIONS

Many of the items listed below involve accounting estimates. The loss and amounts below will be revaluated in the future for any changes which might be appropriate.

Our ArmorGroup Services Division revenues increased $3.3 million, or 3.5%, to $98.3 million for fiscal 2002 compared to $94.9 million for fiscal 2001. For fiscal 2002, revenue increased 6.7% due to the acquisition of International Training, Inc. ("ITI"), which was acquired as part of the acquisition of our Mobile Security Division and is included in the Services Division from the date of acquisition. The 3.4% reduction in revenue exclusive of the ITI acquisition was a result of lower revenues in the Integrated Systems business in the United States and the Security consulting business both in Latin America and Russia due to the completion of several large contracts.

Cost of sales. Cost of sales increased $10.8 million, or 16.5%, to $75.8 million for fiscal 2002 compared to $65 million for fiscal 2001. This increase was due primarily to the acquisition of ITI. As a percentage of total revenue, cost of sales increased to 77.1% of total revenues for fiscal 2002 from 68.5% for fiscal 2001. This increase in cost of sales as a percentage of total revenue was primarily due to the weakness in our Integrated Systems business resulting in poor margins from increased inventory reserves, the loss of high margin oil industry security consulting work in Latin America and the scaling down of business in the Democratic Republic of Congo.

Operating expenses. Operating expenses increased $6.1 million, or 24.9%, to $30.6 million (31.1% of total revenues) for fiscal 2002 compared to $24.5 million (25.8% of total revenues) for fiscal 2001. This increase was due primarily to increased accounts receivable reserves, other asset write-downs, and other charges in the Integrated Systems and Security consulting businesses, as well as additional operating expenses associated with ITI's operations, acquired in August 2001.

Amortization. Amortization expense decreased $1.5 million, or 100%, to $0 for fiscal 2002 compared to $1.5 million for fiscal 2001. This decrease was a result of the implementation of SFAS 142, which eliminated goodwill amortization for acquisitions completed after July 1, 2001 and for fiscal years beginning on or after January 1, 2002.

Charge for impairment of long-lived assets. Charges for impairment of long-lived assets was $30.3 million for fiscal 2002 compared to $0 for fiscal 2001. The impairment charge is the result of the $24.2 million reduction in carrying value of the Services Division to the estimated realizable value as required by SFAS 144.

Restructuring and related charges. In January 2001, our Board of Directors approved a restructuring plan to close the Services Division's U.S. investigative businesses, realign the Service Division's organization, eliminate excess facilities and reduce overhead in its business worldwide. In connection with this restructuring charge, the Services Division performed a review of its long-lived assets to identify potential impairments. Pursuant to this restructuring plan, we a) eliminated 26 employees, primarily from the Services Division investigative business; b) eliminated an additional 24 employees from its security consulting business; c) incurred lease and other exit costs as a result of the closure of the investigative businesses; and d) wrote-down the value of both tangible and intangible assets as a result of the impairment review.

As a result of the restructuring plan, we recorded a pre-tax charge of $10.3 million. At December 31, 2002 we had a restructuring accrual of $270,000 compared to $354,000 at December 31, 2001 relating to lease termination and other exit costs. This liability has been classified in accrued expenses and other current liabilities on our discontinued operations balance sheet and will be funded through cash provided by operating activities and our credit facility.

Integration and other non-recurring charges. Integration and other non-recurring charges increased $1.8 million, or 238.0%, to $2.6 million for fiscal 2002 compared to $776,000 for fiscal 2001. These charges reflect certain severance expenses, software write-off costs and other expenses associated with preparing the division for sale, as well as the expenses associated with integrating ITI into the Services Division.

Operating loss. Operating losses were $41.9 million for fiscal 2002, compared to an operating loss of $7.1 million for fiscal 2001 due to the factors discussed above.

Interest expense, net. Interest expense, net increased $203,000 or 142%, to $346,000 for fiscal 2002 compared to $143,000 for fiscal 2001. This increase was due to increased utilization of the Services Division's line of credit.

Other (income) expense, net. Other expense, net, was $99,000 for fiscal 2002, compared to other income, net of $218,000 for fiscal 2001. The increase expense in fiscal 2002 was a result of losses on the disposal of fixed assets and other asset write-offs.

Loss from discontinued operations before provision for income taxes (benefit). Loss from discontinued operations before provision for income taxes (benefit) was $41.5 million for fiscal 2002 and $7.1 million for fiscal 2001 due to the reasons discussed above.

Provision for income taxes (benefit). Income tax benefit was $2.4 million for fiscal 2002 compared to a benefit of $2.5 million for fiscal 2001. The effective tax rate for fiscal 2002 was a benefit of 5.9% compared to a benefit of 35.5% for fiscal 2001. The decrease in percentage benefit is primarily due to the inclusion in taxable income of certain expenses not deductible for tax purposes, including a $31.2 million charge for the impairment of long-lived assets.

Loss from discontinued operations. Loss from discontinued operations was $39.0 million for fiscal 2002 compared to a loss from discontinued operations of $4.6 million for fiscal 2001 due to the factors discussed above.

FISCAL 2001 AS COMPARED TO FISCAL 2000

Net (loss) income. Net income decreased $6.9 million to a net income of $10.1 million for fiscal 2001 compared to net income of $17.0 million for the year ended December 31, 2000 ("fiscal 2000"). Net income for fiscal 2001 includes income from continuing operations of $14.7 million and a loss from discontinued operations of $4.6 million, compared to income from continuing operations of $10.8 million and income from discontinued operations of $6.2 million for fiscal 2000.

CONTINUING OPERATIONS

Armor Holdings Products Division Revenues. Armor Holdings Products Division revenues increased $10 million, or 7.1% to $149.9 million in for fiscal 2001 ("fiscal 2001"), compared to $139.9 million for fiscal 2000. Revenue increased during the year due to the acquisitions completed in fiscal 2000 and additional fiscal 2001 acquisitions. All of these acquisitions were accounted for as purchases and accordingly the results of their operations are included only from the date of acquisition. Products Division revenues include $7.2 million and $4.6 million from USDS, Inc. for the years ended December 31, 2001 and December 31, 2000, respectively. In our filings prior to June 30, 2002, we reported USDS, Inc. as a part of the Service Division. Not including these acquisitions, the Armor Holdings Products Division revenue decreased during fiscal 2001, due in part to shipping interruptions and order cancellations that resulted from the September 11 terrorist attacks against the World Trade Center and the Pentagon and to a slowdown in purchasing during the first quarter of 2001. We attribute a portion of the first quarter slowdown with the Bulletproof Vest Partnership Act (the "BVP Money") that provides federal matching funds to law enforcement agencies purchasing bullet resistant vests. We believe that agencies delayed their purchasing decisions during the first quarter of 2001 until such time as the BVP Money was fully allocated.

Mobile Security revenues. Mobile Security Division revenues were $47.2 million, in fiscal 2001, compared to $0 in fiscal 2000. The Mobile Security Division was created through the acquisition of O'Gara-Hess & Eisenhardt Armoring Company, The O'Gara Company, and O'Gara Security Associates, Inc., which was completed on August 22, 2001, and only included in our financial statements from the date of acquisition. Revenues for the year ended 2001 included only four months of operations, from the date of acquisition.

Cost of sales. Cost of sales increased $40.9 million, or 47.8%, to $126.3 million for fiscal 2001 compared to $85.5 million for fiscal 2000. This increase was due primarily to the acquisition of the Mobile Security Division as well as overall revenue growth for the fiscal 2001 compared to fiscal 2000. As a percentage of total revenues, cost of sales increased to 64.1% of total revenues for fiscal 2001 from 61.1% for fiscal 2000. This increase as a percentage of total revenues was primarily due to the inclusion of the Mobile Security Division, which operates at lower average gross margins than the Products Division.

For fiscal 2001, gross margins in the Products Division were 39.3% compared to 39.8% reported in fiscal 2000, while the gross margins in the Mobile Security Division were 25.1% for the four-month stub portion for fiscal 2001. The decrease in the Products Division gross margins is attributable to the impact of higher proportional revenue of USDS, Inc., which operates at margins, which are significantly lower than the gross margins experienced within the other Products Division companies.

Operating expenses. Operating expenses increased $8.4 million, or 27.6%, to $38.7 million, or 19.6% of total revenues for fiscal 2001 compared to $30.3 million, or 21.7% of total revenues for fiscal 2000. This increase was primarily due to the operating expenses associated with the operations of the Mobile Security Division, acquired in August 2001, which were not included at all for the year ended December 31, 2000. Operating expenses also increased due to acquisitions in the Products Division including Monadnock and Lightning Powder, as well as general internal growth of the business. Operating expenses as a percent of sales decreased because the Mobile Security Division operates with a lower level of operating expenses as a percentage of sales than does the Products Division.

Amortization. Amortization expense increased $438,000, or 25.7%, to $2.1 million for fiscal 2001 compared to $1.7 million for fiscal 2000. Amortization expense increased during the year due to amortization of intangible assets acquired during fiscal 2000 through the acquisitions of Monadnock and Lightning Powder. In accordance with SFAS 142, we did not amortize goodwill from the O'Gara acquisition, which occurred subsequent to June 30, 2001.

Integration and other non-recurring charges. Integration and other non-recurring charges increased $.7 million, or 27.4%, to $3.3 million for fiscal 2001 compared to $2.6 million in fiscal 2000.

Fiscal 2001 integration expenses represent costs associated with the acquisitions and integration of the Mobile Security Division, Monadnock and Lightning Powder, as well as costs associated with our international tax minimization program. Fiscal 2000 integration expenses included costs associated with the acquisitions of Safariland, and Break-Free, as well as, costs associated with our international tax minimization program and other one time expenses incurred in the third quarter of 2000.

Operating income. Operating income from continuing operations increased $6.8 million, or 34.2%, to $26.7 million for fiscal 2001 compared to $19.9 million in fiscal 2000 due to the factors discussed above. USDS, Inc. contributed operating income that was previously reported as a part of the Services Division of $1.2 million and $889,000 for fiscal 2001 and 2000, respectively.

Interest expense, net. Interest expense, net increased $2.0 million, or 109% to $3.9 million for fiscal 2001 compared to $1.8 million for fiscal 2000. Interest expense, net increased during fiscal 2001 primarily due to interest on debt incurred to fund the acquisitions of Monadnock, Lightning Powder and the Mobile Security Division, which were each funded in part with cash from our revolving credit facility. Increased borrowings under the revolving credit facility were offset by lower interest rates on that debt. Interest expense, net includes interest on and amortization of the fees associated with our debt obligations, including our revolving credit facility, and the amortization of the discount on certain long-term liabilities acquired as part of the Safariland acquisition.

Other (income) expense, net. Other income, net, was $82,000 for fiscal 2001, compared to $67,000 for fiscal 2000.

Income from continuing operations before provision for income taxes. Income from continuing operations before provision for income taxes increased by $4.8 million to $22.9 million for fiscal 2001 compared to $18.1 million for fiscal 2000 due to the reasons discussed above.

Provision for income taxes. Provision for income taxes was $8.2 million for fiscal 2001 compared to $7.2 million for fiscal 2000.

Income from continuing operations. Income from continuing operations increased $3.9 million to $14.7 million for fiscal 2001 compared to $10.8 million for fiscal 2000 due to the factors discussed above.

DISCONTINUED OPERATIONS

ArmorGroup Services Division revenues. Our ArmorGroup Services Division revenues increased $13.9 million, or 17.1%, to $94.9 million for fiscal 2001 compared to $81.1 million for fiscal 2000. For fiscal 2001, revenue increased due to the acquisition of International Training, Inc. ("ITI"), which was acquired as part of the acquisition of O'Gara and is included in the Services Division from the date of acquisition.

Cost of sales. Cost of sales increased $13.0 million, or 24.9%, to $65.0 million for fiscal 2001 compared to $52 million for fiscal 2000. This increase was due primarily to the acquisition of ITI. As a percentage of total revenue, cost of sales increased to 68.5% of total revenues for fiscal 2001 from 64.2% for fiscal 2000. Increased cost of sales is directly related to revenue increases associated with the ITI acquisition and internal revenue growth in our ArmorGroup Services Division. Increasing cost of sales as a percentage of total revenue reflects a shift in revenue mix in the ArmorGroup Service Division from investigations to security services which has lower margins. During 2001, ArmorGroup abandoned its US Investigations strategy by closing several higher margin business units while replacing this revenue with growth in lower margin security consulting service revenue.

Operating expenses. Operating expenses increased $4.4 million, or 22.1%, to $24.5 million (25.8% of total revenues) for fiscal 2001 compared to $20.1 million (24.7% of total revenues) for fiscal 2000. This increase was due to additional operating expenses associated with ITI's operations, acquired in August 2001 as well as internal revenue growth.

Amortization. Amortization expense decreased $206,000, or 11.9%, to $1.5 million for fiscal 2001 compared to $1.7 million for fiscal 2000. The reduction in amortization expense resulted from goodwill write-offs contained in our restructuring charge in the first quarter of 2001. In accordance with SFAS 142, we did not amortize the goodwill from acquisitions in the Services Division, which occurred after June 30, 2001.

Restructuring and related charges. In January 2001, our Board of Directors approved a restructuring plan to close its Services Division's U.S. investigative businesses, realign the division's organization, eliminate excess facilities and reduce overhead in its business worldwide. In connection with this restructuring charge, the Services Division performed a review of its long-lived assets to identify potential impairments. Pursuant to this restructuring plan, the Company a) eliminated 26 employees, primarily from its investigative business; b) eliminated an additional 24 employees from its security consulting business; c) incurred lease and other exit costs as a result of the closure of its investigative businesses; and d) wrote-down the value of both tangible and intangible assets as a result of the impairment review. Most of the significant actions contemplated by the restructuring plan have been completed during fiscal 2001.

As a result of the restructuring plan, we recorded a pre-tax charge of $10.3 million. As of December 31, 2001, we had a remaining liability of $354,000 relating to lease termination and other exit costs. This liability has been classified in accrued expenses and other current liabilities on our consolidated balance sheet and will be funded through cash provided by operating activities and our credit facility.

Equity in earnings of investees. Equity in earnings of investee was $87,000 in fiscal 2000 and relates to our 20% investment in Jardine Securicor Gurkha Services Limited, a Hong Kong joint venture company ("JSGS"), which we sold during fiscal 2000.

Integration and other non-recurring charges. Integration and other non-recurring charges increased $74,000, or 10.5% to $776,000 for fiscal 2001 compared to $702,000 for fiscal 2000. Fiscal 2001 integration expenses represent costs associated with the acquisitions and integration of ITI. Fiscal 2000 integration expenses included costs associated with the acquisitions of OVG/Traquair and Special Clearance Services and other one time expenses incurred in the third quarter of 2000.

Operating (loss) income. Operating loss was $7.1 million for fiscal 2001, compared to operating income of $6.6 million for fiscal 2000 due to the factors discussed above.

Interest expense (income), net. Interest expense (income), net increased $96,000, or 204.3%, to $143,000 for fiscal 2001 compared to $47,000 for fiscal
2000. This increase was due to increased utilization of the Services Division's overdraft line of credit.

Other (income) expense, net. Other income, net decreased $1.5 million, or 87.4% to $218,000 in fiscal 2001, compared to $1.7 million in fiscal 2000 which includes a gain related to the sale of our investment in JSGS in fiscal 2000.

(Loss) income from discontinued operations before provision for income taxes (benefit). Loss from discontinued operations before provision for income taxes (benefit) was $7.1 million for fiscal 2001 compared to income of $8.3 million for fiscal 2000 due to the reasons discussed above.

(Benefit) provision for income taxes. (Benefit) provision for income taxes was ($2.5) million for fiscal 2001 compared to $2.1 million for fiscal 2000. The effective tax rate for fiscal 2001 was 35.5% compared to 25.3% for fiscal 2000. The decrease in benefit is primarily due to the inclusion in taxable income of certain expenses not deductible for tax purposes, including an $11.9 million charge for the impairment of long-lived assets.

(Loss) income from discontinued operations. Loss from discontinued operations was $4.6 million for fiscal 2001 compared to income from discontinued operations of $6.2 million for fiscal 2000 due to the factors discussed above.

QUARTERLY RESULTS

Set forth below are certain unaudited quarterly financial data for each of our last eight quarters and certain such data expressed as a percentage of our revenue for the respective quarters. The information has been derived from unaudited financial statements that, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to fairly present such quarterly information in accordance with generally accepted accounting principles. The operating results for any quarter are not necessarily indicative of the results to be expected for any future period.

QUARTER ENDED

                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   Dec 31,     Sept 30,     Jun 30,      Mar 31,     Dec 31,     Sept 30,      Jun 30,     Mar 31,
                                    2002         2002        2002         2002         2001        2001         2001         2001
                                 ------------ ----------- ------------ ------------ ----------- ------------ ------------ ----------
Revenues
  Products                          $ 48,897    $ 49,047   $ 43,057     $ 38,945    $ 42,285     $ 39,315     $ 38,100    $ 30,168
  Mobile Security                     34,454      31,510     28,548       30,659      37,883        9,349            -           -
                                 ------------ ----------- ---------- ------------ ----------- ------------ ------------ ----------
Total Revenue                         83,351      80,557     71,605       69,604      80,168       48,664       38,100      30,168
Operating income                      10,815      10,337      8,168        9,045      10,590        5,328        7,127       3,628
Interest expense, net                    254         343        284           42       1,334        1,102          775         653
Other expense (income), net              128         (13)         -          (64)       (228)         146            -           -
                                 ------------ ----------- ---------- ------------ ----------- ------------ ------------ ----------
Income from continuing
operations before taxes               10,433      10,007      7,884        9,067       9,484        4,080        6,352       2,975
Provision for income taxes             2,451       7,043      3,060        3,500       2,925        1,607        2,503       1,172
                                 ------------ ----------- ---------- ------------ ----------- ------------ ------------ ----------
Income from continuing
operations                             7,982       2,964      4,824        5,567       6,559        2,473        3,849       1,803
(Loss) income from
discontinuing operations
before taxes                         (23,862)    (17,032)      (817)         244      (1,042)       1,058          362      (7,443)
(Benefit) provision for income
taxes                                 (2,863)        639        (68)        (149)        114         (292)         (87)     (2,244)
                                 ------------ ----------- ---------- ------------ ----------- ------------ ------------ ----------
(Loss) income from
discontinuing operations             (20,999)    (17,671)      (749)         393      (1,156)       1,350          449      (5,199)
                                 ------------ ----------- ---------- ------------ ----------- ------------ ------------ ----------
Net (loss) income                  $ (13,017)   $(14,707)   $ 4,075       $5,960      $5,403       $3,823       $4,298    $ (3,396)
                                 ============ =========== ========== ============ =========== ============ ============ ==========
Net income/(loss) per common
Income from continuing                $ 0.27      $ 0.10     $ 0.15       $ 0.18      $ 0.25       $ 0.10       $ 0.17      $ 0.08
Loss from discontinuing
operations                             (0.71)      (0.60)     (0.02)        0.01       (0.04)        0.06         0.02       (0.23)
                                 ------------ ----------- ---------- ------------ ----------- ------------ ------------ ----------
Basic (loss) earnings per share     $  (0.44)    $ (0.50)    $ 0.13       $ 0.19      $ 0.21       $ 0.16       $ 0.19    $  (0.15)
                                 ============ =========== ========== ============ =========== ============ ============ ==========

Net income/(loss) per common
share - Diluted
Income from continuing                $ 0.27      $ 0.10     $ 0.15       $ 0.17      $ 0.24       $ 0.10       $ 0.16      $ 0.08
operations
Loss from discontinuing
operations                             (0.71)      (0.59)     (0.02)        0.02       (0.04)        0.06         0.02       (0.22)
                                 ------------ ----------- ---------- ------------ ----------- ------------ ------------ ----------
Diluted (loss) earnings per
share                               $  (0.44)    $ (0.49)    $ 0.13        $0.19      $ 0.20       $ 0.16       $ 0.18    $  (0.14)
                                 ============ =========== ========== ============ =========== ============ ============ ==========

Weighted average common shares
outstanding
Basic                                29,456      29,708      31,193       31,030      26,138       23,645       23,007      22,861
Diluted                              29,623      30,637      32,110       31,986      27,206       24,317       23,682      23,650

Revenues
  Products                             58.7%       60.9%       60.1%        56.0%       52.7%        80.8%       100.0%      100.0%
  Mobile Security                      41.3%       39.1%       39.9%        44.0%       47.3%        19.2%         0.0%        0.0%
                                 ------------ ----------- ---------- ------------ ----------- ------------ ------------ ----------
Total revenue                         100.0%      100.0%      100.0%       100.0%      100.0%       100.0%       100.0%      100.0%
Operating income                       13.0%       12.8%       11.4%        13.0%       13.2%        10.9%        18.7%       12.0%
Interest expense, net                   0.3%        0.4%        0.4%         0.1%        1.7%         2.3%         2.0%        2.2%
Other expense (income), net             0.2%        0.0%        0.0%        (0.1%)      (0.3%)        0.3%         0.0%        0.0%
                                 ------------ ----------- ---------- ------------ ----------- ------------ ------------ ----------
Income from continuing
operations before taxes                12.5%       12.4%       11.0%        13.0%       11.8%         8.4%        16.7%        9.9%
Provision for income taxes              2.9%        8.7%        4.3%         5.0%        3.6%         3.3%         6.6%        3.9%
                                 ------------ ----------- ---------- ------------ ----------- ------------ ------------ ----------
Income from continuing
operations                              9.6%        3.7%        6.7%         8.0%        8.2%         5.1%        10.1%        6.0%
Income from discontinuing
operations before taxes               (28.6%)     (21.1%)      (1.1%)        0.4%       (1.3%)        2.2%         1.0%      (24.7%)
(Benefit) provision for income
taxes                                  (3.4%)       0.8%       (0.1%)       (0.2%)      (0.1%)       (0.6%)       (0.2%)      (7.4%)
                                 ------------ ----------- ---------- ------------ ----------- ------------ ------------ ----------
Loss from discontinuing
operations                            (25.2%)     (21.9%)      (1.0%)        0.6%       (1.4%)        2.8%         1.2%      (17.2%)
                                 ------------ ----------- ---------- ------------ ----------- ------------ ------------ ----------
Net income                            (15.6%)     (18.3%)       5.7%         8.6%        6.7%         7.9%        11.3%      (11.3%)
                                 ============ =========== ========== ============ =========== ============ ============ ==========

LIQUIDITY AND CAPITAL RESOURCES

On August 22, 2001, we entered into an Amended and Restated Credit Agreement (the "Credit Agreement") with Bank of America, Canadian Imperial Bank of Commerce, First Union National Bank, SunTrust Bank, Republic Bank, Keybank National Association, and ING (U.S.) Capital LLC. Pursuant to the Credit Agreement, the lenders established a $120,000,000 line of credit for our benefit expiring on February 12, 2004. The Credit Agreement, among other things, provides for (i) total maximum borrowings of $120,000,000 and (ii) the capability for borrowings in foreign currencies. All borrowings under the Credit Agreement bear interest at either (i) a base rate, plus an applicable margin ranging from .000% to .375%, depending on certain conditions, (ii) a eurodollar rate, plus an applicable margin ranging from 1.125% to 1.875%, depending on certain conditions, or (iii) with respect to foreign currency loans, a fronted offshore currency rate, plus an applicable margin ranging from 1.125% to 1.875%, depending on certain conditions. In addition, the Credit Agreement includes both negative and affirmative covenants customary for a credit facility of this nature, such as limitations on capital expenditures, indebtedness, and sales of assets, minimum fixed charge coverage, maintenance of net worth, a limitation on senior indebtedness to capitalization, and a restriction against paying dividends. As of December 31, 2002 we are in compliance with all of our negative and affirmative covenants.

The Credit Agreement also provides that Bank of America will make swing-line loans to us of up to $5,000,000 for working capital purposes and will issue letters of credit on our behalf of up to $20,000,000. As of December 31, 2002, we had no outstanding borrowings under our Credit Facility, and Bank of America had issued $11.4 million in letters of credit giving us $108.6 million of availability under our credit agreement. All indebtedness under the Credit Agreement will mature on February 12, 2004. On December 31, 2002, we had approximately $6.9 million in total long-term debt for continuing operations, consisting of $3.9 million in industrial development revenue bonds and $3.0 million in other long-term liabilities assumed in connection with acquisitions.

In March 2002, our Board of Directors approved a stock repurchase program authorizing the repurchase of up to a maximum 3.2 million shares of our common stock. In February 2003, the Board of Directors increased this stock repurchase program to authorize the repurchase, from time to time depending upon market conditions and other factors, of up to an additional 4.4 million shares. Through March 10, 2003, we repurchased 3.3 million shares of our common stock under the stock repurchase program at an average price of $12.42 per share, leaving us with the ability to repurchase up to an additional 4.3 million shares of our common stock. Repurchases may be made in the open market, in privately negotiated transactions or otherwise.

We expect to continue our policy of repurchasing our common stock from time to time. In addition, our Credit Agreement permits us to repurchase shares of our common stock with no limitation if our ratio of Consolidated Total Indebtedness to Consolidated EBTIDA (as such terms are defined in the Credit Agreement) for any rolling twelve-month period is less than 1:00 to 1. At ratios greater than 1:00 to 1 our credit agreement limits our ability to repurchase shares at $15.0 million. This basket resets to $0 each time the ratio is less than 1.0.

Working capital, excluding amounts relating to discontinued operations, was $89.0 million and $112.8 million as of December 31, 2002, and December 31, 2001, respectively.

Our fiscal 2002 capital expenditures for continuing operations were $5.9 million. Our fiscal 2002 capital expenditures for discontinued operations were $4.5 million. Such expenditures include leasehold improvements, information technology and communications infrastructure equipment and software, and manufacturing machinery and equipment.

We anticipate that the cash generated from operations, proceeds from the sale of discontinued operations, cash on hand and available borrowings under the Credit Agreement will enable us to meet liquidity, working capital and capital expenditure requirements during the next 12 months. We may, however, require additional financing to pursue our strategy of growth through acquisitions. If such financing is required, there are no assurances that it will be available, or if available, that it can be obtained on terms favorable to us or on a basis that is not dilutive to our stockholders.

INFLATION

We believe that the relatively moderate rates of inflation in recent years have not had a significant impact on our revenue or profitability. Historically, we have been able to offset any inflationary effects by either increasing prices or improving cost efficiencies.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our Common Stock as of December 30, 2003, by (i) each person or entity known to us owning beneficially 5% or more of our Common Stock, (ii) each of our directors and nominees for directors, (iii) each of our executive officers and (iv) all directors, nominees for directors and executive officers as a group. Unless otherwise noted shares are owned directly or indirectly with sole voting and investment power.

                                                                             SHARES
                                                                          BENEFICIALLY
NAME AND ADDRESS                                                            OWNED (1)            PERCENT (1), (16)
----------------                                                          -------------          -----------------
T. Rowe Price Associates, Inc. (2)                                          3,033,700                 11.0%

Westfield Capital Management Co.  LLC (3)                                   2,956,000                 10.7%

Warren B. Kanders and Kanders Florida Holdings, Inc. (4)                    2,515,655                  8.8%

Lord Abbett & Co. (5)                                                       1,710,781                  6.2%

Wellington Management Company, LLP (6)                                      1,609,200                  5.8%

Burtt R. Ehrlich (7)                                                          146,650                    *

Nicholas Sokolow (8)                                                          208,700                    *

Thomas W. Strauss (9)                                                         138,500                    *

Alair A. Townsend (10)                                                        109,716                    *

Deborah Zoullas (11)                                                           16,000                    *

Robert R. Schiller (12)                                                       284,116                  1.0%

Stephen E. Croskrey (13)                                                      259,116                    *

Robert F. Mecredy (14)                                                         18,466                    *

All directors, nominees for directors and executive officers
as a group (9 persons)........................................(15)          3,814,086                 12.8%

------------------
*Less than 1%

    (1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

    (2) This information has been obtained from the Schedule 13G filed by T. Rowe Price Associates, Inc. on February 3, 2003. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

    (3) This information has been obtained from the Schedule 13G filed by Westfield Capital Management Co. LLC on December 5, 2002. The address of Westfield Capital Management Co. LLC is One Financial Center, Boston, MA 02111.

    (4) Of such shares, Kanders Florida Holdings, Inc., of which Mr. Kanders is the sole stockholder and sole director, owns 2,098,395 shares. Includes options to purchase 412,500 shares of common stock. Excludes unvested restricted stock awards of 110,447 shares and vested deferred restricted stock awards of 200,000 shares granted to Mr. Kanders over which Mr. Kanders does not have voting or dispositive power and unvested options to purchase 685,000 shares of common stock. Also includes 4,760 shares held for the benefit of Mr. Kanders' children.

    (5) This information has been obtained from the Schedule 13G filed by Lord Abbett & Co. on January 30, 2003. The address of Lord, Abbett & Co. is 90 Hudson Street, Jersey City, New Jersey 07302.

    (6) This information has been obtained from Schedule 13G filed by Wellington Management Company, LLP on February 14, 2003. The amount reported consists of shares of common stock owned by clients of Wellington Management. The address of Wellington Management is 75 State Street, Boston, MA 02109.

    (7) Includes options to purchase 51,750 shares of common stock. Excludes unvested options to purchase 6,750 shares of common stock. Also includes 5,000 shares owned by Mr. Ehrlich's children and 6,500 shares in trust for the benefit of his children, of which Mr. Ehrlich's spouse is trustee, of which he disclaims beneficial ownership. Also includes 400 shares owned by Mr. Ehrlich's spouse's individual retirement account of which Mr. Ehrlich disclaims beneficial ownership.

    (8) Includes options to purchase 127,500 shares of common stock. Excludes unvested options to purchase 7,500 shares of common stock. Also includes 60,000 shares owned by S.T. Investors Fund, LLC, a limited liability company of which Mr. Sokolow is a member, 10,000 shares owned by Mr. Sokolow's profit sharing plan and 11,200 shares held for the benefit of Mr. Sokolow's children and of which Mr. Sokolow disclaims beneficial ownership.

    (9) Includes options to purchase 126,000 shares of common stock. Excludes unvested options to purchase 6,000 shares of common stock.

    (10) Includes options to purchase 100,000 shares of common stock. Excludes unvested options to purchase 6,000 shares of common stock.

    (11) Includes options to purchase 16,000 shares of common stock. Excludes unvested options to purchase 26,000 shares of common stock.

    (12) Includes options to purchase 275,000 shares of common stock and 8,665 shares of restricted common stock. Excludes deferred performance stock awards of 150,000 shares and unvested restricted stock awards of 100,000 shares granted to Mr. Schiller over which Mr. Schiller does not have voting or dispositive power. Excludes unvested options to purchase 350,000 shares of common stock.

    (13) Includes options to purchase 250,000 shares of common stock. Excludes unvested options to purchase 100,000 shares of common stock and unvested restricted stock award of 2,089 shares granted to Mr. Croskrey over which Mr. Croskrey does not have voting or dispositive power.

    (14) Includes of options to purchase 16,666 shares of common stock. Excludes unvested restricted stock awards of 4,200 shares over which Mr. Mecredy does not have voting or dispositive power. Excludes unvested options to acquire 108,334 shares of common stock.

    (15) See footnotes (4) and (7-14).

    (16) Percent is based on 28,269,145 shares of common stock outstanding as of December 30, 2003.



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



                               THE EXCHANGE OFFER


PURPOSE OF THE EXCHANGE OFFER

         We issued the old notes on August 12, 2003 to Wachovia Capital Markets, LLC, the initial purchaser, pursuant to a purchase agreement, dated August 6, 2003, among Armor Holdings, the subsidiary guarantors listed on the signature pages thereto, and the initial purchaser. The initial purchaser subsequently sold the old notes to "qualified institutional buyers", as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and outside the United States under Regulation S of the Securities Act. As a condition to the sale of the old notes, we entered into a registration rights agreement with the initial purchaser on August 12, 2003.

         Pursuant to the registration rights agreement, we agreed that we would:

         o file a registration statement with the Commission with respect to the new notes no later than 150 days after the date of initial issuance of the old notes;

         o use our reasonable best efforts to cause the registration statement to be declared effective by the Commission no later than 195 days after the date of initial issuance of the old notes;

         o consummate the exchange offer no later than 225 days after the date of initial issuance of the old notes;

         o file a shelf registration statement for the resale of the new notes if we cannot effect an exchange offer or in certain other circumstances;

         o use our reasonable best efforts to cause the shelf registration statement, if necessary, to be declared effective; and

         o use our reasonable best efforts to keep the shelf registration statement continuously effective for a period of at least two years subject to certain provisions of the registration rights agreement.

         Upon the effectiveness of the registration statement, we will offer the new notes in exchange for the old notes.

RESALE OF THE NEW NOTES

         Based upon an interpretation by the staff of the Commission contained in no-action letters issued to third parties, we believe that you may exchange old notes for new notes in the ordinary course of business. For further information on the Commission's position, see Exxon Capital Holdings Corporation, available April 13, 1989, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. You will be allowed to resell new notes to the public without further registration under the Securities Act and without delivering to purchasers of the new notes a prospectus that satisfies the requirements of Section 10 of the Securities Act so long as you do not participate, do not intend to participate, and have no arrangement with any person to participate, in a distribution of the new notes. However, the foregoing does not apply to you if you are:

         o a broker-dealer who receives the new notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act; or

         o an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

In addition, if:

         o    you are a broker-dealer; or

         o you acquire new notes in the exchange offer for the purpose of distributing or participating in the distribution of the new notes,

you cannot rely on the position of the staff of the Commission contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

         Each broker-dealer that receives new notes for its own account in exchange for old notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes which the broker-dealer acquired as a result of market-making or other trading activities.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept any and all outstanding old notes validly tendered and not withdrawn before the expiration date for an equal amount of new notes which are registered under the Securities Act, subject to the satisfaction of certain conditions. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes surrendered pursuant to the exchange offer. You may tender old notes only in integral multiples of $1,000.

         The form and terms of the new notes are the same as the form and terms of the old notes except that we have registered the new notes under the Securities Act and, therefore, the new notes will not bear legends restricting their transfer.

         The new notes will evidence the same debt as the old notes and will be issued under the same indenture, so the new notes and the old notes will be treated as a single class of debt securities under the indenture.

         As of the date of this prospectus, $150,000,000 in aggregate principal amount of the old notes is outstanding. Only registered holders of the old notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the old notes entitled to participate in the exchange offer.

         You do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission.

         We will be deemed to have accepted validly tendered old notes when, as and if we had given oral or written notice of acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the new notes from us.

         If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer.

Expiration Date; Extensions; Amendments

         The term "expiration date" will mean 5:00 p.m., New York City time, on ________, 2004, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which we extend the exchange offer. To extend the exchange offer, we will:

         o    notify the exchange agent of any extension orally or in writing;
              and

         o notify the registered holders of the old notes by means of a press release or other public announcement, each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

         We reserve the right, in our reasonable discretion:

         o to delay accepting any old notes until such time as the conditions listed under "-Conditions" are satisfied or waived;

         o    to extend the exchange offer;

         o if any conditions listed below under "-Conditions" are not satisfied, to terminate the exchange offer by giving oral or written notice to the exchange agent; or

         o to waive any conditions in any respect, by giving oral or written notice to the exchange agent.

         If we terminate the exchange offer, we will return the old notes deposited by the holder of the old notes in accordance with the procedures described in this prospectus under "-Return of Notes."

         Any delay in acceptance, extension, or termination will be followed as soon as practicable by a press release or other public announcement or post-effective amendment.

         If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement or post-effective amendment that will be distributed to the holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during the five to ten business day period.

INTEREST ON THE NEW NOTES

         The new notes will each accrue interest on the same terms as the old notes. Interest on the notes will accrue at the rate of 8 1/4% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2004. We will make each interest payment to the Holders of record on the immediately preceding February 1 and August 1. Old notes accepted for exchange will not receive accrued interest thereon at the time of exchange. However, each new note will bear interest from the most recent date to which interest has been paid on the old notes, or if no interest has been paid on the old notes or the new notes, from August 12, 2003.

PROCEDURES FOR TENDERING

         You may tender old notes in the exchange offer only if you are a registered holder of old notes. To tender in the exchange offer, you must:

         o complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;

         o have the signatures guaranteed if required by the letter of transmittal; and

         o mail or otherwise deliver the letter of transmittal or the facsimile of the letter of transmittal to the exchange agent at the address listed below under "-Exchange Agent" for receipt before the expiration date.



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

In addition, either:

         o the exchange agent must receive certificates for the old notes along with the letter of transmittal into its account at the depositary pursuant to the procedure for book-entry transfer described below before the expiration date;

         o the exchange agent must receive a timely confirmation of a book-entry transfer of the old notes, if the procedure is available, into its account at the depositary pursuant to the procedure for book-entry transfer described below before the expiration date; or

         o you must comply with the guaranteed delivery procedures described below.

         Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

         The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send letters of transmittal or old notes to us. You may request your respective brokers, dealers, commercial banks, trust companies or nominees to effect the transactions described above for you.

         If you are a beneficial owner of old notes whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, before completing and executing the letter of transmittal and delivering the old notes you must either:

         o make appropriate arrangements to register ownership of the old notes in your name; or

         o    obtain a properly completed bond power from the registered holder.

         The transfer of registered ownership may take considerable time. Unless the old notes are tendered:

         o by a registered holder who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

         o    for the account of:

              o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

              o a commercial bank or trust company located or having an office or correspondent in the United States; or

              o an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, an eligible guarantor institution must guarantee the signatures on a letter of transmittal or a notice of withdrawal described below under "-Withdrawal of Tenders".

         If the letter of transmittal is signed by a person other than the registered holder, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the old notes.

         If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should so indicate when signing, and unless waived by us, they must submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

         The exchange agent and the depositary have confirmed that any financial institution that is a participant in the depositary's system may utilize the depositary's Automated Tender Offer Program ("ATOP") to tender notes. Holders of old notes utilizing the ATOP system must transmit to the exchange agent, on or before the expiration date, a computer-generated message through the ATOP system that is received by the exchange agent and which forms a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

         We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of old notes within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of old notes to have been made until you cure the defects or irregularities.

         While we have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. We also reserve the right to terminate the exchange offer, as described below under "-Conditions", and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

         If you wish to tender old notes in exchange for new notes in the exchange offer, we will require you to represent that:

         o    you are not an affiliate of ours;

         o you are not a broker-dealer tendering old notes acquired for your own account directly from us;

         o you will acquire any new notes in the ordinary course of your business; and

         o you are not engaged in, and do not intend to engage in, and have no arrangement or understanding to participate in, a distribution of the new notes to be issued in the exchange offer.

         In addition, in connection with the resale of new notes, any participating broker-dealer who acquired the old notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in the registration statement.

RETURN OF NOTES

         If we do not accept any tendered old notes for any reason described in the terms and conditions of the exchange offer or if you withdraw any tendered old notes or submit old notes for a greater principal amount than you desire to exchange, we will return the unaccepted, withdrawn or non-exchanged old notes without expense to you as promptly as practicable after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at the depositary pursuant to the book-entry transfer procedures described below, we will credit the old notes to an account maintained with the depositary as promptly as practicable.

BOOK-ENTRY TRANSFER

         The exchange agent will make a request to establish an account with respect to the old notes at the depositary for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the depositary's systems may make book-entry delivery of old notes by causing the depositary to transfer the old notes into the exchange agent's account at the depositary in accordance with the depositary's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the depositary, you must transmit and the exchange agent must receive, the letter of transmittal or a facsimile of the letter of transmittal, with any required signature guarantees and any other required



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documents, at the address below under "-Exchange Agent" on or before the expiration date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

         If you wish to tender your old notes, but time will not permit a letter of transmittal, certificates representing the old notes to be tendered or other required documents to reach the exchange agent before the expiration date, or if the procedure for book-entry transfer cannot be completed on or before the expiration date, you may effect a tender if:

         o the tender is made by or through an eligible guarantor institution;

         o before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, that:

              o states the name and address of the holder of the old notes, the name(s) in which the old notes are registered and the principal amount of old notes tendered,

              o states that the tender is being made by that notice of guaranteed delivery, and

              o guarantees that, within three New York Stock Exchange trading days after the expiration date, the eligible guarantor institution will deposit with the exchange agent the letter of transmittal, together with the certificates representing the old notes in proper form for transfer or a confirmation of a book-entry transfer, as the case may be, and any other documents required by the letter of transmittal; and

         o within three New York Stock Exchange trading days after the expiration date, the exchange agent receives a properly executed letter of transmittal, as well as the certificates representing all tendered old notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal.

         Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your old notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

         Except as otherwise provided in this prospectus, you may withdraw tenders of old notes at any time before 5:00 p.m., New York City time, on the expiration date.

         To withdraw a tender of old notes in the exchange offer, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address listed in this prospectus before the expiration date. Any notice of withdrawal must:

         o specify the name of the person who deposited the old notes to be withdrawn;

         o identify the old notes to be withdrawn, including the principal amount of the old notes; and

         o be signed in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees.

         We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn old notes to have been validly tendered for purposes of the exchange offer, and we will not issue new notes with respect to those old notes, unless you validly re-tender the withdrawn old notes. You may re-tender properly withdrawn old notes by following one of the procedures described above under "-Procedures for Tendering" at any time before the expiration date.

CONDITIONS

         Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the new notes for, any old notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

         o the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the Commission;

         o an action or proceeding has been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer (the term "threatened" means a written demand or statement has been made, or a written notice has been given, that would lead a prudent person to conclude that such an action or proceeding is likely to be asserted, commenced, taken, or otherwise pursued in the future); or

         o all governmental approvals which we deem necessary for the completion of the exchange offer have not been obtained.

         If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

         o refuse to accept any old notes and return all tendered old notes to you;

         o extend the exchange offer and retain all old notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the old notes; or

         o waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

         If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the old notes.

SHELF REGISTRATION

         Pursuant to the registration rights agreement, in the event that:

         o we are not permitted to file a registration statement or permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy;

         o the exchange offer is not consummated within 225 days of the date the old notes were issued; or

         o    a holder of old notes so requests under certain circumstances,

we will file with the Commission a shelf registration statement to register for public resale the old notes held by you if you provide us with the necessary information for inclusion in the shelf registration statement.

LIQUIDATED DAMAGES

         Pursuant to the registration rights agreement, if:

         o we do not file the registration statement with the Commission on or prior to the 150th day following the date of initial issuance of the old notes;

         o we do not cause the registration statement to become effective on or prior to the 195th day following the date of initial issuance of the old notes;

         o we do not complete the exchange offer on or prior to the 225th day following the date of initial issuance of the old notes; or

         o the Commission shall have issued a stop order suspending the effectiveness of the registration statement of which this prospectus is a part or our shelf registration statement, as the case may be, or proceedings have been initiated with respect to such registration statement.

with each of the items above constituting a "registration default", we agreed to pay liquidated damages to the holders, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to 0.5% per annum per $1,000 principal amount of old notes held by such holder. The amount of the liquidated damages will increase by an additional 0.5% per annum per $1,000 principal amount of old notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of 1.0% per annum per $1,000 principal amount of old notes. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

EXCHANGE AGENT

We have appointed Wachovia Bank, National Association, as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:

Wachovia Bank, National Association
Corporate Trust Operations
1525 West W. T. Harris Boulevard
Charlotte, North Carolina  28288
Attn.: Marsha Rice
Telephone # (704) 490-7413
Fax # (704) 590-7628

By Hand/Overnight Delivery:

Wachovia Bank, National Association
Corporate Trust Operations
1525 West W.T. Harris Boulevard
Charlotte, North Carolina  28262
Attn.: Marsha Rice

         Delivery to an address other than the one stated above or transmission via a facsimile number other than the one stated above will not constitute a valid delivery.

FEES AND EXPENSES

         We will bear all expenses incident to our or the guarantors' performance of or compliance with the registration rights agreement, regardless of whether the registration statement becomes effective, including without limitation:

         o all registration and filing fees and expenses (including filings made by the initial purchaser or holder of notes with the National Association of Securities Dealers, Inc. (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD));

         o all fees and expenses for compliance with Federal and state securities laws;

         o all expenses of printing (including printing certificates for the new notes to be issued in the exchange offer and printing of prospectuses), messenger and delivery services and telephone;

         o all fees and disbursements of counsel for us, the guarantors and, as discussed below, the holders of old notes; and

         o all fees and disbursements of our and the guarantors' independent certified public accountants.

         We will bear our and the guarantors' internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by us or the guarantors.

         In connection with any registration statement required by the registration rights agreement, we and the guarantors will reimburse the initial purchaser and the holders of old notes being tendered in the exchange offer and/or resold pursuant to the "Plan of Distribution" contained in the prospectus or registered pursuant to a shelf registration statement, as applicable, for the reasonable fees and disbursements of not more than one counsel.

CONSEQUENCE OF FAILURE TO EXCHANGE

         Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Old notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities. Accordingly, those old notes may be resold only:

         o to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act;

         o in a transaction meeting the requirements of Rule 144 under the Securities Act;

         o outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;

         o in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;

         o    to us; or

         o    pursuant to an effective registration statement.

         In each case, the old notes may be resold only in accordance with any applicable blue sky or securities laws of any state of the United States or any other applicable jurisdiction.



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

         The foregoing description of the exchange offer contained a summary of certain provisions of the registration rights agreement, which is incorporated herein by reference. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the old notes.

                          DESCRIPTION OF THE NEW NOTES

         The form and terms of the new notes and the old notes are identical in all material respects, except that the transfer restrictions applicable to the old notes do not apply to the new notes.

         The old notes were, and the new notes will be, issued under an indenture, dated as of August 12, 2003, as supplemented by the First Supplemental Indenture dated as of September 30, 2003 and as further supplemented by the Second Supplemental Indenture dated as of December 9, 2003 (collectively, the "Indenture"), among Armor Holdings, Inc., the subsidiary guarantors listed as signatories thereto and the Wachovia Bank, National Association, as trustee (the "Trustee"). The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

         The following description is a summary of the material provisions of the Indenture. It does not restate the agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the notes. Copies of the Indenture are available as set forth below under "Where You Can Find More Information." You can find the definitions of certain terms used in this description under the subheading "--Certain Definitions." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the Indenture. In this description, the word "Armor Holdings" refers only to Armor Holdings and not to any of its subsidiaries.

         The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

GENERAL

         THE NEW NOTES

         The notes will mature on August 15, 2013 and were issued in an aggregate principal amount of $150,000,000. We may issue additional notes (the "Additional Notes") from time to time after this offering, subject to the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant. The notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. We will issue Additional Notes in denominations of $1,000 and integral multiples of $1,000.

         Interest on the notes is accruing at the rate of 8.25% per annum from August 12, 2003 and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2004. We will make each interest payment to the Holders of record on the immediately preceding February 1 and August 1.



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

         Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date to which interest has been paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

       The notes are:

         o    general unsecured obligations of Armor Holdings;

         o subordinated in right of payment to all existing and future Senior Debt of Armor Holdings;

         o pari passu in right of payment with any future senior subordinated Indebtedness of Armor Holdings; and

         o    guaranteed by the Subsidiary Guarantors.

   The Subsidiary Guarantees

         The notes are guaranteed, jointly and severally, by all of the existing and future Domestic Subsidiaries of Armor Holdings that are Restricted Subsidiaries, other than USDS, Inc. Each Subsidiary Guarantee of the notes are:

         o    a general unsecured obligation of the Subsidiary Guarantor;

         o subordinated in right of payment to all existing and future Senior Debt of the Subsidiary Guarantor; and

         o pari passu in right of payment with any future senior subordinated Indebtedness of the Subsidiary Guarantor.

         As of the date hereof, all of our domestic subsidiaries, except for USDS, Inc., will be "Restricted Subsidiaries." However, under the circumstances described below under the "Designation of Restricted and Unrestricted Subsidiaries" covenant we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the notes.

         Each Subsidiary Guarantee will be subordinated to the prior payment in full in cash of all Senior Debt of that Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

   Methods Of Receiving Payments On The Notes

         If a Holder has given wire transfer instructions to Armor Holdings, it will pay all principal,



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

interest and premium and additional interest, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the Paying Agent and Registrar within New York, New York or Charlotte, North Carolina unless Armor Holdings elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

   Paying Agent And Registrar For The Notes

         The Trustee will initially act as Paying Agent and Registrar. We may change the Paying Agent or Registrar without prior notice to the Holders, and we or any of our Subsidiaries may act as Paying Agent or Registrar.

   Transfer And Exchange

         A Holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the we may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

       The registered Holder of a note will be treated as the owner of it for all purposes.

SUBORDINATION

         The payment of principal, interest and premium and additional interest, if any, on (or any other obligations relating to) the notes is subordinated to the prior payment in full in cash of all of our Senior Debt, including our Senior Debt incurred after the date of the Indenture.

         The holders of our Senior Debt are entitled to receive payment in full in cash of all Obligations due in respect of our Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in our applicable Senior Debt) before the Holders of notes will be entitled to receive any payment with respect to (or any other Obligations relating to) the notes or any distribution of assets or proceeds (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to our creditors in connection with:

         (1) our liquidation or dissolution, whether voluntary or involuntary;

         (2) our bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, whether voluntary or involuntary;

         (3) any assignment for the benefit of creditors; or

         (4) any marshaling of our assets and liabilities.

         We also may not make any payment in respect of the notes or any distribution of assets or proceeds (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

         (1) a payment default on our Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

         (2) any other default occurs and is continuing on any series of our Designated Senior Debt that permits holders of that series of our Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from us or any agent or representative with respect to such Designated Senior Debt (a "nonpayment default").

         Payments on the notes may and shall be resumed:

         (1) in the case of a payment default on our Designated Senior Debt, upon the date on which such default is cured or waived; and

         (2) in case of a nonpayment default, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of our Designated Senior Debt has been accelerated.

         No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

         No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

         If the Trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") when:

         (1) the payment is prohibited by these subordination provisions; and

         (2) the Trustee or the Holder has actual knowledge that the payment is prohibited;

the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of our Senior Debt and shall deliver notice thereof to the agent or representative of the holders of Senior Debt. Upon the proper written request of the agent or representative of the holders of our Designated Senior Debt, or, if no such Designated Senior Debt exists, the holders of our Senior Debt, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of our Senior Debt or their proper representative.

         We must promptly notify holders of our Senior Debt and any agent or representative with respect to such Senior Debt if payment of the notes is accelerated because of an Event of Default.

         As a result of the subordination provisions described above, in the event of our bankruptcy, liquidation or reorganization, Holders of notes may recover less ratably than our creditors who are holders of our Senior Debt. In addition, because the subordination provisions of the Indenture require that amounts otherwise payable, or assets distributable, to Holders of the notes in a bankruptcy or similar proceeding be paid to holders of Senior Debt instead, Holders of the notes may receive less ratably than our other creditors, including holders of trade payables in any such proceeding.

         Payments under the Subsidiary Guarantee by each Subsidiary Guarantor will be subordinated to the prior payment in full in cash of all Senior Debt of such Subsidiary Guarantor, including Senior Debt of such Subsidiary Guarantor incurred after the date of the Indenture, on the same basis as provided above with respect to the subordination of payments on the notes by Armor Holdings to the prior payment in full in cash of Senior Debt of Armor Holdings. See "Risk Factors--Risks Relating to the New Notes--Your right to receive payments on the notes is junior to our existing senior indebtedness and possibly all of our future borrowings. Further, the guarantees of the new notes are junior to all of the guarantors' existing senior indebtedness and possibly to all their future borrowings."

         "Designated Senior Debt" means:

                  (1) any Indebtedness outstanding under the Credit Facilities; and

                  (2) after payment in full of all Obligations under the Credit Facilities, any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by Armor Holdings as "Designated Senior Debt."

         "Permitted Junior Securities" means:

                  (1) Equity Interests in Armor Holdings or any Subsidiary Guarantor or any other business entity provided for by a plan of reorganization; or

                  (2) debt securities of Armor Holdings or any Subsidiary Guarantor or any other business entity provided for by a plan of reorganization, in each case, that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the Indenture.

         "Senior Debt" means:

                  (1) all Indebtedness of Armor Holdings or any Subsidiary Guarantor outstanding under the Credit Facilities and all Hedging Obligations with respect thereto;

                  (2) any other Indebtedness (including, without limitation, Hedging Obligations) of Armor Holdings or any Subsidiary Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

                  (3) all other Obligations with respect to the items listed in the preceding clauses (1) and (2).

         Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

                  (1) any liability for federal, state, local or other taxes owed or owing by Armor Holdings or any Subsidiary Guarantor;

                  (2) any Indebtedness of Armor Holdings or any Subsidiary Guarantor to any Subsidiaries or other Affiliates of Armor Holdings or any Subsidiary Guarantor or, in the case of Indebtedness of any Subsidiary Guarantor, to Armor Holdings;

                  (3) any trade payables;

                  (4) the portion of any Indebtedness that is incurred in violation of the Indenture;

                  (5) any Indebtedness of Armor Holdings or any Subsidiary Guarantor that, when incurred, was without recourse to Armor Holdings or such Subsidiary Guarantor;

                  (6) any repurchase, redemption or other Obligation in respect of Disqualified Stock or any rights with respect thereto; or

                  (7) any Indebtedness owed to any employee of Armor Holdings or any of its Subsidiaries.

OPTIONAL REDEMPTION

         Except as provided below, the notes are not redeemable at our option prior to August 15, 2008. After August 15, 2008, we may redeem all or a part of the notes, subject to any restriction or other provisions relating thereto contained in any Senior Debt, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

YEAR                                                        PERCENTAGE
----                                                        ----------

2008..............................................           104.125%
2009..............................................           102.750%
2010..............................................           101.375%
2011 and thereafter...............................           100.000%


         Notwithstanding the foregoing, at any time prior to August 15, 2006, we may redeem up to



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

35% of the aggregate principal amount of notes issued under the Indenture, subject to any restriction or other provisions relating thereto contained in any Senior Debt, at a redemption price of 108.25% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

         (1) at least 65% of the aggregate principal amount of notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption (excluding notes held by Armor Holdings and its Subsidiaries); and

         (2) such redemption must occur within 60 days of the date of the closing of each such Public Equity Offering.

         If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. The notes may only be redeemed in integral multiples of $1,000. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

         If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof (which must be an integral multiple of $1,000) to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

         The Credit Agreement will contain provisions that prohibit or otherwise limit Armor Holdings from exercising any such option.

MANDATORY REDEMPTION

         We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

   Change Of Control

         If a Change of Control occurs, each Holder of notes will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, we will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and additional interest, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, we will mail a notice to each Holder describing the transaction or transactions that constitute the Change of

Control and offering to repurchase notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 90 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

       On the Change of Control Payment Date, we will, to the extent lawful:

         (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

         (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

         (3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by us.

         The Paying Agent will promptly mail or wire transfer to each Holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

         Prior to accepting notes for payment as provided in this "Change of Control" covenant, but in any event within 60 days following a Change of Control, we will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The agreements governing our outstanding Designated Senior Debt and certain of our other outstanding Senior Debt currently prohibit us from purchasing any notes and also provide that certain change of control events (including, without limitation, a Change of Control under the Indenture) with respect to us would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which we become a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when we are prohibited from purchasing notes, we could seek the consent of the holders of such Senior Debt to the purchase of notes or could attempt to refinance any such Senior Debt that contain such prohibition. If we do not obtain such a consent or repay such Senior Debt, we will remain prohibited from purchasing notes. In such case, our failure to purchase tendered notes would constitute an

Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In any of the foregoing circumstances, the subordination provisions in the Indenture would likely prohibit payments to the Holders of notes.

         The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. This "Change of Control" covenant will not apply to any Qualifying Services Division Sale. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

         We will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or
(ii) we effect Legal Defeasance or Covenant Defeasance of the notes under the Indenture prior to the occurrence of such Change of Control.

         The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Armor Holdings and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require us to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our Subsidiaries' assets taken as a whole to another Person or group may be uncertain.

   Asset Sales

         We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) we (or our Restricted Subsidiary, as the case may be) receive consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (2) such fair market value is determined by our Board of Directors and evidenced by a resolution of our Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

                  (3) at least 75% of the consideration therefor received by us or our Restricted Subsidiary is in the form of cash, cash equivalents, promissory notes or Replacement Assets or a combination thereof; provided that, for purposes of this provision, each of the following shall be deemed to be cash:

                       (a) our liabilities (as shown on our or our Restricted Subsidiary's most recent balance sheet) or the liabilities of any of our Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms pari passu or subordinated to the notes or any Subsidiary Guarantee and liabilities that are owed to us or any of our Affiliates) that are assumed by the transferee of any such assets pursuant to a customary written novation agreement that releases us or such Restricted Subsidiary from further liability; and

                       (b) any securities or other obligations (other than promissory notes) received by us or any of our Restricted Subsidiaries from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by us or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, we may apply an amount equal to such Net Proceeds at our option:

                  (1) to prepay, repay or repurchase Senior Debt and, if (i) the Senior Debt repaid is revolving credit Indebtedness and (ii) at the time of such Asset Sale and at the time of such repayment, we are not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, correspondingly reduce commitments with respect thereto; or

                  (2) to purchase Replacement Assets or to make a capital expenditure in or that is used or useful in a Permitted Business.

         Pending the final application of any such Net Proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." Within 30 days after the aggregate amount of Excess Proceeds exceeds $5.0 million, we will make an Asset Sale Offer to all Holders of notes, and all holders of other Indebtedness that is pari passu with the notes or any Subsidiary Guarantee containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and additional interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, we may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

         The agreements governing our outstanding Designated Senior Debt currently prohibit us from purchasing any notes, and also provides that certain asset sale events with respect to us would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which we become a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when we are prohibited from purchasing notes, we could seek the consent of the holders of our Senior Debt to the purchase of notes or could attempt to refinance any such Senior Debt that contain such prohibition. If we do not obtain such a consent or repay such Senior Debt, we will remain prohibited from purchasing notes. In such case, our failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In any of the foregoing circumstances, the subordination provisions in the Indenture would likely prohibit payments to the Holders of notes.

CERTAIN COVENANTS

   Restricted Payments

         (A) Armor Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of its or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Armor Holdings or any of its Restricted Subsidiaries) or to the direct or indirect holders of its or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Armor Holdings or dividends or distributions payable to Armor Holdings or a Wholly Owned Restricted Subsidiary of Armor Holdings);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Armor Holdings) any Equity Interests of Armor Holdings or any Subsidiary of Armor Holdings (other than a Wholly Owned Restricted Subsidiary of Armor Holdings) or any direct or indirect parent of Armor Holdings;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or any Subsidiary Guarantee, except a payment of interest or principal at the Stated Maturity thereof; or



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                  (4)      make any Restricted Investment (all such payments and
                           other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

    unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (2) Armor Holdings would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant; and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Armor Holdings and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3) and (5) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

                           (a) 50% of Armor Holdings' Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of its most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                           (b) 100% of the aggregate net cash proceeds received by Armor Holdings since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Armor Holdings (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Armor Holdings that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Armor Holdings); plus

                           (c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of
                                    (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus



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                           (d)      $10.0 million.

         (B) So long as no Default or Event of Default has occurred and is continuing at the date of a Restricted Payment or would be caused thereby, the preceding provisions will not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

                  (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Armor Holdings or any Subsidiary Guarantor or of any Equity Interests of Armor Holdings in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Armor Holdings) of, Equity Interests of Armor Holdings (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph (A);

                  (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Armor Holdings or any Subsidiary Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend by a Restricted Subsidiary of Armor Holdings to the holders of its common Equity Interests on a pro rata basis;

                  (5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of Armor Holdings; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(b) of the preceding paragraph (A);

                  (6) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

                  (7) dividends paid on shares of Disqualified Stock of Armor Holdings issued in accordance with the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

                  (8) the repurchase or redemption of shares of Equity Interests (other than Disqualified Stock) of Armor Holdings or any Restricted Subsidiary; provided, however, that the aggregate amount of such repurchases shall not exceed $5.0 million in any calendar year unless the aggregate amount of such



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                           repurchases in any prior calendar year was less than
                           $5.0 million in which case (x) the difference, up to an aggregate amount of $5.0 million, may be carried forward and (y) the aggregate amount of such repurchases in any subsequent calendar year may not exceed $5.0 million plus the then remaining balance of such carry forward amount (after giving effect to all prior repurchases utilizing such carry forward amount); provided further, however, that such repurchases shall be excluded from the calculation of the amount of Restricted Payments; or

                  (9) Restricted Payments in an aggregate amount not to exceed $25.0 million.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by Armor Holdings or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and the fair market value of any assets, securities or other non-cash Restricted Payment that are required to be valued pursuant to this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an independent accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million, provided, however that such opinion or appraisal shall not be required for any repurchase or redemption of shares of Equity Interests of Armor Holdings at Current Trading Prices. Not later than the date of making any Restricted Payment, Armor Holdings shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

         Incurrence Of Indebtedness And Issuance Of Preferred Stock

         Armor Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt), and Armor Holdings will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that Armor Holdings and any Subsidiary Guarantor may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or such preferred stock had been issued at the beginning of such four-quarter period.

         So long as no Default or Event of Default shall have occurred and be continuing as of the date such Indebtedness is incurred (or, as applicable, the date such preferred stock is issued) or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1) the incurrence by Armor Holdings or any Subsidiary Guarantor of



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                           Indebtedness under Credit Facilities in an aggregate
                           principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Armor Holdings and its Restricted Subsidiaries thereunder) not to exceed $70.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by Armor Holdings or any Restricted Subsidiary to permanently repay any such Indebtedness (and, in the case of any revolving credit Indebtedness, to effect a corresponding commitment reduction thereunder) pursuant to the "Asset Sales" covenant;

                  (2)      Existing Indebtedness;

                  (3) the incurrence by Armor Holdings and its Subsidiary Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the Indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement and the Indenture;

                  (4) the incurrence by Armor Holdings or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (whether through the direct purchase of such assets or the Capital Stock of any Person owning such assets) used in its business or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $10.0 million at any time outstanding;

                  (5) the incurrence by Armor Holdings or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses
                           (2), (3), (4), (5) or (8) of this paragraph;

                  (6) the incurrence by Armor Holdings or any of its Restricted Subsidiaries of intercompany Indebtedness owing to and held by Armor Holdings or any of its Wholly Owned Restricted Subsidiaries; provided, however, that:

                           (a)      if Armor Holdings or any Subsidiary
                                    Guarantor is the obligor on such
                                    Indebtedness, such Indebtedness must be
                                    unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Armor Holdings, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor;



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                           (b)      (i) any subsequent issuance or transfer of
                                    Equity Interests that results in any such Indebtedness being held by a Person other than Armor Holdings or its Wholly Owned Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Armor Holdings or its Wholly Owned Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Armor Holdings or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6); and

                           (c) Indebtedness owed to Armor Holdings or any Subsidiary Guarantor must be evidenced by an unsubordinated promissory note, unless the obligor under such Indebtedness is Armor Holdings or a Subsidiary Guarantor;

                  (7) the incurrence by Armor Holdings or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (7), not to exceed $20.0 million;

                  (8) (i) Indebtedness of Armor Holdings or any of its Restricted Subsidiaries under agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Armor Holdings or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business or assets, so long as the principal amount does not exceed the gross proceeds actually received by Armor Holdings or any Restricted Subsidiary in connection with such disposition, and
                           (ii) Indebtedness of Armor Holdings or any of its Restricted Subsidiaries represented by letters of credit for the account of Armor Holdings or such Restricted Subsidiary, as the case may be, issued in the ordinary course of Armor Holdings' business or such Restricted Subsidiary, including, without limitation, in order to provide security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to worker's compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by Armor Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

                  (9) Indebtedness of Simula, Inc. incurred and outstanding on the date it is acquired by Armor Holdings (other than any Indebtedness incurred (i) to provide all or any portion of the funds utilized to consummate such acquisition or (ii) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that (a) Simula, Inc. is designated a Restricted Subsidiary and executes and delivers to the Trustee a supplemental



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                           indenture providing for its Guarantee of the notes on
                           the date on which such acquisition is consummated, and (b) all such Indebtedness is prepaid, repaid, redeemed or repurchased within 90 days of such date of consummation;

                  (10) the incurrence by Armor Holdings or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing, swapping or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; and

                  (11) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of the first paragraph of this covenant; provided, in each such case, that the amount thereof is included in Armor Holdings' Fixed Charges as accrued.

         For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) of the preceding paragraph, or is entitled to be incurred pursuant to the first paragraph of this covenant, subject to the following sentence, Armor Holdings will be permitted to classify on the date of its incurrence, and from time to time to reclassify all or a portion of, such item of Indebtedness in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the date on which notes are first issued under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and Armor Holdings will not be permitted to reclassify any Indebtedness incurred pursuant to such clause (1).

         Notwithstanding any other provision of this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant will not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

   Limitation On Senior Subordinated Debt

         Armor Holdings will not incur any Indebtedness that is subordinate or junior in right of payment to any of its Senior Debt unless it is pari passu or subordinate in right of payment to the notes. No Subsidiary Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Subsidiary Guarantor unless it is pari passu or subordinate in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee.

   Liens

         Armor Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or



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indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness (other than Permitted Liens) upon any of its or their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

   Dividend And Other Payment Restrictions Affecting Restricted Subsidiaries

         Armor Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions to Armor Holdings or any of its Restricted Subsidiaries with respect to its Capital Stock or any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Armor Holdings or any of its Restricted Subsidiaries;

                  (2) make loans or advances to Armor Holdings or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to Armor Holdings or any of its Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under, by reason of or with respect to:

                  (1) the Credit Agreement, Existing Indebtedness or any other agreements in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the Indenture;

                  (2)      the Indenture, the notes and the Subsidiary
                           Guarantees;

                  (3)      applicable law, rule or regulation;

                  (4) any Person, or the property or assets of such Person, acquired by Armor Holdings or any of its Restricted Subsidiaries, existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of such Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and



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                           restrictions in any such amendments, modifications,
                           restatements, renewals, extensions, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

                  (5) in the case of clause (3) of the first paragraph of this covenant:

                           (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract,

                           (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Armor Holdings or any Restricted Subsidiary not otherwise prohibited by the Indenture, or

                           (c) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Armor Holdings or any Restricted Subsidiary in any manner material to Armor Holdings or any Restricted Subsidiary;

                  (6) any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary pending closing of such sale or disposition;

                  (7) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (8) contained in the terms of any Indebtedness permitted under the Indenture or any agreement pursuant to which such Indebtedness was issued if:

                           (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

                           (b) the encumbrance or restriction is not materially more disadvantageous to the Holders of the notes than is customary in comparable financings (as determined by Armor Holdings in good faith), and

                           (c) Armor Holdings determines in good faith that any such encumbrance or restriction will not materially affect its ability to make principal or interest payments on the notes.



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

   Merger, Consolidation Or Sale Of All Or Substantially All Assets

         Armor Holdings will not: (1) consolidate or merge with or into another Person (whether or not we are the surviving corporation) or (2) directly or indirectly, sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties and assets and its Subsidiaries taken as a whole, in one or more related transactions, to another Person or Persons, unless:

                  (1) either: (a) Armor Holdings is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Armor Holdings) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and (ii) expressly assumes, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all of Armor Holdings' obligations under the notes, the Indenture and the Registration Rights Agreement;

                  (2) immediately after giving effect to such transaction, no Default or Event of Default exists;

                  (3) immediately after giving effect to such transaction on a pro forma basis, Armor Holdings or the Person formed by or surviving any such consolidation or merger (if other than Armor Holdings), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

                           (a) will have Consolidated Net Worth immediately
                  after the transaction equal to or greater than Armor Holdings' Consolidated Net Worth immediately preceding the transaction; and

                           (b) will, on the date of such transaction after
                  giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

                  (4) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which Armor Holdings has entered into a transaction under this "Consolidation, Merger or Sale of Assets" covenant, shall have by supplemental indenture to its Subsidiary Guarantee confirmed that its Subsidiary Guarantee shall apply to Armor Holdings' obligations or the Surviving Person in accordance with the notes and the Indenture and its obligations under the Registration Rights Agreement shall continue to be in effect; and

                  (5) Armor Holdings shall have delivered to the Trustee an Officers' Certificate



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                           and an Opinion of Counsel, each stating that such
                           consolidation, merger, sale, assignment, transfer, conveyance or lease and such supplemental indenture (if any) comply with the Indenture.

         This "Merger, Consolidation or Sale of All or Substantially All Assets" covenant will not apply to any Qualifying Services Division Sale or any merger, consolidation or sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Armor Holdings and any of its Subsidiary Guarantors.

         For purposes of this covenant, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more of Armor Holdings' Subsidiaries, which properties and assets, if held by Armor Holdings instead of such Subsidiaries, would constitute all or substantially all of its properties and assets on a consolidated basis, shall be deemed to be the transfer of all or substantially all of Armor Holdings' properties and assets.

         Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

   Transactions With Affiliates

         Armor Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its or their properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

                  (1) such Affiliate Transaction is on terms that are no less favorable to Armor Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Armor Holdings or such Restricted Subsidiary at the time of such transaction in arm's-length dealings with a Person that is not an Affiliate of Armor Holdings; and

                  (2) Armor Holdings delivers to the Trustee:

                           (a) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors; and

                           (b) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an



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                  opinion as to the fairness to Armor Holdings or such
                  Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

                  (1) transactions between or among Armor Holdings and/or its Restricted Subsidiaries;

                  (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable and customary fees, compensation, benefits and indemnities paid or entered into by Armor Holdings or its Restricted Subsidiaries in the ordinary course of business consistent with past practices to or with its officers, directors, employees or consultants and its Restricted Subsidiaries;

                  (3) Restricted Payments that are permitted by the provisions of the Indenture described above under the "Restricted Payments" covenant; and

                  (4) any sale of Armor Holdings' Equity Interests (other than Disqualified Stock).

   Designation Of Restricted And Unrestricted Subsidiaries

         Armor Holdings' Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

                  (1) any Guarantee by Armor Holdings or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will be deemed to be an incurrence of Indebtedness by Armor Holdings or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such incurrence of Indebtedness would be permitted under the covenant described above under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

                  (2) the aggregate fair market value of all outstanding Investments owned by Armor Holdings and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by Armor Holdings or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will be deemed to be a Restricted Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the "Restricted Payments" covenant;

                  (3) such Subsidiary does not own any Equity Interests of, or hold any Liens on any property of, Armor Holdings or any Restricted Subsidiary;

                  (4) the Subsidiary being so designated:



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

                           (a) is not party to any agreement, contract,
                  arrangement or understanding with Armor Holdings or any Restricted Subsidiary of Armor Holdings unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Armor Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Armor Holdings; and

                           (b) is a Person with respect to which neither Armor
                  Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

                  (5) no Default or Event of Default would be in existence following such designation.

         Any designation of a Restricted Subsidiary of Armor Holdings as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the Indenture.

         The Board of Directors of Armor Holdings may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

                  (1) such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Armor Holdings of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if such Indebtedness is permitted under the covenant described under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

                  (2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such Investments shall only be permitted if such Investments would be permitted under the covenant described above under the "Restricted Payments" covenant;

                  (3) all Liens of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the "Liens" covenant; and

                  (4) no Default or Event of Default would be in existence following such designation.

   Sale And Leaseback Transactions

         Armor Holdings will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Armor Holdings or any Restricted Subsidiary may enter into a sale and leaseback transaction if:



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

                  (1) Armor Holdings or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

                  (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of Armor Holdings and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

                  (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Armor Holdings applies the proceeds of such transaction in compliance with, the covenant described above under the "Asset Sales" covenant.

         LIMITATION ON ISSUANCE AND SALE OF EQUITY INTERESTS OF RESTRICTED SUBSIDIARIES

         Armor Holdings will not transfer, convey, sell, lease or otherwise dispose of, and will not permit any of its Restricted Subsidiaries to issue, transfer, convey, sell, lease or otherwise dispose of, any Equity Interests in any Restricted Subsidiary of Armor Holdings to any Person (other than Armor Holdings or a Wholly Owned Restricted Subsidiary of Armor Holdings or, if necessary, shares of its Capital Stock constituting directors' qualifying shares or issuances of shares of Capital Stock of foreign Restricted Subsidiaries to foreign nationals, to the extent required by applicable law), except:

                  (1) if, immediately after giving effect to such issuance, transfer, conveyance, sale, lease or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Restricted Payments" covenant if made on the date of such issuance or sale; and

                  (2) Armor Holdings or such Restricted Subsidiary complies with the "Asset Sale" covenant.

   Limitations On Issuances Of Guarantees By Restricted Subsidiaries

         Armor Holdings will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Armor Holdings, unless such Restricted Subsidiary is a Subsidiary Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary, which Subsidiary Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Subsidiary Guarantee of the notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the notes are subordinated to such Senior Debt.



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

         A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than Armor Holdings or another Subsidiary Guarantor, unless:

                  (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (2) either:

                           (a) the Person acquiring the property in any such
                  sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of such Subsidiary Guarantor under the Indenture, its Subsidiary Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

                           (b) such sale or other disposition complies with the
                  "Asset Sale" covenant, including the application of the Net Proceeds therefrom.

         The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

                  (1) in connection with any sale or other disposition of all of the capital stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of Armor Holdings, if the sale or other disposition complies with the "Asset Sale" covenant;

                  (2) in connection with the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee pursuant to this covenant, except a discharge or release by, or as a result of, a payment under such Guarantee;

                  (3) if Armor Holdings properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or

                  (4) in connection with the liquidation, dissolution or winding up of a Subsidiary Guarantor.

         In addition, each Discontinued Domestic Subsidiary on the date the Notes are originally issued which thereafter becomes a Subsidiary Guarantor will be released from its Subsidiary Guarantee upon the sale, transfer or other disposition of all or substantially all of its assets, unless and until such Subsidiary Guarantor thereafter becomes part of the continuing operations of Armor Holdings on a consolidated basis.

   Business Activities

         Armor Holdings will not, and will not permit any Restricted Subsidiary to, engage in any



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

business other than Permitted Business, except to such extent as would not be material to Armor Holdings and its Restricted Subsidiaries taken as a whole.

   Payments For Consent

         Armor Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to all Holders of the notes and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

   Reports

         Whether or not required by the Commission, so long as any notes are outstanding, Armor Holdings will furnish to the Holders of notes, within the time periods specified in the Commission's rules and regulations:

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Armor Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Armor Holdings' certified independent accountants; and

                  (2) all current reports that would be required to be filed with the Commission on Form 8-K if Armor Holdings were required to file such reports.

         In addition, whether or not required by the Commission, Armor Holdings will file a copy of all of the information and reports referred to in clauses
(1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request. In addition, Armor Holdings and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

         Each of the following is an Event of Default:

                  (1) default for 30 days in the payment when due of interest (including any additional interest) on the notes whether or not prohibited by the subordination provisions of the Indenture;

                  (2) default in payment when due (whether at maturity, upon acceleration, redemption



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

         or otherwise, including the failure to repurchase notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer on the date specified for such payment in the applicable offer to purchase) of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the Indenture;

                  (3) failure (other than a default described in clause (2) above) by Armor Holdings or any of its Restricted Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders--Asset Sales" or the "Merger, Consolidation or Sale of All or Substantially All Assets" covenant for 45 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of notes outstanding to comply with such provisions;

                  (4) failure by Armor Holdings or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or Holders representing 25% or more of the aggregate principal amount of notes outstanding to comply with any of the other agreements in the Indenture;

                  (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Armor Holdings or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Armor Holdings or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

                           (a) is caused by a failure to pay principal of, or
                  interest or premium, if any, on such Indebtedness at final maturity thereof; or

                           (b) results in the acceleration of such Indebtedness
                  prior to its final maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a similar default aggregates $5.0 million or more unless the obligation of Armor Holdings or such Restricted Subsidiary to pay such Indebtedness is being disputed in good faith through proper proceedings and such proceedings have not been determined against Armor Holdings or such Restricted Subsidiary;

                  (6) failure by Armor Holdings or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (7) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

                  (8) certain events of bankruptcy or insolvency with respect to Armor Holdings or any



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

         Significant Subsidiary of Armor Holdings (or any Subsidiaries that together would constitute a Significant Subsidiary).

         In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Armor Holdings or any Significant Subsidiary of Armor Holdings (or any Subsidiaries that together would constitute a Significant Subsidiary), all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable by notice in writing to Armor Holdings specifying the respective Event of Default in accordance with the provisions of the Indenture; provided, however, that so long as any Obligations under any Credit Facilities shall be outstanding, the acceleration shall not be effective until the earlier of (1) an acceleration of Indebtedness under such Credit Facilities or (2) five business days after receipt by Armor Holdings and the agent under such Credit Facilities of written notice of such declaration of acceleration of the notes.

         Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or additional interest) if it determines that withholding notice is in their interest.

         The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture, or rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Defaults or Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived, in each case, except a continuing Default or Event of Default in the payment of interest or additional interest, if any, on, or the principal of, the notes. The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of notes. A Holder may not pursue any remedy with respect to the Indenture or the notes unless:

                  (1) the Holder gives the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;



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

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

         However, such limitations do not apply to the right of any Holder of a note to receive payment of the principal of, premium or additional interest, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the Holder.

         In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Armor Holdings with the intention of avoiding payment of the premium that Armor Holdings would have had to pay if Armor Holdings then had elected to redeem the notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs during any time that the notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Armor Holdings with the intention of avoiding the prohibition on redemption of the notes, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

         Armor Holdings is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, Armor Holdings is required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of Armor Holdings or any Subsidiary Guarantor, as such, shall have any liability for any obligations of Armor Holdings or the Subsidiary Guarantors under the notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Armor Holdings may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

                  (1) the rights of Holders of outstanding notes to receive payments in respect of the



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

         principal of, or interest or premium and additional interest, if any, on such notes when such payments are due from the trust referred to below;

                  (2) Armor Holdings obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee, and Armor Holdings' and the Subsidiary Guarantor's obligations in connection therewith; and

                  (4) the Legal Defeasance provisions of the Indenture.

         In addition, Armor Holdings may, at its option and at any time, elect to have the obligations of Armor Holdings and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (1) Armor Holdings must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and additional interest, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Armor Holdings must specify whether the notes are being defeased to maturity or to a particular redemption date;

                  (2) in the case of Legal Defeasance, Armor Holdings shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) Armor Holdings has received from, or there has been published by, the Internal Revenue Service a ruling or
         (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, Armor Holdings shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax



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

         on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which Armor Holdings or any of its Subsidiaries is a party or by which Armor Holdings or any of its Subsidiaries is bound;

                  (6) Armor Holdings must have delivered to the Trustee an Opinion of Counsel to the effect that, (1) assuming no intervening bankruptcy of Armor Holdings or any Subsidiary Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an "insider" of Armor Holdings under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or any applicable state bankruptcy, insolvency, reorganization or similar state law affecting creditors and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

                  (7) Armor Holdings must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Armor Holdings with the intent of preferring the Holders of notes over the other creditors of Armor Holdings with the intent of defeating, hindering, delaying or defrauding creditors of Armor Holdings or others;

                  (8) if the notes are to be redeemed prior to their stated maturity, Armor Holdings must deliver to the Trustee irrevocable instructions to redeem all of the notes on the specified redemption date; and

                  (9) Armor Holdings must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         The Credit Agreement will contain provisions that prohibit or otherwise limit Armor Holdings from exercising any such option.

AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the next two succeeding paragraphs, the Indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents



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

obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

                  (1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any note or alter the provisions, or waive any payment, with respect to the redemption of the notes;

                  (3) reduce the rate of or change the time for payment of interest on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of, or interest or premium or additional interest, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any note payable in money other than U.S. dollars;

                  (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or additional interest, if any, on the notes;

                  (7) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture;

                  (8) impair the right to institute suit for the enforcement of any payment on or with respect to the notes or the Subsidiary Guarantees;

                  (9) amend, change or modify the obligation of Armor Holdings to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the "Repurchase at the Option of Holders--Asset Sales" covenant or the obligation of Armor Holdings to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the "Repurchase at the Option of Holders--Change of Control" covenant, including, in each case, amending, changing or modifying any definition relating thereto;

                  (10) except as otherwise permitted under the "Merger, Consolidation and Sale of All or Substantially All Assets" covenant and the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant, consent to the assignment or transfer by Armor Holdings or any Subsidiary Guarantor of any of their rights or obligations under the Indenture;

                  (11) amend or modify any of the provisions of the Indenture or the related definitions affecting the subordination or ranking of the notes or any Subsidiary Guarantee in any manner adverse to the holders of the notes or any Subsidiary Guarantee; or



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

                  (12) make any change in the preceding amendment and waiver provisions.

         Notwithstanding the preceding, without the consent of any Holder of notes, Armor Holdings and the Trustee may amend or supplement the Indenture or the notes:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated notes in addition to or in place of certificated notes;

                  (3) to provide for the assumption of Armor Holdings' or any Subsidiary Guarantor's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Armor Holdings' or such Subsidiary Guarantor's assets;

                  (4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

                  (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

                  (6) comply with the provision described under the "Limitations on Issuances of Guarantees by Restricted Subsidiaries" covenant;

                  (7) evidence and provide for the acceptance of appointment by a successor Trustee;

                  (8) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or

                  (9) to allow any Subsidiary of Armor Holdings or any of its Subsidiaries to execute a supplemental indenture to become a Subsidiary Guarantor or to execute a Subsidiary Guarantee with respect to the notes.

SATISFACTION AND DISCHARGE

         The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

                  (1) either:

                           (a) all notes that have been authenticated (except
                  lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to Armor Holdings) have been delivered to the Trustee for cancellation; or

                           (b) all notes that have not been delivered to the
                  Trustee for cancellation have



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


                  become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Armor Holdings or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Armor Holdings or any Subsidiary Guarantor is a party or by which Armor Holdings or any Subsidiary Guarantor is bound;

                  (3) Armor Holdings or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

                  (4) Armor Holdings has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

         In addition, Armor Holdings must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

         If the Trustee becomes a creditor of Armor Holdings or any Subsidiary Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

         The notes are being offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). Notes also may be offered and sold in offshore transactions in reliance



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on Regulation S ("Regulation S Notes"). Except as set forth below, notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.

         Rule 144A Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Notes" and, together with the Rule 144A Global Notes, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of this offering and the closing of this offering (such period through and including such 40th day, the "Restricted Period"), beneficial interests in the Regulation S Global Notes must be held solely through the Euroclear Bank S.A./N.A., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Note in accordance with the certification requirements described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See "--Exchanges between Regulation S Notes and Rule 144A Notes."

         Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

         Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) will be subject to certain restrictions on transfer and will bear a restrictive legend. Regulation S Notes will also bear a restrictive legend. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

   Depositary Procedures

         The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Armor Holdings takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

         DTC has advised Armor Holdings that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate



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the clearance and settlement of transactions in those securities between
Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including Wachovia Capital Markets, LLC), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised Armor Holdings that, pursuant to procedures established by it:

                  (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Wachovia Capital Markets with portions of the principal amount of the Global Notes; and

                  (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

         Investors in the Rule 144A Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

         EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES



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

REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

         Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, Armor Holdings and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither Armor Holdings, the Trustee nor any agent of Armor Holdings or the Trustee has or will have any responsibility or liability for:

                  (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

                  (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

         DTC has advised Armor Holdings that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or Armor Holdings. Neither Armor Holdings nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Armor Holdings and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Subject to certain transfer restrictions, transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

         Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the



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

case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

         DTC has advised Armor Holdings that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

         Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Armor Holdings nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   Exchange Of Global Notes For Certificated Notes

         A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

                  (1) DTC (a) notifies Armor Holdings that it is unwilling or unable to continue as depositary for the Global Notes and Armor Holdings fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

                  (2) Armor Holdings, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

                  (3) there shall have occurred and be continuing a Default or Event of Default with respect to the notes.

         In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend, unless such legend is not required by applicable law.



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

   Exchange Of Certificated Notes For Global Notes

         Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

   Exchanges Between Regulation S Notes And Rule 144A Notes

         Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

                  (1) such exchange occurs in connection with a transfer of the notes pursuant to Rule 144A; and

                  (2) the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that the notes are being transferred to a Person:

                           (a) that the transferor reasonably believes to be a
                  qualified institutional buyer within the meaning of Rule 144A;

                           (b) purchasing for its own account or the account of
                  a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

                           (c) in accordance with all applicable securities laws
                  of the states of the United States and other jurisdictions.

         Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

         Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reject a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in



                                      126
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the Regulation S Global Note prior to the expiration of the Restricted Period.

   SAME DAY SETTLEMENT AND PAYMENT

         Armor Holdings will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Armor Holdings will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL (Trade Mark) Market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. Armor Holdings expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

         Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Armor Holdings that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

       "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into, or becomes a Subsidiary of, such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the



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power to direct or cause the direction of the management or policies of such
Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Armor Holdings and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders --Change of Control" and/or the provisions described above under the caption "--Certain Covenants-- Merger, Consolidation or Sale of All or Substantially All Assets" and not by the provisions of the covenant described above under the caption "--Repurchases at the Option of Holders--Asset Sales;" and

                  (2) the issuance of Equity Interests by any of Armor Holdings' Restricted Subsidiaries or the sale by Armor Holdings or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries.

         Notwithstanding the preceding, the following items shall be deemed not to be Asset Sales:

                  (1) any Qualifying Services Division Sale, provided that Armor Holdings or any Restricted Subsidiary receives consideration at the time of such Qualifying Services Division Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and such fair market value is determined by Armor Holdings' Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee;

                  (2) any Qualifying USDS Sale, provided that Armor Holdings or any Restricted Subsidiary receives consideration at the time of such Qualifying USDS Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and such fair market value is determined by Armor Holdings' Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee;

                  (3) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

                  (4) a transfer of assets between or among Armor Holdings and its Restricted Subsidiaries;

                  (5) an issuance of Equity Interests by a Restricted Subsidiary to Armor Holdings or to another Restricted Subsidiary;

                  (6) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

                  (7) the sale or other disposition of Cash Equivalents;

                  (8) a Restricted Payment that is permitted by the covenant described above under the "Restricted Payments" covenant; and

                  (9) any sale or disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise not useful or no longer used by Armor Holdings in connection with the business of Armor Holdings or its Restricted Subsidiaries.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

         "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation;

                  (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

                  (3) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and in each case maturing within six months after the date of acquisition; and

                  (6) money market funds, at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

                  "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Armor Holdings and its Restricted Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

                  (2) the adoption of a plan relating to the liquidation or dissolution of Armor Holdings;

                  (3) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of

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         the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of Armor Holdings;

                  (4) the first day on which a majority of the members of the Board of Directors of Armor Holdings are not Continuing Directors; or

                  (5) Armor Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into Armor Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Armor Holdings or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of Armor Holdings outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the beneficial owner (as defined above) of 50% or more of the voting power of all classes of Voting Stock of Armor Holdings.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

                  (1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (2) Fixed Charges to the extent deducted in computing such Consolidated Net Income; plus

                  (3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

                  (4) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue consistent with past practice, in each case, on a consolidated basis and determined in accordance with GAAP.

         Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Armor Holdings shall be added to Consolidated Net Income to compute Consolidated Cash Flow of Armor Holdings only to the extent that a corresponding amount would be permitted at the date of determination to be paid as a dividend to Armor Holdings by such Restricted Subsidiary without


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prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Consolidated Net Income of Armor Holdings and its Subsidiaries for any period shall be deemed to exclude any extraordinary integration costs incurred in connection with acquisitions or divestitures and other non-recurring charges or costs to the extent such charges or costs were included in the computation of the Consolidated EBITDA (as defined in the Credit Agreement) of Armor Holdings for such period for the purposes of the Credit Agreement;

                  (2) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

                  (3) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

                  (4) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;

                  (5) the cumulative effect of a change in accounting principles shall be excluded; and

                  (6) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

                  "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

                  (1) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of Armor Holdings and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of computation, and which shall not take into account Unrestricted Subsidiaries); plus

                  (2) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms



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         is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

         "Consolidated Net Tangible Assets" means the total amount of assets of any Person on a consolidated basis, including deferred pension costs, after deducting therefrom (i) all current liabilities (excluding any indebtedness classified as a current liability), (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discount and financing costs and all other like intangible assets and (iii) appropriate adjustments on account of minority interests of other Persons holding shares of the Subsidiaries of such Person, all as set forth in the most recent balance sheet of such Person and its consolidated Subsidiaries (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with generally accepted accounting principles.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Armor Holdings who:

                  (1) was a member of such Board of Directors on the date of the Indenture; or

                  (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Credit Agreement" means that certain Credit Agreement to be entered into on or within five days after the date of original issuance of the notes by and among Armor Holdings, Bank of America, N.A., as Administrative Agent and Arranger and the other lenders named therein in relation to a $60 million senior secured revolving credit facility, including any related letters of credit, notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time by one or more credit facilities, in which case, the credit agreement or similar agreement together with all other documents and instruments related shall constitute the "Credit Agreement," whether with the same or different agent and lenders.

         "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement (and any hedging arrangements with the lenders thereunder or Affiliates of such lenders, secured by the collateral securing Armor Holdings' Obligations under the Credit Agreement)) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by one or more of such facilities, whether with the same or different banks and lenders.

         "Current Trading Price" means, with respect to any shares of Equity Interests, any sale price (regular way) quoted on the New York Stock Exchange, or any other national securities exchange or quotation system on which such Equity Interests are listed or quoted, on the applicable date of purchase, repurchase or redemption.



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         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Armor Holdings to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Armor Holdings may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the "Restricted Payments" covenant. The term "Disqualified Stock" shall also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, on or prior to the date that is one year after the date on which the notes mature.

         "Discontinued Domestic Subsidiary" means any of the following Subsidiaries of Armor Holdings (i) ArmorGroup North America, Inc., (ii) Armor Group Services, LLC, (iii) CDR International, Inc., (iv) U.S. Defense Systems, LLC, (v) O'Gara Security Associates, Inc., (vi) ITI Limited Partnership, (vii) International Training, Inc., (viii) Network Audit Systems, Inc., (ix) New Technologies Armor, Inc., (x) The Parvus Company, (xi) Parvus Crisis Management Corporation, and (xii) The Parvus International Information Company.

         "Domestic Subsidiary" means any Subsidiary of Armor Holdings that was formed under the laws of the United States or any state thereof or the District of Columbia.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Existing Indebtedness" means the aggregate principal amount of Indebtedness of Armor Holdings and its Subsidiaries (other than Indebtedness under the Credit Agreement and the notes) in existence on the date of the Indenture, until such amounts are repaid.

         "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such



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         Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                  (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Armor Holdings (other than Disqualified Stock) or to Armor Holdings or a Restricted Subsidiary of Armor Holdings, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

                  (1) acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be



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

         calculated on a pro forma basis in accordance with Regulation S-X under the Exchange Act;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP shall be excluded;

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date; and

                  (4) consolidated interest expense attributable to interest on any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. The terms "guarantee" and "guaranteed" used as a verb shall have a correlative meaning.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates;

                  (2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed to protect such Person against fluctuations in commodity prices; and

                  (3) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates.



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

         "incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an incurrence of Indebtedness.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

                  (1) borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations described in clause (5) below entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement;

                  (3) banker's acceptances;

                  (4) Capital Lease Obligations and Attributable Debt;

                  (5) the balance deferred and unpaid of the purchase price of any property which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except any such balance that constitutes an accrued expense or trade payable;

                  (6) Hedging Obligations, other than Hedging Obligations that are incurred for the purpose of protecting Armor Holdings or its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; or

                  (7) Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

         In addition, the term "Indebtedness" includes (x) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, and
(y) to the extent not otherwise included, the Guarantee by the specified Person of any



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Indebtedness of any other Person. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

         The amount of any Indebtedness outstanding as of any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and shall be:

                  (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

                  (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness;

provided that the obligation to repay money borrowed and set aside at the time of the incurrence of any Indebtedness in order to pre-fund the payment of the interest on such Indebtedness shall be deemed not to be "Indebtedness" so long as such money is held to secure the payment of such interest.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees or other arrangements, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of Armor Holdings or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business), advances (excluding commission, travel and similar advances to officers and employees made consistent with past practices), capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         If Armor Holdings or any Restricted Subsidiary of Armor Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Armor Holdings such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Armor Holdings, Armor Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Investment in such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the above "Restricted Payments" covenant. The acquisition by Armor Holdings or any Restricted Subsidiary of Armor Holdings of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Armor Holdings or such Restricted Subsidiary in such third



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Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the "Restricted Payments" covenant.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any asset sale outside the ordinary course of business; or
         (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by Armor Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Permitted Business" means any business conducted or proposed to be conducted (as described in the offering memorandum) by Armor Holdings and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related or ancillary thereto.

         "Permitted Investments" means:

                  (1) any Investment in Armor Holdings or in a Wholly Owned Restricted Subsidiary



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         of Armor Holdings (including, without limitation, Guarantees of
         Obligations with respect to any Credit Facilities);

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by Armor Holdings or any Restricted Subsidiary of Armor Holdings in a Person, if as a result of such
         Investment:

                  (a) such Person becomes a Wholly Owned Restricted Subsidiary of Armor Holdings; or

                  (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Armor Holdings or a Wholly Owned Restricted Subsidiary of Armor Holdings;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

                  (5) Investments acquired solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Armor Holdings;

                  (6) Hedging Obligations that are incurred for the purpose of protecting Armor Holdings or its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates, and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnifies and compensation payable thereunder;

                  (7) other Investments in any Person that is not an Affiliate of Armor Holdings (other than a Wholly Owned Restricted Subsidiary of Armor Holdings) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the date of the Indenture, not to exceed 5% of Armor Holdings' Consolidated Net Tangible Assets; and

                  (8) stock, obligations or securities received in satisfaction of judgments.

         "Permitted Liens" means:

                  (1) Liens on the assets of Armor Holdings and any Subsidiary Guarantor securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

                  (2) Liens in favor of Armor Holdings or any Restricted Subsidiary;

                  (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Armor Holdings or any Restricted Subsidiary of Armor Holdings (or any Lien on the proceeds from any sale, liquidation or other disposition of such property); provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Armor Holdings or the Restricted Subsidiary;

                  (4) Liens on property existing at the time of acquisition thereof by Armor Holdings or any Restricted Subsidiary of Armor Holdings (or any Lien on the proceeds from any sale, liquidation or other disposition of such property), provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Armor Holdings or the Restricted Subsidiary;

                  (5) Liens existing on the date of the Indenture;

                  (6) In addition to all other Permitted Liens, Liens incurred in the ordinary course of business of Armor Holdings or any Restricted Subsidiary of Armor Holdings with respect to obligations that do not exceed $5.0 million at any one time outstanding;

                  (7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "Certain Covenants Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness (or any Lien on the proceeds from any sale, liquidation or other disposition of such assets);

                  (8) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

                  (9) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (10) Liens securing reimbursement obligations with respect to letters of credit and surety or performance bonds issued in the ordinary course of business, provided that such letters of credit or surety or performance bonds do not constitute Indebtedness;

                  (11) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof; and

                  (12) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of the said properties or materially impair their use in the operation of the business of such Person.

         "Permitted Refinancing Indebtedness" means any Indebtedness of Armor Holdings or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Armor Holdings or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is pari passu or subordinated in right of payment to the notes; and

                  (5) such Indebtedness is incurred either by Armor Holdings or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Public Equity Offering" means an offer and sale of Capital Stock (other than Disqualified Stock) of Armor Holdings pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Armor Holdings).

         "Qualifying Services Division Sale" means any single transaction or series of related transactions involving the disposition of any of the Discontinued Domestic Subsidiaries or any other entities classified as held for sale and presented separately as discontinued operations in Armor Holdings' audited financial statements for the year ended and as of December 31, 2002 in accordance with Financial Accounting Standards No. 144, in the case of each such entity for so long as such entity is so held for sale and presented separately as discontinued operations.

         "Qualifying USDS Sale" means any single transaction or series of related transactions involving the disposition of USDS, Inc. and its respective direct and indirect Subsidiaries as long as the Consolidated Net Income of such entities are excluded from the Consolidated Net Income of Armor Holdings for the purposes of the Indenture, provided that a determination by Armor Holdings to include the Consolidated Net Income of such entities in the Consolidated Net Income of Armor Holdings for the purposes of the Indenture shall be irrevocable.

         "Replacement Assets" means (1) non-current tangible assets that will be used or useful in a Permitted Business or (2) substantially all the assets of a Permitted Business or a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "sale and leaseback transaction" means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

         "Significant Subsidiary" means any Restricted Subsidiary that would constitute a "significant subsidiary" within the meaning of Article 1 of Regulation S-X under the Exchange Act.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Guarantee" means the Guarantee by any Subsidiary Guarantor of Armor Holdings' payment obligations under the notes on a senior subordinated basis.

         "Subsidiary Guarantors" means:

                  (1) each direct or indirect Domestic Subsidiary of Armor Holdings as of the Issue Date that is a Restricted Subsidiary, other than USDS, Inc. and the Discontinued Domestic Subsidiaries; and

                  (2) after the Issue Date, each Discontinued Domestic Subsidiary and any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

  and their respective successors and assigns until released from their obligations under their Subsidiary Guarantees and the Indenture in accordance with the terms of the Indenture.

         "Unrestricted Subsidiary" means any Subsidiary of Armor Holdings that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with the "Designation of Restricted and Unrestricted Subsidiaries" covenant and any Subsidiary of such Subsidiary.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which

(other than directors' qualifying shares or Investments by foreign nationals mandated by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.


                       DESCRIPTION OF SENIOR INDEBTEDNESS

         On August 12, 2003, we terminated our prior credit facility and entered into a new secured revolving credit facility with Bank of America, N.A., Wachovia Bank, National Association and a syndicate of other financial institutions arranged by Banc of America Securities LLC. The new credit facility consists of a five-year revolving credit facility and, among other things, provides for (i) total maximum borrowings of $60 million, (ii) a $25 million sub-limit for the issuances of standby and commercial letters of credit, (iii) a $5 million sub-limit for swing-line loans, and (iv) a $5 million sub-limit for multi-currency borrowings. All borrowings under the new credit facility will bear interest at either (i) a rate equal to LIBOR, plus an applicable margin ranging from 1.125% to 1.625%, (ii) an alternate base rate which will be the higher of (a) the Bank of America prime rate and (b) the Federal Funds rate plus ..50%, or (iii) with respect to foreign currency loans, a fronted offshore currency rate, plus an applicable margin ranging from 1.125% to 1.625%, depending on certain conditions. The new credit facility is guaranteed by certain of our direct and indirect domestic subsidiaries and is secured by, among other things (i) a pledge of all of the issued and outstanding shares of stock or other equity interests of certain of our direct and indirect domestic subsidiaries, (ii) a pledge of 65% of the issued and outstanding voting shares of stock or other voting equity interests of certain of our direct and indirect foreign subsidiaries, (iii) a pledge of 100% of the issued and outstanding nonvoting shares of stock or other nonvoting equity interests of certain of our direct and indirect foreign subsidiaries, and (iv) a first priority perfected security interest on certain of our domestic assets and certain domestic assets of certain of our direct and indirect subsidiaries that will become guarantors of our obligations under the new credit facility, including, among other things, accounts receivable, inventory, machinery, equipment, certain contract rights, intellectual property rights and general intangibles. As of the date of this prospectus, we are in compliance with all of our negative and affirmative covenants.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following general discussion summarizes the material U.S. Federal income tax consequences of the exchange, ownership and disposition of the notes. This discussion only deals with persons that hold notes as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and that purchase the notes for cash at original issue at the initial offering price. This discussion does not address the U.S. Federal income tax consequences that may be relevant to a particular holder subject to special treatment under certain U.S. Federal income tax laws (for example, persons subject to the alternative minimum tax provisions of the Code). Also, this discussion is not intended to be wholly applicable to all categories of investors, some of which, such as dealers in securities or foreign currency, banks, trusts, insurance companies, tax-exempt organizations (employment, charitable or other), persons that hold notes as part of a hedging or conversion transaction or a straddle, persons deemed to sell notes under the constructive sale provisions of the Code, persons that have a functional currency other than the U.S. dollar and investors in pass-through entities, may be subject to special rules.

         This discussion is based on the Code, the final, temporary and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service (the "IRS") with respect to any of the U.S. Federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

         Holders of the old notes should consult their own tax advisors concerning the application of U.S. Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to their particular situations.

U.S. HOLDERS

         The following discussion is limited to persons that are U.S. Holders. For these purposes, "U.S. Holder" means the beneficial owner of a note that for U.S. Federal income tax purposes is (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation that is created or organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate the income of which is subject to U.S. Federal income tax regardless of its source, (iv) a trust subject to the primary supervision of a United States court and the control of one or more U.S. persons or (v) a person whose worldwide income or gain is otherwise subject to U.S. Federal income tax on a net income basis. If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences.

Exchange Offer

         The exchange of old notes for the new notes pursuant to the exchange offer should not constitute a taxable event for U.S. Federal income tax purposes. As a result:

         o a U.S. Holder of notes should not recognize taxable gain or loss as a result of the exchange of old notes for the new notes pursuant to the exchange offer;

         o the holding period of the new notes should include the holding period of the old notes surrendered in exchange therefor; and

         o a U.S. Holder's adjusted tax basis in the new notes should be the same as such U.S. Holder's adjusted tax basis in the old notes surrendered in exchange therefor.

Interest

         A U.S. Holder must generally include interest on a note in its ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's method of accounting for U.S. Federal income tax purposes.

Sale, Exchange or Redemption of Notes

         Upon the sale, exchange or redemption of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between
(i) the amount realized on such disposition and (ii) such U.S. Holder's adjusted tax basis in the note. Notwithstanding the foregoing, any amounts realized in connection with any sale, exchange or redemption with respect to accrued interest not previously included in income will be treated as ordinary interest income. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of such note less any principal payments received by such holder.

Contingent Payments

         In certain circumstances, we may be obligated to pay you amounts in excess of the stated interest and principal payable on the notes. The obligation to make such payments, including liquidated damages and redemption premiums payable in certain circumstances, may implicate the provisions of Treasury regulations relating to "contingent payment debt instruments". If the notes were deemed to be contingent payment debt instruments, U.S. Holders might, among other things, be required to treat any gain recognized on the sale or other disposition of a note as ordinary income, subject to tax at a maximum Federal rate of 38.6%, rather than as capital gain which may be subject to tax at a maximum Federal rate of 20%. The regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation and therefore the scope of the regulations is not certain. Armor Holdings intends to take the position that the likelihood that such payments will be made is remote and therefore the notes are not subject to the rules governing contingent payment debt instruments. This determination will be binding on a holder unless such holder explicitly discloses on a statement attached to the holder's timely filed U.S. Federal income tax return for the taxable year that includes the acquisition date of the note that such holder's determination is different. Purchasers of notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Information Reporting and Backup Withholding

         A U.S. Holder of notes may be subject to backup withholding, currently at a rate of 30%, but subject to gradual reduction to 28% by year 2006 (the "Applicable Backup Withholding Rate"), with respect to "reportable payments," which includes interest and principal paid on or the gross proceeds of a sale, exchange or redemption of the notes. The payor of any reportable payments will be required to deduct and withhold the Applicable Backup Withholding Rate from such payments if (i) the payee fails to establish that it is entitled to an exemption, (ii) the payee fails to furnish its correct Taxpayer Identification Number ("TIN") to the payor in the prescribed manner, (iii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iv) the payee has failed properly to report the receipt of reportable payments and the IRS has notified the payor that backup withholding is required or (v) the payee fails to certify under penalties of perjury that such payee is not subject to backup withholding. If any one of these events occurs with respect to a U.S. Holder of notes, Armor Holdings or its paying or other withholding agent will be required to withhold the Applicable Backup Withholding Rate from any payments of principal and interest on a note.

         Any amount withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. Federal income tax liability, so long as the required information is provided timely to the IRS. Armor Holdings, its paying agent or other withholding agent generally will report to a U.S. Holder of notes and to the IRS the amount of any reportable payments made in respect of the notes for each calendar year and the amount of tax withheld, if any, with respect to such payments.

NON-U.S. HOLDERS

If you are a "Non-U.S. Holder," as defined below, this section applies to you. A Non-U.S. Holder means any beneficial owner of a new note that is not a U.S. Holder. The rules governing the United States Federal income and estate taxation of a Non-U.S. Holder are complex, and no attempt will be made herein to provide more than a summary of those rules. Special rules may apply to a Non-U.S. Holder if such holder is a controlled foreign corporation, passive foreign investment company or foreign personal holding company and therefore subject to special treatment under the Code. IF YOU ARE A NON-U.S. HOLDER, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS TO DETERMINE THE EFFECT ON YOU OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS WITH REGARD TO AN INVESTMENT IN THE NEW NOTES, INCLUDING ANY REPORTING REQUIREMENTS.

Interest

         Subject to the discussion of backup withholding below, payments of interest on a note to a Non-U.S. Holder generally will not be subject to U.S. Federal income or withholding tax, provided that (i) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Armor Holdings that are entitled to vote, (ii) the holder is not (a) a controlled foreign corporation that is related to Armor Holdings through stock ownership or (b) a bank receiving interest on a loan entered into in the ordinary course of business, (iii) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (iv) Armor Holdings or its paying agent receives appropriate documentation establishing that the Non-U.S. Holder is not a U.S. person.

         A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. Federal income tax at a 30% rate (or lower applicable treaty rate) on payments of interest on the notes.

         If interest on the notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, such interest will be subject to U.S. Federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax). If interest is subject to U.S. Federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the relevant Non-U.S. Holder provides Armor Holdings or its paying agent with the appropriate documentation.

Sale, Exchange or Redemption of Notes

         Subject to the discussion of backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a note generally will not be subject to U.S. Federal income tax, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States,
(ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. Federal income tax law applicable to certain expatriates.

Information Reporting and Backup Withholding

         Backup withholding and information reporting generally will not apply to interest payments made to a Non-U.S. Holder in respect of the notes if such Non-U.S. Holder furnishes Armor Holdings or its paying agent with appropriate documentation of such holder's non-U.S. status.

         The payment of proceeds from a Non-U.S. Holder's disposition of notes to or through the U.S. office of any broker, domestic or foreign, will be subject to information reporting and possible backup withholding unless such holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that such holder is a U.S. person or that the conditions of an exemption are not, in fact, satisfied. The payment of the proceeds from a Non-U.S. Holder's disposition of a note to or through a non-U.S. office of either a U.S. broker or a non-U.S. broker that is a U.S.-related person will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its files that such Non-U.S. Holder is not a U.S. person and the broker has no knowledge to the contrary, or the Non-U.S. Holder establishes an exemption. For this purpose, a "U.S.-related person" is (i) a controlled foreign corporation for U.S. Federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) a foreign partnership that is either engaged in the conduct of a trade or business in the U.S. or of which 50% or more of its income or capital interests are held by U.S. persons. Neither information reporting nor backup withholding will apply to a payment of the proceeds of a Non-U.S. Holder's disposition of notes by or through a non-U.S. office of a non-U.S. broker that is not a U.S.-related person. Copies of any information returns filed with the IRS may be made available by the IRS, under the provisions of a specific treaty or agreement, to the taxing authorities of the country in which the Non-U.S. Holder resides.

         Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. Federal income tax liability, provided that the requisite procedures are followed.

         Prospective purchasers of notes are urged to consult their own tax advisors with respect to the application to their particular situations of U.S. Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction.

                              PLAN OF DISTRIBUTION

         We are not using any underwriters for this exchange offer.

         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We and our subsidiary guarantors have agreed to make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

         We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes, or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices, or negotiated prices. Any resale of new notes may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any of these resales of new notes or any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         We and our guarantors will use our and their best efforts to keep the registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of the registration rights agreement, the Securities Act and the policies, rules and regulations of the Commission, for a period ending on the earlier of

         o    180 days from the date on which the exchange offer is consummated;
              and

         o the date on which all resales of the new notes by the broker-dealers holding the new notes have been made.

         We and our guarantors will provide sufficient copies of the latest version of this prospectus to broker-dealers promptly upon request at any time during the 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

         We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the old notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the old notes, including any broker-dealer, against certain liabilities, including certain liabilities under the Securities Act.

         By its acceptance of the exchange offer, any broker-dealer that receives new notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of new notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
              UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2003


ARMOR HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(IN THOUSANDS)

                                                                  SEPTEMBER 30, 2003        DECEMBER 31, 2002
                                                                      (UNAUDITED)                   *
                                                                 --------------------      -------------------
ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                      $    154,766                $     12,913
    Accounts receivable (net of allowance for
      doubtful accounts of $1,269 and $1,428)                            59,215                      58,513
    Costs and earned gross profit in excess of billings                   1,088                         234
    Inventories                                                          60,068                      62,330
    Prepaid expenses and other current assets                            21,321                      12,212
    Current assets of discontinued operations (Note 2)                   47,958                      28,825
                                                                   ------------                ------------

        Total current assets                                            344,416                     175,027

PROPERTY AND EQUIPMENT (net of
  accumulated depreciation of $17,243 and
  $12,919)                                                               49,531                      47,136

GOODWILL (net of accumulated amortization
  of $4,024 and $4,024)                                                  98,934                      98,736

PATENTS, LICENSES AND TRADEMARKS
(net of accumulated amortization of $2,366 and $2,169)                    7,419                       7,521

OTHER ASSETS                                                             21,048                       9,048

LONG-TERM ASSETS OF DISCONTINUED OPERATIONS (Note 2)                     20,045                      30,285
                                                                   ------------                ------------


TOTAL ASSETS                                                       $    541,393                $    367,753
                                                                   ============                ============



                 * Condensed from audited financial statements.
            See notes to condensed consolidated financial statements.

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
(IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                         SEPTEMBER 30, 2003            DECEMBER 31, 2002
                                                                             (UNAUDITED)                       *
                                                                       ------------------------   -----------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt                                       $        765                  $       1,813
    Short-term debt                                                                  608                            599
    Accounts payable                                                              22,013                         23,770
    Accrued expenses and other current liabilities                                38,965                         25,116
    Income taxes payable                                                           3,914                          5,913
    Current liabilities of discontinued operations (Note 2)                       23,942                         17,225
                                                                            ------------                  -------------
        Total current liabilities                                                 90,207                         74,436

LONG-TERM LIABILITIES:
    Long-term debt, less current portion                                         159,921                          5,072
    Discontinued operations (Note 2)                                                 125                            168
                                                                            ------------                  -------------

   Total liabilities                                                             250,253                         79,676

COMMITMENTS AND CONTINGENCIES
(NOTE 14)
STOCKHOLDERS' EQUITY
   Preferred stock, $.01 par value, 5,000,000 shares
         authorized; no shares issued and outstanding                                  -                              -
   Common stock, $.01 par value; 50,000,000 shares
         authorized; 34,207,688 and 33,593,977 issued and
         28,147,466 and 29,456,692 outstanding at
         September 30, 2003 and December 31, 2002,
         respectively                                                                342                            336
    Additional paid-in capital                                                   315,148                        307,487
    Retained earnings                                                             49,871                         34,056
    Accumulated other comprehensive loss                                          (1,904)                        (4,169)
    Treasury stock                                                               (72,317)                       (49,633)
                                                                            ------------                  -------------
       Total stockholders' equity                                                291,140                        288,077
                                                                            ------------                  -------------

TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                                                   $    541,393                  $     367,753
                                                                            ============                  =============



                 * Condensed from audited financial statements.
            See notes to condensed consolidated financial statements.

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                          SEPTEMBER 30,       SEPTEMBER 30,    SEPTEMBER 30,        SEPTEMBER 30,
                                                              2003                2002             2003                 2002
                                                          -------------       -------------    -------------        -------------
REVENUES:
  Products                                                 $ 50,786            $ 49,047         $ 144,140             $ 131,049
  Mobile Security                                            40,096              31,510           108,875                90,717
                                                           --------            --------         ---------             ---------
  Total Revenues                                             90,882              80,557           253,015               221,766
                                                           --------            --------         ---------             ---------

COSTS AND EXPENSES:
  Cost of sales                                              61,953              55,947           176,396               152,481
  Operating expenses                                         15,977              12,852            44,505                37,046
  Amortization                                                   72                  62               201                   213
  Integration and other non-recurring
  charges                                                       368               1,359             4,565                 4,476
                                                           --------            --------         ---------             ---------

OPERATING INCOME                                             12,512              10,337            27,348                27,550

  Interest expense, net                                       1,475                 343             2,291                   669
  Other expense (income), net                                    96                (13)               181                  (77)
                                                           --------            --------         ---------             ---------

INCOME FROM CONTINUING OPERATIONS BEFORE
PROVISION FOR INCOME TAXES                                   10,941              10,007            24,876                26,958
PROVISION FOR INCOME TAXES                                    4,832               7,043            10,044                13,603
                                                           --------            --------         ---------             ---------
INCOME FROM CONTINUING OPERATIONS                             6,109               2,964            14,832                13,355
                                                           --------            --------         ---------             ---------
DISCONTINUED OPERATIONS (NOTE 2):
INCOME (LOSS) FROM DISCONTINUED OPERATIONS
BEFORE PROVISION FOR INCOME TAXES                             1,679            (17,032)             3,593              (17,606)

PROVISION FOR INCOME TAXES                                    1,673                 639             2,610                   421
                                                           --------            --------         ---------             ---------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS                        6            (17,671)               983              (18,027)
                                                           --------            --------         ---------             ---------
NET INCOME (LOSS)                                           $ 6,115           $(14,707)          $ 15,815             $ (4,672)
                                                           ========           =========         =========             =========
NET INCOME (LOSS) PER COMMON SHARE - BASIC
                                                           ========           =========         =========             =========
INCOME FROM CONTINUING OPERATIONS                           $  0.22             $  0.10          $   0.52             $   0.44
                                                           ========           =========         =========             =========
INCOME (LOSS) FROM DISCONTINUED OPERATIONS                     0.00              (0.60)              0.04                (0.59)
                                                           ========           =========         =========             =========

                                                           ========           =========         =========             =========
BASIC EARNINGS (LOSS) PER SHARE                              $ 0.22            $ (0.50)          $   0.56             $  (0.15)
                                                           ========           =========         =========             =========

            See notes to condensed consolidated financial statements.

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - CONTINUED (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                        THREE MONTHS ENDED                           NINE MONTHS ENDED
                                              SEPTEMBER 30, 2003   SEPTEMBER 30, 2002    SEPTEMBER 30, 2003    SEPTEMBER 30, 2002
                                              ------------------   ------------------    ------------------    ------------------
NET INCOME (LOSS) PER COMMON SHARE - DILUTED
INCOME FROM CONTINUING OPERATIONS                        $  0.22              $  0.10               $  0.52              $  0.43
INCOME (LOSS) FROM DISCONTINUED OPERATIONS                  0.00                (0.59)                 0.04                (0.58)
                                             --------------------  -------------------   -------------------  -------------------
DILUTED EARNINGS (LOSS) PER SHARE                        $  0.22              $ (0.49)              $  0.56              $ (0.15)
                                             ====================  ===================   ===================  ===================

WEIGHTED AVERAGE SHARES - BASIC                           27,811               29,708                28,106               30,639
                                             ====================  ===================   ===================  ===================

WEIGHTED AVERAGE SHARES - DILUTED                         28,249               30,037                28,438               31,373
                                             ====================  ===================   ===================  ===================


            See notes to condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
ARMOR HOLDINGS, INC. AND SUBSIDIARIES  (UNAUDITED)
(IN THOUSANDS)

                                                                                               NINE MONTHS ENDED
                                                                                 --------------------------------------------
                                                                                 SEPTEMBER 30, 2003        SEPTEMBER 30, 2002
                                                                                 ------------------        ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Income from continuing operations                                                 $    14,832              $     13,355
  Adjustments to reconcile income from continuing operations to cash used in operating activities:
     Depreciation and amortization                                                        5,380                     4,049
     Loss on disposal of fixed assets                                                       167                       136
     Deferred income taxes                                                                3,676                      (680)
     Non-cash termination charge                                                          2,093                        --
  Changes in operating assets and liabilities, net of acquisitions:
      Increase in accounts receivable                                                    (1,556)                   (3,130)
      Decrease (increase) in inventories                                                  2,173                   (10,203)
      Increase in prepaid expenses and other assets                                      (3,682)                   (3,569)
      Increase (decrease) in accounts payable, accrued
         expenses and other current liabilities                                          11,808                    (6,775)
      (Decrease) increase in income taxes payable                                        (1,999)                    6,345
                                                                                    -----------              ------------
      Net cash provided by (used in) operating activities                                32,892                      (472)
                                                                                    -----------              ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                                    (5,645)                   (4,548)
   Purchase of patents and trademarks                                                       (99)                      (45)
   Additional consideration for purchased businesses                                       (740)                   (2,652)
   Purchase of businesses, net of cash acquired                                          (5,828)                   (7,411)
                                                                                    -----------              ------------
   Net cash used in investing activities                                                (12,312)                  (14,656)
                                                                                    -----------              ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from the exercise of stock options                                            6,588                     4,237
   Treasury stock purchases                                                             (22,684)                  (26,054)
   Cash paid for financing costs                                                         (4,020)                     (326)
   Proceeds from the issuance of long-term debt                                         147,504                        --
   Repayments of long-term debt                                                          (1,399)                     (591)
   Borrowings under line of credit                                                       31,744                    27,763
   Repayments under line of credit                                                      (32,070)                  (20,701)
                                                                                    -----------              ------------
   Net cash provided by (used in) financing activities                                  125,663                   (15,672)
                                                                                    -----------              ------------

   Effect of exchange rate changes on cash and cash equivalents                             478                      (872)
   Net cash (used in) transferred from discontinued operations                           (4,868)                      767
                                                                                    -----------              ------------
   NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                 141,853                   (30,905)
   CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                        12,913                    47,489
                                                                                    -----------              ------------
   CASH AND CASH EQUIVALENTS, END OF PERIOD                                         $   154,766                $   16,584
                                                                                    ===========              ============

   CASH AND CASH EQUIVALENTS, END OF PERIOD
       CONTINUING OPERATIONS                                                        $   154,766                $   16,584
       DISCONTINUED OPERATIONS                                                            5,051                     4,819
                                                                                    -----------              ------------
                                                                                    $   159,817                $   21,403
                                                                                    ===========              ============

            See notes to condensed consolidated financial statements.

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

          The accompanying unaudited condensed consolidated financial statements of Armor Holdings, Inc. and its wholly-owned subsidiaries (the "Company", "we", "our", "us") have been prepared in accordance with generally accepted accounting principles for interim information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X, and do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals and the elimination of all material intercompany accounts and transactions) considered necessary by management to present a fair presentation have been included. The results of operations for the three and nine-month periods are not necessarily indicative of the results to be expected for the full year and should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2002. The amounts disclosed in the footnotes are related to continuing operations unless otherwise indicated.

         As discussed in Note 2 and elsewhere in this prospectus, we announced our intention to sell our ArmorGroup Services Division (the "Services Division"). As a result, the assets and liabilities of the Services Division have been classified as assets and liabilities of discontinued operations on our balance sheet and the results of their operations classified as income from discontinued operations in the accompanying unaudited condensed consolidated financial statements.

NOTE 2 - DISCONTINUED OPERATIONS

         On July 15, 2002, we announced plans to sell the Services Division and the retention of Merrill Lynch & Company to assist in the sale. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets," (SFAS 144) the assets and liabilities of the Services Division have been classified as held for sale, with its operating results in the current and prior periods reported in discontinued operations for the three and nine-month periods ended September 30, 2003 and 2002.

         On April 17, 2003, we announced that we had completed the sale of our ArmorGroup Integrated Systems business through the sale of 100% of the stock of ArmorGroup Integrated Systems, Inc. and Low Voltage Systems Technologies, Inc. to Aerwav Integration Systems, Inc. ("AIS"). AIS is a wholly owned subsidiary of Aerwav Holdings, LLC. As consideration for the integrated systems business, we received a $4.1 million collateralized note due in two years and a warrant for approximately 2.5% of AIS. In accordance with SFAS 144, we have recorded a loss of $366,000 on the sale.

         For the three months ended September 30, 2003, net income from discontinued operations was $6,000 compared to a net loss of $17.7 million in the comparable period in the prior year. Excluding the ArmorGroup Integrated Systems business net loss of $13.9 million, the net loss was $3.7 million for the three-month period ended September 30, 2002.

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


         For the nine months ended September 30, 2003, net income from discontinued operations was $983,000 compared to a net loss of $18.0 million in the comparable period in the prior year. Excluding the pre-tax loss of $366,000 (after-tax loss of $238,000) on the sale of ArmorGroup Integrated Systems business, a net loss of $613,000 in the nine-month period ended September 30, 2003 and a net loss of $14.3 million for the nine-month period ended September 30, 2002, net income was $1.8 million and a net loss of $3.7 million for the nine months ended September 30, 2003 and 2002, respectively.

         Based upon our analysis and discussions with our advisors regarding the estimated realizable value, net of selling costs, of the Services Division, we reduced its carrying value, and recorded net impairment charges of $30.3 million in fiscal 2002 and $1.3 million in the three months ended September 30, 2003. These impairment charges consisted of approximately $6.3 million in estimated disposal costs and a $35.1 million non-cash goodwill reduction, net of an expected $10.0 million income tax benefit. The provision for income taxes for discontinued operations was $1.7 million and $2.6 million for the three and nine-month periods ended September 30, 2003, respectively. The reduction in the carrying value of the Services Division is management's best estimate based upon currently available information, including discussions with our investment bankers. The actual proceeds from the disposal of our Services Division may differ materially from our current estimates and could result in either a gain or a loss upon final disposal. We are actively pursuing a sale of this business.

         A summary of the operating results of the discontinued operations for the three months and nine months ended September 30, 2003 and 2002 is as follows.

                                                        THREE MONTHS ENDED                          NINE MONTHS ENDED

                                             SEPTEMBER 30, 2003   SEPTEMBER 30, 2002     SEPTEMBER 30, 2003    SEPTEMBER 30, 2002
                                             ------------------   ------------------     ------------------    ------------------
                                                          (IN THOUSANDS)                              (IN THOUSANDS)
   Revenue                                       $  26,039             $ 23,747              $  75,738              $ 74,273
   Cost of sales                                    18,078               19,730                 53,447                55,840
   Operating expenses                                4,882                8,018                 16,299                22,582
   Charge for impairment of long-
     lived assets                                   11,258               11,905                 11,258                11,905
   Integration and other non-recurring
     charges                                           104                  836                    598                 1,225
                                                 ---------             --------              ---------              --------
   Operating loss                                   (8,283)             (16,742)                (5,864)              (17,279)
   Interest expense, net                                18                   34                     71                   127
   Other expense, net                                   20                  256                    472                   200
                                                 ---------             --------              ---------              --------
   Loss from discontinued operations before
     (benefit) provision for income taxes           (8,321)             (17,032)                (6,407)              (17,606)

    (Benefit) provision for income taxes            (8,327)                 639                 (7,390)                  421
                                                 ---------             --------              ---------              --------
   (Loss) income from discontinued
     operations                                  $       6            $ (17,671)             $     983              $(18,027)
                                                 =========            =========              =========              ========

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


The following is a summary of the assets and liabilities of our discontinued operations:

                                                          SEPTEMBER 30,                DECEMBER 31,
                                                              2003                         2002
                                                          -------------                ------------
                                                                        (IN THOUSANDS)
Assets
  Cash and cash equivalents                                $   5,051                    $   3,638
  Accounts receivable, net                                    19,810                       16,228
  Other current assets                                        23,097                        8,959
                                                           ---------                    ---------
      Total current assets                                    47,958                       28,825
  Property and equipment, net                                 13,588                       12,481
  Goodwill, net                                                1,961                       12,995
  Other assets                                                 4,496                        4,809
                                                           ---------                    ---------
 Total assets of discontinued operations                    $ 68,003                    $  59,110
                                                           =========                    =========

Liabilities
  Current portion of long-term debt                          $   125                      $   186
   Short-term debt                                             6,604                          350
   Accounts payable                                            2,115                        2,405
   Accrued expenses and other current liabilities             15,098                       14,284
                                                           ---------                    ---------
       Total current liabilities                              23,942                       17,225
   Long-term debt                                                125                          168
                                                           ---------                    ---------
Total liabilities of discontinued operations               $  24,067                    $  17,393
                                                           =========                    =========

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


NOTE 3 - COMPREHENSIVE INCOME

         The components of comprehensive income, net of tax provision (benefit) of $31,000 and ($26,000) for the three months ended September 30, 2003 and 2002, respectively, and $255,000 and ($197,000) for the nine months September 30, 2003 and 2002, respectively, are listed below:

                                                       THREE MONTHS ENDED                           NINE MONTHS ENDED

                                             SEPTEMBER 30, 2003   SEPTEMBER 30, 2002     SEPTEMBER 30, 2003    SEPTEMBER 30, 2002
                                             ------------------   ------------------     ------------------    ------------------
                                                         (IN THOUSANDS)                               (IN THOUSANDS)
Net income (loss)                                $    6,115           $ (14,707)              $  15,815            $  (4,672)
Other comprehensive income (loss):
   Foreign currency translations, net
   of tax                                                34                (617)                  2,265                 (852)
                                                 ----------           ---------               ---------            ---------
Comprehensive income (loss):                     $    6,149           $ (15,324)              $  18,080            $  (5,524)
                                                 ==========           =========               =========            =========

NOTE 4 - INVENTORIES

         Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) method and are summarized as follows:

                            SEPTEMBER 30, 2003               DECEMBER 31, 2002
                            ------------------               -----------------
                                              (IN THOUSANDS)
Raw material                    $ 34,067                         $ 30,211
Work-in-process                   12,573                           15,733
Finished goods                    13,428                           16,386
                                --------                         --------
  Total inventories             $ 60,068                         $ 62,330
                                ========                         ========


NOTE 5 - ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

         Accrued expenses and other current liabilities are summarized as follows:

                                                          SEPTEMBER 30, 2003             DECEMBER 31, 2002
                                                          ------------------             -----------------
                                                                            (IN THOUSANDS)
Accrued expenses and other current liabilities                  $ 25,328                      $  16,988
Deferred consideration for acquisitions                            1,310                          1,826
Customer deposits                                                 12,327                          6,302
                                                                --------                      ---------
   Total accrued expenses and other current liabilities         $ 38,965                      $  25,116
                                                                ========                      =========

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


NOTE 6 - DEBT

                                                                                      SEPTEMBER 30,               DECEMBER 31,
                                                                                          2003                       2002
                                                                                     ---------------             -------------
                                                                                                  (IN THOUSANDS)
Credit facility (a)                                                                     $    --                    $     --
Senior Subordinated Notes (b)                                                           147,538                          --
Ontario Industrial Development Authority Variable Rate Demand Industrial
     Development Revenue Bonds, Series 1989 payable in annual installments of
     $200 to $300, through August 1, 2014, with interest paid monthly at
     varying rates                                                                        2,600                       2,800
Note payable in scheduled installments through 2013, with interest rate of
     5%                                                                                   1,482                       1,582
Economic Development Revenue Bonds, payable in scheduled installments through September 2016, with a variable interest rate approximating
     85% of the bond equivalent yield of the 13-week U.S. Treasury bills
     (not to exceed 12%), which was 2.75% at December 31, 2002.                              --                       1,075
Note to former officer payable in monthly principal and interest installments of $7 through December 31, 2009 with an imputed interest
     rate of 9.25%                                                                          367                         399
Minimum guaranteed royalty to former officer payable in monthly principal and interest installments of $4 through August 2005, with an imputed
     interest rate of 9.2%                                                                   85                         114
Minimum guaranteed royalty to former officer payable in monthly principal and interest installments of $36 through April 2005, with an imputed
     interest rate of 7.35%                                                                 638                         915
Plus fair value of interest rate swaps (c)                                                7,976                          --
                                                                                      ---------                   ---------
                                                                                      $ 160,686                   $   6,885
Less current portion                                                                       (765)                     (1,813)
                                                                                      ---------                   ---------
  Total                                                                               $ 159,921                   $   5,072
                                                                                      =========                   =========

         (a) Credit Facility - On August 12, 2003, we terminated our existing credit facility and entered into a new collateralized revolving credit facility with Bank of America N.A., Wachovia Bank, N.A. and Key Bank, N.A. The new credit facility is a five-year revolving credit facility and, among other things, provides for: 1) total maximum borrowings of $60 million; 2) a $25 million sub-limit for the issuances of standby and commercial letters of credit; 3) a $5 million sub-limit for swing-line loans; and 4) a $5 million sub-limit for multi-currency borrowings. All borrowings under the new credit facility will bear interest at either 1) a rate equal to LIBOR, plus an applicable margin ranging from 1.125% to 1.625%; 2) an alternate base rate which will be the higher of (a) the Bank of America prime rate and (b) the Federal Funds rate plus ..50%; or 3) with respect to foreign currency loans, a fronted offshore currency rate, plus an applicable margin ranging from 1.125% to 1.625%, depending on certain conditions.

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


         (b) Senior Subordinated Notes - On August 12, 2003, we completed a private placement of $150 million aggregate principal amount of 8.25% senior subordinated notes due 2013 (the "Notes"). The Notes are guaranteed by all of our domestic subsidiaries, except USDS, Inc., on a senior subordinated basis (see Note 13). The Notes have been sold to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933 and to non-U.S. persons in reliance on Regulation S under the Securities Act of 1933. The Notes were rated B1/B+ by Moody's Investors' Service and Standard & Poor's Rating Services, respectively. We intend to use the net proceeds of the offering to fund future acquisitions, including some or all of the purchase price for our pending acquisition of Simula, Inc., repay a portion of our outstanding debt and for general corporate and working capital purposes, including the funding of capital expenditures. Interest on the Notes is payable semiannually on the fifteenth of February and August of each year. The Notes were issued at a discount of approximately $2.5 million to investors.

         (c) Fair Value of Interest Rate Swaps - On September 2, 2003, we entered into interest rate swap agreements, designated as a fair value hedge as defined under Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedge Activities," (SFAS 133) with an aggregate notional amount totaling $150 million. The agreements were entered to exchange the fixed interest rate on the Notes for a variable interest rate equal to six-month LIBOR, set in arrears, plus a spread ranging from 2.735% to 2.75% fixed semi-annually on the fifteenth of February and August. At September 30, 2003, the six-month LIBOR was 1.18%. The agreements are subject to other terms and conditions common to transactions of this type. In accordance with SFAS 133, changes in the fair value of the interest rate swap agreements offset changes in the fair value of the fixed rate debt due to changes in the market interest rate. The fair value of the interest rate swap agreements was approximately $8.0 million at September 30, 2003. The agreements are deemed to be a perfectly effective fair value hedge and therefore qualify for the short-cut method of accounting under SFAS 133. As a result, no ineffectiveness is expected to be recognized in our earnings associated with the interest rate swap agreements on the Notes.

NOTE 7 - DERIVATIVE FINANCIAL INSTRUMENTS

         We account for derivative instruments in accordance with SFAS 133, which requires all freestanding and embedded derivative instruments to be measured at fair value and recognized on the balance sheet as either assets or liabilities. In addition, all derivative instruments used in hedging relationships must be designated, reassessed and accounted for as either fair value hedges or cash flow hedges pursuant to the provisions of SFAS 133.

         We hedge the fair value of our Notes using interest rate swaps. We enter into these derivative contracts to manage fair value changes which could be caused by our exposure to interest rate changes. On September 2, 2003, we entered into interest rate swap agreements, designated as fair value hedges as defined under SFAS 133 with an aggregate notional amount totaling $150 million. The agreements were entered to exchange the fixed interest rate on the Notes for a variable interest rate equal to six-month LIBOR, set in arrears, plus a spread ranging from 2.735% to 2.75% fixed semi-annually on the fifteenth of February and August. The agreements are subject to other terms and conditions common to transactions of this type. These fair value hedges qualify for hedge accounting using the short-cut method since the swap terms match the critical terms of the Notes. Accordingly, changes in the fair value of the interest rate swap agreements offset changes in

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


the fair value of the Notes due to changes in the market interest rate. As a result, no ineffectiveness is expected to be recognized in our earnings associated with the interest rate swap agreements on the Notes.

         The fair values of our interest rate swap agreements are obtained from dealer quotes and represent the estimated amount we would receive or pay to terminate the agreement, taking into consideration the difference between the contract rate of interest and rates currently quoted for agreements of similar terms and maturities.

NOTE 8 - INFORMATION CONCERNING BUSINESS SEGMENTS AND
         GEOGRAPHICAL SALES

         We are a leading manufacturer and provider of security products, vehicle armor systems, and security training services. Our products and services are used by military, law enforcement, security and corrections personnel throughout the world, as well as governmental agencies, multinational corporations and non-governmental organizations. Our continuing operations are organized and operated under two business segments: Armor Holdings Products and Armor Mobile Security. Our Services Division has been classified as discontinued operations and is no longer included in this presentation (See Note 2).

         Armor Holdings Products. Our Armor Holdings Products Division manufactures and sells a broad range of high quality equipment marketed under brand names that are well known and respected in the military and law enforcement communities. Products manufactured by this division include concealable and tactical body armor, hard armor, duty gear, less-lethal munitions, anti-riot products, police batons, emergency lighting products, forensic products, firearms accessories and weapon maintenance products.

         Armor Mobile Security. Our Armor Mobile Security Division manufactures and installs ballistic and blast protection armoring systems for military vehicles, commercial vehicles, military aircraft and missile components. Under the brand name O'Gara-Hess & Eisenhardt ("O'Gara"), we are the sole-source provider to the U.S. military for the supply of armoring and blast protection systems as well as maintenance services for the High Mobility Multi-purpose Wheeled Vehicle (HMMWV, commonly known as the Humvee). Additionally, we have been subcontracted to develop a ballistically armored and sealed truck cab for the High Mobility Artillery Rocket System (HIMARS) a program currently in low-rate initial production for the U.S. Army. We armor a variety of commercial vehicles including limousines, sedans, sport utility vehicles, commercial trucks and cash-in-transit vehicles, to protect against varying degrees of ballistic and blast threats. The Armor Mobile Security Division was created in connection with our acquisition of O'Gara on August 22, 2001 (the "O'Gara acquisition").

         We have invested substantial resources outside of the United States and plan to continue to do so in the future. The Armor Mobile Security Division has invested substantial resources in Europe and South America. These operations are subject to the risk of new and different legal and regulatory requirements in local jurisdictions, tariffs and trade barriers, potential difficulties in staffing and managing local operations, currency risks, potential imposition of restrictions on investments, potentially adverse tax consequences, including imposition or increase of withholding

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


and other taxes on remittances and other payments by subsidiaries, and local economic, political and social conditions. Governments of many developing countries have exercised and continue to exercise substantial influence over many aspects of the private sector. Government actions in the future could have a significant adverse effect on economic conditions in a developing country or may otherwise have a material adverse effect on us and our operating companies. We do not have political risk insurance in the countries in which we currently conduct business. Moreover, applicable agreements relating to our interests in our operating companies are frequently governed by foreign law. As a result, in the event of a dispute, it may be difficult for us to enforce our rights. Accordingly, we may have little or no recourse upon the occurrence of any of these developments.

          Revenues, operating income and total assets for each of our continuing operating segments are as follows (net of intercompany eliminations):


                                                    NINE MONTHS ENDED
                                     SEPTEMBER 30, 2003            SEPTEMBER 30, 2002
                                 --------------------------    -------------------------
                                                      (IN THOUSANDS)
Revenues:
  Products                               $    144,140                  $    131,049
  Mobile Security                             108,875                        90,717
                                         ------------                  ------------
    Total revenues                       $    253,015                  $    221,766
                                         ============                  ============

Operating income (loss):
  Products                               $     24,619                  $     24,068
  Mobile Security                              13,491                         9,156
  Corporate                                   (10,762)                       (5,674)
                                         ------------                  ------------
    Total operating income               $     27,348                  $     27,550
                                         ============                  ============




Total assets:
  Products                               $    177,754                  $    176,951
  Mobile Security                             115,801                       112,136
  Corporate                                   179,835                        18,777
                                         ------------                  ------------
     Total assets                        $    473,390                  $    307,864
                                         ============                  ============

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


          The following unaudited information with respect to revenues, operating income from continuing operations (geographic operating income from continuing operations before amortization expense and integration and other non-recurring charges) and total assets to principal geographic areas are as follows:

                                                               NINE MONTHS ENDED
                                                 SEPTEMBER 2003              SEPTEMBER 30, 2002
                                             ------------------------     -------------------------
                                                                (IN THOUSANDS)
Revenues:
   North America                                      $ 186,754                    $ 157,069
   South America                                         10,547                       21,983
   Africa                                                 1,578                        1,344
   Europe/Asia                                           54,136                       41,370
                                                      ---------                    ---------
      Total revenue                                   $ 253,015                    $ 221,766
                                                      =========                    =========

Geographic operating income:
   North America                                      $  24,973                    $  23,928
   South America                                            618                        1,690
   Africa                                                   377                          430
   Europe/Asia                                            6,146                        6,191
                                                      ---------                    ---------
      Total geographic operating income               $  32,114                    $  32,239
                                                      =========                    =========

Total assets:
   North America                                      $ 419,966                    $ 258,123
   South America                                          6,301                        9,856
   Africa                                                     -                            -
   Europe/Asia                                           47,123                       39,885
                                                      ---------                    ---------
       Total assets                                   $ 473,390                    $ 307,864
                                                      =========                    =========

         A reconciliation of consolidated geographic operating income from continuing operations to consolidated operating income from continuing operations follows:

                                                                  NINE MONTHS ENDED
                                                  SEPTEMBER 30, 2003            SEPTEMBER 30, 2002
                                                ------------------------     ------------------------
                                                                   (IN THOUSANDS)
Consolidated geographic operating income               $  32,114                      $ 32,239
Amortization                                                (201)                         (213)
Integration and other non-recurring charges               (4,565)                       (4,476)
                                                       ---------                      --------
Operating income                                       $  27,348                      $ 27,550
                                                       =========                      ========

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


NOTE 9 - EARNINGS PER SHARE

         The following details the numerators and denominators of the basic and diluted earnings per share computations for net income from continuing operations:

                                                             THREE MONTHS ENDED                      NINE MONTHS ENDED

                                               SEPTEMBER 30, 2003  SEPTEMBER 30, 2002   SEPTEMBER 30, 2003  SEPTEMBER 30, 2002
                                               ------------------  ------------------   ------------------  ------------------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Numerator for basic and diluted
earnings per share:

Income from continuing operations                        $ 6,109             $ 2,964            $ 14,832             $ 13,355
                                                        --------             -------            --------             --------


Denominator for basic earnings per share
- weighted average shares outstanding:                    27,811              29,708              28,106               30,639

Effect of shares issuable under stock
option and stock grant plans, based on
the treasury stock method                                    438                 329                 332                  734
                                                        --------             -------            --------             --------

Denominator for diluted earnings per
share- Adjusted weighted average shares
outstanding                                               28,249              30,037              28,438               31,373
                                                        --------             -------            --------             --------

Basic earnings per share from                           $   0.22             $  0.10            $   0.52              $  0.44
                                                        ========             =======            ========              =======

Diluted earnings per share from
continuing operations                                   $   0.22             $  0.10            $   0.52              $  0.43
                                                        ========             =======            ========              =======

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


NOTE 10 - NEW ACCOUNTING PRONOUNCEMENTS

         In November 2002, the FASB issued FASB Interpretation No. 45 Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34 ("FIN 45"). FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. We adopted the provisions of this Statement on January 1, 2003, which did not have a significant impact on our consolidated financial statements.

         In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable-Interest Entities - an Interpretation of ARB No. 51 ("FIN 46"). FIN 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (1) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, which is provided through other interests that will absorb some or all of the expected losses of the entity and (2) the equity investors lack one or more of the following essential characteristics of a controlling financial interest:

         o The direct or indirect ability to make decisions about the entity's activities through voting rights or similar rights

         o The obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities

         o The right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

     This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN 46 did not have a significant impact on our consolidated financial statements.

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


         In April 2003, the FASB issued Statement of Financial Accounting Standard No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 149 is effective for contracts entered into or modified and hedging relationships designated after June 30, 2003, except for the provisions of SFAS 149 that relate to SFAS 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective effective dates. Adoption of this standard had no effect on us.

         In May 2003, the FASB issued Statement of Financial Accounting Standard No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS 150). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Adoption of this standard had no effect on us.

         In September 2003, the FASB issued FASB Staff Position No. 146-1, Determining Whether a One-Time Termination Benefit Offered in Connection with an Exit or Disposal Activity Is, in Substance, an Enhancement to an Ongoing Benefit Arrangement. This Staff Position states that in order to be considered an enhancement to an ongoing benefit arrangement, the additional termination benefits must represent a revision to the ongoing arrangement that is not limited to a specified termination event or a specified future period. Otherwise the additional termination benefits should be considered one-time termination benefits and accounted for under SFAS 146. The guidance in this Staff Position is effective for exit or disposal activities initiated in interim or annual reporting periods beginning after September 15, 2003. The adoption of this Staff Position is not expected to have a material impact on our consolidated financial statements.

         In October 2003, the FASB issued FASB Staff Position No. FIN 46-6, Effective Date of FASB Interpretation No. 46, Consolidation of Variable Interest Entities. This Staff Position defers the effective date for applying the provisions of FIN 46 for interests held by public entities in variable interest entities or potential variable interest entities created before February 1, 2003 and non-registered investment companies. This adoption of this Staff Position is not expected to have a material impact on our consolidated financial statements.

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


NOTE 11 - STOCKHOLDERS' EQUITY

         Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), as amended by SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," establishes a fair value based method of accounting for stock-based employee compensation plans; however, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25). Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation costs is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. We have elected to continue to account for our employee stock compensation plans under APB 25 with pro forma disclosures of net earnings and earnings per share, as if the fair value based method of accounting defined in SFAS 123 had been applied. If compensation cost for stock option grants had been determined based on the fair value on the grant dates for September 30, 2003 and 2002 consistent with the method prescribed by SFAS 123, our net earnings and earnings per share would have been adjusted to the pro forma amounts indicated below:

                                                           THREE MONTHS ENDED                       NINE MONTHS ENDED

                                                 SEPTEMBER 30, 2003   SEPTEMBER 30, 2002    SEPTEMBER 30, 2003  SEPTEMBER 30, 2002
                                                 ------------------   ------------------    ------------------  ------------------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

Net income (loss) as reported:                         $ 6,115             $(14,707)             $ 15,815           $ (4,672)

Deduct:  Total stock-based employee
compensation expense determined under fair
value based method for all awards, net of
related tax effects                                       (671)              (1,699)               (2,985)            (3,434)
                                                       -------             --------              --------           --------

Pro-forma net income (loss)                            $ 5,444             $(16,406)             $ 12,830           $ (8,106)
                                                       =======             ========              ========           ========


Earnings (loss) per share:
         Basic - as reported                            $ 0.22             $  (0.50)              $  0.56            $ (0.15)
                                                       =======             ========              ========           ========
         Basic - pro-forma                              $ 0.20             $  (0.55)              $  0.46            $ (0.26)
                                                       =======             ========              ========           ========
         Diluted - as reported                          $ 0.22             $  (0.49)              $  0.56            $ (0.15)
                                                       =======             ========              ========           ========
         Diluted - pro-forma                            $ 0.19             $  (0.55)              $  0.45            $ (0.26)
                                                       =======             ========              ========           ========

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


NOTE 12 - LEGAL PROCEEDINGS

          On or about March 22, 2002, O'Gara-Hess & Eisenhardt Armoring Company (OHEAC), one of our subsidiaries, received a civil subpoena from the Department of Defense (DOD) requesting documents and information concerning various quality control documentation regarding parts delivered by its subcontractors and vendors in support of the HMMWV armored at its Fairfield, Ohio facility for the period October 1, 1999 through May 1, 2001. OHEAC has complied fully with the subpoena. In early 2003, OHEAC was advised that the Department of Justice (DOJ) was also investigating separate claims against OHEAC filed by individuals that involve the same time frame and issues covered by the DOD subpoena. OHEAC has learned that the DOJ investigation relates to a certain unidentified action filed under the federal False Claims Act pursuant to which the United States government may intervene and recover damages. OHEAC has fully responded to, and cooperated with, the government's questions and investigation. The DOJ has since notified OHEAC that it has declined to intervene in the case. On September 30, 2003, the action filed under the federal False Claims Act was voluntarily withdrawn without prejudice.

         In October 2002, we were sued in the United States District Court for the District of Wyoming. The plaintiffs in that lawsuit asserted various state law tort claims and federal environmental law claims under the Resource Conservation and Recovery Act and the Clean Air Act stemming from one of our subsidiaries' Casper, Wyoming tear gas plant. The plaintiffs have not yet quantified their alleged damages. The plaintiffs filed their suit as a potential class action. On June 19, 2003, the court denied plaintiff's motion for class certification. The alleged actions took place over time periods during which we were covered by different insurance policies. We have notified our insurance carriers of the suit. Our prior insurance carrier has agreed, under a full reservation of rights, including with respect to any liability which relates to the time its policy was in effect, to provide a defense and to address the question of liability indemnification in the future. Our current insurance carrier has declined defense and indemnification coverage. While we do not carry specific environment insurance coverage, we have reserved the right to challenge our insurance carrier's determination. The case is currently pending, and while we are contesting the allegations vigorously, we are unable to predict the outcome of this matter. At this time, we do not believe this matter will have a material impact on our financial position, operations or liquidity.

         Reference is made to Note 10, Commitments and Contingencies, in our Annual Report on Form 10-K for the year ended December 31, 2002, and Note 10, Legal Proceedings in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 for a description of other legal proceedings.

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


NOTE 13 -GUARANTOR AND NONGUARANTOR FINANCIAL STATEMENTS

         On August 12, 2003 we sold $150 million of Senior Subordinated Notes in private placements pursuant to Rule 144A and Regulation S. The Senior Subordinated Notes are uncollateralized obligations and rank junior in right of payment to our existing and future senior debt. The Senior Subordinated Notes are guaranteed, jointly and severally on a senior uncollateralized basis, by all of our domestic subsidiaries, except USDS, Inc.

          The following consolidated condensed financial information presents the consolidated condensed balance sheet as of September 30, 2003 and December 31, 2002, the related condensed statements of income for each of the three and nine month periods ended September 30, 2003 and September 30, 2002 and the related condensed statements of cash flows for the nine month periods ended September 30, 2003 and September 30, 2002 for:


         a)   Armor Holdings, Inc., the parent,

         b)   the guarantor subsidiaries,

         c)   the nonguarantor subsidiaries, and

         d)   Armor Holdings, Inc. on a consolidated basis

         The information includes elimination entries necessary to consolidate Armor Holdings, Inc., the parent, with the guarantor and nonguarantor subsidiaries.

Investments in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and nonguarantor subsidiaries are presented on a combined basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. Separate financial statements for the guarantor and nonguarantor subsidiaries are not presented because management believes such financial statements would not be meaningful to investors.

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)



                      ARMOR HOLDINGS INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATING BALANCE SHEETS

                                                                            SEPTEMBER 30, 2003
                                              --------------------------------------------------------------------------------
                                                             GUARANTOR        NONGUARANTOR                       CONSOLIDATED
                                                PARENT       SUBSIDIARIES     SUBSIDIARIES      ELIMINATIONS        TOTAL
                                              ----------     ------------    ---------------    -------------    -------------
                                                                             (IN THOUSANDS)
                   ASSETS

Current Assets:
   Cash and cash equivalents                  $144,037          $ 2,620           $ 8,109           $    --        $ 154,766
   Accounts receivable, net                         --           47,925            11,290                --           59,215
   Costs and earned gross profit in excess
      of billings                                   --            1,088                --                --            1,088
   Intercompany receivables                     86,614           50,744             5,661          (143,019)              --
   Inventories                                      --           45,296            14,772                --           60,068
   Prepaid expenses and other current assets    19,520           12,931             3,271           (14,401)          21,321
   Current assets of discontinued operations        --            7,971            39,987                --           47,958
                                              --------         --------          --------        ----------        ---------
      Total Current Assets                     250,171          168,575            83,090          (157,420)         344,416

Property and equipment, net                      2,183           27,742            19,606                --           49,531
Goodwill, net                                       --           97,002             1,932                --           98,934
Patents, licenses and trademarks, net               --            7,233               186                --            7,419
Other assets                                    20,903              232               (87)               --           21,048
Long-term assets of discontinued operations         --            7,205            12,840                --           20,045
Investment in subsidiaries                     197,975           10,007            21,734          (229,716)              --
                                              --------         --------          --------        ----------        ---------
Total Assets                                  $471,232         $317,996          $139,301        $ (387,136)       $ 541,393
                                              ========         ========          ========        ==========        =========

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Current portion of long-term debt              $ --            $ 765            $   --           $    --           $  765
   Short-term debt                                  --               --               608                --              608
   Accounts payable                                215           15,988             5,810                --           22,013
   Accrued expenses and other current
      liabilities                                8,335           13,102            17,528                --           38,965
   Income taxes payable                          2,604               --             1,310                --            3,914
   Intercompany payables                        13,424           99,192            11,658          (124,274)              --
   Current liabilities of discontinued
   operations                                       --            8,047            34,515           (18,745)          23,942
                                              --------         --------          --------        ----------        ---------
      Total Current Liabilities                 24,578          137,094            71,429          (143,019)          90,207

Long-term debt, less current portion           155,514            4,407                --                --          159,921
Long-term liabilities of discontinued
      operations                                    --            2,778            11,873           (14,401)             125
                                              --------         --------          --------        ----------        ---------
Total Liabilities                              180,092          144,279            83,302          (157,420)         250,253

Stockholders' Equity:
   Preferred stock                                  --            1,450                --            (1,450)              --
   Common stock                                    342            5,523            26,314           (31,837)             342
   Additional paid in capital                  315,148           71,816            31,615          (103,431)         315,148
   Retained earnings (accumulated deficit)      49,871           94,928            (1,930)          (92,998)          49,871
   Accumulated other comprehensive loss         (1,904)              --                --                --           (1,904)
   Treasury stock                              (72,317)              --                --                --          (72,317)
                                              --------         --------          --------        ----------        ---------
Total Stockholders' Equity                     291,140          173,717            55,999          (229,716)         291,140
                                              --------         --------          --------        ----------        ---------
Total Liabilities and Stockholders' Equity    $471,232         $317,996          $139,301        $ (387,136)       $ 541,393
                                              ========         ========          ========        ==========        =========

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)



                      ARMOR HOLDINGS INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATING BALANCE SHEETS

                                                                             DECEMBER 31, 2002
                                              --------------------------------------------------------------------------------
                                                             GUARANTOR        NONGUARANTOR                       CONSOLIDATED
                                              PARENT         SUBSIDIARIES     SUBSIDIARIES      ELIMINATIONS        TOTAL
                                              ----------     ------------    ---------------    -------------    -------------
                                                                             (IN THOUSANDS)
                   ASSETS
Current Assets:
   Cash and cash equivalents                   $ 7,152         $  3,556          $   2,205         $     --         $ 12,913
   Accounts receivable, net                         --           44,864             13,649               --           58,513
   Costs and earned gross profit in excess
      of billings                                   --              234                 --               --              234
   Intercompany receivables                    123,744           33,165              3,800         (160,709)              --
   Inventories                                      --           46,591             15,739               --           62,330
   Prepaid expenses and other current assets    12,490           21,999              2,368          (24,645)          12,212
   Current assets of discontinued operations        --           10,351             18,474               --           28,825
                                              --------         --------          ---------       ----------        ---------
      Total Current Assets                     143,386          160,760             56,235         (185,354)         175,027

Property and equipment, net                      2,456           27,250             17,430               --           47,136
Goodwill, net                                       --           96,903              1,833               --           98,736
Patents, licenses and trademarks, net               --            7,326                195               --            7,521
Other assets                                       916            6,872              1,260               --            9,048
Long-term assets of discontinued operations         --            6,910             23,375               --           30,285
Investment in subsidiaries                     161,805           10,078                 --         (171,883)              --
                                              --------         --------          ---------       ----------        ---------
Total Assets                                  $308,563         $316,099          $ 100,328        $(357,237)       $ 367,753
                                              ========         ========          =========       ==========        =========

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of long-term debt            $   --          $ 1,813            $    --          $    --         $  1,813
   Short-term debt                                  --               --                599               --              599
   Accounts payable                                828           15,751              7,191               --           23,770
   Accrued expenses and other current
      liabilities                                1,790           11,324             12,002               --           25,116
   Income taxes payable                          4,831            (148)              1,230               --            5,913
   Intercompany payables                        13,037          115,658             10,434         (139,129)              --
   Current liabilities of discontinued
   operations                                       --           14,267             24,538          (21,580)          17,225
                                              --------         --------          ---------       ----------        ---------
      Total Current Liabilities                 20,486          158,665             55,994         (160,709)          74,436

Long-term debt, less current portion                --            5,072                 --               --            5,072
Long-term liabilities of discontinued
      operations                                    --           13,022             11,791          (24,645)             168
                                              --------         --------          ---------       ----------        ---------
Total Liabilities                               20,486          176,759             67,785         (185,354)          79,676

Stockholders' Equity:
   Preferred stock                                  --            1,450                 --           (1,450)              --
   Common stock                                    336            5,681             26,318          (31,999)             336
   Additional paid in capital                  307,487           73,836             10,016          (83,852)         307,487
   Retained earnings (accumulated deficit)      34,056           58,373             (3,791)         (54,582)          34,056
   Accumulated other comprehensive loss         (4,169)              --                 --               --           (4,169)
   Treasury stock                              (49,633)              --                 --               --          (49,633)
                                              --------         --------          ---------       ----------        ---------
Total Stockholders' Equity                     288,077          139,340             32,543         (171,883)         288,077
                                              --------         --------          ---------       ----------        ---------

Total Liabilities and Stockholders' Equity    $308,563         $316,099          $ 100,328       $ (357,237)       $ 367,753
                                              ========         ========          =========       ==========        =========

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)



                      ARMOR HOLDINGS INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATING INCOME STATEMENTS

                                                                THREE MONTHS ENDED SEPTEMBER 30, 2003
                                             -----------------------------------------------------------------------------
                                                           GUARANTOR      NONGUARANTOR                       CONSOLIDATED
                                               PARENT      SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS        TOTAL
                                             ----------    -----------    --------------    -------------    -------------
                                                                            (IN THOUSANDS)
REVENUES:
   Products                                     $  --       $ 42,110          $  8,676          $    --        $  50,786
   Mobile Security                                 --         24,338            15,758               --           40,096
                                             ----------    -----------    --------------    -------------    -------------
   Total revenues                                  --         66,448            24,434               --           90,882
                                             ----------    -----------    --------------    -------------    -------------

COSTS AND EXPENSES:
   Cost of sales                                   --         42,120            19,833               --           61,953
   Operating expenses                           2,661         10,945             2,371               --           15,977
   Amortization                                    --             69                 3               --               72
   Integration and other non-recurring
       charges                                    107            261                --               --              368
   Related party management (income) fees      (1,859)            --             2,339             (480)              --
                                             ----------    -----------    --------------    -------------    -------------

OPERATING (LOSS) INCOME                          (909)        13,053              (112)             480           12,512
   Interest expense, net                        1,371             59                45               --            1,475
   Other expense (income), net                     --            129               (33)              --               96
   Equity in (earnings) losses of
       subsidiaries                            (7,603)           256                --            7,347               --
                                             ----------    -----------    --------------    -------------    -------------

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE PROVISION (BENEFIT) FOR INCOME TAXES     5,323         12,609              (124)          (6,867)          10,941
PROVISION (BENEFIT) FOR INCOME TAXES             (792)         4,748               876               --            4,832
                                             ----------    -----------    --------------    -------------    -------------
INCOME (LOSS) FROM CONTINUING OPERATIONS        6,115          7,861            (1,000)          (6,867)           6,109

DISCONTINUED OPERATIONS:
   Income from discontinued operations
       before provision for income taxes           --          1,697               462             (480)           1,679
   Provision for income taxes                      --            702               971               --            1,673
                                             ----------    -----------    --------------    -------------    -------------
   Net income (loss) from discontinued
operations                                         --            995              (509)            (480)               6
                                             ----------    -----------    --------------    -------------    -------------
NET INCOME (LOSS)                             $ 6,115       $  8,856        $   (1,509)       $  (7,347)        $  6,115
                                             ==========    ===========    ==============    =============    =============

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


                      ARMOR HOLDINGS INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATING INCOME STATEMENTS

                                                                THREE MONTHS ENDED SEPTEMBER 30, 2002
                                          ----------------------------------------------------------------------------------
                                                         GUARANTOR        NONGUARANTOR                         CONSOLIDATED
                                             PARENT      SUBSIDIARIES     SUBSIDIARIES       ELIMINATIONS         TOTAL
                                          -----------    -----------     ----------------    --------------    -------------
                                                                         (IN THOUSANDS)
REVENUES:
   Products                                    $ --       $ 41,763            $  7,284           $              $  49,047
   Mobile Security                               --         21,282              10,228                --           31,510
                                          -----------    -----------     ----------------    --------------    -------------
   Total revenues                                --         63,045              17,512                --           80,557
                                          -----------    -----------     ----------------    --------------    -------------

COSTS AND EXPENSES:
   Cost of sales                                 --         41,269              14,678                --           55,947
   Operating expenses                         1,552          9,417               1,883                --           12,852
   Amortization                                  --             62                  --                --               62
   Integration and other non-recurring
       charges                                  335          1,024                  --                --            1,359
                                          -----------    -----------     ----------------    --------------    -------------

OPERATING (LOSS) INCOME                      (1,887)        11,273                 951                --           10,337
   Interest expense, net                        230             45                  68                --              343
   Other (income) expense, net                   --            (38)                 25                --              (13)
   Equity in losses of subsidiaries           9,611             92                  --            (9,703)              --
   Related parting interest income, net          --            122                  --              (122)              --
                                          -----------    -----------     ----------------    --------------    -------------

(LOSS) INCOME FROM CONTINUING
OPERATIONS BEFORE PROVISION FOR INCOME
TAXES                                       (11,728)        11,052                 858             9,825           10,007
PROVISION FOR INCOME TAXES                    2,979          3,781                 283                --            7,043
                                          -----------    -----------     ----------------    --------------    -------------
(LOSS) INCOME FROM CONTINUING OPERATIONS    (14,707)         7,271                 575             9,825            2,964
                                          -----------    -----------     ----------------    --------------    -------------

DISCONTINUED OPERATIONS:
   Loss from discontinued operations
       before provision for income taxes         --        (14,361)             (2,549)             (122)         (17,032)
   Provision for income taxes                    --             29                 610                --              639
                                          -----------    -----------     ----------------    --------------    -------------
   Net loss from discontinued operations         --        (14,390)             (3,159)             (122)         (17,671)
                                          -----------    -----------     ----------------    --------------    -------------
NET LOSS                                  $ (14,707)     $  (7,119)           $ (2,584)          $ 9,703       $  (14,707)
                                          ===========    ===========     ================    ==============    =============

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


                      ARMOR HOLDINGS INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATING INCOME STATEMENTS

                                                                    NINE MONTHS ENDED SEPTEMBER 30, 2003
                                             -----------------------------------------------------------------------------------
                                                                GUARANTOR      NONGUARANTOR                        CONSOLIDATED
                                                PARENT        SUBSIDIARIES     SUBSIDIARIES       ELIMINATIONS        TOTAL
                                             ------------     -----------    -----------------    -------------    -------------
                                                                             (IN THOUSANDS)
REVENUES:
   Products                                        $ --       $ 117,863             $ 26,277             $ --        $ 144,140
   Mobile Security                                   --          63,110               45,765               --          108,875
                                             ------------     -----------    -----------------    -------------    -------------
   Total revenues                                    --         180,973               72,042               --          253,015
                                             ------------     -----------    -----------------    -------------    -------------

COSTS AND EXPENSES:
   Cost of sales                                     --         117,278               59,118               --          176,396
   Operating expenses                             7,203          29,732                7,570               --           44,505
   Amortization                                      --             193                    8               --              201
   Integration and other non-recurring
       charges                                    3,456           1,109                   --               --            4,565
   Related party management (income) fees        (1,859)             --                2,339             (480)              --
                                             ------------     -----------    -----------------    -------------    -------------

OPERATING (LOSS) INCOME                          (8,800)         32,661                3,007               --           27,348
   Interest expense, net                          1,866             250                  175               --            2,291
   Other expense, net                                --             131                   50               --              181
   Equity in (earnings) losses of
       subsidiaries                             (22,688)            419                   --           22,269               --
   Related parting interest expense
   (income), net                                     16             (16)                  --               --               --
                                             ------------     -----------    -----------------    -------------    -------------

INCOME FROM CONTINUING OPERATIONS BEFORE
PROVISION (BENEFIT) FOR INCOME TAXES             12,006          31,877                2,782          (21,789)          24,876
PROVISION (BENEFIT) FOR INCOME TAXES             (3,809)         12,011                1,842               --           10,044
                                             ------------     -----------    -----------------    -------------    -------------
INCOME FROM CONTINUING OPERATIONS                15,815          19,866                  940          (21,789)          14,832
                                             ------------     -----------    -----------------    -------------    -------------

DISCONTINUED OPERATIONS:
   Income from discontinued operations
   before provision for income taxes                 --           1,480                2,593             (480)           3,593
   Provision for income taxes                        --             938                1,672               --            2,610
                                             ------------     -----------    -----------------    -------------    -------------
   Net income from discontinued operations           --             542                  921             (480)             983
                                             ------------     -----------    -----------------    -------------    -------------
NET INCOME                                     $ 15,815        $ 20,408              $ 1,861       $  (22,269)        $ 15,815
                                             ============     ===========    =================    =============    =============

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


                      ARMOR HOLDINGS INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATING INCOME STATEMENTS

                                                                 NINE MONTHS ENDED SEPTEMBER 30, 2002
                                          -----------------------------------------------------------------------------------
                                                            GUARANTOR      NONGUARANTOR                         CONSOLIDATED
                                             PARENT        SUBSIDIARIES    SUBSIDIARIES      ELIMINATIONS          TOTAL
                                          -----------    --------------    --------------    --------------     -------------
                                                                          (IN THOUSANDS)
REVENUES:
   Products                                   $  --         $ 112,437         $ 18,612            $   --         $ 131,049
   Mobile Security                               --            57,439           33,278                --            90,717
                                          -----------    --------------    --------------    --------------     -------------
   Total revenues                                --           169,876           51,890                --           221,766
                                          -----------    --------------    --------------    --------------     -------------

COSTS AND EXPENSES:
   Cost of sales                                 --           109,621           42,860                --           152,481
   Operating expenses                         4,866            27,073            5,107                --            37,046
   Amortization                                  --               213               --                --               213
    Integration and other non-recurring
        charges                                 687             3,789               --                --             4,476
   Related party income                          --                --               --                --                --
                                          -----------    --------------    --------------    --------------     -------------

OPERATING (LOSS) INCOME                      (5,553)           29,180            3,923                --            27,550
   Interest expense, net                        361               161              147                --               669
   Other income, net                             (2)              (21)             (54)               --               (77)
   Equity in earnings of subsidiaries        (2,898)           (1,087)              --             3,985                --
   Related party interest income, net            --              (102)              --               102                --
                                          -----------    --------------    --------------    --------------     -------------

(LOSS) INCOME FROM CONTINUING
OPERATIONS BEFORE PROVISION FOR INCOME
TAXES                                        (3,014)           30,229            3,830            (4,087)           26,958
PROVISION FOR INCOME TAXES                    1,658            10,597            1,348                --            13,603
                                          -----------    --------------    --------------    --------------     -------------
(LOSS) INCOME FROM CONTINUING OPERATIONS     (4,672)           19,632            2,482            (4,087)           13,355
                                          -----------    --------------    --------------    --------------     -------------

DISCONTINUED OPERATIONS:
   Loss from discontinued operations
        before income tax (benefit)
        provision                                --           (14,015)          (3,693)              102           (17,606)
   Income tax (benefit) provision                --              (722)           1,143                --               421
                                          -----------    --------------    --------------    --------------     -------------
   Net loss from discontinued operations         --           (13,293)          (4,836)              102           (18,027)
                                          -----------    --------------    --------------    --------------     -------------
NET (LOSS) INCOME                          $ (4,672)          $ 6,339         $ (2,354)         $ (3,985)         $ (4,672)
                                          ===========    ==============    ==============    ==============     =============

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


                      ARMOR HOLDINGS INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                                    NINE MONTHS ENDED SEPTEMBER 30, 2003
                                               -------------------------------------------------------------------------------
                                                              GUARANTOR       NONGUARANTOR                       CONSOLIDATED
                                                  PARENT      SUBSIDIARIES    SUBSIDIARIES      ELIMINATIONS        TOTAL
                                               ------------   ------------    --------------    -------------    -------------
                                                                                (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Income from continuing operations             $ 15,815       $ 19,866             $ 940       $  (21,789)        $ 14,832
   Adjustments to reconcile income from
   continuing operations to cash
   provided by operating activities.
   Depreciation and amortization                      974          2,972             1,434               --            5,380
   Loss on disposal of fixed assets                    --             58               109               --              167
   Deferred income taxes                           (4,379)         6,428             1,627               --            3,676
   Non-cash termination charge                      2,093             --                --               --            2,093
 Changes in operating assets & liabilities, net of
   acquisitions:
   (Increase) decrease in accounts receivable          --         (3,915)            2,359               --           (1,556)
   Decrease (increase) in intercompany
   receivables & payables                          19,723        (19,090)             (153)            (480)              --
   Decrease in inventory                               --          1,206               967               --            2,173
   (Increase) decrease in prepaid expenses &
   other assets                                    (7,347)         4,848            (1,183)              --           (3,682)
   Increase in accounts payable, accrued
   expenses and other current liabilities           5,043          2,620             4,145               --           11,808
   (Decrease) increase in income taxes
   payable                                         (2,227)           148                80               --           (1,999)
                                               ------------   ------------    --------------    -------------    -------------
   Net cash provided by operating activities       29,695         15,141            10,325          (22,269)          32,892
                                               ------------   ------------    --------------    -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                (126)        (3,330)           (2,189)              --           (5,645)
   Purchase of patents and trademarks                  --            (99)               --               --              (99)
   Additional consideration for purchased
   businesses                                          --           (740)               --               --             (740)
   Investment in subsidiaries                     (22,337)           203              (135)          22,269               --
   Purchase of businesses, net of cash acquired        --         (5,828)               --               --           (5,828)
                                               ------------   ------------    --------------    -------------    -------------
   Net cash used in investing activities          (22,463)        (9,794)           (2,324)          22,269          (12,312)
                                               ------------   ------------    --------------    -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of stock options          6,588             --                --               --            6,588
   Treasury stock repurchases                     (22,684)            --                --               --          (22,684)
   Cash paid for financing costs                   (4,020)            --                --               --           (4,020)
   Proceeds from the issuance of long-term debt   147,504             --                --               --          147,504
   Repayments of long-term debt                        --         (1,399)               --               --           (1,399)
   Borrowings under lines of credit                30,406            168             1,170               --           31,744
   Repayments under lines of credit               (30,406)          (484)           (1,180)              --          (32,070)
                                               ------------   ------------    --------------    -------------    -------------
   Net cash provided by (used in) financing
   activities                                     127,388         (1,715)              (10)              --          125,663
                                               ------------   ------------    --------------    -------------    -------------
   Effect of exchange rate on cash and cash
   equivalents                                      2,265           (186)           (1,601)              --              478
   Net cash used in discontinued operations            --         (4,382)             (486)              --           (4,868)
                                               ------------   ------------    --------------    -------------    -------------
NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                       136,885           (936)            5,904               --          141,853
CASH AND CASH EQUIVALENTS, BEGINNING OF
PERIOD                                              7,152          3,556             2,205               --           12,913
                                               ------------   ------------    --------------    -------------    -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD        $ 144,037        $ 2,620           $ 8,109            $  --        $ 154,766
                                               ============   ============    ==============    =============    =============

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


                      ARMOR HOLDINGS INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                                    NINE MONTHS ENDED SEPTEMBER 30, 2002
                                               -------------------------------------------------------------------------------
                                                              GUARANTOR       NONGUARANTOR                       CONSOLIDATED
                                                  PARENT      SUBSIDIARIES    SUBSIDIARIES      ELIMINATIONS        TOTAL
                                               ------------   ------------    --------------    -------------    -------------
                                                                              (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Income from continuing operations            $  (4,672)       $ 19,632           $ 2,650        $  (4,255)        $ 13,355
   Adjustments to reconcile income from
   continuing operations to cash used in
   operating activities.
   Depreciation and amortization                      625           2,764               660               --            4,049
   Loss on disposal of fixed assets                    --              37                99               --              136
   Deferred taxes                                  (3,927)          1,592             1,655               --             (680)
 Changes in operating assets & liabilities,
   net of acquisitions:
   (Increase) decrease in accounts receivable          --          (5,890)            2,760               --           (3,130)
   (Increase) decrease in intercompany
   receivables & payables                          (5,414)          8,148            (3,004)             270               --
   Increase in inventory                               --          (6,692)           (3,511)              --          (10,203)
   Increase in prepaid expenses & other assets       (313)         (2,898)             (358)              --           (3,569)
   Decrease in accounts payable, accrued
   expenses and other current liabilities          (1,539)         (1,490)           (3,746)              --           (6,775)
   Increase in income taxes payable                 4,724              --             1,621               --            6,345
                                               ------------   ------------    --------------    -------------    -------------
   Net cash (used in) provided by operating
   activities                                     (10,516)         15,203            (1,174)          (3,985)            (472)
                                               ------------   ------------    --------------    -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                 (70)         (3,044)           (1,434)              --           (4,548)
   Purchase of patents and trademarks                  --             (45)               --               --              (45)
   Additional consideration for purchased
   businesses                                          --          (2,652)               --               --           (2,652)
   Investment in subsidiaries                      (7,166)         (5,540)            8,721            3,985               --
   Purchase of businesses, net of cash
   acquired                                            --          (5,916)           (1,495)              --           (7,411)
                                               ------------   ------------    --------------    -------------    -------------
   Net cash (used in) provided by investing
   activities                                      (7,236)        (17,197)            5,792            3,985          (14,656)
                                               ------------   ------------    --------------    -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of stock options          4,237              --                --               --            4,237
   Treasury stock purchases                      ((26,054)             --                --               --          (26,054)
   Cash paid for financing costs                     (326)             --                --               --             (326)
   Repayments of long-term debt                        --            (591)               --               --             (591)
   Borrowings under lines of credit                27,763              --                --               --           27,763
   Repayments under lines of credit               (20,563)             --              (138)              --          (20,701)
                                               ------------   ------------    --------------    -------------    -------------
   Net cash provided by (used in) financing
   activities                                     (14,943)           (591)             (138)              --          (15,672)
                                               ------------   ------------    --------------    -------------    -------------
   Effect of exchange rate on cash and cash
   equivalents                                       (851)           (385)              364               --             (872)
   Net cash transferred from (used in)
   discontinued operations                             --           2,306            (1,539)              --              767
                                               ------------   ------------    --------------    -------------    -------------
NET (DECREASE) INCREASE IN CASH AND CASH
EQUIVALENTS                                       (33,546)           (664)            3,305               --          (30,905)
CASH AND CASH EQUIVALENTS, BEGINNING OF
PERIOD                                             38,627           5,536             3,326               --           47,489
                                               ------------   ------------    --------------    -------------    -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD          $ 5,081        $  4,872            $6,631            $  --        $  16,584
                                               ============   ============    ==============    =============    =============

NOTES TO UNAUDITED CONDENSED AND CONSOLIDATED
FINANCIAL STATEMENTS (CONTINUED)


NOTE 14 - COMMITMENTS AND CONTINGENCIES

         On September 2, 2003, we entered into a definitive Agreement and Plan of Merger to acquire Simula, Inc., for $110.5 million, subject to adjustment based on various factors, payable in cash or, at our option, in a combination of cash and registered shares of our common stock. Upon consummation of the acquisition, we will acquire all of the outstanding common stock of Simula, retire Simula's outstanding indebtedness, and assume all liabilities of Simula. The Agreement provides for a good faith deposit, payment of a break-up fee if Simula accepts a competing offer, and other terms customary for similar transactions. The acquisition is subject to, among other conditions, the approval of Simula's stockholders. In connection with the acquisition, we registered approximately 2.3 million shares of common stock on a Form S-4 with the Securities and Exchange Commission. The registration statement was declared effective on November 10, 2003. We anticipate completion of the acquisition in the fourth quarter of 2003.

NOTE 15 - SUBSEQUENT EVENT

          On July 26, 2003, we awarded Warren B. Kanders, our Chairman and Chief Executive Officer, a stock bonus award of 200,000 shares of our common stock in accordance with his amended employment agreement. On November 4, 2003, we awarded Robert R. Schiller, our Chief Operating Officer and Chief Financial Officer, a stock bonus award of 150,000 shares of our common stock in accordance with his amended employment agreement. On November 11, 2003, our stock price closed above $20 for the fifth consecutive trading day, which caused the complete vesting of the stock bonus awards. The complete vesting of the stock bonus awards results in a charge of $7.3 million, which will be recorded in the three months ended December 31, 2003. The payment of the stock bonus awards to Messrs. Kanders and Schiller will be deferred for a period of five years after November 11, 2003, subject to acceleration under certain circumstances as set forth in their respective employment agreements, as amended.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
               AUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Armor Holdings, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows present fairly, in all material respects, the financial position of Armor Holdings, Inc. and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill following adoption of Statement of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets."


PricewaterhouseCoopers LLP
Jacksonville, Florida
March 30, 2003, except for Note 20 and Note 21, as to which the date is January 6, 2004.

                      ARMOR HOLDINGS INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                  AS OF DECEMBER 31, 2002 AND DECEMBER 31, 2001
                      (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                                                           DECEMBER 31, 2002     DECEMBER 31, 2001
                                                                                          ------------------    ------------------
ASSETS
Current Assets:
    Cash and cash equivalents                                                                      $ 12,913               $47,489
    Accounts receivable (net of allowance for doubtful accounts of $1,428
         And $1,620)                                                                                 58,513                50,119
    Costs and earned gross profit in excess of billings                                                 234                 5,451
    Inventories                                                                                      62,330                50,553
    Prepaid expenses and other current assets                                                        12,212                 8,947
    Current assets of discontinued operations (Note 2)                                               28,825                37,562
                                                                                          ------------------    ------------------
Total current assets                                                                                175,027               200,121
Property and equipment (net of accumulated depreciation of $12,919 and $8,096)                       47,136
Goodwill (net of accumulated amortization of $4,024 and $4,024)                                      98,736                86,808
Patents, licenses and trademarks (net of accumulated amortization of $2,169 and $1,930)               7,521                 6,695
Long-term assets of discontinued operations (Note 2)                                                 30,285                51,105
Other assets                                                                                          9,048                 6,624
                                                                                          ------------------    ------------------

Total assets                                                                                       $367,753             $ 388,057
                                                                                          ==================    ==================

LIABILITIES AND STOCKHOLDERS'EQUITY
Current liabilities:
    Current portion of long-term debt                                                               $ 1,813               $ 1,773
    Short term debt                                                                                     599                   709
    Accounts payable                                                                                 23,770                21,444
    Accrued expenses and other current liabilities                                                   25,116                25,796
    Income taxes payable                                                                              5,913                     -
    Current liabilities of discontinued operations (Note 2)                                          17,225                 7,676
                                                                                          ------------------    ------------------
Total current liabilities                                                                            74,436                57,398

Long-term debt, less current portion                                                                  5,072                 4,225
Long-term liabilities of discontinued operations (Note 2)                                               168                   415
                                                                                          ------------------    ------------------
Total liabilities                                                                                    79,676                62,038

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 5,000,000 shares authorized; no
     shares issued and outstanding                                                                        -
   Common stock, $.01 par value; 50,000,000 shares authorized;                                                                  -
     33,593,977 and 33,065,904 issued; 29,456,692 and 30,857,019
     outstanding at December 31, 2002 and December 31, 2001, respectively                               336                   331
   Additional paid-in capital                                                                       307,487               301,995
   Retained earnings                                                                                 34,056                51,745
   Accumulated other comprehensive loss                                                              (4,169)               (4,473)
   Treasury stock                                                                                   (49,633)              (23,579)
                                                                                          ------------------    ------------------
       Total stockholders' equity                                                                   288,077               326,019
                                                                                          ------------------    ------------------

Total liabilities and stockholders' equity                                                         $367,753              $388,057
                                                                                          ==================    ==================


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      ARMOR HOLDINGS INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


                                                                DECEMBER 31, 2002     DECEMBER 31, 2001     DECEMBER 31, 2000
                                                              -------------------   -------------------   -------------------
REVENUES:

  Products                                                              $ 179,946              $149,868            $139,904
  Mobile Security                                                         125,171                47,232                  --
                                                              --------------------  --------------------  --------------------
  Total Revenues                                                          305,117               197,100             139,904
                                                              --------------------  --------------------  --------------------
COST AND EXPENSES

  Cost of sales                                                           210,745               126,330              85,457
  Operating expenses                                                       49,836                38,659              30,286
  Amortization                                                                245                 2,142               1,704
  Integration and other non-recurring charges                               5,926                 3,296               2,588
                                                              --------------------  --------------------  --------------------

OPERATING INCOME                                                           38,365                26,673              19,869

  Interest expense, net                                                       923                 3,864               1,849
  Other expense (income), net                                                  51                   (82)                (67)
                                                              --------------------  --------------------  --------------------

INCOME FROM CONTINUING OPERATIONS
BEFORE PROVISION FOR INCOME TAXES                                          37,391                22,891              18,087

PROVISION FOR INCOME TAXES                                                 16,054                 8,207               7,240
                                                              --------------------  --------------------  --------------------
INCOME FROM CONTINUING OPERATIONS                                          21,337                14,684              10,847
                                                              --------------------  --------------------  --------------------
DISCONTINUED OPERATIONS (NOTE 2):
(LOSS) INCOME FROM  DISCONTINUED  OPERATIONS BEFORE (BENEFIT)
PROVISION FOR INCOME TAXES                                                (41,468)               (7,066)              8,303
(BENEFIT) PROVISION FOR INCOME TAXES                                       (2,442)               (2,510)              2,102
                                                              --------------------  --------------------  --------------------
(LOSS) INCOME FROM DISCONTINUED OPERATIONS                                (39,026)               (4,556)              6,201
                                                              --------------------  --------------------  --------------------
NET (LOSS) INCOME                                                      $  (17,689)             $ 10,128            $ 17,048
                                                              ====================  ====================  ====================


NET (LOSS)/INCOME PER COMMON SHARE - BASIC

INCOME FROM CONTINUING OPERATIONS                                        $   0.70               $  0.61              $ 0.48

(LOSS) INCOME FROM DISCONTINUED OPERATIONS                                  (1.28)                (0.19)               0.27
                                                              --------------------  --------------------  --------------------
BASIC (LOSS) INCOME PER SHARE                                            $  (0.58)              $  0.42              $ 0.75
                                                              ====================  ====================  ====================

NET (LOSS) INCOME PER COMMON SHARE - DILUTED

INCOME FROM CONTINUING OPERATIONS                                         $  0.69              $   0.59              $ 0.46

(LOSS) INCOME FROM DISCONTINUED OPERATIONS                                  (1.26)                (0.18)               0.27
                                                              --------------------  --------------------  --------------------
DILUTED (LOSS) INCOME PER SHARE                                          $  (0.57)              $  0.41              $ 0.73
                                                              ================================================================

WEIGHTED AVERAGE SHARES - BASIC                                            30,341                23,932              22,630
                                                              ====================  ====================  ====================

WEIGHTED AVERAGE SHARES - DILUTED                                          30,957                24,768              23,356
                                                              ====================  ====================  ====================


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      ARMOR HOLDINGS INC. AND SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                  YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002
                                 (IN THOUSANDS)

                                                                                         ACCUMULATED
                                        COMMON STOCK        ADDITIONAL                      OTHER
                                                 PAR           PAID-IN      RETAINED   COMPREHENSIVE      TREASURY
                                   SHARES      VALUE           CAPITAL      EARNINGS         LOSS           STOCK         TOTAL
                                   ------      -----           -------      --------         ----           -----         -----
Balance, December 31, 1999         24,514       $245          $145,480       $26,615        $(1,351)      $(13,106)      $157,883
Exercise of stock options             333          3             1,470                                                      1,473
Tax benefit from exercises
of options                                                         867                                                        867
Issuance of stock for
acquisitions                          217          2             2,437                                                      2,439
Repurchase of stock                                                                                        (12,606)       (12,606)
                                                                                                                     -------------
Comprehensive income:
Net income                                                                    17,048                                       17,048
Foreign currency  translation
adjustments, net of taxes of $179                                                              (333)                         (333)
                                                                                                                     -------------

 Total Comprehensive income                                                                                                16,715
                                 --------- ----------  ----------------  ------------ ---------------  ------------- -------------
Balance, December 31, 2000         25,064       $250          $150,254       $43,663        $(1,684)      $(25,712)      $166,771
Exercise of stock options           1,063         11            10,101                                                     10,112
Tax benefit from exercises of
options                                                          3,116                                                      3,116
Issuance of treasury shares
for exercises of options             (119)        (1)             (123)       (2,846)                        2,856            686
Issuance of common stock            5,765         58           117,969                                                    118,027
Issuance of stock for
acquisitions and additional
consideration for earnouts          1,293         13            20,678                                                     20,691
Repurchase of stock                                                                                           (723)          (723)
Comprehensive income:
                                                                                                                     -------------
Net income                                                                    10,128                                       10,128
Foreign currency translation
adjustments,
net of taxes of $713                                                                         (2,789)                       (2,789)
                                                                                                                     -------------

Total Comprehensive income                                                                                                  7,339
                                 --------- ----------  ----------------  ------------ ---------------  ------------- -------------

Balance, December 31, 2001         33,066      $ 331         $ 301,995      $ 51,745       $ (4,473)     $ (23,579)     $ 326,019
Exercise of stock options             528          5             4,135                                                      4,140
Tax benefit from exercises of
options                                                            832                                                        832
Sale of put options                                                525                                                        525
Repurchase of stock                                                                                        (26,054)       (26,054)
Comprehensive income:
                                                                                                                     -------------
Net income                                                                   (17,689)                                     (17,689)
Foreign currency translation
adjustments,
net of taxes of $364                                                                            304                           304
                                                                                                                     -------------

Total Comprehensive income                                                                                                (17,385)
                                 --------- ----------  ----------------  ------------ ---------------  ------------- -------------

Balance, December 31, 2002         33,594       $336          $307,487       $34,056        $(4,169)      $(49,633)      $288,077
                                 ========= ==========  ================  ============ ===============  ============= =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      ARMOR HOLDINGS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOW
                  YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                                 (IN THOUSANDS)

                                                                                               YEAR ENDED
                                                                         --------------------------------------------------------
                                                                         DECEMBER 31, 2002  DECEMBER 31, 2001  DECEMBER 31, 2000
                                                                         --------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Income from continuing operations                                            $   21,337            $ 14,684         $  10,847
  Adjustments to reconcile income from continuing operations to cash used in operating activities:
      Depreciation and amortization                                                 5,580               5,614             3,462
      Loss on disposal of fixed assets                                                200                 191               110
      Deferred income taxes                                                           359                (373)              769
  Changes in operating assets and liabilities, net of
       acquisitions:
      Increase in accounts receivable                                              (2,554)            (14,880)           (3,600)
      Increase in inventories                                                      (9,381)             (3,948)           (4,579)
      (Increase) decrease in prepaid expenses and other assets                     (2,246)              1,049            (6,396)
      (Decrease) increase in accounts payable, accrued
       expenses and other current liabilities                                      (3,754)              7,181               381
      Increase in income taxes payable                                              6,745               6,667            (2,928)
                                                                         ------------------ ------------------ ------------------
      Net cash provided by (used in) operating activities                          16,286              16,185            (1,934)
                                                                         ------------------ ------------------ ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of patents and trademarks                                                 (69)                  -               (83)
   Purchase of property and equipment                                              (5,902)             (5,644)           (4,063)
   Additional consideration for purchased businesses                               (9,375)             (3,270)
   Purchases of investments                                                             -                   -            (1,682)
   Proceeds from sale of equity securities                                              -                 843               857
   Purchase of businesses, net of cash acquired                                    (8,818)            (39,365)          (14,220)
                                                                         ------------------ ------------------ ------------------
   Net cash used in investing activities                                          (24,164)            (47,436)          (19,191)
                                                                         ------------------ ------------------ ------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from the issuance of common stock                                           -             117,979                 -
   Proceeds from the exercise of stock options                                      4,227              10,160             1,473
   Repurchases of treasury stock                                                  (26,054)               (723)          (12,606)
   Proceeds from the sale of put options                                              525                   -                 -
   Proceeds from issuance of treasury shares for the exercise
        of stock options                                                                -                 686                 -
   Cash paid for deferred loan costs                                                    -                (545)             (256)
   Cash paid for offering costs                                                      (326)                  -                 -
   Repayments of long-term debt                                                      (730)               (676)           (1,115)
   Repayments of debt assumed in acquisitions                                           -              (1,315)           (1,132)
   Borrowings under line of credit                                                 32,372              98,286            75,647
   Repayments under line of credit                                                (32,447)           (130,981)          (43,434)
                                                                         ------------------ ------------------ ------------------

   Net cash (used in) provided by financing activities                            (22,433)             92,871            18,577

   Effect of exchange rate changes on cash and                                       (126)             (1,459)             (333)
        cash equivalents
   Net cash used in discontinued operations                                        (4,139)            (14,336)           (2,754)
                                                                         ------------------ ------------------ ------------------

   NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                           (34,576)             45,825            (5,635)
   CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                  47,489               1,664             7,299
                                                                         ------------------ ------------------ ------------------
   CASH AND CASH EQUIVALENTS, END OF PERIOD                                     $  12,913             $47,489             1,664
                                                                         ================== ================== ==================

   CASH AND CASH EQUIVALENTS, END OF PERIOD
       CONTINUING OPERATIONS                                                    $  12,913             $47,489          $  1,664
       DISCONTINUED OPERATIONS                                                      3,638               6,230             5,593
                                                                         ------------------ ------------------ ------------------
                                                                                $  16,551             $53,719          $  7,257
                                                                         ================== ================== ==================

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company and nature of business. Armor Holdings, Inc. is a leading manufacturer and provider of security products, vehicle armor systems and security risk management services. Our products and services are used by military, law enforcement, security and corrections personnel throughout the world, as well as governmental agencies, multinational corporations and non-governmental organizations. We are organized and operated under three business segments: Armor Holdings Products; Armor Mobile Security; and ArmorGroup Services. ArmorGroup Services has been classified as discontinued operations. The amounts disclosed in the footnotes are related to continuing operations unless otherwise indicated.

Continuing Operations

Armor Holdings Products. Our Armor Holdings Products Division manufactures and sells a broad range of high quality, branded law enforcement equipment, such as concealable and tactical body armor, hard armor, duty gear, less-lethal munitions, anti-riot products, police batons, emergency lighting products, forensic products, firearms accessories and weapon maintenance products. Our products are marketed under brand names that are well-known and respected in the military and law enforcement communities such as American Body Armor(TM), Safariland(R), B-Square(TM), Break-Free(R), Defense Technology/Federal Laboratories(TM), MACE(R), PROTECH(TM), NIK(R)Public Safety, Monadnock(TM) Lifetime Products, Identicator(TM), Lightning Powder(R), SpeedFeed(TM), and 911EP(R). We sell our manufactured products primarily to law enforcement agencies through a worldwide network of over 350 distributors and sales agents, including approximately 200 in the United States. Our extensive distribution capabilities and commitment to customer service and training have enabled us to become a leading provider of security equipment to law enforcement agencies.

Armor Mobile Security. Our Armor Mobile Security Division manufactures and installs ballistic and blast protected armoring systems for military vehicles, commercial vehicles, military aircraft, and missile components. Under the brand name O'Gara-Hess & Eisenhardt, we are the sole-source provider to the U.S. military for the supply of armoring and blast protection systems for the High Mobility Multi-purpose Wheeled Vehicle (the "HMMWV"). We have also entered into an agreement to provide systems technical support for HMMWVs. There is currently an installed base of approximately 4,415 up-armored HMMWVs. We provide spare parts and maintenance services for the installed HMMWVs and we expect that our maintenance services may increase if the U.S. military substantially increases its HMMWV purchases or substantially increases its use of the current installed base. Additionally, the Armor Mobile Security Division has been subcontracted to develop a ballistically armored and sealed truck cab for the High Mobility Artillery Rocket System ("HIMARS"), a program currently in development for the U.S. Army. The Division also markets armor sub-systems for other tactical wheeled vehicles. We armor a variety of commercial vehicles, including limousines, sedans, sport utility vehicles, commercial trucks and cash-in-transit vehicles, to protect against varying degrees of ballistic and blast threats.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DISCONTINUED OPERATIONS

Services Division. Our Services Division provides a broad range of sophisticated security risk management solutions to multinational corporations in diverse industries such as natural resources, financial services and consumer products, and to governmental and non-governmental agencies such as the U.S. Departments of State and Defense, the United Nations, United States Agency for International Development ("USAID") and Britain's Department for International Development. Our clients typically have personnel and other investments in unstable and often more risky areas of the world. Through our offices on five continents, we provide our multinational clients with a diversified portfolio of security solutions to assist them in mitigating risks to their operations around the world. Our highly trained, multilingual, and experienced security personnel work closely with our clients to create and implement solutions to complex security problems. These services include security planning, advice and management, security systems integration, intellectual property asset protection, due diligence investigations and training programs in counterintelligence, counter-surveillance, advanced driving techniques and ballistics. We believe that many of our security services, while often representing a small portion of our clients' overall cost of doing business, are critical to our clients' success. We believe that this creates a consistent demand for our premium services at attractive margins.

Principles of consolidation. The consolidated financial statements include the accounts of Armor Holdings and its wholly-owned subsidiaries. In consolidation, all material inter-company balances and transactions have been eliminated. Results of operations of companies acquired in transactions accounted for under the purchase method of accounting are included in the financial statements from the date of the acquisition.

Cash and cash equivalents. We consider all highly liquid investments purchased with maturities of three months or less, at date of purchase, to be cash equivalents.

Concentration of credit risk. Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. We maintain our cash and cash equivalents with what we believe to be various high quality banks. Amounts held in individual banks may periodically exceed, for brief time periods, federally insured amounts. Our accounts receivable consist of amounts due from customers and distributors located throughout the world. International product sales generally require cash in advance or confirmed letters of credit on United States ("U.S.") banks. We maintain reserves for potential credit losses. As of December 31, 2002 and 2001, management believes that we have no significant concentrations of credit risk.

Inventories. Inventories are stated at the lower of cost or market determined on the first-in, first-out ("FIFO") method.

Fair value of financial instruments. The carrying value of cash and cash equivalents, accounts receivable, other receivables, accounts payable, and short and long-term debt approximates fair value at December 31, 2002 and 2001.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Property and equipment. Property and equipment are carried at cost less accumulated depreciation. Upon disposal of property and equipment, the appropriate accounts are reduced by the related cost and accumulated depreciation. The resulting gains and losses are reflected in consolidated earnings. Depreciation is computed using the straight-line method over the estimated lives of the related assets as follows:

 Buildings and improvements....................   5 - 39 years
 Machinery and equipment.......................    3 - 7 years

Goodwill. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in a purchase business combination. Goodwill and other intangible assets are stated on the basis of cost. The $46.3 million in goodwill resulting from acquisitions made by Armor Holdings subsequent to June 30, 2001 was immediately subjected to the non-amortization provisions of SFAS 142. See also "Impairment and Recent Accounting Pronouncements " which follows.

Patents, licenses and trademarks. Patents, licenses and trademarks were primarily acquired through acquisitions accounted for by the purchase method of accounting. Such assets are amortized on a straight-line basis over their remaining useful lives.

Impairment. Long-lived assets including certain identifiable intangibles, and the goodwill, are reviewed for annual impairment or whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable including, but not limited to, a deterioration of profits for a business segment that has long-lived assets, and when other changes occur which might impair recovery of long-lived assets. Management has reviewed our long-lived assets and has taken an impairment charge of $31.1 million to reduce the carrying value of the Services Division to estimated realizable value. The method used to determine the existence of an impairment would be generally by discounted operating cash flows estimated over the remaining useful lives of the related long-lived assets or estimated realizable amounts on assets of discontinued operations. Impairment is measured as the difference between fair value and unamortized cost at the date impairment is determined.

Research and development. Research and development costs are included in operating expenses as incurred and for the years ended December 31, 2002, 2001 and 2000, and approximated $2,968,000, $2,353,000 and $2,590,000, respectively.

Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Significant estimates inherent in the preparation of the accompanying consolidated financial statements include the carrying value of long-lived assets, valuation allowances for receivables, inventories and deferred income tax assets, liabilities for potential litigation claims and settlements; and contract contingencies and obligations. Actual results could differ from those estimates.

Income taxes. We account for income taxes pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under the asset and liability method specified thereunder, deferred taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities. Deferred tax liabilities are offset by deferred tax

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


assets relating to net operating loss carryforwards and deductible temporary differences. Future benefits obtained either from utilization of net operating loss carryforwards or from the reduction in the income tax asset valuation allowance existing on September 20, 1993 have been and will be applied to reduce reorganization value in excess of amounts allocable to identifiable assets. At December 31, 2002 and 2001, our consolidated foreign subsidiaries have unremitted earnings of approximately $3.0 million and $1.3 million, respectively on which we have not recorded a provision for United States Federal income taxes since these earnings are considered to be permanently reinvested. Such foreign earnings have been taxed according to the regulations existing in the countries in which they were earned.

Revenue recognition. We record products revenue at the time of shipment. Returns are minimal and do not materially effect the financial statements.

We record revenue from our Mobile Security Division when the vehicle is shipped, except for larger commercial contracts typically longer than four months in length and the contract for the delivery of HMMWVs to the U.S. Government which continues through 2005. Revenue from such contracts is recognized on the percentage of completion, units-of-work performed method. HMMWV units sold to the U.S. Government are considered complete when the onsite Department of Defense officer finishes the inspection of the HMMWV and approves it for delivery. Should such contracts be in a loss position, the entire estimated loss would be recognized for the balance of the contract at such time. Current contracts are profitable.

We record service revenue as services are provided on a contract by contract basis. Revenues from service contracts are recognized over the term of the contract.

Advertising. We expense advertising costs as expense in the period in which they are incurred.

Earnings per share. Basic earnings per share is computed by dividing net income by the weighted-average number of common shares outstanding. Diluted earnings per share is computed by dividing net income by the weighted-average number of common shares outstanding compounding the effects of all potentially dilutive common stock equivalents, principally options, except in cases where the effect would be anti-dilutive.

Comprehensive income and foreign currency translation. In accordance with SFAS No. 130, "Reporting Comprehensive Income", assets and liabilities denominated in a foreign currency are translated into U.S. dollars at the current rate of exchange existing at year-end and revenues and expenses are translated at the average monthly exchange rates. The cumulative translation adjustment, net of tax, which represents the effect of translating assets and liabilities of our foreign operations is recorded as a reduction of equity of $4,169,000 and $4,473,000 for the years ended December 31, 2002 and 2001, respectively, and is classified as accumulated other comprehensive loss. The current year change in the accumulated amount, net of tax, is included as a component of comprehensive income.

Stock options and Grants. SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") establishes a fair value based method of accounting for stock-based employee compensation plans; however, it also allows an entity to continue to measure compensation cost for those plans

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation costs is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. We have elected to continue to account for our employee stock compensation plans under APB Opinion No. 25 with pro forma disclosures of net earnings and earnings per share, as if the fair value based method of accounting defined in SFAS No. 123 had been applied.

If compensation cost for stock option grants had been determined based on the fair value on the grant dates for 2002, 2001 and 2000 consistent with the method prescribed by SFAS No. 123, our net earnings and earnings per share would have been adjusted to the pro forma amounts indicated below:

                                                              2002            2001          2000
                                                      ----------------  -------------  ------------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net income as reported                                     $ (17,689)        $10,128       $17,048
Deduct:  Total stock-based employee
compensation expense determined under
fair value based method for all awards, net
of related tax effects                                        (5,053)         (2,435)         (803)
                                                      ----------------  -------------  ------------
                                                            $ 22,742)         $7,693       $16,245
                                                      ================  =============  ============

Earnings per share:
  Basic - as reported                                       $  (0.58)         $ 0.42        $ 0.75
                                                      ================  =============  ============
  Basic - pro forma                                         $  (0.75)         $ 0.32        $ 0.72
                                                      ================  =============  ============

  Diluted - as reported                                       $(0.57)         $ 0.41        $ 0.73
                                                      ================  =============  ============
  Diluted - pro forma                                         $(0.74)         $ 0.31        $ 0.70
                                                      ================  =============  ============


Reclassifications. Certain reclassifications have been made to the 2001 and 2000 financial statements in order to conform to the presentation adopted for 2002. These reclassifications had no effect on net income or retained earnings.

Recent accounting pronouncements. In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. This statement specifies that certain acquired intangible assets in a business combination be recognized as assets separately from goodwill and that existing intangible assets and goodwill be evaluated for these new separation requirements. The adoption of this statement did not have a material impact on our consolidated financial statements.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, ceased upon adoption of this statement. In addition, this statement requires that goodwill be tested for impairment at least annually at the reporting unit level. We implemented SFAS No. 142 on January 1, 2002. In connection with the adoption of SFAS 142, we completed in the second quarter the transitional goodwill impairment test that compared the fair value of each reporting unit to its carrying value and determined that no impairment existed. The goodwill resulting from acquisitions made by us subsequent to June 30, 2001 was immediately subject to the non-amortization provisions of SFAS 142. Had we been accounting for goodwill under SFAS 142 for all periods presented, our net income and earnings per share would have been as follows:


                                                                  DECEMBER 31,2002     DECEMBER 31, 2001     DECEMBER 31, 2000
                                                                ------------------  --------------------   -------------------
                                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Reported net (loss)income                                               $ (17,689)               $10,128               $17,048
Add back goodwill amortization, net of tax                                      -                  3,044                 2,943
                                                                -------------------  --------------------  --------------------
 Actual/pro forma adjusted net(loss)income                              $ (17,689)               $13,172               $19,991
                                                                ==================   ===================   ===================
Basic earnings per share
  Reported basic (loss) income per share                                   $(0.58)                 $0.42                 $0.75
  Goodwill amortization, net of tax                                             -                   0.13                  0.13
                                                                -------------------  --------------------  --------------------
  Actual/pro forma basic (loss) income per share                           $(0.58)                 $0.55                 $0.88
                                                                ==================   ===================   ===================

Diluted earnings per share
  Reported diluted (loss) income per share                                 $(0.57)                 $0.41                 $0.73
  Goodwill amortization, net of tax                                             -                   0.12                  0.13
                                                                -------------------  --------------------  --------------------
  Actual/pro forma diluted (loss) income per share                         $(0.57)                 $0.53                 $0.86
                                                                ==================   ===================   ===================


In August 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS 143). SFAS 143 establishes accounting standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost. SFAS 143 requires the recognition of the fair value of a liability for an asset retirement obligation in the period in which it is incurred if a reasonable estimate of fair value can be made. If a reasonable estimate of fair value cannot be made in the period the asset retirement obligation is incurred, the liability shall be recognized when a reasonable estimate of fair value can be made. The fair value of a liability for an asset retirement obligation is the amount at which that liability could be settled in a current transaction between willing parties, that is, other than in a forced or liquidation transaction. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The provisions of SFAS 143 will become effective for

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


us on January 1, 2003. The effects of adopting this standard will not have a material effect on us.

In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS
144). SFAS 144 establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. SFAS 144 requires that a long-lived asset to be (1) abandoned, (2) exchanged for a similar productive asset, or (3) distributed to owners in a spin-off be considered held and used until it is abandoned, exchanged, or distributed. SFAS 144 requires (1) that spin-offs and exchanges of similar productive assets to be recorded at the lower of carrying value or fair value, and that such assets be classified as held and used until disposed of and (2) that any impairment loss resulting from a spin-off or exchange of similar productive assets be recognized upon asset disposition. SFAS 144 also states that the total assets and total liabilities of discontinued business segments shall be presented in separate captions in assets and liabilities. SFAS 144 also provides that future losses, if any, of discontinued business segments shall be reported as incurred. Effective January 1, 2002, we adopted SFAS 144. The reclassification of the Services division to discontinued operations and subsequent reduction in its carrying value was a result of our adoption of SFAS 144 (See Note 2).

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145, "Recission on FASB 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections" (SFAS 145). Under SFAS 145, gains and losses related to the extinguishment of debt should no longer be segregated on the income statement from continuing operations. The provisions of SFAS 145 are effective for fiscal years beginning after May 15, 2002 with early adoption encouraged. The effects of adopting this standard will not have a material effect on us.

In June 2002, the FASB issued Statement of Financial Accounting Standard 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 is effective for exit or disposal activities initiated on or after December 31, 2002. The effects of adopting this standard will not have a material effect on the us.

In December 2002, the FASB issued Statement of Financial Accounting Standard 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" (SFAS
148). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of Statement of Financial Accounting Standard 123, "Accounting for Stock-Based Compensation" (SFAS 123), to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure requirements of SFAS 148 are included in this document.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.  DISCONTINUED OPERATIONS

On July 15, 2002, we announced plans to sell the Services division and the retention of Merrill Lynch & Company to assist in the sale. In accordance with Statement of Accounting Standards 144, Accounting for Impairment or Disposal of Long-Lived Assets, the assets and liabilities of the Services division have been classified as held for sale, with its operating results in the current and prior periods reported in discontinued operations for the year ended December 31, 2002, 2001 and 2000. USDS, Inc., a subsidiary providing certain training services, formerly reported as a part of the Services Division is not included in the amounts classified as assets held for sale. The assets and liabilities as well as the operating results of USDS, Inc. have been reclassified to the Armor Holdings Products Division where management oversight currently resides.

On January 24, 2003, we executed an agreement to negotiate exclusively with an undisclosed party for the sale the Security consulting business of our ArmorGroup Services Division, headquartered in London. Separately, on January 16, 2003 we executed an agreement to negotiate exclusively with an undisclosed party for the sale of the ArmorGroup Integrated Systems business of our ArmorGroup Services Division. The terms of both transactions and the identities of both buyers are protected by confidentiality agreements. These two transactions represent approximately 94% of the net assets of the Services Division, currently reported as Discontinued Operations. Both transactions are subject to, among other conditions, ongoing due diligence and the execution of definitive purchase agreements.

Based upon our analysis and discussions with our advisors regarding the estimated realizable value of the Services Division, we reduced the carrying value of the Services Division, and recorded an impairment charge of $30.3 million. This impairment charge consisted of approximately $6.1 million in estimated disposal costs and a $24.2 million non-cash goodwill reduction. The reduction in the carrying value of the Services Division is Management's estimate based upon all of the best information currently available, including discussions with its investment bankers. The actual proceeds from the disposal of our Services Division may differ materially from our current estimates and therefore could result in either a gain or a loss upon final disposal.

In January 2001, our Services Division was classified as discontinued operations approved a restructuring plan to close its U.S. investigative businesses, realign the division's organization, eliminate excess facilities and reduce overhead in its businesses worldwide. In connection with this restructuring plan, the division performed a review of its long-lived assets to identify potential impairments. Pursuant to this restructuring plan, ArmorGroup i) eliminated 26 employees, primarily from its investigative businesses, ii) eliminated an additional 24 employees from its security business, iii) incurred lease and other exit costs as a result of the closure of its investigative businesses, and iv) wrote-down the value of both tangible and intangible assets as a result of the impairment review. All of the significant actions contemplated by the restructuring plan have been completed.

As a result of the restructuring plan, we recorded a pre-tax charge of $10.3 million. As of December 31, 2002, we had a remaining liability of $270,000 after fiscal year 2002 utilization of $84,000 relating to lease termination costs. The remaining liability has been classified in accrued expenses in and other current liabilities discontinued operations on the consolidated balance sheet.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The following is a summary of the operating results of the discontinued operations for the year ended December 31, 2002, 2001 and 2000.


                                                       DECEMBER 31, 2002     DECEMBER 31, 2001     DECEMBER 31, 2000
                                                      -------------------   -------------------   -------------------
                                                                              (IN THOUSANDS)
Revenue                                                          $ 98,263              $ 94,928            $ 81,051
Cost of sales                                                      75,779                65,021              52,042
                                                      --------------------  --------------------  --------------------
Gross Profit                                                       22,484                29,907              29,009
Operating expenses                                                 30,588                24,496              20,055
Amortization expenses                                                   -                 1,519               1,725
Charge for impairment of long-lived assets                         30,296                     -                   -
Restructuring and related charges                                       -                10,257                   -
Equity in earnings of investees                                         -                     -                 (87)
Integration and other non-recurring charges                         2,623                   776                 702
                                                      --------------------  --------------------  --------------------
Operating (loss) income                                           (41,023)               (7,141)              6,614
Interest expense, net                                                 346                   143                  47
Other expense (income), net                                            99                  (218)             (1,736)
                                                      --------------------  --------------------  --------------------
  (Loss) income from discontinued operations before
  provision (benefit) for income taxes                            (41,468)               (7,066)              8,303
  (Benefit) provision for income taxes  (a)                        (2,442)               (2,510)              2,102
                                                      --------------------  --------------------  --------------------
  (Loss) income from discontinued  operations                   $ (39,026)             $ (4,556)            $ 6,201
                                                      ====================  ====================  ====================

a) Fiscal 2002 income taxes exclude additional expense of $1,475,000 as per paragraphs 26 and 27 of SFAS No. 109 included in income from continuing operations on a consolidated basis. See Note 13.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The following is a summary of the assets and liabilities of our discontinued operations:


                                                                 DECEMBER 31,         DECEMBER 31,
                                                                     2002                 2001
                                                               (IN THOUSANDS)
Assets
  Cash and cash equivalents                                        $ 3,638             $  6,230
  Accounts receivable, net                                          16,228               24,040
  Other current assets                                               8,959                7,292
                                                            -----------------      ---------------
      Total current assets                                          28,825               37,562
  Property, plant and equipment, net                                12,481                9,358
  Goodwill, net                                                     12,995               36,865
  Other assets                                                       4,809                4,882
                                                            -----------------      ---------------
 Total assets of discontinued operations                          $ 59,110             $ 88,667
                                                            =================      ===============

Liabilities
  Current portion of long-term debt                                 $  186              $   282
   Short-term debt                                                     350                  681
   Accounts payable                                                  2,405                2,692
   Accrued expenses and other current liabilities                   14,284                4,021
                                                            -----------------      ---------------
       Total current liabilities                                    17,225                7,676
   Long-term debt                                                      168                  415
                                                            -----------------      ---------------
Total liabilities of discontinued operations
                                                                  $ 17,393              $ 8,091
                                                            =================      ===============





3. COMPREHENSIVE INCOME

The components of comprehensive income, net of tax benefits of $364,000, $713,000 and $179,000 for the years ended December 31, 2002, 2001 and 2000, are listed below:


                                                DECEMBER 31, 2002   DECEMBER 31, 2001    DECEMBER 31, 2000
                                                -----------------   -----------------    -----------------
                                                                    (IN THOUSANDS)

Net (loss) income                                       $(17,689)            $10,128            $17,048
Other comprehensive loss:
   Foreign currency translations, net
   of tax                                                    304              (2,789)              (333)
                                              -------------------- -------------------   ------------------
Comprehensive (loss) income:                            $(17,385)            $ 7,339            $16,715
                                              ==================== ===================   ==================

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4. BUSINESS COMBINATIONS

We have completed numerous purchase business combinations for cash and/or shares of our common stock and assumption of liabilities in certain cases. In the three years in the period ended December 31, 2002, the following acquisitions were completed:


                                                                            TOTAL               SHARES             VALUE OF
                                                                        CONSIDERATION           ISSUED              SHARES
                                                                 --------------------------------------------------------------
                                                                                  (IN THOUSANDS, EXCEPT SHARES ISSUED)
2002

Aggregate 2002 acquisitions (1)                                            $ 8,818                   -                   -

Additional purchase price paid/issued for acquisition earnouts               9,375                   -                   -
                                                                 --------------------------------------------------------------
                                                                           $18,193                   -                   -
2001

Aggregate 2001 acquisitions (2)                                           $ 59,887             1,224,302            $ 19,604

Additional purchase price paid/issued for acquisition earnouts               3,904                68,888               1,087
                                                                 --------------------------------------------------------------
                                                                           $63,791             1,293,190            $ 20,691
                                                                 ==============================================================
2000
Aggregate 2000 acquisitions (3)                                            $14,220                   -                 $ -

Additional purchase price paid/issued for acquisition earnouts                 200                14,996                 200
                                                                 --------------------------------------------------------------
                                                                          $ 14,420                14,996               $ 200
                                                                 ==============================================================

(1) Includes Speedfeed, Inc., Foldable Products Group, B-Square, Inc., Evi-Paq, Inc., Trasco Bremen and 911 Emergency Products.

(2) Includes O'Gara-Hess & Eisenhardt Companies, Guardian and Identicator.

(3) Includes Breakfree, Inc., Monadnock Lifetime Products and Lightning Powder.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Businesses acquired are included in consolidated results including discontinued operations from the date of acquisition. Pro forma results of the 2002 and 2000 acquisitions are not presented as they would not differ by a material amount from actual results. The following unaudited pro forma consolidated results are presented to show the results on a pro forma basis as if the 2001 acquisitions had been made as of January 1, 2001 and January 1, 2000:

                                                    2001                 2000
                                      ------------------------------------------
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)

  Revenues                                       $ 370,842           $ 333,375
  Net income                                       $ 6,453            $ 14,325
  Basic earnings per share                         $  0.26             $  0.61
  Diluted earnings per share                       $  0.25             $  0.59
  Weighted average shares - basic                   24,579              23,639
  Weighted average shares - diluted                 25,415              24,365




The changes in the carrying amount of goodwill for the year ended December 31, 2002, are as follows:

                                       PRODUCTS           MOBILE SECURITY           TOTAL
                                    --------------     ---------------------    ---------------
                                                          (IN THOUSANDS)
   Balance at January 1, 2001          $ 52,845              $ 33,963              $ 86,808
   Goodwill acquired during year          7,298                 4,630                11,928
                                    --------------     ---------------------    ---------------
   Balance at December 31, 2002        $ 60,143              $ 38,593              $ 98,736
                                    ==============     =====================    ===============


5.    INVENTORIES

The components of inventory as of December 31, 2002 and 2001 are as follows:

                                     2002                    2001
                           ---------------    --------------------

                                      (IN THOUSANDS)
Raw materials                    $ 30,211                $ 28,796
Work-in-process                    15,733                  12,941
Finished goods                     16,386                   8,816
                           ---------------    --------------------
                                 $ 62,330                $ 50,553
                           ===============    ====================

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6.    PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2002 and 2001 are summarized as follows:

                                             2002                  2001
                                      -------------------     ----------------

                                                  (IN THOUSANDS)
      Land                                       $ 5,557              $ 3,571
      Buildings and improvements                  23,964               16,083
      Machinery and equipment                     30,534               25,146
                                      -------------------     ----------------
      Total                                       60,055               44,800
      Accumulated Depreciation                   (12,919)              (8,096)
                                      -------------------     ----------------
                                                $ 47,136             $ 36,704
                                      ===================     ================


Depreciation expense for the years ended December 31, 2002, 2001 and 2000 was approximately $4,953,000, $3,031,000, and $2,074,000 respectively. In the statement of operations on continuing operations for the years ended December 31, 2002, 2001 and 2000, depreciation expense has been reduced by $130,000 in each year for the amortization of the proceeds received under an economic development grant received from the Department of Housing and Urban Development.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7.    ACCRUED EXPENSES AND OTHER CURRENT LIABILTIES

Accrued expenses and other current liabilities as of December 31, 2002 and 2001 are summarized as follows:

                                                     2002              2001
                                              ------------    --------------
                                                    (IN THOUSANDS)
Accrued expenses                                  $16,988           $18,269
Customer Deposits                                   6,302             7,002
Deferred consideration for acquisitions             1,826               525
                                              ------------    --------------
                                                  $25,116           $25,796
                                              ============    ==============

8.       DEBT

                                                                                                         2002          2001
                                                                                                 -------------  ------------
                                                                                                        (IN THOUSANDS)
Credit facility (a)                                                                                      $  -          $  -

Ontario Industrial Development Authority Variable Rate Demand Industrial Development Revenue
   Bonds, Series 1989 payable in annual installments of $200 to $300, through August 1, 2014,
   with interest paid monthly at varying rates                                                          2,800         3,000
Note payable in scheduled installments through 2013, with an interest rate of
   5%.                                                                                                  1,582             -
Economic Development Revenue Bonds, payable in scheduled installments through September 2016, with a variable interest rate approximating 85% of the bond equivalent yield of the 13 week
   U.S. Treasury bills (not to exceed 12%) which approximated 1.5% and 2.75% at December 31,
   2002 and 2001, respectively.                                                                         1,075         1,150

Note to former officer payable in monthly principal and interest installments of $7 through
   December 31, 2009 with an imputed interest rate of 9.25%                                               399           438

Minimum guaranteed royalty to former officer payable in monthly principal and interest installments of $4 through August 2005, with an imputed interest rate
of 9.2%                                                                                                   114           152

Minimum guaranteed royalty to former officer payable in monthly principal and interest installments of $36 through April 2005, with an imputed interest
   rate of 7.35%                                                                                          915         1,258
                                                                                                 -------------  ------------
                                                                                                       $6,885        $5,998
Less current portion                                                                                   (1,813)       (1,773)
                                                                                                 -------------  ------------
                                                                                                       $5,072        $4,225
                                                                                                 =============  ============

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Credit Facility (a) - On August 22, 2001, we entered into an Amended and Restated Credit Agreement (the "Credit Agreement") with Bank of America, Canadian Imperial Bank of Commerce, First Union National Bank, SunTrust Bank, Republic Bank, Keybank National Association, and ING (U.S.) Capital LLC. Pursuant to the Credit Agreement, the lenders established a $120,000,000 line of credit for our benefit expiring on February 12, 2004. The Credit Agreement, among other things, provides for (i) total maximum borrowings of $120,000,000 and (ii) the capability for borrowings in foreign currencies. All borrowings under the Credit Agreement bear interest at either (i) a base rate, plus an applicable margin ranging from .000% to .375%, depending on certain conditions,
(ii) a eurodollar rate, plus an applicable margin ranging from 1.125% to 1.875%, depending on certain conditions, or (iii) with respect to foreign currency loans, a fronted offshore currency rate, plus an applicable margin ranging from 1.125% to 1.875%, depending on certain conditions. In addition, the Credit Agreement includes both negative and affirmative covenants customary for a credit facility of this nature, such as a limitation on capital expenditures, foreign indebtedness, minimum fixed charge coverage and a restriction against paying dividends.

The Credit Agreement also provides that Bank of America will make swing-line loans to us of up to $5,000,000 for working capital purposes and will issue letters of credit on our behalf of up to $20,000,000. As of December 31, 2002, we had no outstanding borrowings under our Credit Facility, and Bank of America had issued $11.4 million in letters of credit on our behalf under the Credit Agreement. All indebtedness under the Credit Agreement will mature on February 12, 2004. We had approximately $6.9 million in other long-term debt, net of current portion, consisting primarily of $3.9 million in industrial development revenue bonds.

As part of the Credit Agreement, all of our direct and indirect domestic subsidiaries agreed to guarantee our obligations under the Credit Agreement. The Credit Agreement is collateralized by (1) a pledge of all of the issued and outstanding shares of stock of certain domestic subsidiaries of Armor Holdings pursuant to a pledge agreement and (2) a pledge of 65% of the issued and outstanding shares of our first tier foreign subsidiaries. The Credit Agreement includes both negative and affirmative covenants customary for a credit facility of this nature, such as a limitation on capital expenditures, foreign indebtedness, minimum fixed charge coverage and a restriction against paying dividends.

Maturities of long-term debt are as follows:


                        YEAR ENDED
                      (IN THOUSANDS)
              -------------------------------

              2003                                          $ 1,813
              2004                                              917
              2005                                              550
              2006                                              393
              2007                                              443
              Thereafter                                      2,769
                                              ----------------------
                                                            $ 6,885
                                              ======================

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


9. INTEGRATION AND OTHER NON-RECURRING CHARGES

As a result of its acquisition program, we incurred integration and other non-recurring charges of approximately $5.9 million, $3.3 million and $2.6 million for the years ending December 31, 2002, 2001 and 2000, respectively. These costs related to the relocation of assets and personnel, severance costs, systems integration, domestic and international tax restructuring as well as integrating the sales and marketing functions for the acquired companies.

10.  COMMITMENTS AND CONTINGENCIES

Employment contracts. We are party to several employment contracts at year ending December 31, 2002 with certain members of management. Such contracts are for varying periods and include restrictions on competition after termination. These agreements provide for salaries, bonuses and other benefits and also specify and delineate the granting of various stock options.

Legal/litigation matters. In 1997 we terminated several agreements with a Dutch company, Airmunition International, B.V. (AMI), and with a British company, Crown Limited (Crown). AMI and Crown started an action against us before the Netherlands Arbitration Institute in Rotterdam, Holland claiming breach of contract and unauthorized use of confidential information and seeking damages of $20.5 Million. The case is currently pending, and while we are contesting the allegations vigorously, we are unable to predict the outcome of this matter. Although we do not have insurance coverage for this matter, at this time, we do not believe this matter will have a material impact on our financial position, operations or liquidity.

On January 16, 1998, our Services Division ceased operations in Angola. The cessation of operations in Angola was dictated by that government's decision to deport all of our expatriate management and supervisors. As a result of the cessation of operations in Angola, our Services Division became involved in various disputes with SHRM S.A.("SHRM"), its minority joint venture partner relating to the Angolan joint venture known as Defense System International Africa ("DSIA"). On March 6, 1998, SIA (a subsidiary of SHRM) filed a complaint against Defense Systems France, SA ("DSF") before the Commercial Court of Nanterre (Tribunal de Commerce de Nanterre) seeking to be paid an amount of $577,286 corresponding to an alleged debt of DSIA to SIA. On June 27, 2000, the judge of the Paris Commercial Court ruled SHRM did not provide evidence required to establish its standing and the proceedings brought by SHRM were cancelled. On October 3, 2000, a winding up petition was served by DSF against DSIA. On October 31, 2000, SHRM filed a counterclaim seeking to have this winding up petition dismissed. On November 28, 2000, SHRM appealed the June 27, 2000 judgment rendered by the Paris Commercial Court, claiming that the Paris Commercial Court no longer had jurisdiction over the case. On September 18, 2001, the Paris Commercial Court stayed the proceeding pending the outcome of the appeal. A hearing with the Court of Appeal on the standing of SHRM and on the merits was held on October 24, 2002. The Commercial Court of Nanterre has stayed the proceedings before it, pending the decisions of the Court of Appeal and the Paris Commercial Court. In February 2003, the Court of Appeal ruled against SHRM and its parent entity, Compass Group, effectively ending all further proceedings on the merits of Compass'claims. The decision is appealable by Compass.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In 1999 and prior to our acquisition of OHEAC in 2001, O'Gara-Hess & Eisenhardt Armoring do Brasil Ltda. (OHE Brazil) was audited by the Brazilian federal tax authorities and assessed over Ten Million Reals (US$2.8 Million based on the exchange rate as of December 31, 2002). OHE Brazil has appealed the tax assessment and the case is pending. To the extent that there may be any liability, we believe that we are entitled to indemnification from Kroll, Inc. under the terms of our purchase agreement dated April 20, 2001, despite the denial by Kroll, Inc. of any such liability, because the events occurred prior to our purchase of the O'Gara Companies from Kroll, Inc. Additionally, Kroll, Inc. has provided us with a US$1.5 Million letter of credit until August 21, 2008 in order to collateralize Kroll's indemnification obligation, which is capped at US$5 Million with respect to this matter. At this time, we do not believe this matter will have a material impact on our financial position, operations or liquidity.

In 1999 and prior to our acquisition of OHEAC in 2001, several of the former employees of Kroll O'Gara Company de Mexico, S.A. de C.V. (O'Gara Mexico), a subsidiary of OHEAC, commenced labor claims against O'Gara Mexico seeking damages for unjustified termination. These cases are still pending before the labor board in Mexico City. The terminated employees are seeking back pay and benefits since the date of termination amounting to approximately US $2,890,998, and accruing at approximately US $50,400 per month. To the extent that there may be any liability, we believe that we are entitled to indemnification from Kroll, Inc. under the terms of our purchase agreement dated April 20, 2001, despite the denial by Kroll, Inc. of any such liability, because the events occurred prior to our purchase of the O'Gara Companies from Kroll, Inc. Although we do not have any insurance coverage for this matter, at this time, we do not believe this matter will have a material impact on our financial position, operations or liquidity.

In August 2001, Defense Technology Corporation of America ("DTC"), one of our subsidiaries, received a civil subpoena from the United States Environmental Protection Agency requesting information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act regarding the possible impact of the Casper, Wyoming tear gas facility on the environment. DTC responded to the request, and to date the EPA has not taken any further action with respect to the matter. At this time, we do not believe this matter will have a material impact on our financial position, operations or liquidity.

In December 2001, OHE France sold its industrial bodywork business operated under the name Labbe/Division de O'Gara Hess & Eisenhardt France/ Carrosserie Industriells to SNC Labbe. Subsequent to the sale the Labbe Family Trust (LFT), owner of the leasehold interest upon which the Carrosserie business is operated, sued OHE France and SNC Labbe claiming that transfer of the leasehold was not valid because the LFT had not given its consent to the transfer as required under the terms of the lease. Further, LFT seeks to have OHE France, as the sole tenant, maintain and repair the leased building. The approximate cost of renovating the building is estimated to be between US $3.2 and US $6.4 million based on the exchange rate as of December 31, 2002. The case is currently pending, and while we are contesting the allegations vigorously, we are unable to predict the outcome of this matter. Although we do not have any insurance coverage for this matter, at this time, we do not believe this matter will have a material impact on our financial position, operations or liquidity.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


In December 2001, an action was filed against us in the Regional Court of Nuremberg, Germany alleging unauthorized use of the trademarks "First Defense" and "First Defense Aerosol Pepper Projector." The case is currently pending, and while we are contesting the allegations vigorously, we are unable to predict the outcome of this matter. Although we do not have any insurance coverage for this matter, at this time, we do not believe this matter will have a material impact on our financial position, operations or liquidity.

On or about March 22, 2002, O'Gara-Hess & Eisenhardt Armoring Company (OHEAC), one of our subsidiaries, received a civil subpoena from the Department of Defense (DOD) requesting documents and information concerning various quality control documentation regarding parts delivered by its subcontractors and vendors in support of the High Mobility Multipurpose Wheeled Vehicles (HMMWV) armored at its Fairfield, Ohio facility for the period October 1, 1999 through May 1, 2001. OHEAC has complied fully with the subpoena. In early 2003, OHEAC was advised that the Department of Justice (DOJ) was also investigating separate claims against OHEAC filed by individuals that involve the same time frame and issues covered by the DOD subpoena. OHEAC is responding to the government's questions and expects to meet with the DOJ to discuss the current status of the investigation and explore closure. Given the stage of these investigations, it is not possible to predict the outcome of this matter. To the extent that there may be any liability, we believe that we are entitled to indemnification from Kroll, Inc. under the terms of our purchase agreement dated April 20, 2001, despite the denial by Kroll, Inc. of any such liability, because the events occurred prior to our purchase of the O'Gara Companies from Kroll, Inc. At this time, we do not believe this matter will have a material impact on our financial position, operations or liquidity.

In June 2002, O'Gara Hess & Eisenhardt France S.A. (OHE France) received a tax reassessment from the French tax authorities for the tax years ended on March 31, 1999, 2000 and 2001 totaling approximately (pounds)720,940 (Euro) (US$755,761 based on the exchange rate as of December 31, 2002). OHE France has appealed the tax assessment and the case is pending. To the extent that there may be any liability, we believe that we are entitled to indemnification from Kroll, Inc. under the terms of our purchase agreement dated April 20, 2001, despite the denial by Kroll, Inc. of any such liability, because the events occurred prior to our purchase of the O'Gara Companies from Kroll, Inc. At this time, we do not believe this matter will have a material impact on our financial position, operations or liquidity.

On October 18, 2002 we were notified by the Internal Revenue Service that our tax return for the tax year ended December 31, 2000 had been selected for examination. Further, on January 30, 2003 we were notified that our tax return for the tax year ended December 31, 2001 had been selected for examination. The examinations are currently pending, and at this time we are unable to predict the outcome of these matters.

In October 2002, we were sued in the United States District Court for the District of Wyoming. The plaintiffs in that lawsuit asserted various state law tort claims and federal environmental law claims under the Resource Conservation and Recovery Act and the Clean Air Act stemming from DTC's Casper, Wyoming tear gas plant. The plaintiffs have not yet quantified their alleged damages. The plaintiffs have filed their suit as a potential class action, but have not yet sought judicial certification of the class. The alleged actions took place over time periods during which we were covered by different insurance policies. We have notified our insurance carriers of the suit. Our prior insurance

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


carrier has agreed, under a full reservation of rights, including with respect to any liability which relates to the time its policy was in effect, to provide a defense and to address the question of liability indemnification in the future. Our current insurance carrier has declined defense and indemnification coverage. While we do not carry specific environment insurance coverage, we have reserved the right to challenge our insurance carrier's determination. The case is currently pending, and while we are contesting the allegations vigorously, we are unable to predict the outcome of this matter. At this time, we do not believe this matter will have a material impact on our financial position, operations or liquidity.

In addition to the above, in the normal course of business, we are subjected to various types of claims and currently have on-going litigations in the areas of products liability and general liability. Our products are used in a wide variety of law enforcement situations and environments. Some of our products can cause serious personal or property injury or death if not carefully and properly used by adequately trained personnel. We believe that we have adequate insurance coverage for most claims that are incurred in the normal course of business. In such cases, the effect on our financial statements is generally limited to the amount of our insurance deductible or self-insured retention. Our annual insurance premiums and self insurance retention amounts have risen significantly over the past several years and may continue to do so to the extent we are unable to purchase insurance coverage. At this time, we do not believe any such claims or litigations will have a material impact on our financial position, operations and liquidity.

11.  OTHER INCOME

On May 31, 2000, we sold our investment in JSGS which is Jardine Securicor Gurkha Services Limited for a pre-tax gain of approximately $1.7 million included in other income.

12.  INFORMATION CONCERNING BUSINESS SEGMENTS AND GEOGRAPHICAL SALES

We are a leading manufacturer and provider of security products, vehicle armor systems, and security training services. Our products and services are used by military, law enforcement, security and corrections personnel throughout the world, as well as governmental agencies, multinational corporations and non-governmental organizations. Our continuing operations are organized and operated under two business segments: Armor Holdings Products and Armor Mobile Security. Our Services division has been classified as discontinued operations and is no longer included in this presentation (See Note 2).

Armor Holdings Products. Our Armor Holdings Products division manufactures and sells a broad range of high quality equipment marketed under brand names that are well known and respected in the military and law enforcement communities. Products manufactured by this division include concealable and tactical body armor, hard armor, duty gear, less-lethal munitions, anti-riot products, police batons, emergency lighting products, forensic products firearms accessories and weapon maintenance products. USDS, Inc., a small subsidiary providing certain training services formerly reported as a part of the Services division, is not included in the amounts classified as assets held for sale or discontinued operations and has been reclassified to our Armor Holdings Products division where management oversight currently resides.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Armor Mobile Security. Our Armor Mobile Security division manufactures and installs ballistic and blast protection armoring systems for military vehicles, commercial vehicles, military aircraft and missile components. Under the brand name O'Gara-Hess & Eisenhardt ("O'Gara"), we are the sole-source provider to the U.S. military for the supply of armoring and blast protection systems as well as maintenance services for the High Mobility Multi-purpose Wheeled Vehicle (HMMWV, commonly known as the Humvee). Additionally, we have been subcontracted to develop a ballistically armored and sealed truck cab for the High Mobility Artillery Rocket System (HIMARS) currently in development for the U.S. Army. We armor a variety of commercial vehicles including limousines, sedans, sport utility vehicles, commercial trucks and cash-in-transit vehicles, to protect against varying degrees of ballistic and blast threats. The Armor Mobile Security division was created in connection with our acquisition of O'Gara on August 22, 2001 (the "O'Gara acquisition").

We have invested substantial resources outside of the United States and plan to continue to do so in the future. The Armor Mobile Security division has invested substantial resources in Europe and South America. These operations are subject to the risk of new and different legal and regulatory requirements in local jurisdictions, tariffs and trade barriers, potential difficulties in staffing and managing local operations, currency risks, potential imposition of restrictions on investments, potentially adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries, and local economic, political and social conditions. Governments of many developing countries have exercised and continue to exercise substantial influence over many aspects of the private sector. Government actions in the future could have a significant adverse effect on economic conditions in a developing country or may otherwise have a material adverse effect on us and our operating companies. We do not have political risk insurance in the countries in which we currently conduct business. Moreover, applicable agreements relating to our interests in our operating companies are frequently governed by foreign law. As a result, in the event of a dispute, it may be difficult for us to enforce our rights. Accordingly, we may have little or no recourse upon the occurrence of any of these developments.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Revenues, operating income and total assets for each of our continuing segments are as follows:

                                        2002            2001            2000
                                    ------------ --------------- ---------------
                                                   (IN THOUSANDS)
Revenues:
     Products                        $ 179,946       $ 149,868       $ 139,904
     Mobile Security                   125,171          47,232               -
                                    -----------   -------------   -------------
      Total revenues                 $ 305,117       $ 197,100       $ 139,904
                                    ===========   =============   =============
Income (loss) from operations:
     Products                          $30,978         $26,845         $27,803
     Mobile Security                    14,375           6,673               -
     Corporate                          (6,988)         (6,845)         (7,934)
                                    -----------   -------------   -------------
     Total income from operations      $38,365         $26,673         $19,869
                                    ===========   =============   =============


Total assets:
     Products                         $179,367        $ 147,313       $ 129,432
     Mobile Security                   105,446          102,127               -
     Corporate                          23,830           49,950           9,596
                                    ----------    -------------   -------------
      Total assets                    $308,643        $ 299,390       $ 139,028
                                    ==========    =============   =============

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The following financial information with respect to revenues, operating income from continuing operations (geographic operating income from continuing operations before amortization expense and integration and other non-recurring charges) and total assets to principal geographic areas are as follows:


                                      2002          2001             2000
                              --------------- ---------------  ---------------
                                              (IN THOUSANDS)
Revenues:
     North America                 $ 225,365       $ 144,981        $ 117,199
     South America                    19,879           6,449            3,434
     Africa                            1,219             582              167
     Europe/Asia                      58,654          45,088           16,078
     Other                                 -               -            3,026
                              --------------- ---------------  ---------------
                                   $ 305,117       $ 197,100        $ 139,904
                              =============== ===============  ===============

Geographic operating income:
     North America                   $34,032         $23,290          $19,376
     South America                     1,702             473              982
     Africa                              428             192               57
     Europe/Asia                       8,374           8,156            3,019
     Other                                 -               -              727
                              --------------- ---------------  ---------------
                                     $44,536         $32,111          $24,161
                              =============== ===============  ===============

Total assets:
     North America                 $ 264,767        $268,019        $ 132,744
     South America                     5,456           5,811                -
     Africa                                -               -                -
     Europe/Asia                      38,420          25,560            6,284
                              --------------- ---------------  ---------------
                                   $ 308,643       $ 299,390        $ 139,028
                              =============== ===============  ===============


A reconciliation of consolidated geographic operating income from continuing operations to consolidated operating income from continuing operations follows:


                                                                 2002            2001             2000
                                                            --------------- ---------------  ---------------
                                                                            (IN THOUSANDS)
      Consolidated geographic operating income:                    $44,536         $32,111          $24,161
      Amortization                                                    (245)         (2,142)          (1,704)
      Integration and other non-recurring charges                   (5,926)         (3,296)          (2,588)
                                                            --------------- ---------------  ---------------
                Operating income                                   $38,365         $26,673          $19,869
                                                            =============== ===============  ===============

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13.      INCOME TAXES

Income tax expense (benefit) from continuing operations for the years ended December 31, 2002, 2001, and 2000 consisted of the following:

                                                                  2002             2001            2000
                                                         --------------  ---------------  --------------
                                                                         (IN THOUSANDS)
           Current
             Domestic                                          $13,306          $ 7,017         $ 6,239
             Foreign                                             2,389            1,563             232
                                                         --------------  ---------------  --------------
                Total current                                  $15,695          $ 8,580         $ 6,471
                                                         --------------  ---------------  --------------
           Deferred
             Domestic                                             $(25)          $ (319)          $ 769
             Foreign                                               384              (54)              0
                                                         --------------  ---------------  --------------
                Total deferred                                   $ 359           $ (373)          $ 769
                                                         --------------  ---------------  --------------
                Total provision for Income Taxes               $16,054          $ 8,207         $ 7,240
                                                         --------------  ---------------  --------------

Significant components of our net deferred tax asset related to continuing operations as of December 31, 2002 and 2001 are as follows:

                                                         2002             2001
                                                 -------------     ------------

                                                          (IN THOUSANDS)
Deferred tax assets:
     Reserves not currently deductible                 $2,697           $1,910
     Operating loss carryforwards                       1,769              666
     Accrued expenses                                     220                0
     Foreign tax credits                                2,939                0
     Research and development and other credits           206              222
     Tax on unremitted foreign earnings                 1,255            1,619
                                                 -------------     ------------
                                                        9,086            4,417
Deferred tax asset valuation allowance                    (75)             (75)
                                                 -------------     ------------
Deferred tax asset, net of valuation allowance         $9,011           $4,342

Deferred tax liability:
     Goodwill not amortized for financial
       statement purposes under SFAS 142                 (954)            (239)
     Property and equipment                              (475)            (318)
                                                 -------------     ------------
Net deferred tax asset                                 $7,582           $3,785
                                                 =============     ============

Effective with the change in control of Armor Holdings by Kanders Florida Holdings, Inc. on January 18, 1996, the utilization of the United States portion of the NOL became restricted to approximately $300,000 per year. As of December 31, 2002, we had U.S. and foreign NOLs of approximately $4.6 million. The U.S. portion of the net NOLs expire in varying amounts in fiscal years 2006 to 2019. At December 31, 2002, we also have tax credits of $206,000 subject to certain limitations due to the

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


acquisition of Safariland, LTD. We also have approximately $2.9 million in foreign tax credits expiring in 2006. Certain deferred tax assets including net operating losses and tax credits could become limited if there is a change of control as defined in IRC Section 382.

The realization of deferred tax assets may be based on the utilization of carrybacks to prior taxable periods, the anticipation of future taxable income and the utilization of tax planning strategies. Management has determined that it is more likely than not that certain deferred tax assets can be supported by carrybacks to federal taxable income in the federal carryback period and by expected future taxable income.

US taxes have not been provided for on unremitted foreign earnings of approximately $3 million from continuing operations. These earnings are considered to be permanently reinvested in non-US operations. We are not permanently reinvested in some jurisdictions and have established a deferred tax asset of $1,255,000.

Net deferred tax assets described above have been included in the accompanying consolidated balance sheets as follows:

                                          2002           2001
                                   ------------    -----------
Other current assets                   $ 2,697        $ 1,910
Other assets                             4,885          1,875
                                   ------------    -----------
Total deferred tax assets              $ 7,582        $ 3,785
                                   ============    ===========


The following reconciles the income tax expense computed at the Federal statutory income tax rate to the provision for income taxes recorded in the income statement for the years ended December 31, 2002, 2001 and 2000:

                                                           2002        2001         2000
                                                        ---------  ----------  -----------
Provision for income taxes at statutory federal rate       35.0%       35.0%        35.0%
State and local income taxes, net of Federal benefit        3.8%        3.2%         1.4%
Foreign income taxes                                         .7%        (.1%)          -
Valuation allowances from discontinued operations           3.8%          -            -
Other permanent items                                       (.4%)      (2.2%)        3.6%
                                                        ---------  ----------  -----------
                                                           42.9%       35.9%        40.0%
                                                        =========  ==========  ===========


14.      STOCKHOLDERS' EQUITY

Preferred stock. On July 16, 1996, our shareholders authorized a series of preferred stock with such rights, privileges and preferences as the Board of Directors shall from time to time determine. We have not issued any of this preferred stock.

Stock options and grants. In 1994, we implemented an incentive stock plan and an outside directors' stock plan. These plans collectively provide for the granting of options to certain key employees as well as providing for the grant of common stock to outside directors and to all full

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


time employees. Pursuant to such plans, 1,050,000 shares of common stock were reserved and made available for distribution. The option prices of stock which may be purchased under the incentive stock plan are not less than the fair market value of common stock on the dates of the grants.

Effective January 19, 1996, all stock grants awarded under the 1994 incentive stock plan were accelerated and considered fully vested.

In 1996, we implemented an incentive stock plan and an outside directors' stock plan. These plans collectively provide for the granting of options to certain key employees and directors. Pursuant to such plans, as amended, 2,200,000 shares of common stock were reserved and made available for distribution. The option prices of stock which may be purchased under the incentive stock plan are not less than the fair market value of common stock on the dates of the grants.

During 1998, we implemented a new non-qualified stock option plan. Pursuant to the new plan, 725,000 shares of common stock were reserved and made available for distribution. On January 1, 1999, we distributed all 725,000 shares allocated under the plan. In 1999, we implemented the 1999 Stock Incentive Plan (the "1999 Plan"). We reserved 2,000,000 shares of its Common Stock for the 1999 Plan. The 1999 Plan provides for the granting of options to employees, officers, directors, consultants, independent contractors and advisors of Armor Holdings. The option prices of stock which may be purchased under the 1999 Plan are not less than the fair market value of common stock on the dates of the grants.

During 2002, we implemented two new stock option plans. The 2002 Stock Incentive Plan, authorizes the issuance of up to 2,700,000 shares of our common stock upon the exercise of stock options or in connection with the issuance of restricted stock and stock bonuses. The 2002 Stock Incentive Plan authorizes the granting of stock options, restricted stock and stock bonuses to employees, officers, directors and consultants, independent contractors and advisors of Armor Holdings and its subsidiaries. The 2002 Executive Stock Plan provides for the grant of a total of 470,000 stock options and stock awards to our key employees. The terms and provisions of the 2002 Executive Stock Plan are substantially the same as the 2002 Stock Incentive Plan, except that we may only grant non-qualified stock options under the 2002 Executive Stock Plan. The 2002 Executive Stock Plan was adopted on March 13, 2002 and all shares available for grant under the 2002 Executive Stock Plan were granted to our executive officers on March 13, 2002.

On December 18, 2002, we sold a put option on 500,000 shares to an institutional counterparty with an exercise price of $13.99 per share and an expiration date of March 31, 2002 for $525,000. We have a maximum potential obligation under the put options to purchase 500,000 shares of our common stock at an exercise price of $13.99 for an aggregate of $7.0 million. Although certain other events can trigger exercise these put options are generally exercisable only at maturity on March 31, 2002. We have the right to settle the put options by cash settlement, physical settlement of the options or by net share settlement using shares our common stock. In accordance with EITF Issue No. 00-19, we have recorded the sale of the put options in equity and as such, changes in fair value of the options have not been recognized in the financial statements. We may, from time to time, enter into additional put and call option arrangements.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended December 31, 2002, 2001 and 2000:

                                2002           2001           2000
                            ---------      ---------     ----------

Expected life of option        4 yrs          4 yrs          4 yrs
Dividend yield                    0%             0%             0%
Volatility                     52.2%          44.7%          30.9%
Risk free interest rate        3.94%          4.52%          5.76%

The increase in volatility from fiscal 2000 to fiscal 2002 is primarily due to the increase demand for the stock, which drove up the price and increased the volatility.

The weighted average fair value of options granted during 2002, 2001 and 2000 are as follows:

                                                      2002          2001             2000
                                          -----------------   -----------    -------------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Fair value of each option granted                  $ 10.08        $ 6.17           $ 4.79
Total number of options granted                      1,895           892              185
Total fair value of all options granted            $19,098        $5,501             $886

Outstanding options, consisting of ten-year incentive and non-qualified stock options, vest and become exercisable over a three-year period from the date of grant. The outstanding options expire ten years from the date of grant or upon retirement from Armor Holdings, and are contingent upon continued employment during the applicable ten-year period.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


A summary of the status of stock option grants as of December 31, 2002 and changes during the years ending on those dates is presented below:

                                                                         WEIGHTED AVERAGE
                                                      OPTIONS             EXERCISE PRICE
                                                --------------------   --------------------
     Outstanding at December 31, 1999                     3,545,258                $ 9.21
     Granted                                                185,000                $14.37
     Exercised                                             (333,075)               $ 4.57
     Forfeited                                             (102,344)               $10.98
                                                --------------------

     Outstanding at December 31, 2000                     3,294,839                $ 9.91
     Granted                                                892,159                $15.24
     Exercised                                           (1,173,227)               $ 9.37
     Forfeited                                              (29,737)               $15.51
                                                --------------------

     Outstanding at December 31, 2001                     2,984,034                $11.60
     Granted                                              1,894,660                $22.96
     Exercised                                             (507,868)               $ 8.41
     Forfeited                                              (86,168)               $16.75
                                                --------------------

     Outstanding at December 31, 2002                     4,284,658                $ 7.81
                                                ====================

     Options exercisable at December 31, 2002             2,099,307                $ 6.42
                                                ====================

The following table summarizes information about stock options outstanding at December 31, 2002:

                                12/31/2002                            REMAINING
                                  OPTIONS            OPTIONS           LIFE IN
 EXERCISE PRICE RANGE           OUTSTANDING        EXERCISABLE          YEARS
                             ------------------  -----------------     ---------
  0.97 -  3.75                          93,357             93,357        3.0
  7.50 -  9.94                         255,292            255,292        5.0
 10.00 - 10.63                         141,671            138,337        5.2
 11.00 - 11.63                         762,844            759,510        5.8
 12.00 - 12.03                          65,002             58,334        5.2
 13.19 - 14.00                         309,668            223,668        7.3
 14.17 - 14.70                         444,492            187,322        8.7
 15.05 - 15.90                         347,994             94,331        8.8
 16.31 - 16.50                          62,667              9,000        8.0
 17.00 - 17.54                         105,170             30,156        8.3
 21.75 - 21.75                         125,000                  -        9.1
 23.09 - 23.93                         689,501            225,000        9.2
 24.07 - 25.80                         882,000             25,000        9.5

                             ------------------  -----------------
 Total                               4,284,658          2,099,307
                             ==================  =================

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Remaining non-exercisable options as of December 31, 2002 become exercisable as follows:

                    2003                           775,961
                    2004                           991,358
                    2005                           168,032
                    2006                           250,000

Earnings per share. The following details the earnings per share computations on a basic and diluted basis for the years ended December 31, 2002, 2001 and 2000:

                                                                                2002           2001            2000
                                                                       ---------------------------------------------
                                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Numerator for basic and diluted earnings per share:
  Net (loss) income available to common shareholders                       $(17,689)        $10,128         $17,048
                                                                       -------------- -------------- ---------------
Denominator:
    Basic earnings per share weighted average shares outstanding              30,341         23,932          22,630

  Effect of dilutive securities:
    Effect of shares issuable under stock option and stock grant
    plans, based on the treasury stock method                                    616            836             726
                                                                       -------------- -------------- ---------------
Diluted earnings per share
  Adjusted weighted-average shares outstanding                                30,957         24,768          23,356
                                                                       -------------- -------------- ---------------
Basic earnings per share                                                      $(0.58)        $ 0.42          $ 0.75
                                                                       ============== ============== ===============
Diluted earnings per share                                                    $(0.57)        $ 0.41          $ 0.73
                                                                       ============== ============== ===============


15. SUPPLEMENTAL CASH FLOW INFORMATION:

                                                                              2002              2001            2000
                                                                      ------------- ----------------- ---------------
Cash paid during the year for:                                                        (IN THOUSANDS)
   Interest                                                                  $ 527           $ 3,878         $ 1,762
                                                                      ============= ================= ===============
   Income taxes                                                             $5,753           $ 4,656         $ 7,240
                                                                      ============= ================= ===============

                                                                              2002              2001            2000
                                                                      ------------- ----------------- ---------------
Acquisitions of businesses, net of cash acquired:                                     (IN THOUSANDS)
   Fair value of assets acquired                                          $ 16,134           $57,932         $ 4,807
   Goodwill                                                                  8,478            37,578          12,336
   Liabilities assumed                                                     (15,794)          (36,541)         (2,923)
   Stock issued                                                                  -           (19,604)              -
                                                                      ------------- ----------------- ---------------
   Total cash paid                                                         $ 8,818           $39,365         $14,220
                                                                      ============= ================= ===============

   Debt assumed in acquisition of property                                       -                 -         $ 3,500
   Note payable issued for equipment                                             -                 -               -

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


16. QUARTERLY RESULTS (UNAUDITED)

The following table presents summarized unaudited quarterly results of operations for Armor Holdings for fiscal 2002 and 2001. We believe all necessary adjustments have been included in the amounts stated below to present fairly the following selected information when read in conjunction with the Consolidated Financial Statements and Notes thereto included elsewhere herein. Future quarterly operating results may fluctuate depending on a number of factors. Results of operations for any particular quarter are not necessarily indicative of results of operations for a full year or any other quarter.


                                                       FISCAL 2002
                             ----------------------------------------------------------------
                                 FIRST           SECOND           THIRD           FOURTH
                                QUARTER          QUARTER         QUARTER         QUARTER
                             --------------   --------------   ------------   ---------------
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue                           $ 69,604         $ 71,605        $80,557           $83,351
Gross profit                      $ 21,974         $ 22,701        $24,610           $25,087
Net income                         $ 5,960          $ 4,075       $(14,707)         $(13,017)
Basic earnings per share            $ 0.19           $ 0.13        $ (0.50)          $ (0.44)
Diluted earnings per share          $ 0.19           $ 0.13        $ (0.49)          $ (0.44)

                                                      FISCAL 2001
                              -------------------------------------------------------------
                                 FIRST           SECOND           THIRD          FOURTH
                                QUARTER          QUARTER         QUARTER        QUARTER
                              -------------   --------------   ------------   -------------
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue                           $ 30,168         $ 38,100       $ 48,664        $ 80,168
Gross profit                      $ 12,190         $ 15,865       $ 17,227        $ 25,488
Net income                        $ (3,396)         $ 4,298        $ 3,823         $ 5,403
Basic earnings per share           $ (0.15)          $ 0.19         $ 0.16          $ 0.21
Diluted earnings per share         $ (0.14)          $ 0.18         $ 0.16          $ 0.20


17.  EMPLOYEE BENEFITS PLAN

In October 1997, we formed a 401(k) plan, (the "Plan") which provides for voluntary contributions by employees and allows for a discretionary contribution by us in the form of cash. We made contributions of approximately $395,500, $272,700 and $243,000 to the Plan in 2002, 2001 and 2000 respectively.

18.  RELATED PARTY TRANSACTIONS

In fiscal 2000 we subcontracted for certain security guard services with Alpha, Inc., wholly owned by a shareholder of Armor Holdings, who is also a director of Gorandel Trading Limited. In fiscal 2000, security guard service fees of approximately $2,444,000 were paid to Alpha. In August of 2000, we acquired Alpha. The purchase price was approximately $1.0 million in cash consisting of both a current and deferred portion. In fiscal 2002 and 2001 we paid $100,000 and $400,000 of the deferred portion of the purchase price respectively.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Effective as of January 1, 2002, Kanders & Company, Inc. ("Kanders & Co."), a corporation controlled by Warren B. Kanders, the Chairman of our Board, entered into an agreement with us to provide certain investment banking, financial advisory and related services for a five year term that will expire December 31, 2006. Kanders & Co. will receive a mutually agreed upon fee on a transaction by transaction basis during the term of this agreement. The aggregate fees under this agreement will not exceed $1,575,000 during any calendar year. We also agreed to reimburse Kanders & Co. for reasonable out-of-pocket expenses including Kanders & Co.'s expenses for office space, an executive assistant, furniture and equipment, travel and entertainment, reasonable fees and disbursements of counsel, and consultants retained by Kanders & Co. During the fiscal year ended December 31, 2002, we paid Kanders & Co. $525,000 for investment banking services. We also reimbursed Kanders & Co. for out-of-pocket expenses in the aggregate amount of $302,000 during the fiscal year ended December 31, 2002. We also granted Kanders & Co. (i) options to purchase 35,000 shares of our common stock at an exercise price per share equal to $23.93, (ii) a restricted stock grant of 10,447 shares of common stock valued at $15.04 per share and (iii) a restricted stock grant of 100,000 shares of common stock valued at $15.04 per share. These grants were made during fiscal 2002 in consideration for consulting services provided by Kanders & Co. in connection with certain transactions during fiscal 2001.

During the fiscal year ended December 31, 2002 we paid our Director Nicholas Sokolow's law firm Sokolow, Dunaud, Mercadier & Carreras $28,000 for legal services in connection with various acquisitions.

19. OPERATING LEASES

We are party to certain real estate, equipment and vehicle leases. Several leases include options for renewal and escalation clauses. In most cases, management expects that in the normal course of business leases will be renewed or replaced by other leases. Approximate total future minimum annual lease payments under all non-cancelable leases of continuing operations are as follows:


                YEAR                             (IN THOUSANDS)
                -----------------------    ---------------------

                2003                                     $1,141
                2004                                        840
                2005                                        365
                2006                                         66
                2007                                         51
                Thereafter                                    -

                                           ---------------------
                                                         $2,463
                                           =====================

We incurred rent expense of approximately $1,200,000, $765,000 and $394,000 during the years ended December 31, 2002, December 31, 2001 and December 31, 2000.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


20.  GUARANTOR AND NONGUARANTOR FINANCIAL STATEMENTS

         We have entered into an agreement to sell an aggregate of $150 million of Senior Subordinated Notes in private placements pursuant to Rule 144A. The Senior Subordinated Notes will be unsecured obligations and will rank junior in right of payment to our existing and future senior debt. The Senior Subordinated Notes will be fully guaranteed, jointly and severally on a senior unsecured basis, by certain domestic subsidiaries.

         The following consolidating financial information presents the consolidating balance sheets as of December 31, 2002 and 2001 and the related statements of income and cash flows for each of the three years in the period ended December 31, 2002 for:

    a) Armor Holdings, Inc., the parent,

    b) the guarantor subsidiaries,

    c) the nonguarantor subsidiaries, and

    d) Armor Holdings on a consolidated basis

    The information includes elimination entries necessary to consolidate Armor Holdings, Inc., the parent, with the guarantor and nonguarantor subsidiaries.

    Investments in subsidiaries are accounted for by the parent using the equity method of accounting. The guarantor and nonguarantor subsidiaries are presented on a combined basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. Separate financial statements for the guarantor and nonguarantor subsidiaries are not presented because management believes such financial statements would not be meaningful to investors.

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                          CONSOLIDATING BALANCE SHEETS

                                                                       YEAR ENDED DECEMBER 31, 2002
                                              --------------------------------------------------------------------------------
                                                             GUARANTOR        NONGUARANTOR                       CONSOLIDATED
                                              PARENT         SUBSIDIARIES     SUBSIDIARIES      ELIMINATIONS        TOTAL
                                              ----------     ------------    ---------------    -------------    -------------
                                                                             (IN THOUSANDS)
                   ASSETS
Current Assets:
   Cash and cash equivalents                  $  7,152        $   3,556         $      2,205      $      --        $  12,913
   Accounts receivable, net                         --           44,864               13,649             --           58,513
   Costs and earned gross profit in excess          --              234                   --             --              234
   Intercompany receivables                    123,744           33,165                3,800       (160,709)              --
   Inventories                                      --           46,591               15,739             --           62,330
   Prepaid expenses and other current assets    12,490           21,999                2,368        (24,645)          12,212
   Current assets of discontinued operations        --           10,351               18,474             --           28,825
                                              ----------     ------------    ---------------    -------------    -------------
      Total Current Assets                     143,386          160,760               56,235       (185,354)         175,027

Property and equipment, net                      2,456           27,250               17,430             --           47,136
Goodwill, net                                       --           96,903                1,833             --           98,736
Patents, licenses and trademarks, net               --            7,326                  195             --            7,521
Other assets                                       916            6,872                1,260             --            9,048
Long-term assets of discontinued operations         --            6,910               23,375             --           30,285
Investment in subsidiaries                     161,805           10,078                   --       (171,883)              --
                                              ----------     ------------    ---------------    -------------    -------------
Total Assets                                  $308,563       $  316,099         $    100,328    $  (357,237)       $ 367,753
                                              ==========     ============    ===============    =============    =============

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of long-term debt          $               $   1,813          $        --      $      --        $   1,813
   Short-term debt                                  --               --                  599             --              599
   Accounts payable                                828           15,751                7,191             --           23,770
   Accrued expenses and other current
   liabilities                                   1,790           11,324               12,002             --           25,116
   Income taxes payable                          4,831             (148)               1,230             --            5,913
   Intercompany payables                        13,037          115,658               10,434       (139,129)              --
   Current liabilities of discontinued
   operations                                       --           14,267               24,538        (21,580)          17,225
                                              ----------     ------------    ---------------    -------------    -------------
      Total Current Liabilities                 20,486          158,665               55,994       (160,709)          74,436

Long-term debt, less current portion                --            5,072                   --             --            5,072
Long-term liabilities of discontinued
operations                                          --           13,022               11,791        (24,645)             168
                                              ----------     ------------    ---------------    -------------    -------------
Total Liabilities                               20,486          176,759               67,785       (185,354)          79,676

Stockholders' Equity:
   Preferred stock                                  --            1,450                   --         (1,450)              --
   Common stock                                    336            5,681               26,318        (31,999)             336
   Additional paid in capital                  307,487           73,836               10,016        (83,852)         307,487
   Retained earnings (accumulated deficit)      34,056           58,373               (3,791)       (54,582)          34,056
   Accumulated other comprehensive loss         (4,169)              --                   --             --           (4,169)
   Treasury stock                              (49,633)              --                   --             --          (49,633)
                                              ----------     ------------    ---------------    -------------    -------------
Total Stockholders' Equity                     288,077          139,340               32,543       (171,883)         288,077
                                              ----------     ------------    ---------------    -------------    -------------

Total Liabilities and Stockholders' Equity    $308,563       $  316,099         $    100,328    $  (357,237)       $ 367,753
                                              ==========     ============    ===============    =============    =============

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                          CONSOLIDATING BALANCE SHEETS

                                                                       YEAR ENDED DECEMBER 31, 2001
                                              --------------------------------------------------------------------------------
                                                             GUARANTOR        NONGUARANTOR                       CONSOLIDATED
                                              PARENT         SUBSIDIARIES     SUBSIDIARIES      ELIMINATIONS        TOTAL
                                              ----------     ------------    ---------------    -------------    -------------
                                                                             (IN THOUSANDS)
                   ASSETS
Current Assets:
   Cash and cash equivalents                  $ 38,627        $   5,536         $      3,326      $      --        $  47,489
   Accounts receivable, net                          5           35,190               14,924             --           50,119
   Costs and earned gross profit in excess
   of billings                                      --            5,451                   --             --            5,451
   Intercompany receivables                    117,184            8,736                  832       (126,752)              --
   Inventories                                      --           40,891                9,662             --           50,553
   Prepaid expenses and other current assets    12,891           22,440                1,983        (28,367)           8,947
   Current assets of discontinued operations        --           12,022               25,540             --           37,562
                                              ----------     ------------    ---------------    -------------    -------------
      Total Current Assets                     168,707          130,266               56,267       (155,119)         200,121

Property and equipment, net                      2,395           28,313                5,996             --           36,704
Goodwill, net                                       --           85,594                1,214             --           86,808
Patents, licenses and trademarks, net               --            6,695                   --             --            6,695
Other assets                                     1,047            3,802                1,775             --            6,624
Long-term assets of discontinued operations         --           20,387               33,733         (3,015)          51,105
Investment in subsidiaries                     158,459            7,685                   --       (166,144)              --
                                              ----------     ------------    ---------------    -------------    -------------
Total Assets                                  $330,608       $  282,742         $     98,985    $  (324,278)       $ 388,057
                                              ==========     ============    ===============    =============    =============

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Current portion of long-term debt              $ --        $   1,773          $        --      $      --        $   1,773
   Short-term debt                                  --               --                  709             --              709
   Accounts payable                                613           11,538                9,293             --           21,444
   Accrued expenses and other current
   liabilities                                   3,649           14,167                7,980             --           25,796
   Income taxes payable                             --               --                   --             --               --
   Intercompany payables                           327           97,169                6,908       (104,404)              --
   Current liabilities of discontinued
   operations                                       --            9,228               21,604        (23,156)           7,676
                                              ----------     ------------    ---------------    -------------    -------------
      Total Current Liabilities                  4,589          133,875               46,494       (127,560)          57,398

Long-term debt, less current portion                --            4,225                   --             --            4,225
Long-term liabilities of discontinued
operations                                          --           16,128               11,846        (27,559)             415
                                              ----------     ------------    ---------------    -------------    -------------
Total Liabilities                                4,589          154,228               58,340       (155,119)          62,038

Stockholders' Equity:
   Preferred stock                                  --            1,450                   --         (1,450)              --
   Common stock                                    331            6,119               18,738        (24,857)             331
   Additional paid in capital                  301,995           72,576                8,507        (81,083)         301,995
   Retained earnings                            51,745           48,369               13,400        (61,769)          51,745
   Accumulated other comprehensive loss         (4,473)              --                   --             --           (4,473)
   Treasury stock                              (23,579)              --                   --             --          (23,579)
                                              ----------     ------------    ---------------    -------------    -------------
Total Stockholders' Equity                     326,019          128,514               40,645       (169,159)         326,019
                                              ----------     ------------    ---------------    -------------    -------------

Total Liabilities and Stockholders' Equity    $330,608       $  282,742         $     98,985    $  (324,278)       $ 388,057
                                              ==========     ============    ===============    =============    =============

                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATING INCOME STATEMENTS

                                                                     YEAR ENDED DECEMBER 31, 2002
                                             -----------------------------------------------------------------------------
                                                           GUARANTOR      NONGUARANTOR                       CONSOLIDATED
                                               PARENT      SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS        TOTAL
                                             ----------    -----------    --------------    -------------    -------------
                                                                         (IN THOUSANDS)
REVENUES:
   Products                                   $    --      $ 154,466       $    25,480           $   --      $   179,946
   Mobile Security                                 --         75,276            49,895               --          125,171
                                             ----------    -----------    --------------    -------------    -------------
   Total revenues                                  --        229,742            75,375               --          305,117
                                             ----------    -----------    --------------    -------------    -------------

COSTS AND EXPENSES:
   Cost of sales                                   --        148,208            62,537               --          210,745
   Operating expenses                           6,034         36,161             7,641               --           49,836
   Amortization                                    --            243                 2               --              245
   Integration and other non-recurring
   charges                                        800          5,126                --               --            5,926
   Related party management fees (income),
   net                                          2,487           (171)             (616)          (1,700)              --
                                             ----------    -----------    --------------    -------------    -------------

OPERATING (LOSS) INCOME                        (9,321)        40,175             5,811            1,700           38,365
   Interest expense, net                          450            275               198               --              923
   Other (income) expense, net                     (2)           (22)               75               --               51
   Equity in losses (earnings) of
   subsidiaries                                 8,237         (1,220)               --           (7,017)              --
   Related party interest income, net              --           (239)               --              239               --
                                             ----------    -----------    --------------    -------------    -------------

(LOSS) INCOME FROM CONTINUING OPERATIONS
BEFORE PROVISION FOR INCOME TAXES             (18,006)        41,381             5,538            8,478           37,391
(BENEFIT) PROVISION FOR INCOME TAXES             (317)        14,313             2,058               --           16,054
                                             ----------    -----------    --------------    -------------    -------------
(LOSS) INCOME FROM CONTINUING OPERATIONS      (17,689)        27,068             3,480            8,478           21,337

DISCONTINUED OPERATIONS:
   LOSS FROM DISCONTINUED OPERATIONS
   BEFORE BENEFIT FOR INCOME TAXES                 --        (17,678)          (22,329)          (1,461)         (41,468)
   BENEFIT FOR INCOME TAXES                        --           (784)           (1,658)              --           (2,442)
                                             ----------    -----------    --------------    -------------    -------------
   NET LOSS FROM DISCONTINUED OPERATIONS           --        (16,894)          (20,671)          (1,461)         (39,026)
                                             ----------    -----------    --------------    -------------    -------------
NET (LOSS) INCOME                            $(17,689)     $  10,174      $    (17,191)       $   7,017      $   (17,689)
                                             ==========    ===========    ==============    =============    =============

                     ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATING INCOME STATEMENTS

                                                                           YEAR ENDED DECEMBER 31, 2001
                                                   -----------------------------------------------------------------------------
                                                                  GUARANTOR     NONGUARANTOR                       CONSOLIDATED
                                                     PARENT      SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS        TOTAL
                                                   ----------    ------------   ------------      ------------     ------------
                                                                               (IN THOUSANDS)
REVENUES:
   Products                                         $    --      $ 134,006       $    15,862       $       --      $   149,868
   Mobile Security                                       --         25,221            22,011               --           47,232
                                                   ----------    -----------    --------------    -------------    -------------
   Total revenues                                        --        159,227            37,873               --          197,100
                                                   ----------    -----------    --------------    -------------    -------------

COSTS AND EXPENSES:
   Cost of sales                                         --         95,831            30,499               --          126,330
   Operating expenses                                 5,451         30,418             2,790               --           38,659
   Amortization                                          --          2,059                83               --            2,142
   Integration and other non-recurring charges        1,205          2,079                12               --            3,296
   Related party management income, net                (47)             --           (1,112)            1,159               --
                                                   ----------    -----------    --------------    -------------    -------------

OPERATING (LOSS) INCOME                             (6,609)         28,840             5,601          (1,159)           26,673
   Interest expense, net                              3,452            360                52               --            3,864
   Other income, net                                     --           (28)              (54)               --             (82)
   Equity in earnings of subsidiaries              (14,269)        (1,513)                --           15,782               --
   Related party interest income, net                    --        (1,310)                --            1,310               --
                                                   ----------    -----------    --------------    -------------    -------------

INCOME FROM CONTINUING OPERATIONS BEFORE
PROVISION FOR INCOME TAXES                            4,208         31,331             5,603         (18,251)           22,891
(BENEFIT) PROVISION FOR INCOME TAXES                (5,920)         12,215             1,912               --            8,207
                                                   ----------    -----------    --------------    -------------    -------------
INCOME FROM CONTINUING OPERATIONS                    10,128         19,116             3,691         (18,251)           14,684

DISCONTINUED OPERATIONS:
   LOSS FROM DISCONTINUED OPERATIONS
   BEFORE (BENEFIT) PROVISION FOR INCOME TAXES           --        (4,558)           (4,977)            2,469          (7,066)
   (BENEFIT) PROVISION FOR INCOME TAXES                  --        (2,668)               158               --          (2,510)
                                                   ----------    -----------    --------------    -------------    -------------
   NET LOSS FROM DISCONTINUED OPERATIONS                 --        (1,890)           (5,135)            2,469          (4,556)
                                                   ----------    -----------    --------------    -------------    -------------
NET INCOME (LOSS)                                  $ 10,128      $  17,226       $   (1,444)      $  (15,782)       $   10,128
                                                   ==========    ===========    ==============    =============    =============

                     ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                         CONSOLIDATING INCOME STATEMENTS

                                                                           YEAR ENDED DECEMBER 31, 2000
                                                   -----------------------------------------------------------------------------
                                                                  GUARANTOR     NONGUARANTOR                       CONSOLIDATED
                                                     PARENT      SUBSIDIARIES   SUBSIDIARIES      ELIMINATIONS        TOTAL
                                                   ----------    ------------   ------------      ------------     ------------
                                                                               (IN THOUSANDS)
REVENUES:
   Products                                         $    --      $ 127,697       $    12,207       $       --      $   139,904
   Mobile Security                                       --             --                --               --               --
                                                   ----------    -----------    --------------    -------------    -------------
   Total revenues                                        --        127,697            12,207               --          139,904
                                                   ----------    -----------    --------------    -------------    -------------

COSTS AND EXPENSES:
   Cost of sales                                         --         75,601             9,856               --           85,457
   Operating expenses                                 6,496         23,108               682               --           30,286
   Amortization                                          --          1,616                88               --            1,704
   Integration and other non-recurring charges        1,351          1,237                --               --            2,588
   Related party management (income) fees, net      (1,134)            280             (236)            1,090               --
                                                   ----------    -----------    --------------    -------------    -------------

OPERATING (LOSS) INCOME                             (6,713)         25,855             1,817          (1,090)           19,869
   Interest expense, net                              1,753             87                 9               --            1,849
   Other (income) expense, net                      (1,709)          1,642                --               --             (67)
   Equity in earnings of subsidiaries              (21,226)             --                --           21,226               --
   Related party interest income, net                    --        (1,251)                --            1,251               --
                                                   ----------    -----------    --------------    -------------    -------------

INCOME FROM CONTINUING OPERATIONS BEFORE
(BENEFIT) PROVISION FOR INCOME TAXES                 14,469         25,377             1,808         (23,567)           18,087
(BENEFIT) PROVISION FOR INCOME TAXES                (2,579)          9,406               413               --            7,240
                                                   ----------    -----------    --------------    -------------    -------------
INCOME (LOSS) FROM CONTINUING OPERATIONS             17,048         15,971             1,395         (23,567)           10,847

DISCONTINUED OPERATIONS:
   INCOME FROM DISCONTINUED OPERATIONS
   BEFORE PROVISION FOR INCOME TAXES                     --          1,763             4,199            2,341            8,303
   PROVISION FOR INCOME TAXES                            --          1,938               164               --            2,102
                                                   ----------    -----------    --------------    -------------    -------------
   NET (LOSS) INCOME FROM DISCONTINUED OPERATIONS        --          (175)             4,035            2,341            6,201
                                                   ----------    -----------    --------------    -------------    -------------
NET INCOME                                         $ 17,048      $  15,796       $     5,430       $ (21,226)       $   17,048
                                                   ==========    ===========    ==============    =============    =============

                     ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                                            YEAR ENDED DECEMBER 31, 2002
                                                  ---------------------------------------------------------------------------
                                                                   GUARANTOR       NONGUARANTOR                  CONSOLIDATED
                                                     PARENT       SUBSIDIARIES     SUBSIDIARIES   ELIMINATIONS      TOTAL
                                                  -------------   ------------     ------------   ------------   ------------
                                                                                  (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
(Loss) income from continuing operations:
                                                     $(17,689)      $  27,068       $    3,480      $  8,478      $    21,337
Adjustments to reconcile (loss) income from
   continuing operations to cash used
   in operating activities:
   Depreciation and amortization                           854          3,583            1,143            --           5,580
   Deferred income taxes                                 (364)            321              402                           359
   Loss on disposal of fixed assets                         --             66              134            --             200
Changes in operating assets and liabilities,
   net of acquisitions:
   (Increase) decrease in accounts receivable               --        (3,829)            1,275            --         (2,554)
   Decrease (increase) in intercompany
     receivables & payables                              6,151        (5,266)              576       (1,461)              --
   Increase in inventory                                    --        (5,125)          (4,256)            --         (9,381)
   Decrease (increase) in prepaid expenses and
   other assets                                            492        (2,459)            (279)            --         (2,246)
   (Decrease) increase in accounts payable,
     accrued expenses and other current
     liabilities                                       (1,405)          7,215          (9,564)            --         (3,754)
   Increase (decrease) in income taxes payable           5,663          (148)            1,230            --           6,745
                                                    -----------    -----------     ------------   -----------    ------------

Net cash (used in) provided by operating activities    (6,298)         21,426          (5,859)         7,017          16,286
                                                    -----------    -----------     ------------   -----------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                       (506)        (3,671)          (1,725)            --         (5,902)
Purchase of patents and trademarks                          --           (69)               --            --            (69)
Additional consideration for purchased
  businesses                                                --        (9,375)               --            --         (9,375)
Investment in subsidiaries                             (3,347)          1,643            8,721       (7,017)              --
Purchase of businesses, net of cash acquired                --        (8,818)               --            --         (8,818)
                                                    -----------    -----------     ------------   -----------    ------------

Net cash (used in) provided by investing activities:   (3,853)       (20,290)            6,996       (7,017)        (24,164)
                                                    -----------    -----------     ------------   -----------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options                  4,227             --               --            --           4,227
Proceeds from of sale of put options                       525             --               --            --             525
Cash paid for offering costs                             (326)             --               --            --           (326)
Repurchase of treasury stock                          (26,054)             --               --            --        (26,054)
Repayments of long-term debt                                --          (620)            (110)            --           (730)
Borrowings under lines of credit                        32,372             --               --            --          32,372
Repayments under lines of credit                      (32,372)           (75)               --            --        (32,447)
                                                    -----------    -----------     ------------   -----------    ------------

Net cash used in financing activities                 (21,628)          (695)            (110)            --        (22,433)
                                                    -----------    -----------     ------------   -----------    ------------

Effect of exchange rate on cash and cash
     equivalents                                           304            342            (772)            --           (126)
Net cash used in discontinued operations                    --        (2,763)          (1,376)            --         (4,139)
                                                    -----------    -----------     ------------   -----------    ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS             (31,475)        (1,980)          (1,121)            --        (34,576)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD          38,627          5,536            3,326            --          47,489
                                                    -----------    -----------     ------------   -----------    ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD             $   7,152      $   3,556       $    2,205      $     --      $   12,913
                                                    ===========    ===========     ============   ===========    ============

                     ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                                              YEAR ENDED DECEMBER 31, 2001
                                                    ---------------------------------------------------------------------------
                                                                    GUARANTOR      NONGUARANTOR                    CONSOLIDATED
                                                       PARENT      SUBSIDIARIES    SUBSIDIARIES   ELIMINATIONS        TOTAL
                                                    -----------    ------------    ------------   ------------     ------------
                                                                                  (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Income from continuing operations:                   $   10,128      $  19,116       $   3,691    $(18,251)       $   14,684

Adjustments to reconcile income from continuing
   operations to cash used in
   operating activities:
   Depreciation and amortization                            694          4,578             342           --            5,614
   Deferred income taxes                                     76          (407)            (42)                         (373)
   Loss on disposal of fixed assets                          --             21             170           --              191
Changes in operating assets and liabilities,
   net of acquisitions:
   Increase in accounts receivable                           --       (11,880)         (3,000)           --         (14,880)
   (Increase) decrease in intercompany
     receivables & payables                            (67,323)         62,878           1,976        2,469               --
   (Increase) decrease in inventory                          --       (12,044)           8,096           --          (3,948)
   Decrease (increase) in prepaid expenses and
   other assets                                             162           (92)             979           --            1,049
   Increase (decrease) in accounts payable,
     accrued expenses and other current
     liabilities                                          4,632          6,317         (3,768)           --            7,181
   Increase (decrease) in income taxes payable            6,667            272           (272)           --            6,667
                                                    ------------    -----------     -----------   ----------    -------------

Net cash (used in) provided by operating activities    (44,964)         68,759           8,172     (15,782)           16,185
                                                    ------------    -----------     -----------   ----------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                      (1,140)        (3,984)           (520)           --          (5,644)
Proceeds from sale of equity investment                     843             --              --           --              843
Additional consideration for purchased businesses       (1,913)        (1,357)              --           --          (3,270)
Investment in subsidiaries                              (6,739)       (15,360)           6,317       15,782               --
Purchase of businesses, net of cash acquired                 --       (39,365)              --           --         (39,365)
                                                    ------------    -----------     -----------   ----------    -------------

Net cash (used in) provided by investing activities:    (8,949)       (60,066)           5,797       15,782         (47,436)
                                                    ------------    -----------     -----------   ----------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options                  10,160             --              --           --           10,160
Proceeds from of issuance of common stock               117,979             --              --           --          117,979
Cash paid for offering costs                              (545)             --              --           --            (545)
Repurchase of treasury stock                              (723)             --              --           --            (723)
Proceeds from issuance of treasury shares for
   stock options                                            686             --              --           --              686
Repayments of long-term debt                                 --          (676)              --           --            (676)
Repayments of debt assumed in acquisitions                   --        (1,315)              --           --          (1,315)
Borrowings under lines of credit                         98,000             --             286           --           98,286
Repayments under lines of credit                      (130,981)             --              --           --        (130,981)
                                                    ------------    -----------     -----------   ----------    -------------
Net cash provided by (used in) financing
activities                                               94,576        (1,991)             286           --           92,871
                                                    ------------    -----------     -----------   ----------    -------------

Effect of exchange rate on cash and cash
     equivalents                                        (2,789)          2,703         (1,373)           --          (1,459)
Net cash used in discontinued operations                     --        (3,453)        (10,883)           --         (14,336)
                                                    ------------    -----------     -----------   ----------    -------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                37,874          5,952           1,999           --           45,825
ASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD               753          (416)           1,327           --            1,664
                                                    ------------    -----------     -----------   ----------    -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD             $   38,627      $   5,536       $   3,326    $      --       $   47,489
                                                    ============    ===========     ===========   ==========    =============

                     ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                      ARMOR HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATING STATEMENTS OF CASH FLOWS

                                                                              YEAR ENDED DECEMBER 31, 2000
                                                    -----------------------------------------------------------------------------
                                                                     GUARANTOR       NONGUARANTOR                    CONSOLIDATED
                                                       PARENT       SUBSIDIARIES     SUBSIDIARIES   ELIMINATIONS        TOTAL
                                                    ------------    ------------     ------------   ------------     ------------
                                                                                    (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Income from continuing operations:                  $   17,048      $   15,971         $    1,395    $  (23,567)       $  10,847
Adjustments to reconcile income from continuing
   operations to cash used in operating activities:
   Depreciation and amortization                           211           3,055                196             --           3,462
   Deferred income taxes                                    64             699                  6                            769
   Loss on disposal of fixed assets                         --             110                 --             --             110
Changes in operating assets and liabilities,
   net of acquisitions:
   Increase in accounts receivable                          --         (2,361)            (1,239)             --         (3,600)
   Decrease (increase) in intercompany
     receivables & payables                              7,696         (5,227)            (4,810)          2,341              --
   Increase in inventory                                    --         (4,208)              (371)             --         (4,579)
   (Increase) decrease in prepaid expenses and
     other assets                                     (12,607)           6,271               (60)             --         (6,396)
   Increase (decrease) in accounts payable,
     accrued expenses and other current
     liabilities                                         1,570         (3,032)              1,843             --             381
   Increase (decrease) in income taxes payable             335         (3,107)              (156)             --         (2,928)
                                                    -----------    ------------     --------------   ------------    ------------
Net cash provided by (used in) operating
activities                                              14,317           8,171            (3,196)       (21,226)         (1,934)
                                                    -----------    ------------     --------------   ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                       (570)         (3,349)              (144)             --         (4,063)
Purchase of patents and trademarks                          --            (83)                 --             --            (83)
Purchase of investments                                (1,682)              --                 --             --         (1,682)
Proceeds from sale of equity investment                    857              --                 --             --             857
Investment in subsidiaries                            (40,628)          19,350                 52         21,226              --
Purchase of businesses, net of cash acquired                --        (14,220)                 --             --        (14,220)
                                                    -----------    ------------     --------------   ------------    ------------
Net cash (used in) provided by investing
activities:                                           (42,023)           1,698               (92)         21,226        (19,191)
                                                    -----------    ------------     --------------   ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options                  1,473              --                 --             --           1,473
Repayment of debt assumed in acquisitions                   --         (1,132)                 --             --         (1,132)
Cash paid for offering costs                                --           (256)                 --             --           (256)
Repurchase of treasury stock                          (12,606)              --                 --             --        (12,606)
Repayments of long-term debt                                --         (1,115)                 --             --         (1,115)
Borrowings under lines of credit                        68,872           6,775                 --             --          75,647
Repayments under lines of credit                      (35,891)         (7,543)                 --             --        (43,434)
                                                    -----------    ------------     --------------   ------------    ------------

Net cash provided by (used in) financing activities     21,848         (3,271)                 --             --          18,577

                                                    -----------    ------------     --------------   ------------    ------------

Effect of exchange rate on cash and cash
     equivalents                                       (1,483)           1,283              (133)             --           (333)
Net cash (used in) provided by discontinued
     operations                                             --         (6,965)              4,211             --         (2,754)
                                                    -----------    ------------     --------------   ------------    ------------

NET (DECREASE) INCREASE IN CASH AND CASH
     EQUIVALENTS                                       (7,341)             916                790             --         (5,635)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD           8,094         (1,332)                537             --           7,299
                                                    -----------    ------------     --------------   ------------    ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD            $      753      $    (416)         $    1,327    $        --       $   1,664
                                                    ===========    ============     ==============   ============    ============

21.  SUBSEQUENT EVENTS

         On July 26, 2003, we awarded Warren B. Kanders, our Chairman and Chief Executive Officer, a stock bonus award of 200,000 shares of our common stock in accordance with his amended employment agreement. On November 4, 2003, we awarded Robert R. Schiller, our Chief Operating Officer and Chief Financial Officer, a stock bonus award of 150,000 shares of our common stock in accordance with his amended employment agreement. On November 11, 2003, our stock price closed above $20 for the fifth consecutive trading day, which resulted in the complete vesting of the stock bonus awards and a pre-tax charge to earnings of $7.3 million, which will be included in fourth quarter results. The payment of the stock bonus awards to Messrs. Kanders and Schiller will be deferred for a period of five years after November 11, 2003, subject to acceleration under certain circumstances as set forth in their respective employment agreements, as amended.

         On November 26, 2003, we sold our Services Division, which had been classified as a discontinued operation, to management and a group of private investors led by Granville Baird Capital Partners. We realized approximately $31.4 million in cash at the closing of the sale, and expect to receive an additional $2.3 million in cash during the 12-month period following the closing. The sales amount approximates our carrying value after related tax benefits of $10.0 million.

         On December 9, 2003, we completed our $110.5 million acquisition of Simula, Inc., an Arizona corporation, and acquired all of the outstanding common stock of Simula and retired a majority of Simula's outstanding indebtedness. Of this amount, approximately $31 million principal amount of 8% debentures will remain outstanding for approximately 30 days at which time our plans are to repay these debentures, plus accrued interest, in their entirety. As of the date of this prospectus, Simula's outstanding 8% debentures have been paid in full. After payment of 100% of the outstanding indebtedness and transaction expenses, the merger consideration payable to Simula shareholders at closing pursuant to the merger agreement was approximately $43.5 million or approximately $3.21 per share. The funds used in the acquisition were derived from proceeds of our recent private placement of $150 million aggregate principal amount of 8 1/4% Senior Subordinated Notes due 2013.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Exchange Act, and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. The telephone number of the Commission is 800-SEC-0330. In addition, similar information can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         With respect to the new notes, this prospectus omits certain information that is contained in the registration statement on file with the Commission, of which this prospectus is a part. For further information with respect to us and our new notes, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference into the registration statement. The registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

         You should rely on the information contained in this prospectus and in the registration statement as well as other information you deem relevant. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale or exchange of securities, however, we have a duty to update that information while this prospectus is in use by you where, among other things, any facts or circumstances arise which, individually or in the aggregate, represent a fundamental change in the information contained in this prospectus or any material information with respect to the plan of distribution was not previously disclosed in the prospectus or there is any material change to such information in the prospectus. This prospectus does not offer to sell or solicit any offer to buy any securities other than the new notes to which it relates, nor does it offer to sell any of these notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                                     EXPERTS

         The consolidated financial statements of Armor Holdings and subsidiaries appearing in its Annual Report (Form 10-K and Form 10-K/A) for the year ended December 31, 2002, have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The financial statements incorporated in this prospectus by reference from Simula, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the new notes to be issued pursuant to the exchange offer will be passed upon for us by Kane Kessler, P.C., New York, New York.

                              ARMOR HOLDINGS, INC.

             OFFER TO EXCHANGE $150,000,000 PRINCIPAL AMOUNT OF OUR
                   8 1/4% SENIOR SUBORDINATED NOTES DUE 2013,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                       FOR ANY AND ALL OF OUR OUTSTANDING
                    8 1/4% SENIOR SUBORDINATED NOTES DUE 2013

                  UNCONDITIONALLY GUARANTEED BY THE SUBSIDIARY
                 GUARANTORS LISTED ON PAGE 5 OF THIS PROSPECTUS


                            ------------------------

                                   PROSPECTUS

                            ------------------------


                              ___________ __, 2004


         UNTIL _____________, 2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify its officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

         As permitted by the DGCL, Armor Holdings' Charter provides that, to the fullest extent permitted by the DGCL, no director shall be liable to Armor Holdings or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability
(i) for any breach of the director's duty of loyalty to Armor Holdings or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of Armor Holdings and its stockholders (through stockholders' derivative suits on behalf of Armor Holdings) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

         Armor Holdings' Charter provides that it may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Armor Holdings) by reason of the fact that he is or was a director, officer, employee or agent of Armor Holdings or is or was serving at the request of Armor Holdings as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Armor Holdings, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Armor Holdings' Charter also provides that it may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Armor Holdings to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Armor Holdings unless and only to the extent that the Court of Chancery of the State of

Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Armor Holdings' Charter also provides that to the extent a director or officer of Armor Holdings has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the Charter shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that Armor Holdings may purchase and maintain insurance on behalf of a director or officer of Armor Holdings against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not Armor Holdings would have the power to indemnify him against such liabilities under the provisions of Section 145 of the DGCL.

ITEM 21. EXHIBITS

Exhibit    Description
-------    -----------

1.1 Purchase Agreement, dated August 6, 2003, among Armor Holdings, the subsidiary guarantors listed as signatories thereto and Wachovia Capital Markets, LLC (filed as Exhibit 10.1 to Armor Holdings' Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

3.1 Certificate of Incorporation of Armor Holdings (filed as Exhibit 3.1 to Armor Holdings' Current Report on Form 8-K, filed with the Commission on September 3, 1996 and incorporated herein by reference).

3.2 Certificate of Merger of American Body Armor & Equipment, Inc., a Florida corporation, and Armor Holdings (filed as Exhibit 3.2 to Armor Holdings' Current Report on Form 8-K, filed with the Commission on September 3, 1996 and incorporated herein by reference).

3.3 Bylaws of Armor Holdings (filed as Exhibit 3.3 to Armor Holdings' Current Report on Form 8-K, filed with the Commission on September 3, 1996 and incorporated herein by reference).

Exhibit    Description
-------    -----------

3.4 Amendment to Bylaws of Armor Holdings (filed as Exhibit 3.3.2 to Armor Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 25, 1999 and incorporated herein by reference).

3.5 Certificate of Incorporation of 911EP, Inc. and amendments thereto (f/k/a EP Acquisition Corp.). (1)

3.6        Bylaws of 911EP, Inc. (f/k/a EP Acquisition Corp.). (1)

3.7        Certificate of Incorporation of AHI Bulletproof Acquisition Corp. (1)

3.8        Bylaws of AHI Bulletproof Acquisition Corp. (1)

3.9        Certificate of Incorporation of AHI Properties I, Inc. (1)

3.10       Bylaws of AHI Properties I, Inc. (1)

3.11 Certificate of Incorporation and amendments thereto of AI Capital Corp. (f/k/a Airline Interiors, Inc.). (1)

3.12       Bylaws of AI Capital Corp. (f/k/a Airline Interiors, Inc.). (1)

3.13       Certificate of Incorporation of Armor Brands, Inc. (1)

3.14       Bylaws of Armor Brands, Inc. (1)

3.15 Certificate of Formation and amendments thereto of ArmorGroup Services, LLC. (f/k/a Armor Group Security Services, LLC). (1)

3.16 Operating Agreement of ArmorGroup Services, LLC. (f/k/a Armor Group Security Services, LLC). (1)

3.17 Certificate of Incorporation and amendments thereto of Armor Holdings Forensics, Inc. (f/k/a LPC Acquisition Corp.). (1)

3.18       Bylaws of Armor Holdings Forensics, Inc. (f/k/a LPC Acquisition
           Corp.). (1)

3.19       Certificate of Formation of Armor Holdings GP, LLC. (1)

3.20       Amended and Restated Operating Agreement of Armor Holdings GP, LLC.
           (1)

3.21       Certificate of Formation of Armor Holdings LP, LLC. (1)

Exhibit    Description
-------    -----------

3.22       Amended and Restated Operating Agreement of Armor Holdings LP, LLC.
           (1)

3.23       Certificate of Formation of Armor Holdings Mobile Security, L.L.C.
           (1)

3.24       Operating Agreement of Armor Holdings Mobile Security, L.L.C. (1)

3.25       Certificate of Formation of Armor Holdings Payroll Services, LLC. (1)

3.26       Operating Agreement of Armor Holdings Payroll Services, LLC. (1)

3.27 Certificate of Incorporation and amendments thereto of Armor Holdings Products, Inc. (f/k/a American Body Armor and Equipment, Inc.). (1)

3.28 Bylaws of Armor Holdings Products, Inc. (f/k/a American Body Armor and Equipment, Inc.). (1)

3.29       Certificate of Incorporation of Armor Holdings Properties, Inc. (1)

3.30       Bylaws of Armor Holdings Properties, Inc. (1)

3.31 Certificate of Incorporation and amendments thereto of Armor Holdings Safety Products Company (f/k/a/ FPG Acquisition Corp.). (1)

3.32 Bylaws of Armor Holdings Safety Products Company (f/k/a/ FPG Acquisition Corp.). (1)

3.33 Certificate of Incorporation and amendments thereto of ASD Capital Corp. (f/k/a Simula Automotive Safety Devices, Inc.). (1)

3.34 Bylaws of ASD Capital Corp. (f/k/a Simula Automotive Safety Devices, Inc.). (1)

3.35       Certificate of Incorporation and amendments thereto of B-Square, Inc.
           (1)

3.36       Bylaws of B-Square, Inc. (1)

3.37 Certificate of Incorporation and amendments thereto of Break Free Armor Corp. (f/k/a BF Acquisition Corp.). (1)

3.38       Bylaws of Break Free Armor Corp. (1)

3.39 Certificate of Incorporation and amendments thereto of Break Free, Inc. (f/k/a BF Acquisition Co.). (1)

Exhibit    Description
-------    -----------

3.40       Bylaws of Break Free, Inc. (f/k/a BF Acquisition Co.). (1)

3.41       Articles of Agreement of Casco International, Inc. (1)

3.42       Bylaws of Casco International, Inc. (1)

3.43 Articles of Incorporation and amendments thereto of CCEC Capital Corp. (f/k/a CCEC Acquisitions Corp.). (1)

3.44       Bylaws of CCEC Capital Corp. (f/k/a CCEC Acquisitions Corp.). (1)

3.45       Certificate of Incorporation of CDR International, Inc. (1)

3.46       Bylaws of CDR International, Inc. (1)

3.47 Certificate of Incorporation of Defense Technology Corporation of America. (1)

3.48       Bylaws of Defense Technology Corporation of America. (1)

3.49 Articles of Incorporation and amendments thereto of Hatch Imports, Inc. (1)

3.50       Bylaws of Hatch Imports, Inc. (1)

3.51 Certificate of Incorporation and amendments thereto of Identicator, Inc. (f/k/a Identicator Acquisition Corp.). (1)

3.52       Bylaws of Identicator, Inc. (f/k/a Identicator Acquisition Corp.).
           (1)

3.53 Certificate of Incorporation of International Center for Safety Education, Inc. (1)

3.54       Bylaws of International Center for Safety Education, Inc. (1)

3.55 Certificate of Incorporation of Monadnock Lifetime Products, Inc. (Delaware). (1)

3.56       Bylaws of Monadnock Lifetime Products, Inc. (Delaware). (1)

Exhibit    Description
-------    -----------

3.57 Articles of Incorporation and amendments thereto of Monadnock Police Training Council, Inc. (f/k/a Monadnock PR-24 Training Council, Inc.). (1)

3.58 Bylaws of Monadnock Police Training Council, Inc. (f/k/a Monadnock PR-24 Training Council, Inc.). (1)

3.59 Certificate of Limited Partnership and amendments thereto of NAP Properties, Ltd. (1)

3.60 Limited Partnership Agreement and amendments thereto of NAP Properties, Ltd. (1)

3.61       Articles of Organization of NAP Property Managers, LLC. (1)

3.62       Operating Agreement and amendments thereto of NAP Property Managers,
           LLC. (1)

3.63 Certificate of Incorporation of Monadnock Lifetime Products, Inc. (f/k/a MLP Industries, Inc.) (New Hampshire). (1)

3.64 Bylaws of Monadnock Lifetime Products, Inc. (f/k/a MLP Industries, Inc.) (New Hampshire). (1)

3.65 Certificate of Incorporation and Certificate of Merger of Network Audit Systems, Inc. (f/k/a NAS Merger Subsidiary, Inc.). (1)

3.66       Bylaws of Network Audit Systems, Inc. (1)

3.67 Certificate of Incorporation and amendments thereto of New Technologies Armor, Inc. (f/k/a NTI Merger Subsidiary, Inc.). (1)

3.68 Bylaws of New Technologies Armor, Inc. (f/k/a NTI Merger Subsidiary, Inc.). (1)

3.69 Certificate of Formation, Certificate of Incorporation and amendments thereto and Certificate of Conversion of O'Gara-Hess and Eisenhardt Armor Company, L.L.C. (f/k/a O'Gara Companies, a Delaware Corporation). (1)

3.70 Operating Agreement of O'Gara-Hess & Eisenhardt Armor Company, L.L.C. (f/k/a O'Gara Companies, a Delaware Corporation). (1)

3.71 Certificate of Incorporation of Pro-Tech Armored Products of Massachusetts, Inc. (1)

3.72       Bylaws of Pro-Tech Armored Products of Massachusetts, Inc. (1)

3.73 Certificate of Incorporation and amendments thereto of Ramtech Development Corp. (f/k/a Invencom Acquisition Corp.). (1)

Exhibit    Description
-------    -----------

3.74       Bylaws of Ramtech Development Corp. (f/k/a Invencom Acquisition
           Corp.). (1)

3.75       Amended and Restated Articles of Incorporation of Safari Land Ltd.,
           Inc. (1)

3.76       Bylaws of Safari Land Ltd., Inc. and amendments thereto. (1)

3.77       Articles of Incorporation of Safariland Government Sales, Inc. (1)

3.78       Bylaws of Safariland Government Sales, Inc. (1)

3.79 Articles of Incorporation and amendments thereto of SAI Capital Corp. (f/k/a Artcraft Industries Acquisition Corp.). (1)

3.80 Bylaws of SAI Capital Corp. (f/k/a Artcraft Industries Acquisition Corp.). (1)

3.81 Articles of Incorporation and Amendments thereto of Simula Aerospace & Defense Group, Inc. (f/k/a Simula Government Products, Inc.).(1)

3.82 Bylaws of Simula Aerospace & Defense Group, Inc. (f/k/a Simula Government Products, Inc.).(1)

3.83       Amended and Restated Articles of Incorporation of Simula, Inc. (1)

3.84       Bylaws of Simula, Inc. (1)

3.85       Certificate of Incorporation of Simula Polymer Systems, Inc. (1)

3.86       Bylaws of Simula Polymer Systems, Inc. (1)

3.87       Articles of Incorporation of Simula Technologies, Inc. (1)

3.88       Bylaws of Simula Technologies, Inc. (1)

3.89 Articles of Incorporation and amendments thereto of Simula Transportation Equipment Corporation (f/k/a Intaero, Inc.). (1)

3.90 Bylaws of Simula Transportation Equipment Corporation (f/k/a Intaero, Inc.). (1)

3.91       Certificate of Incorporation of Speedfeed Acquisition Corp. (1)

Exhibit    Description
-------    -----------

3.92       Bylaws of Speedfeed Acquisition Corp. (1)

3.93       Amended and Restated Articles of Incorporation of The O'Gara
           Company. (1)

3.94       Bylaws of The O'Gara Company. (1)

4.1 Indenture, dated as of August 12, 2003, among Armor Holdings, the subsidiary guarantors listed as signatories thereto and Wachovia Bank, National Association, as trustee, and form of Old Note attached as Exhibit A thereto (filed as Exhibit 10.2 to Armor Holdings' Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

4.2 First Supplemental Indenture, dated as of September 30, 2003, among Armor Holdings, the subsidiary guarantors listed as signatories to the Indenture, the subsidiaries listed in Schedule I to the First Supplemental Indenture and Wachovia Bank, National Association, as trustee. (1)

4.3 Second Supplemental Indenture, dated as of December 9, 2003, among Armor Holdings, Inc., the subsidiary guarantors listed as signatories thereto and Wachovia Bank, National Association, as trustee. (1)

4.4 Third Supplemental Indenture, dated as of December 24, 2003, among Armor Holdings, the subsidiary guarantors listed as signatories thereto and Wachovia Bank, National Association, as trustee. (1)

4.5 Registration Rights Agreement, dated August 12, 2003, among Armor Holdings, the subsidiary guarantors listed as signatories thereto and Wachovia Capital Markets, LLC (filed as Exhibit 10.3 to Armor Holdings' Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

4.6        Form of the new 8 1/4% Senior Subordinated Notes Due 2013. (1)

5.1        Opinion of Kane Kessler, P.C. (2)

10.1 Credit Agreement, dated as of August 12, 2003, among Armor Holdings, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wachovia Bank, National Association, as Syndication Agent, and Key Bank National Association, as Documentation Agent (filed as Exhibit 10.4 to Armor Holdings' Quarterly Report on form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

10.2 Subsidiary Guaranty Agreement, dated as of August 12, 2003, by certain Subsidiaries of Armor Holdings as identified on the signature pages thereto and any Additional

Exhibit    Description
-------    -----------

           Guarantor who may become party to this Guaranty, in favor of Bank of America, N.A., as Administrative Agent (filed as Exhibit 10.5 to Armor Holdings' Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

10.3 Collateral Agreement, dated as of August 12, 2003, by and among Armor Holdings and certain of its Subsidiaries as identified on the signature pages thereto and any Additional Grantor who may become party to this Agreement, in favor of Bank of America, N.A., as Administrative Agent (filed as Exhibit 10.6 to Armor Holdings' Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

10.4 Trademark Security Agreement, dated as of August 12, 2003, by the entities listed on the signature pages thereto, in favor of Bank of America, N.A., as Administrative Agent (filed as Exhibit 10.7 to Armor Holdings' Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

10.5 Patent Security Agreement, dated as of August 12, 2003, by the entities listed on the signature pages attached thereto, in favor of Bank of America, N.A., as Administrative Agent (filed as Exhibit 10.8 to Armor Holdings' Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

12.1       Statement of Computation of Ratio of Earnings to Fixed Charges. (1)

21.1       Subsidiaries of Armor Holdings. (1)

23.1       Consent of PricewaterhouseCoopers LLP. (1)

23.2       Consent of Deloitte & Touche LLP. (1)

23.3 Consent of Kane Kessler, P.C. (See Exhibit 5.1 to this Registration Statement). (2)

24.1       Powers of Attorney (See signature pages of this Registration
           Statement). (1)

25.1 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1, relating to Wachovia Bank, National Association. (1)

99.1       Form of Letter to The Depository Trust Company Participants. (1)

99.2       Form of Letter of Transmittal. (1)

99.3       Form of Notice of Guaranteed Delivery. (1)

99.4       Form of Instruction to Book-Entry Transfer Participant. (1)

Exhibit    Description
-------    -----------

99.5       Form of Letter to Clients. (1)

99.6 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. (1)

99.7       Form of Exchange Agent Agreement. (1)


---------------------------
(1) Filed herewith.
(2) To be filed by Amendment.

ITEM 22. UNDERTAKINGS

      A.    The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
            Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      D. The undersigned registrant hereby undertakes that to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      E. The undersigned registrant hereby undertakes that to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       ARMOR HOLDINGS, INC.

                                       By: /s/ Warren B. Kanders
                                           ------------------------------------
                                           Warren B. Kanders,
                                           Chief Executive Officer and Chairman
                                           of the Board of Directors


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Warren B. Kanders      Chairman of the Board of             January 5, 2004
------------------------   Directors, Chief Executive
Warren B. Kanders          Officer and Director
                           (principal executive officer)

/s/ Robert S. Schiller     Chief Financial Officer and          January 5, 2004
------------------------   Chief Operating Officer
Robert R. Schiller         (principal financial officer)

/s/ Nicholas Sokolow       Director                             January 5, 2004
-----------------------
Nicholas Sokolow

/s/ Burtt R. Ehrlich       Director                             January 2, 2004
-----------------------
Burtt R. Ehrlich

/s/ Thomas W. Strauss      Director                             January 5, 2004
-----------------------
Thomas W. Strauss

/s/ Alair A. Townsend      Director                             January 5, 2004
-----------------------
Alair A. Townsend

/s/ Deborah A. Zoullas     Director                             January 5, 2004
-----------------------
Deborah A. Zoullas

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                        911EP, INC.
                                        ARMOR BRANDS, INC.
                                        ARMOR HOLDINGS FORENSICS, INC.
                                        ARMOR HOLDINGS PRODUCTS, INC.
                                        ARMOR SAFETY PRODUCTS COMPANY
                                        BREAK-FREE ARMOR CORP.
                                        BREAK-FREE INC.
                                        CASCO INTERNATIONAL, INC.
                                        DEFENSE TECHNOLOGY CORPORATION
                                          OF AMERICA
                                        IDENTICATOR, INC.
                                        MONADNOCK LIFETIME PRODUCTS, INC.
                                        MONADNOCK LIFETIME PRODUCTS, INC.
                                        MONADNOCK POLICE TRAINING
                                          COUNCIL, INC.
                                        PRO-TECH ARMORED PRODUCTS OF
                                          MASSACHUSETTS, INC.
                                        RAMTECH DEVELOPMENT CORP.
                                        SAFARILAND GOVERNMENT SALES, INC.
                                        SAFARI LAND LTD, INC.
                                        SPEEDFEED ACQUISITION CORP.

                                        By: /s/ Stephen E. Croskrey
                                           -----------------------------
                                           Stephen E. Croskrey
                                           President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert R. Schiller    Director                             January 5, 2004
-----------------------
Robert R. Schiller

/s/ Stephen E. Croskrey  Director and President                January 5, 2004
-----------------------  (principal executive officer)
Stephen E. Croskrey

/s/ Mark Williams        Treasurer                             January 5, 2004
-----------------------  (principal financial officer)
Mark Williams

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                                  AHI PROPERTIES I, INC.

                                                  By: /s/ Robert R. Schiller
                                                     ------------------------
                                                      Robert R. Schiller
                                                      Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Glenn J. Heiar         Director and Treasurer               January 5, 2004
----------------------     (principal financial officer)
Glenn J. Heiar

/s/ Todd S. Smith          Director                             January 5, 2004
----------------------
Todd S. Smith

/s/ Robert R. Schiller     Chief Executive Officer              January 5, 2004
----------------------     (principal executive officer)
Robert R. Schiller

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       ARMORGROUP SERVICES, LLC

                                       By: /s/ Robert R. Schiller
                                           -------------------------------------
                                           Robert R. Schiller
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert R. Schiller      Manager, Chief Executive            January 5, 2004
-----------------------     Officer and President
Robert R. Schiller          (principal executive officer)


/s/ Todd S. Smith           Manager and Treasurer               January 5, 2004
-----------------------     (principal financial officer)
Todd S. Smith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       ARMOR HOLDINGS GP, LLC

                                       By: /s/ Robert R. Schiller
                                           -----------------------------------
                                           Robert R. Schiller
                                           Vice President and Treasurer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Todd S. Smith           Manager                             January 5, 2004
----------------------
Todd S. Smith

/s/ Glenn J. Heiar          Manager                             January 5, 2004
----------------------
Glenn J. Heiar

/s/ Robert R. Schiller      Vice President and Treasurer        January 5, 2004
-----------------------     (principal executive and
Robert R. Schiller          financial officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       ARMOR HOLDINGS LP, LLC

                                       By: /s/ Todd S. Smith
                                           -------------------------------------
                                           Todd S. Smith
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----


/s/ Todd S. Smith           Manager, Chief Executive            January 5, 2004
----------------------      Officer and President
Todd S. Smith               (principal executive officer)

/s/ Robert R. Schiller      Manager and Treasurer               January 5, 2004
----------------------      (principal financial officer)
Robert R. Schiller

/s/ Glenn J. Heiar          Manager                             January 5, 2004
----------------------
Glenn J. Heiar

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       ARMOR HOLDINGS MOBILE SECURITY, L.L.C.

                                       By: /s/ Robert R. Schiller
                                           --------------------------------
                                           Robert R. Schiller
                                           President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert R. Schiller      Manager and President               January 5, 2004
------------------------    (principal executive officer)
Robert R. Schiller

/s/ Glenn J. Heiar          Manager and Treasurer               January 5, 2004
------------------------    (principal financial officer)
Glenn J. Heiar

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       ARMOR HOLDINGS PAYROLL SERVICES, LLC

                                       By: /s/ Glenn J. Heiar
                                           --------------------------------
                                           Glenn J. Heiar
                                           Manager


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Edward Bayhi            Manager                             January 5, 2004
----------------------
Edward Bayhi

/s/ Glenn J. Heiar          Manager                             January 5, 2004
----------------------
Glenn J. Heiar

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                        ARMOR HOLDINGS PROPERTIES, INC.

                                       By: /s/ Robert R. Schiller
                                           -------------------------------------
                                           Robert R. Schiller
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert R. Schiller      Director, Chief Executive           January 5, 2004
----------------------      Officer and President
Robert R. Schiller          (principal executive officer)


/s/ Glenn J. Heiar          Director and Treasurer              January 5, 2004
----------------------      (principal financial officer)
Glenn J. Heiar

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       B-SQUARE, INC.

                                       By: /s/ Stephen E. Croskrey
                                           -------------------------------------
                                           Stephen E. Croskrey
                                           President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert R. Schiller       Director                           January 5, 2004
------------------------
Robert R. Schiller

/s/ Stephen E. Croskrey     Director and President              January 5, 2004
------------------------    (principal executive officer)
Stephen E. Croskrey

/s/ Charles Ricci           Treasurer                           January 5, 2004
------------------------    (principal financial officer)
Charles Ricci

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       CDR INTERNATIONAL, INC.

                                       By: /s/ Glenn J. Heiar
                                           -------------------------------------
                                           Glenn J. Heiar
                                           President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert R. Schiller      Director                            January 5, 2004
------------------------
Robert R. Schiller

/s/ Glenn J. Heiar          President                           January 5, 2004
-------------------------   (principal executive officer)
Glenn J. Heiar

/s/ Glenn J. Heiar          Treasurer                           January 5, 2004
-------------------------   (principal financial officer)
Glenn J. Heiar

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                       NAP PROPERTIES, LTD.

                       By: NAP Property Managers, LLC, as General Partner

                       By: Armor Holdings Properties, Inc., as Managing Member

                       By: /s/ Robert R. Schiller
                           -------------------------------------
                           Robert R. Schiller
                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                  Title                            Date
      ---------                  -----                            ----

/s/ Robert R. Schiller Chief Executive Officer and             January 5, 2004
---------------------- President of Armor Holdings
Robert R. Schiller     Properties, Inc., Managing Member
                       of General Partner of NAP Properties,
                       Ltd.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       NAP PROPERTY MANAGERS, LLC

                                       By: Armor Holdings Properties, Inc., as
                                           Managing Member

                                       By: /s/ Robert R. Schiller
                                           -------------------------------------
                                           Robert R. Schiller
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert R. Schiller      Chief Executive Officer and         January 5, 2004
-----------------------     President of Armor Holdings
Robert R. Schiller          Properties, Inc., Managing
                            Member of NAP Property
                            Managers, LLC

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       NETWORK AUDIT SYSTEMS, INC.


                                       By: /s/ Todd S. Smith
                                           -------------------------------------
                                           Todd S. Smith
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert R. Schiller      Director and Treasurer              January 5, 2004
-----------------------     (principal financial officer)
Robert R. Schiller

/s/ Todd S. Smith           Director and Chief Executive        January 5, 2004
-----------------------     Officer
Todd S. Smith               (principal executive officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       NEW TECHNOLOGIES ARMOR, INC.

                                       By: /s/ Michael Anderson
                                           --------------------------
                                           Michael Anderson
                                           President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert R. Schiller      Director                            January 5, 2004
-----------------------
Robert R. Schiller

/s/ Glenn J. Heiar          Director                            January 5, 2004
-----------------------
Glenn J. Heiar

/s/ Michael Anderson        Director and President              January 5, 2004
------------------------    (principal executive officer)
Michael Anderson

/s/ John Dethman            Director and Vice President -
------------------------    Finance                             January 5, 2004
John Dethman                (principal financial officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       O'GARA-HESS & EISENHARDT
                                       ARMORING COMPANY, L.L.C.

                                       By: /s/ Robert R. Schiller
                                           -------------------------------------
                                           Robert R. Schiller
                                           Sole Manager


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert R. Schiller      Sole Manager                        January 5, 2004
-----------------------
Robert R. Schiller

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       THE O'GARA COMPANY

                                       By: /s/ Gary Allen
                                           -------------------------------------
                                           Gary Allen
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Gary Allen             Director, Chief Executive            January 5, 2004
----------------------     Officer and President
Gary Allen                 (principal executive officer)

/s/ Robert R. Schiller     Director                             January 5, 2004
----------------------
Robert R. Schiller

/s/ Glenn J. Heiar         Treasurer                            January 5, 2004
-----------------------    (principal financial officer)
Glenn J. Heiar

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.


                                       AI CAPITAL CORP.

                                       By: /s/ Robert Mecredy
                                           -------------------------------------
                                           Robert Mecredy
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert Mecredy          Director, Chief Executive           January 5, 2004
-------------------------   Officer and President
Robert Mecredy              (principal executive officer)

/s/ Robert R. Schiller      Director                            January 5, 2004
-------------------------
Robert R. Schiller

/s/ Glenn J. Heiar          Director, Chief Financial Officer,  January 5, 2004
--------------------------  Treasurer and Secretary
Glenn J. Heiar              (principal financial officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.


                                       ASD CAPITAL CORP.


                                       By: /s/ Robert Mecredy
                                           -------------------------------------
                                           Robert Mecredy
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert Mecredy          Director, Chief Executive           January 5, 2004
----------------------      Officer and President
Robert Mecredy              (principal executive officer)

/s/ Robert R. Schiller      Director                            January 5, 2004
----------------------
Robert R. Schiller

/s/ Glenn J. Heiar          Director, Chief Financial Officer,  January 5, 2004
-----------------------     Treasurer and Secretary
Glenn J. Heiar              (principal financial officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.


                                       CCEC CAPITAL CORP.


                                       By: /s/ Robert Mecredy
                                           -------------------------------------
                                           Robert Mecredy
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert Mecredy          Director, Chief Executive           January 5, 2004
-----------------------     Officer and President
Robert Mecredy              (principal executive officer)

/s/ Robert R. Schiller      Director                            January 5, 2004
-----------------------
Robert R. Schiller

/s/ Glenn J. Heiar          Director, Chief Financial Officer,  January 5, 2004
------------------------    Treasurer and Secretary
                            (principal financial officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       INTERNATIONAL CENTER FOR SAFETY
                                         EDUCATION, INC.


                                       By: /s/ Robert Mecredy
                                           -------------------------------------
                                           Robert Mecredy
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert Mecredy          Director, Chief Executive           January 5, 2004
-----------------------     Officer and President
Robert Mecredy              (principal executive officer)

/s/ Robert R. Schiller      Director                            January 5, 2004
-----------------------
Robert R. Schiller

/s/ Glenn J. Heiar          Director, Chief Financial Officer,  January 5, 2004
-----------------------     Treasurer and Secretary
Glenn J. Heiar              (principal financial officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       SAI CAPITAL CORP.


                                       By: /s/ Robert Mecredy
                                           -------------------------------------
                                           Robert Mecredy
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert Mecredy          Director, Chief Executive           January 5, 2004
-----------------------     Officer and President
Robert Mecredy              (principal executive officer)

/s/ Robert R. Schiller      Director                            January 5, 2004
-----------------------
Robert R. Schiller

/s/ Glenn J. Heiar          Director, Chief Financial Officer,  January 5, 2004
-----------------------     Treasurer and Secretary
Glenn J. Heiar              (principal financial officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       SIMULA AEROSPACE & DEFENSE GROUP, INC.


                                       By: /s/ Robert Mecredy
                                           -------------------------------------
                                           Robert Mecredy
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert Mecredy          Director, Chief Executive           January 5, 2004
------------------------    Officer and President
Robert Mecredy              (principal executive officer)

/s/ Robert R. Schiller      Director                            January 5, 2004
------------------------
Robert R. Schiller

/s/ Glenn J. Heiar          Director, Chief Financial Officer,  January 5, 2004
------------------------    Treasurer and Secretary
Glenn J. Heiar              (principal financial officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       SIMULA, INC.


                                       By: /s/ Robert Mecredy
                                           -------------------------------------
                                           Robert Mecredy
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert Mecredy          Director, Chief Executive           January 5, 2004
-----------------------     Officer and President
Robert Mecredy              (principal executive officer)

/s/ Robert R. Schiller      Director                            January 5, 2004
-----------------------
Robert R. Schiller

/s/ Glenn J. Heiar          Director, Chief Financial Officer,  January 5, 2004
------------------------    Treasurer and Secretary
Glenn J. Heiar              (principal financial officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       SIMULA POLYMERS SYSTEMS, INC.


                                       By: /s/ Robert Mecredy
                                           -------------------------------------
                                           Robert Mecredy
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert Mecredy          Director, Chief Executive           January 5, 2004
-----------------------     Officer and President
Robert Mecredy              (principal executive officer)

/s/ Robert R. Schiller      Director                            January 5, 2004
-----------------------
Robert R. Schiller

/s/ Glenn J. Heiar          Director, Chief Financial Officer,  January 5, 2004
------------------------    Treasurer and Secretary
Glenn J. Heiar              (principal financial officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       SIMULA TECHNOLOGIES, INC.


                                       By: /s/ Robert Mecredy
                                           -------------------------------------
                                           Robert Mecredy
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert Mecredy          Director, Chief Executive           January 5, 2004
-----------------------     Officer and President
Robert Mecredy              (principal executive officer)

/s/ Robert R. Schiller      Director                            January 5, 2004
-----------------------
Robert R. Schiller

/s/ Glenn J. Heiar          Director, Chief Financial Officer,  January 5, 2004
-----------------------     Treasurer and Secretary
Glenn J. Heiar              (principal financial officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                 SIMULA TRANSPORTATION EQUIPMENT CORPORATION


                                 By: /s/ Robert Mecredy
                                     -------------------------------------
                                     Robert Mecredy
                                     Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert Mecredy          Director, Chief Executive           January 5, 2004
-----------------------     Officer and President
Robert Mecredy              (principal executive officer)

/s/ Robert R. Schiller      Director                            January 5, 2004
-----------------------
Robert R. Schiller

/s/ Glenn J. Heiar          Director, Chief Financial Officer,  January 5, 2004
-----------------------     Treasurer and Secretary
Glenn J. Heiar              (principal financial officer)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                       HATCH IMPORTS, INC.


                                       By: /s/ Stephen E. Croskrey
                                           -------------------------------------
                                           Stephen E. Croskrey
                                           President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Stephen E. Croskrey     Director and President              January 5, 2004
------------------------    (principal executive officer)
Stephen E. Croskrey

/s/ Glenn J. Heiar          Director and Vice President         January 5, 2004
------------------------
Glenn J. Heiar

/s/ Mark Williams           Vice President and Treasurer        January 5, 2004
------------------------    (principal financial officer)
Mark Williams

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on January 5, 2004.

                                 AHI BULLETPROOF ACQUISITION CORP.


                                 By: /s/ Robert Mecredy
                                     -------------------------------------
                                     Robert Mecredy
                                     Chief Executive Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren B. Kanders and Robert R. Schiller, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities and on the dates indicated.


      Signature                       Title                          Date
      ---------                       -----                          ----

/s/ Robert Mecredy          Director, Chief Executive           January 5, 2004
-------------------------   Officer and President
Robert Mecredy              (principal executive officer)

/s/ Robert R. Schiller      Director                            January 5, 2004
-------------------------
Robert R. Schiller

/s/ Glenn J. Heiar          Director, Chief Financial Officer,  January 5, 2004
-------------------------   Treasurer and Secretary
Glenn J. Heiar              (principal financial officer)

                                  EXHIBIT INDEX
                                  -------------

Exhibit                Description
-------                -----------
1.1 Purchase Agreement, dated August 6, 2003, among Armor Holdings, the subsidiary guarantors listed as signatories thereto and Wachovia Capital Markets, LLC (filed as Exhibit 10.1 to Armor Holdings' Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

3.1 Certificate of Incorporation of Armor Holdings (filed as Exhibit 3.1 to Armor Holdings' Current Report on Form 8-K, filed with the Commission on September 3, 1996 and incorporated herein by reference).

3.2 Certificate of Merger of American Body Armor & Equipment, Inc., a Florida corporation, and Armor Holdings (filed as Exhibit 3.2 to Armor Holdings' Current Report on Form 8-K, filed with the Commission on September 3, 1996 and incorporated herein by reference).

3.3 Bylaws of Armor Holdings (filed as Exhibit 3.3 to Armor Holdings' Current Report on Form 8-K, filed with the Commission on September 3, 1996 and incorporated herein by reference).

3.4 Amendment to Bylaws of Armor Holdings (filed as Exhibit 3.3.2 to Armor Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 25, 1999 and incorporated herein by reference).

3.5 Certificate of Incorporation of 911EP, Inc. and amendments thereto (f/k/a EP Acquisition Corp.). (1)

3.6        Bylaws of 911EP, Inc. (f/k/a EP Acquisition Corp.). (1)

3.7        Certificate of Incorporation of AHI Bulletproof Acquisition Corp. (1)

3.8        Bylaws of AHI Bulletproof Acquisition Corp. (1)

3.9        Certificate of Incorporation of AHI Properties I, Inc. (1)

3.10       Bylaws of AHI Properties I, Inc. (1)

3.11 Certificate of Incorporation and amendments thereto of AI Capital Corp. (f/k/a Airline Interiors, Inc.). (1)

3.12       Bylaws of AI Capital Corp. (f/k/a Airline Interiors, Inc.). (1)

3.13       Certificate of Incorporation of Armor Brands, Inc. (1)

3.14       Bylaws of Armor Brands, Inc. (1)

3.15 Certificate of Formation and amendments thereto of ArmorGroup Services, LLC. (f/k/a Armor Group Security Services, LLC). (1)

3.16 Operating Agreement of ArmorGroup Services, LLC. (f/k/a Armor Group Security Services, LLC). (1)

3.17 Certificate of Incorporation and amendments thereto of Armor Holdings Forensics, Inc. (f/k/a LPC Acquisition Corp.). (1)

3.18       Bylaws of Armor Holdings Forensics, Inc. (f/k/a LPC Acquisition
           Corp.). (1)

3.19       Certificate of Formation of Armor Holdings GP, LLC. (1)

3.20       Amended and Restated Operating Agreement of Armor Holdings GP, LLC.
           (1)

3.21       Certificate of Formation of Armor Holdings LP, LLC. (1)

3.22       Amended and Restated Operating Agreement of Armor Holdings LP, LLC.
           (1)

3.23       Certificate of Formation of Armor Holdings Mobile Security, L.L.C.
           (1)

3.24       Operating Agreement of Armor Holdings Mobile Security, L.L.C. (1)

3.25       Certificate of Formation of Armor Holdings Payroll Services, LLC. (1)

3.26       Operating Agreement of Armor Holdings Payroll Services, LLC. (1)

3.27 Certificate of Incorporation and amendments thereto of Armor Holdings Products, Inc. (f/k/a American Body Armor and Equipment, Inc.). (1)

3.28 Bylaws of Armor Holdings Products, Inc. (f/k/a American Body Armor and Equipment, Inc.). (1)

3.29       Certificate of Incorporation of Armor Holdings Properties, Inc. (1)

3.30       Bylaws of Armor Holdings Properties, Inc. (1)

3.31 Certificate of Incorporation and amendments thereto of Armor Holdings Safety Products Company (f/k/a/ FPG Acquisition Corp.). (1)

3.32 Bylaws of Armor Holdings Safety Products Company (f/k/a/ FPG Acquisition Corp.). (1)

Exhibit                Description
-------                -----------
3.33 Certificate of Incorporation and amendments thereto of ASD Capital Corp. (f/k/a Simula Automotive Safety Devices, Inc.). (1)

3.34 Bylaws of ASD Capital Corp. (f/k/a Simula Automotive Safety Devices, Inc.). (1)

3.35       Certificate of Incorporation and amendments thereto of B-Square, Inc.
           (1)

3.36       Bylaws of B-Square, Inc. (1)

3.37 Certificate of Incorporation and amendments thereto of Break Free Armor Corp. (f/k/a BF Acquisition Corp.). (1)

3.38       Bylaws of Break Free Armor Corp. (1)

3.39 Certificate of Incorporation and amendments thereto of Break Free, Inc. (f/k/a BF Acquisition Co.). (1)

3.40       Bylaws of Break Free, Inc. (f/k/a BF Acquisition Co.). (1)

3.41       Articles of Agreement of Casco International, Inc. (1)

3.42       Bylaws of Casco International, Inc. (1)

3.43 Articles of Incorporation and amendments thereto of CCEC Capital Corp. (f/k/a CCEC Acquisitions Corp.). (1)

3.44       Bylaws of CCEC Capital Corp. (f/k/a CCEC Acquisitions Corp.). (1)

3.45       Certificate of Incorporation of CDR International, Inc. (1)

3.46       Bylaws of CDR International, Inc. (1)

3.47 Certificate of Incorporation of Defense Technology Corporation of America. (1)

3.48       Bylaws of Defense Technology Corporation of America. (1)

3.49 Articles of Incorporation and amendments thereto of Hatch Imports, Inc. (1)

3.50       Bylaws of Hatch Imports, Inc. (1)

3.51 Certificate of Incorporation and amendments thereto of Identicator, Inc. (f/k/a Identicator Acquisition Corp.). (1)

3.52       Bylaws of Identicator, Inc. (f/k/a Identicator Acquisition Corp.).
           (1)

3.53 Certificate of Incorporation of International Center for Safety Education, Inc. (1)

3.54       Bylaws of International Center for Safety Education, Inc. (1)

3.55 Certificate of Incorporation of Monadnock Lifetime Products, Inc. (Delaware). (1)

3.56       Bylaws of Monadnock Lifetime Products, Inc. (Delaware). (1)

3.57 Articles of Incorporation and amendments thereto of Monadnock Police Training Council, Inc. (f/k/a Monadnock PR-24 Training Council, Inc.). (1)

3.58 Bylaws of Monadnock Police Training Council, Inc. (f/k/a Monadnock PR-24 Training Council, Inc.). (1)

3.59 Certificate of Limited Partnership and amendments thereto of NAP Properties, Ltd. (1)

3.60 Limited Partnership Agreement and amendments thereto of NAP Properties, Ltd. (1)

3.61       Articles of Organization of NAP Property Managers, LLC. (1)

3.62       Operating Agreement and amendments thereto of NAP Property Managers,
           LLC. (1)

3.63 Certificate of Incorporation of Monadnock Lifetime Products, Inc. (f/k/a MLP Industries, Inc.) (New Hampshire). (1)

3.64 Bylaws of Monadnock Lifetime Products, Inc. (f/k/a MLP Industries, Inc.) (New Hampshire). (1)

3.65 Certificate of Incorporation and Certificate of Merger of Network Audit Systems, Inc. (f/k/a NAS Merger Subsidiary, Inc.). (1)

3.66       Bylaws of Network Audit Systems, Inc. (1)

3.67 Certificate of Incorporation and amendments thereto of New Technologies Armor, Inc. (f/k/a NTI Merger Subsidiary, Inc.). (1)

3.68 Bylaws of New Technologies Armor, Inc. (f/k/a NTI Merger Subsidiary, Inc.). (1)

Exhibit                Description
-------                -----------
3.69 Certificate of Formation, Certificate of Incorporation and amendments thereto and Certificate of Conversion of O'Gara-Hess and Eisenhardt Armor Company, L.L.C. (f/k/a O'Gara Companies, a Delaware Corporation). (1)

3.70 Operating Agreement of O'Gara-Hess & Eisenhardt Armor Company, L.L.C. (f/k/a O'Gara Companies, a Delaware Corporation). (1)

3.71 Certificate of Incorporation of Pro-Tech Armored Products of Massachusetts, Inc. (1)

3.72       Bylaws of Pro-Tech Armored Products of Massachusetts, Inc. (1)

3.73 Certificate of Incorporation and amendments thereto of Ramtech Development Corp. (f/k/a Invencom Acquisition Corp.). (1)

3.74       Bylaws of Ramtech Development Corp. (f/k/a Invencom Acquisition
           Corp.). (1)

3.75       Amended and Restated Articles of Incorporation of Safari Land Ltd.,
           Inc. (1)

3.76       Bylaws of Safari Land Ltd., Inc. and amendments thereto. (1)

3.77       Articles of Incorporation of Safariland Government Sales, Inc. (1)

3.78       Bylaws of Safariland Government Sales, Inc. (1)

3.79 Articles of Incorporation and amendments thereto of SAI Capital Corp. (f/k/a Artcraft Industries Acquisition Corp.). (1)

3.80 Bylaws of SAI Capital Corp. (f/k/a Artcraft Industries Acquisition Corp.). (1)

3.81 Articles of Incorporation and Amendments thereto of Simula Aerospace & Defense Group, Inc. (f/k/a Simula Government Products, Inc.).(1)

3.82 Bylaws of Simula Aerospace & Defense Group, Inc. (f/k/a Simula Government Products, Inc.).(1)

3.83       Amended and Restated Articles of Incorporation of Simula, Inc. (1)

3.84       Bylaws of Simula, Inc. (1)

3.85       Certificate of Incorporation of Simula Polymer Systems, Inc. (1)

3.86       Bylaws of Simula Polymer Systems, Inc. (1)

3.87       Articles of Incorporation of Simula Technologies, Inc. (1)

3.88       Bylaws of Simula Technologies, Inc. (1)

3.89 Articles of Incorporation and amendments thereto of Simula Transportation Equipment Corporation (f/k/a Intaero, Inc.). (1)

3.90 Bylaws of Simula Transportation Equipment Corporation (f/k/a Intaero, Inc.). (1)

3.91       Certificate of Incorporation of Speedfeed Acquisition Corp. (1)

3.92       Bylaws of Speedfeed Acquisition Corp. (1)

3.93       Amended and Restated Articles of Incorporation of The O'Gara
           Company. (1)

3.94       Bylaws of The O'Gara Company. (1)

4.1 Indenture, dated as of August 12, 2003, among Armor Holdings, the subsidiary guarantors listed as signatories thereto and Wachovia Bank, National Association, as trustee, and form of Old Note attached as Exhibit A thereto (filed as Exhibit 10.2 to Armor Holdings' Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

4.2 First Supplemental Indenture, dated as of September 30, 2003, among Armor Holdings, the subsidiary guarantors listed as signatories to the Indenture, the subsidiaries listed in Schedule I to the First Supplemental Indenture and Wachovia Bank, National Association, as trustee. (1)

4.3 Second Supplemental Indenture, dated as of December 9, 2003, among Armor Holdings, Inc., the subsidiary guarantors listed as signatories thereto and Wachovia Bank, National Association, as trustee. (1)

4.4 Third Supplemental Indenture, dated as of December 24, 2003, among Armor Holdings, the subsidiary guarantors listed as signatories thereto and Wachovia Bank, National Association, as trustee. (1)

4.5 Registration Rights Agreement, dated August 12, 2003, among Armor Holdings, the subsidiary guarantors listed as signatories thereto and Wachovia Capital Markets, LLC (filed as Exhibit 10.3 to Armor Holdings' Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

4.6        Form of the new 8 1/4% Senior Subordinated Notes Due 2013. (1)

Exhibit                Description
-------                -----------
5.1        Opinion of Kane Kessler, P.C. (2)

10.1 Credit Agreement, dated as of August 12, 2003, among Armor Holdings, each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wachovia Bank, National Association, as Syndication Agent, and Key Bank National Association, as Documentation Agent (filed as Exhibit 10.4 to Armor Holdings' Quarterly Report on form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

10.2 Subsidiary Guaranty Agreement, dated as of August 12, 2003, by certain Subsidiaries of Armor Holdings as identified on the signature pages thereto and any Additional Guarantor who may become party to this Guaranty, in favor of Bank of America, N.A., as Administrative Agent (filed as Exhibit 10.5 to Armor Holdings' Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

10.3 Collateral Agreement, dated as of August 12, 2003, by and among Armor Holdings and certain of its Subsidiaries as identified on the signature pages thereto and any Additional Grantor who may become party to this Agreement, in favor of Bank of America, N.A., as Administrative Agent (filed as Exhibit 10.6 to Armor Holdings' Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

10.4 Trademark Security Agreement, dated as of August 12, 2003, by the entities listed on the signature pages thereto, in favor of Bank of America, N.A., as Administrative Agent (filed as Exhibit 10.7 to Armor Holdings' Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

10.5 Patent Security Agreement, dated as of August 12, 2003, by the entities listed on the signature pages attached thereto, in favor of Bank of America, N.A., as Administrative Agent (filed as Exhibit 10.8 to Armor Holdings' Quarterly Report on Form 10-Q, filed with the Commission on August 18, 2003 and incorporated herein by reference).

12.1       Statement of Computation of Ratio of Earnings to Fixed Charges. (1)

21.1       Subsidiaries of Armor Holdings. (1)

23.1       Consent of PricewaterhouseCoopers LLP. (1)

23.2       Consent of Deloitte & Touche LLP. (1)

23.3 Consent of Kane Kessler, P.C. (See Exhibit 5.1 to this Registration Statement). (2)

24.1       Powers of Attorney (See signature pages of this Registration
           Statement). (1)

25.1 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1, relating to Wachovia Bank, National Association. (1)

99.1       Form of Letter to The Depository Trust Company Participants. (1)

99.2       Form of Letter of Transmittal. (1)

99.3       Form of Notice of Guaranteed Delivery. (1)

99.4       Form of Instruction to Book-Entry Transfer Participant. (1)

99.5       Form of Letter to Clients. (1)

99.6 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. (1)

99.7       Form of Exchange Agent Agreement. (1)


---------------------------
(1) Filed herewith.
(2) To be filed by Amendment.